      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     REGISTRATION NO. 333-114796

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            CSX TRANSPORTATION, INC.
             (Exact name of Registrant as specified in its charter)

        COMMONWEALTH OF VIRGINIA                           4011                                  54-6000720
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)              Classification Code No.)                   Identification No.)

                                NYC NEWCO, INC.
             (Exact name of Registrant as specified in its charter)

        COMMONWEALTH OF VIRGINIA                           4011                                  51-0500921
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)              Classification Code No.)                   Identification No.)

                          500 WATER STREET, 15TH FLOOR
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 359-3100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                           ELLEN M. FITZSIMMONS, ESQ.
                SENIOR VICE PRESIDENT -- LAW AND PUBLIC AFFAIRS
                            CSX TRANSPORTATION, INC.
                          500 WATER STREET, 15TH FLOOR
                          JACKSONVILLE, FLORIDA 32202
                                 (904) 359-3100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     WITH COPIES OF ALL COMMUNICATIONS TO:

                             STEVEN A. COHEN, ESQ.
                             JAMES COLE, JR., ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000
                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement and the date upon which all other conditions to the exchange offer and consent solicitation described in the enclosed prospectus and consent solicitation statement have been satisfied or waived.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS OF                   AMOUNT TO BE          PROPOSED MAXIMUM AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED                REGISTERED(1)            OFFERING PRICE(1), (2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
9 3/4% Notes Due June 15, 2020............         $231,000,000                 $310,233,000                $39,307(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
7 7/8% Notes Due May 15, 2043.............         $105,000,000                 $122,482,500                $15,519(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
Guarantee of the 9 3/4% Notes Due June 15,
  2020....................................         $231,000,000                     N/A                          (4)
---------------------------------------------------------------------------------------------------------------------------------
Guarantee of the 7 7/8% Notes Due May 15,
  2043....................................         $105,000,000                     N/A                          (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act based on 42% of the outstanding principal amount of 9 3/4% Debentures of Consolidated Rail Corporation, or "Conrail," due June 15, 2020 ($231,000,000) and of 7 7/8% Debentures of Conrail due May 15, 2043 ($105,000,000), multiplied by the average of the bid and ask market price on April 20, 2004 for each of the 9 3/4% Debentures of Conrail (135%) and each of the 7 7/8% Debentures of Conrail (117%), respectively, represented in each case as a percentage of par, less an amount equal to 42% of the aggregate cash payment to be paid for each of the 9 3/4% Debentures of Conrail ($7.00 per $1,000 principal amount of such 9 3/4% Debentures) and for each of the 7 7/8% Debentures of Conrail ($7.50 per $1,000 principal amount of such 7 7/8% Debentures) validly tendered in the exchange offer and consent solicitation assuming 100% of the Debentures of Conrail are validly tendered and accepted for exchange in such exchange offer and consent solicitation.
(2) Exclusive of accrued interest, if any.

(3) Fee previously paid.


(4) The 9 3/4% Notes and the 7 7/8% Notes to be issued by NYC Newco, Inc. will be guaranteed by CSX Transportation, Inc. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of the guarantees of the 9 3/4% Notes or the 7 7/8% Notes which are being registered concurrently.

                            ---------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus and consent solicitation statement is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus and consent solicitation statement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS AND CONSENT SOLICITATION STATEMENT dated May 21, 2004



                        [CSX TRANSPORTATION, INC. LOGO]



                      [CONSOLIDATED RAIL CORPORATION LOGO]



                        [NORFOLK SOUTHERN RAILWAY LOGO]


                 OFFER TO EXCHANGE AND SOLICITATION OF CONSENTS


CSX Transportation, Inc., or "CSXT," and Norfolk Southern Railway Company, or "NSR," are offering to exchange any and all outstanding debentures of Consolidated Rail Corporation, or "Conrail," listed in the table below under "Conrail Debentures" for (1) a combination of new debt securities, or "New Exchange Notes," consisting of "New CSXT Notes" and "New NSR Notes" and (2) a "Cash Payment," all as set forth in the table below, to be paid to all holders who validly tender their Conrail Debentures, subject to our acceptance.

Conrail is also seeking the consent of the holders of the Conrail Debentures to a series of proposed amendments to the indenture that governs the terms of the Conrail Debentures. The proposed amendments will eliminate substantially all of the restrictive covenants contained in that indenture and will therefore permit our consummation of the "Conrail Spin Off Transactions." By validly tendering their Conrail Debentures, holders will be concurrently consenting to these proposed amendments.


                                                                   CONSIDERATION PER PRINCIPAL AMOUNT
                                                           OF CONRAIL DEBENTURES VALIDLY TENDERED FOR EXCHANGE
                                             AGGREGATE    -----------------------------------------------------
                                             PRINCIPAL
           CONRAIL DEBENTURES                  AMOUNT
         (ELIGIBLE FOR EXCHANGE)            OUTSTANDING                    NEW EXCHANGE NOTES*
-----------------------------------------   ------------  -----------------------------------------------------
9 3/4% Debentures                                         42% of New CSXT 9 3/4% Notes Due June 15, 2020
Due June 15, 2020   (CUSIP No. 209864AT4)   $550,000,000  58% of New NSR 9 3/4% Notes Due June 15, 2020

7 7/8% Debentures                                         42% of New CSXT 7 7/8% Notes Due May 15, 2043
Due May 15, 2043    (CUSIP No. 209864AU1)   $250,000,000  58% of New NSR 7 7/8% Notes Due May 15, 2043













                                  CONSIDERATION PER PRINCIPAL AMOUNT
                          OF CONRAIL DEBENTURES VALIDLY TENDERED FOR EXCHANGE
                          ---------------------------------------------------
                           AGGREGATE
                           PRINCIPAL
  CONRAIL DEBENTURES         AMOUNT                     CASH
(ELIGIBLE FOR EXCHANGE)   OUTSTANDING                  PAYMENT+
-----------------------   ------------  -------------------------------------
9 3/4% Debentures         $231,000,000
Due June 15, 2020         $319,000,000                  $7.00

7 7/8% Debentures         $105,000,000
Due May 15, 2043          $145,000,000                  $7.50


---------------------
* Subject to the treatment of fractional interests to the extent applicable to holders of Conrail Debentures who validly tender. The New CSXT Notes and the New NSR Notes will initially be issued by NYC Newco, Inc., or "NYC Newco," and PRR Newco, Inc., or "PRR Newco," respectively, and fully and unconditionally guaranteed, respectively, by CSXT and NSR.
+ Per $1,000 of Conrail Debentures validly tendered. The New Exchange Notes and
  Cash Payment will only be paid to holders who validly tender and do not withdraw their Conrail Debentures on or prior to the expiration date and to the extent such Conrail Debentures are accepted for exchange.


This exchange offer and consent solicitation is part of a series of related transactions in connection with the ultimate non-taxable transfer by Conrail of its ownership interests in two wholly owned subsidiaries, New York Central Lines LLC, or "NYC," and Pennsylvania Lines LLC, or "PRR," to CSXT and to NSR, respectively. We refer, collectively, to these transfers and the other related transactions described herein as the "Conrail Spin Off Transactions."


Except for the interest payable by Conrail on the closing date and the resulting adjustment in the amount of interest to be paid on the first interest payment date, the interest rates, terms, payment dates and redemption provisions of the New Exchange Notes will be identical to those provisions of Conrail Debentures for which they are exchanged. The New Exchange Notes will have the same aggregate principal amounts as the Conrail Debentures for which they are exchanged. The New Exchange Notes will be issued under indentures containing covenants and events of default substantially similar to those contained in the existing indentures of CSX Corporation, or "CSX," and Norfolk Southern Corporation, or "NSC," that govern their respective senior unsecured debt securities.

THIS EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON         , 2004, UNLESS WE EXTEND IT. WE REFER TO THIS DATE AND
TIME IN THIS PROSPECTUS AND CONSENT SOLICITATION STATEMENT, IF AND AS IT IS EXTENDED, AS THE "EXPIRATION DATE."

You may withdraw your tendered Conrail Debentures at any time on or prior to the expiration date. This exchange offer and consent solicitation is described in detail in this prospectus and consent solicitation statement and we urge you to read it carefully, including the "Risk Factors" starting on page 22. Neither the boards of directors of Conrail, CSXT or NSR nor any other person is making any recommendation as to whether or not you should tender your Conrail Debentures in this exchange offer and consent solicitation.

None of CSXT, NSR, Conrail or any other person will receive any proceeds from the issuance of the New Exchange Notes in connection with this exchange offer and consent solicitation.

CSXT and NSR do not intend to apply for listing or quotation of the New Exchange Notes on any national securities exchange or market quotation system.
                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THIS EXCHANGE OFFER AND CONSENT SOLICITATION OR DETERMINED IF THIS PROSPECTUS AND CONSENT SOLICITATION STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Dealer Manager for this exchange offer and consent solicitation is:

                                 MORGAN STANLEY

   This prospectus and consent solicitation statement is dated         , 2004

                              [CONRAIL FLOWCHART]

                               TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION.....   ii
IMPORTANT INFORMATION REGARDING THE CSXT
  AND NSR APPENDICES....................   ii
QUESTIONS AND ANSWERS ABOUT THIS
  EXCHANGE OFFER AND CONSENT
  SOLICITATION..........................    1
SUMMARY.................................    5
  The Conrail Spin Off Transactions.....    5
  This Exchange Offer and Consent
     Solicitation.......................    5
  The Companies.........................   10
  Description of the New CSXT Notes.....   10
  Description of the New NSR Notes......   12
  Material United States Federal Income
     Tax Consequences...................   14
  The Dealer Manager....................   14
  The Information Agent.................   14
  The Exchange Agent....................   14
SELECTED HISTORICAL FINANCIAL DATA......   15
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION...........................   17
RATIOS OF EARNINGS TO FIXED CHARGES.....   21
RISK FACTORS............................   22
  Risks Relating to This Exchange Offer
     and Consent Solicitation...........   22
  Risks Relating to Holders of Conrail
     Debentures Who Do Not Validly
     Tender in This Exchange Offer and
     Consent Solicitation...............   25
  Risks Relating to the Conrail Spin Off
     Transactions.......................   26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF CONRAIL.................   27
DESCRIPTION OF THIS EXCHANGE OFFER AND
  CONSENT SOLICITATION..................   34
  Purpose of This Exchange Offer and
     Consent Solicitation...............   34
  Terms of This Exchange Offer and
     Consent Solicitation...............   34
  Expiration Date, Extensions,
     Termination and Amendments.........   37
  Important Reservation of Rights
     Regarding This Exchange Offer and
     Consent Solicitation...............   38
  Terms of the New CSXT Notes and the
     New NSR Notes......................   38
  Required Consent......................   39
  Conditions to This Exchange Offer and
     Consent Solicitation...............   39
  Fractional Notes......................   41
  No Proration..........................   41
  Proposed Amendments...................   41
  Procedures for Tendering..............   43
  Book-Entry Transfer...................   46
  Guaranteed Delivery Procedures........   46
  Acceptance of Conrail Debentures and
     Delivery of New CSXT Notes, New NSR
     Notes and Cash Payments............   47
  Withdrawal Rights.....................   48
  The Dealer Manager....................   49
  Information Agent.....................   50
  Exchange Agent........................   50
  Fees and Expenses.....................   50
  Transfer Taxes........................   51
  Accounting Treatment..................   51
  Material United States Federal Income
     Tax Consequences of This Exchange
     Offer and Consent Solicitation.....   52
  Use of Proceeds.......................   56
DESCRIPTION OF THE CONRAIL SPIN OFF
  TRANSACTIONS..........................   57
  Background to the Conrail Spin Off
     Transactions.......................   57
  Regulatory Approvals..................   58
  Benefits of the Conrail Spin Off
     Transactions.......................   59
  Transaction Steps.....................   60
  Timing of Closing.....................   61
  The Distribution Agreement............   61
  The Transaction Agreement Amendment...   64
  The Tax Allocation Agreement..........   65
  The Equipment Obligation Agreements...   66
  Material United States Federal Income
     Tax Consequences of the Conrail
     Spin Off Transactions..............   69
LEGAL MATTERS...........................   69
EXPERTS.................................   69
INFORMATION REGARDING FORWARD-LOOKING
  STATEMENTS ...........................   69


ANNEX A: FORM OF CONRAIL
  SUPPLEMENTAL INDENTURE .........     A-1
CSXT APPENDIX.....................  CSXT-1
NSR APPENDIX......................   NSR-1
INDEX TO CONRAIL FINANCIAL
  STATEMENTS......................     F-1

                            ------------------------

     You should rely only on information contained in this prospectus and consent solicitation statement, including with respect to the registration statement filed by CSXT and NYC Newco, only the CSXT Appendix attached hereto, and with respect to the registration statement filed by NSR and PRR Newco, only the NSR Appendix attached hereto. No one is authorized to provide you with information that is different from that contained in this prospectus and consent solicitation statement and the CSXT and NSR Appendices attached hereto. We do not intend for the contents of any websites referred to in this prospectus and consent solicitation statement to be part of this prospectus and consent solicitation statement.

     CSXT and NSR are offering the New Exchange Notes only in jurisdictions where offers and sales are permitted. In addition, Conrail is soliciting consents from holders of Conrail Debentures only in jurisdictions where consent solicitations are permitted. The information contained in this prospectus and consent solicitation statement is accurate only as of its date regardless of the time of delivery of this prospectus and consent solicitation statement or of any sale of the New Exchange Notes.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Appendices to this prospectus and consent solicitation statement incorporate important business and financial information about CSXT, NYC Newco, NSR and PRR Newco, respectively, that is not contained in or delivered with this prospectus and consent solicitation statement.

      -- For information with respect to where you can find or obtain more information about CSXT and NYC Newco, please refer to the CSXT Appendix attached hereto.

      -- For information with respect to where you can find or obtain more information about NSR and PRR Newco, please refer to the NSR Appendix attached hereto.

     This prospectus and consent solicitation statement is included in two registration statements, each of which has been separately filed on Form S-4 with the Securities and Exchange Commission, or "SEC," under the Securities Act of 1933, as amended, including the rules and regulations thereto, or the "Securities Act," by (i) CSXT and NYC Newco and (ii) NSR and PRR Newco. As permitted by the SEC, this prospectus and consent solicitation statement does not contain all of the information included in the registration statements filed with the SEC. You may refer to the registration statements for more information.

          IMPORTANT INFORMATION REGARDING THE CSXT AND NSR APPENDICES

     Information contained in this prospectus and consent solicitation statement was prepared by CSXT, NSR, Conrail and their respective affiliates.

     Information contained in the CSXT Appendix attached hereto was prepared solely by CSXT and its affiliates. NSR did not participate in preparing the CSXT Appendix attached hereto and did not make any due diligence inquiry or any other independent investigation with respect to the information contained in the CSXT Appendix attached hereto. Accordingly, NSR disclaims any responsibility for the CSXT-specific information contained in the CSXT Appendix attached hereto or elsewhere in this prospectus and consent solicitation statement.

     Similarly, information contained in the NSR Appendix attached hereto was prepared solely by NSR and its affiliates. CSXT did not participate in preparing the NSR Appendix attached hereto and did not make any due diligence inquiry or any other independent investigation with respect to the information contained in the NSR Appendix attached hereto. Accordingly, CSXT disclaims any responsibility for the NSR-specific information contained in the NSR Appendix attached hereto or elsewhere in this prospectus and consent solicitation statement.

                            ------------------------

     In this prospectus and consent solicitation statement, unless the context requires otherwise: (1) "CSXT" refers to CSX Transportation, Inc.; (2) "NSR" refers to Norfolk Southern Railway Company; (3) "Conrail" refers to Consolidated Rail Corporation; (4) "we," "us," "our" or comparable terms refer collectively to Conrail, CSXT and NSR; (5) "CSX" refers to CSX Corporation; (6) "NSC" refers to Norfolk Southern Corporation; (7) "NYC" refers to New York Central Lines LLC; (8) "PRR" refers to Pennsylvania Lines LLC; (9) "NYC Newco" refers to NYC Newco, Inc.; (10) "PRR Newco" refers to PRR Newco, Inc.; and (11) "Distribution Agreement" refers to that certain agreement which CRR, Conrail, CSX, CSXT, NSC, NSR, CRR Holdings, NYC, PRR, NYC Newco, PRR Newco and certain other parties thereto will enter into prior to, and in connection with, the Conrail Spin Off Transactions.

                            ------------------------

                QUESTIONS AND ANSWERS ABOUT THIS EXCHANGE OFFER
                            AND CONSENT SOLICITATION

    The following questions and answers respond to some of the questions that holders of the Conrail Debentures may have but will not contain all of the information that is important to you. To better understand this exchange offer and consent solicitation, you should read the summary following these questions and answers, as well as the rest of this prospectus and consent solicitation statement.

WHAT ARE THE CONRAIL SPIN OFF TRANSACTIONS?

    We are seeking to merge NYC with CSXT and to merge PRR with NSR in order for CSXT to acquire full legal ownership and control of the assets and properties of NYC and for NSR to acquire full legal ownership and control of the assets and properties of PRR. CSXT and NSR, respectively, already manage and operate the assets of NYC and PRR through operating agreements approved by the United States Surface Transportation Board, or the "STB."

    The Conrail Spin Off Transactions will permit CSX and NSC to acquire exclusive control, through CSXT and NSR, their respective wholly owned operating railroad subsidiaries, of Conrail properties that they already own indirectly (through their joint 42%/58% equity ownership of Conrail), and that they are already authorized by the STB to operate and manage in a substantially independent manner as part of their respective rail systems.

    For purposes of this prospectus and consent solicitation statement, the Conrail Spin Off Transactions are defined as the transactions contemplated by the Distribution Agreement, in each case as amended, supplemented or otherwise modified from time to time, including after the date of this prospectus and consent solicitation statement.

IF I PARTICIPATE IN THIS EXCHANGE OFFER AND CONSENT SOLICITATION, WHAT WILL I RECEIVE?

    For each aggregate principal amount of Conrail Debentures validly tendered by you, CSXT and NSR are offering to exchange such Conrail Debentures for (1) 42% of such aggregate principal amount in New CSXT Notes that will initially be obligations of NYC Newco, a wholly owned subsidiary of CSXT, and 58% of such aggregate principal amount in New NSR Notes that will initially be obligations of PRR Newco, a wholly owned subsidiary of NSR, subject in each case to the treatment of fractional interests and (2) the relevant Cash Payment. The New CSXT Notes will be fully and unconditionally guaranteed by CSXT and the New NSR Notes will be fully and unconditionally guaranteed by NSR.

    Holders of Conrail Debentures who validly tender in this exchange offer and consent solicitation will also be concurrently consenting to the proposed amendments, to be set forth in a supplemental indenture in the form attached hereto as Annex A, or the "Conrail Supplemental Indenture," to that certain indenture, or the "Conrail Indenture," dated as of May 1, 1990, between Conrail and the related trustee.

    Upon consummation of the Conrail Spin Off Transactions, the obligations of NYC Newco and PRR Newco, respectively, with respect to the New CSXT Notes and New NSR Notes, will be assumed by and become the primary obligations of CSXT and NSR, respectively, through the respective mergers of NYC Newco with and into CSXT and PRR Newco with and into NSR, and the CSXT and NSR guarantees will automatically terminate.

    None of CSXT, NSR or any other party will receive any cash proceeds from the issuance or delivery of the New Exchange Notes in this exchange offer and consent solicitation.

WHEN WILL I RECEIVE ACCRUED INTEREST ON MY CONRAIL DEBENTURES AND THE NEW EXCHANGE NOTES?

    If you validly tender your Conrail Debentures and we consummate this exchange offer and consent solicitation, except as set forth in the following paragraph, you will receive the same amount of interest payments on the same interest payment dates that you would have received had you not participated in this exchange offer and consent solicitation. You should refer to the specific terms of the securities described in this prospectus and consent solicitation statement to determine who will be eligible to receive accrued and unpaid interest and when accrued and unpaid interest will be paid.

    Interest on the New Exchange Notes will accrue from the date of original issuance of these Notes, which will be on the date this exchange offer and consent solicitation is consummated, or the "Closing Date." Interest accrued and unpaid on any Conrail Debentures accepted in this exchange offer and consent solicitation will be paid by Conrail on each scheduled interest payment date that occurs prior to the Closing Date. Conrail will also pay all accrued and unpaid interest on the Conrail Debentures from the interest payment date immediately preceding the Closing Date through and including the calendar day immediately prior to the Closing Date. Conrail will make this interest payment on the Closing Date. In the event the Closing Date occurs on or before an interest payment date for any series of Conrail Debentures but after the record date for that interest payment date, holders of Conrail Debentures accepted in this exchange offer and consent solicitation will be deemed to have waived their right to receive from Conrail any other amount of interest that would otherwise be payable after the Closing Date.


    Conrail Debentures that are not tendered, or are tendered but not accepted, in this exchange offer and consent solicitation will remain outstanding debt obligations of Conrail. Holders of these unexchanged Conrail Debentures will be entitled to receive the same amount of interest payments on the same interest payment dates as currently scheduled for such Conrail Debentures.


WILL YOU ACCEPT ALL CONRAIL DEBENTURES TENDERED?

    We will accept for exchange any Conrail Debentures that have been validly tendered and not withdrawn on or prior to the expiration date provided that the conditions to this exchange offer and consent solicitation have been satisfied.

WILL THERE BE PRORATION?

    This exchange offer and consent solicitation is for all the Conrail Debentures and is not subject to proration among holders of Conrail Debentures who validly tender.

WHAT IS THE CONRAIL SUPPLEMENTAL INDENTURE?

    As part of this exchange offer and consent solicitation, Conrail is soliciting consents from the holders of Conrail Debentures to certain proposed amendments to the Conrail Indenture. The merger covenant under the Conrail Indenture does not permit the proposed transfer of Conrail's equity interests in NYC and PRR to CSXT and NSR, respectively. A majority in aggregate principal amount of Conrail Debentures, voting as a single class, must consent to the elimination of this merger covenant and other restrictions in order to permit the Conrail Spin Off Transactions.

    The proposed amendments will also remove restrictions on Conrail's ability to:

     --   incur indebtedness at the LLC level;

     --   terminate its corporate existence;

     --   incur liens; and

     --   waive compliance with the covenants set forth above.

    The proposed amendments will also eliminate certain events of default and will make certain definitional changes to the Conrail Indenture. For more information about the proposed amendments, please read the section of this prospectus and consent solicitation statement entitled "Proposed Amendments."

    The amendments to the Conrail Indenture will be effective upon the execution of the Conrail Supplemental Indenture by Conrail and the trustee under the Conrail Indenture.

WILL I BE PAID FOR TENDERING MY CONRAIL DEBENTURES AND CONSENTING TO THE CONRAIL SUPPLEMENTAL INDENTURE?

    Yes. In exchange for your valid tender of Conrail Debentures and your concurrent consent to the proposed amendments to the Conrail Indenture, you will receive (1) New Exchange Notes and (2) a Cash Payment.

WHAT IS REQUIRED FOR THE CONRAIL SUPPLEMENTAL INDENTURE TO BE EFFECTIVE?


    So long as all other conditions to this exchange offer and consent solicitation have been satisfied or waived by us, the Conrail Supplemental Indenture will be effective as to all of the Conrail Debentures if more than 50% in aggregate principal amount of Conrail Debentures, voting as a single class, have been validly tendered and not withdrawn on or prior to the expiration date, and Conrail and the trustee under the Conrail Indenture execute the Conrail Supplemental Indenture.

WILL I HAVE ANY DISSENTERS' RIGHTS IN CONNECTION WITH THE CONRAIL SUPPLEMENTAL INDENTURE?

    You will not be entitled to any dissenters' rights if we consummate the Conrail Spin Off Transactions and the Conrail Supplemental Indenture becomes effective.

DO I NEED TO SEPARATELY CONSENT TO THE CONRAIL SUPPLEMENTAL INDENTURE IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER?

    No. Validly completing the letter of consent/transmittal for this exchange offer and consent solicitation, or following the procedures of the Automated Tender Offer Program, or "ATOP," if your Conrail Debentures are held through The Depository Trust Company, or "DTC," will constitute your consent to the Conrail Supplemental Indenture to the extent we accept your Conrail Debentures for exchange. If the requisite consents are received, the Conrail Supplemental Indenture, upon its execution, will be binding on holders of any Conrail Debentures that remain outstanding following the consummation of this exchange offer and consent solicitation.

WHAT HAPPENS IF I DO NOT VALIDLY TENDER MY CONRAIL DEBENTURES IN THIS EXCHANGE OFFER AND CONSENT SOLICITATION?

    If you do not validly tender your Conrail Debentures, they will remain obligations of Conrail. If this exchange offer and consent solicitation is consummated, the Conrail Indenture will be amended by the proposed amendments which will materially reduce the covenants and events of default to which Conrail is subject under the Conrail Indenture. Therefore, consummation of this exchange offer and consent solicitation and the adoption of the proposed amendments may have adverse consequences for holders of Conrail Debentures who elect not to participate in this exchange offer and consent solicitation.

    If you do not tender your Conrail Debentures in this exchange offer and consent solicitation, you will not be entitled to receive a combination of New Exchange Notes, the full and unconditional guarantees related thereto and either the 9 3/4% Cash Payment or the 7 7/8% Cash Payment (each as defined hereafter). In addition, if you tender your Conrail Debentures and they are not accepted, they will be returned to you.

ARE THERE ANY CONDITIONS THAT MUST BE SATISFIED IN ORDER TO CONSUMMATE THIS EXCHANGE OFFER AND CONSENT SOLICITATION?

    Yes. The consummation of this exchange offer and consent solicitation is conditioned upon the satisfaction of certain conditions, including:

     -- that holders of more than 50% of the aggregate principal amount of the Conrail Debentures, voting as a single class, have consented to the Conrail Supplemental Indenture by validly tendering and not withdrawing their Conrail Debentures on or prior to the expiration date;


     -- that we have received required consents to the Conrail Spin Off Transactions from holders of a majority of each series of Conrail's equipment trust certificates and pass through trust certificates set forth in the Distribution Agreement, as well as from the related equity investors, lessors, owner trustees and owner participants, in the consent solicitation that is occurring concurrently with this exchange offer and consent solicitation; and


     -- satisfaction or waiver of all conditions in the Distribution Agreement and that the Distribution Agreement has not been terminated.


    For a detailed description of these and other conditions, please see "Description of This Exchange Offer and Consent Solicitation--Conditions to This Exchange Offer and Consent Solicitation" starting on page 39.



    We reserve the right, subject to applicable laws, to (a) waive any and all conditions to this exchange offer and consent solicitation and (b) terminate or extend this exchange offer and consent solicitation at any time and thereby delay acceptance for exchange of all Conrail Debentures validly tendered on or prior to the expiration date.


WHAT HAPPENS IF THE DISTRIBUTION AGREEMENT IS TERMINATED?

    If the Distribution Agreement is terminated, the Conrail Debentures will not be exchanged for the New Exchange Notes and the Cash Payments, and the Conrail Debentures will remain the obligations of Conrail subject to their current terms.

ARE THERE ANY RISKS THAT I SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER AND CONSENT SOLICITATION?

    Yes. You should carefully consider the "RISK FACTORS" starting on page 22, as well as the risks discussed in CSXT's and NSR's filings with the SEC that are incorporated by reference into their respective Appendices to this prospectus and consent solicitation statement.

WHEN DOES THIS EXCHANGE OFFER AND CONSENT SOLICITATION EXPIRE?

    THIS EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON           , 2004, UNLESS WE EXTEND IT.

    WE WILL ANNOUNCE ANY EXTENSIONS BY PRESS RELEASE OR OTHER PERMITTED MEANS NO LATER THAN 9:00 A.M., NEW YORK CITY TIME, THE NEXT BUSINESS DAY FOLLOWING THE EXPIRATION DATE OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION.

HOW DO I TENDER OR WITHDRAW MY CONRAIL DEBENTURES IN THIS EXCHANGE OFFER AND CONSENT SOLICITATION?

    In order to tender Conrail Debentures in this exchange offer and consent solicitation, you must validly submit your Conrail Debentures and a completed letter of consent/transmittal and the other required agreements and documents, or follow the ATOP procedures if your Conrail Debentures are held through DTC, described in this prospectus and consent solicitation statement. Completing the letter of consent/transmittal, or following the ATOP procedures if your Conrail Debentures are held through DTC, will constitute your consent to the Conrail Supplemental Indenture to the extent we accept your Conrail Debentures for exchange, unless you subsequently withdraw your Conrail Debentures on or prior to the expiration date. If you own Conrail Debentures held through a broker or other third party, or in "street name," you will need to carefully follow the instructions they provide to you about how to instruct them to tender the Conrail Debentures on your behalf. If the requisite consents are received, the Conrail Supplemental Indenture will be binding on all Conrail Debentures that remain outstanding after the consummation of this exchange offer and consent solicitation.

    You may withdraw tendered Conrail Debentures at any time on or prior to the expiration date. After the expiration date, you may not withdraw your Conrail Debentures.

    If you validly withdraw your tendered Conrail Debentures, you will revoke your consent to the Conrail Supplemental Indenture.


    Instructions on how to tender or withdraw Conrail Debentures in this exchange offer and consent solicitation are set forth starting on page 43 of this prospectus and consent solicitation statement and in the letter of consent/transmittal.


HOW CAN I GET HELP IN TENDERING MY CONRAIL DEBENTURES, OR ADDITIONAL COPIES OF THIS MATERIAL?

    Please call the information agent for this exchange offer and consent solicitation, Innisfree M&A Incorporated. Holders of Conrail Debentures may call toll free at (877) 456-3507. (Banks and brokers may call collect at (212) 750-5833.)

                                    SUMMARY

     This summary highlights selected information from this prospectus and consent solicitation statement and may not contain all of the information that is important to you. To better understand this exchange offer and consent solicitation, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information." In this prospectus and consent solicitation statement, references to: "Conrail Debentures" mean both the Conrail 9 3/4% Debentures and the Conrail 7 7/8% Debentures; "New CSXT Notes" mean both the New CSXT 9 3/4% Notes and the New CSXT 7 7/8% Notes; "New NSR Notes" mean both the New NSR 9 3/4% Notes and the New NSR 7 7/8% Notes; and "New Exchange Notes" mean both the New CSXT Notes and the New NSR Notes.

THE CONRAIL SPIN OFF TRANSACTIONS

     Conrail, a Pennsylvania corporation, is an indirect subsidiary of CRR Holdings LLC, or "CRR Holdings." CSX and NSC directly or indirectly hold 42% and 58%, respectively, of the economic interests of CRR Holdings. In 1999, CSX and NSC reorganized Conrail to realize certain operational benefits of their ownership of Conrail, which they acquired jointly in 1997. As part of this reorganization, Conrail allocated certain assets to NYC and PRR, and in turn Conrail made these assets available to CSXT and NSR, respectively, through operating agreements. CSXT is a wholly owned subsidiary of CSX and NSR is a wholly owned subsidiary of NSC. As a result of this reorganization, Conrail conveyed or leased substantially all of its property, other than the Shared Assets Areas (as defined hereafter), to NYC and PRR. We now propose to transfer Conrail's entire ownership interest in NYC and PRR to CSXT and NSR, respectively.

     Conrail currently owns 100% of NYC and PRR. As part of the Conrail Spin Off Transactions, Conrail will transfer its membership interest in NYC to NYC Newco, a newly formed Virginia corporation and wholly owned subsidiary of CSXT, and transfer its membership interest in PRR to PRR Newco, a newly formed Virginia corporation and wholly owned subsidiary of NSR. After a series of consecutive steps occurring on the Closing Date, NYC and PRR will be merged with and into NYC Newco and PRR Newco, respectively. Immediately after such mergers, NYC Newco will be merged with and into CSXT, and PRR Newco will be merged with and into NSR. As a result of both of these mergers, the assets and properties of NYC and PRR will be owned directly by CSXT and NSR, respectively. Although a regulatory approval for the Conrail Spin Off Transactions has been obtained from the STB and favorable rulings have been received from the Internal Revenue Service, or "IRS," these transactions remain subject to a number of conditions, including that these approvals remain in full force and effect.

     See "Description of the Conrail Spin Off Transactions" for a description of the principal agreements governing the Conrail Spin Off Transactions, the conditions to consummation of the Conrail Spin Off Transactions and other related information.

THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     We are offering to exchange Conrail Debentures for the same aggregate principal amount of New Exchange Notes and the Cash Payments. Except for the interest payable by Conrail on the Closing Date and the resulting adjustment in the amount of interest to be paid on the first interest payment date, the New Exchange Notes will have maturity dates, interest rates, and principal and interest payment dates identical to those of the respective series of Conrail Debentures for which they will be offered in exchange and together will aggregate to the same principal amounts outstanding as the existing Conrail Debentures for which they are exchanged. The New CSXT Notes and New NSR Notes will initially be issued by NYC Newco and PRR Newco, respectively, and will be fully and unconditionally guaranteed by CSXT and NSR, respectively. See "Description of the New CSXT Notes" in the CSXT Appendix for a summary of the terms of the New CSXT Notes and "Description of the New NSR Notes" in the NSR Appendix for a summary of the terms of the New NSR Notes.

     At substantially the same time as the consummation of this exchange offer and consent solicitation, we expect to consummate the Conrail Spin Off Transactions pursuant to which NYC and NYC Newco will ultimately merge with and into CSXT and PRR and PRR Newco will ultimately merge with and into NSR.

Upon consummation of the Conrail Spin Off Transactions, the obligations of NYC Newco and PRR Newco, respectively, with respect to the New CSXT Notes and the New NSR Notes, will be assumed by and become the primary obligations of CSXT and NSR, respectively, and the CSXT and NSR guarantees will automatically terminate.

     Holders of Conrail Debentures must consent to the Conrail Supplemental Indenture described below in order to validly tender their Conrail Debentures and have them accepted for exchange. Conrail Debentures not validly tendered and accepted for exchange will remain obligations of Conrail but will be bound by the Conrail Supplemental Indenture if more than 50% in aggregate principal amount of Conrail Debentures, voting as a single class, have been validly tendered and accepted. THE TERMS OF YOUR CONRAIL DEBENTURES MAY BE AMENDED AS A RESULT OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION WHETHER OR NOT YOU PARTICIPATE.

     This exchange offer and consent solicitation is subject to a number of conditions summarized below under "Conditions to This Exchange Offer and Consent Solicitation" and described in detail under "Description of This Exchange Offer and Consent Solicitation--Conditions to This Exchange Offer and Consent Solicitation."

  PAYMENT OF INTEREST ACCRUED ON THE CONRAIL DEBENTURES, THE NEW CSXT NOTES AND THE NEW NSR NOTES

     Except as set forth in the following paragraph, holders of outstanding Conrail Debentures who participate in this exchange offer and consent solicitation will receive the same amount of interest payments on the same payment dates that they would have received had they not participated in this exchange offer and consent solicitation. You should refer to the specific terms of each series of the securities described in this prospectus and consent solicitation statement to determine who will be eligible to receive accrued and unpaid interest and when accrued and unpaid interest will be paid.

     Interest on each of the New CSXT Notes and New NSR Notes will accrue from the date of original issuance of that series of new notes, which will be the Closing Date. Interest accrued and unpaid on any Conrail Debentures accepted in this exchange offer and consent solicitation will be paid by Conrail on each scheduled interest payment date that occurs prior to the Closing Date. Conrail will also pay all accrued and unpaid interest on the Conrail Debentures from the interest payment date immediately preceding the Closing Date through and including the calendar day immediately prior to the Closing Date. Conrail will make this interest payment on the Closing Date. In the event the Closing Date occurs on or before an interest payment date for any series of Conrail Debentures but after the record date for that interest payment date, holders of Conrail Debentures accepted in this exchange offer and consent solicitation will be deemed to have waived their right to receive from Conrail any other amount of interest that would otherwise be payable after the Closing Date.


     Conrail Debentures that are not tendered, or are tendered but not accepted, in this exchange offer and consent solicitation will remain outstanding debt obligations of Conrail. Holders of these unexchanged Conrail Debentures will be entitled to receive the same amount of interest payments on the same interest payment dates as currently scheduled for each respective series of Conrail Debentures.


  FRACTIONAL NOTES

     The New CSXT Notes and the New NSR Notes will be issued only in denominations of $1,000 and integral multiples of $1,000, although you may be entitled to receive interests in such New Exchange Notes that are less than $1,000 as a result of the 42%/58% ratio applied to your validly tendered Conrail Debentures. We refer to such amounts as "fractional interests." Accordingly, if you would otherwise be entitled to receive a fractional interest in a New CSXT Note and a fractional interest in a New NSR Note, you will instead receive either a $1,000 New CSXT Note or a $1,000 New NSR Note in lieu of fractional interests in the New Exchange Notes. Whether you will receive a New CSXT Note or a New NSR Note in lieu of fractional interests will be determined as follows:

      -- if your fractional interest in a New CSXT Note is equal to or less than $500 and your fractional interest in a New NSR Note is equal to or greater than $500, you will receive a $1,000 New NSR Note in lieu of any fractional interests; or

      -- if your fractional interest in a New NSR Note is less than $500 and your fractional interest in a New CSXT Note is greater than $500, you will receive a $1,000 New CSXT Note in lieu of any fractional interests.

     Under no circumstances will you receive a combination of New CSXT Notes and New NSR Notes with a combined aggregate principal amount different from the aggregate principal amount of Conrail Debentures that you validly tender in this exchange offer and consent solicitation. Participants in DTC are responsible for allocating the New CSXT Notes and the New NSR Notes, as well as fractional interests related thereto, to beneficial owners and none of DTC, CSXT, NSR, the exchange agent, the information agent or the dealer manager is responsible for such allocations.

  CONDITIONS TO THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     The consummation of this exchange offer and consent solicitation is conditioned upon the satisfaction of certain conditions, including:

      -- that holders of more than 50% of the aggregate principal amount of the Conrail Debentures, voting as a single class, have consented to the Conrail Supplemental Indenture by validly tendering and not withdrawing their Conrail Debentures on or prior to the expiration date;

      -- that we have received required consents to the Conrail Spin Off Transactions from holders of a majority of each series of Conrail's equipment trust certificates and pass through trust certificates set forth in the Distribution Agreement, as well as from each of the related equity investors, lessors, owner trustees and owner participants, in the solicitation that is occurring concurrently with this exchange offer and consent solicitation; and

      -- that all conditions in the Distribution Agreement have been satisfied or waived and that the Distribution Agreement has not been terminated.

     For a detailed description of these and other conditions, see "Description of This Exchange Offer and Consent Solicitation--Conditions to This Exchange Offer and Consent Solicitation."


     We reserve the right, subject to applicable laws, to (a) waive any and all conditions to this exchange offer and consent solicitation and (b) terminate or extend this exchange offer and consent solicitation at any time and thereby delay acceptance for exchange of all Conrail Debentures validly tendered on or prior to the expiration date.


  NO PRORATION

     This exchange offer and consent solicitation for Conrail Debentures is for all such Conrail Debentures and is not subject to proration among holders of Conrail Debentures who validly tender and do not withdraw their Conrail Debentures on or prior to the expiration date.

  PURPOSE OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION AND DESCRIPTION OF THE PROPOSED AMENDMENTS

     We are making this exchange offer and consent solicitation in connection with the proposed non-taxable transfer, through a series of consecutive and related transactions, of Conrail's ownership interest in NYC and PRR to CSXT and NSR, respectively. The Conrail Spin Off Transactions are described under "Description of the Conrail Spin Off Transactions."

     In connection with the exchange offer, Conrail is soliciting consents from the holders of Conrail Debentures to certain proposed amendments to the Conrail Indenture that, when effective, will, among other things, eliminate substantially all the restrictive covenants contained in the Conrail Indenture. One of the restrictive covenants that we intend to remove is the merger covenant which would otherwise prohibit the transfer of Conrail's ownership interest in NYC to CSXT and PRR to NSR, respectively. As a result, a majority in aggregate principal amount of the Conrail Debentures, voting as a single class, must consent to the proposed amendments, including the elimination of this merger covenant, in order to permit the Conrail Spin Off Transactions.

     The proposed amendments will also eliminate certain events of default and will make certain other conforming and definitional changes to the Conrail Indenture. You will not be entitled to any dissenters' rights if the Conrail Supplemental Indenture becomes effective without your consent. For more information about the proposed amendments, see "Description of This Exchange Offer and Consent Solicitation--Proposed Amendments."

  THE TEMPORARY GUARANTEES AND THE NEWCO MERGERS

     As part of the Conrail Spin Off Transactions, the New CSXT Notes and the New NSR Notes will be issued initially to Conrail by NYC Newco and PRR Newco, along with substantially all of the stock of NYC Newco and PRR Newco, respectively, in exchange for Conrail's membership interests in NYC and PRR. This initial step and certain other consecutive steps must occur prior to the merger of NYC Newco into CSXT and the merger of PRR Newco into NSR. CSXT and NSR will fully and unconditionally guarantee the New CSXT Notes and the New NSR Notes, respectively. The guarantees will rank equally with all other general unsecured and unsubordinated obligations of CSXT and NSR. Upon consummation of the Conrail Spin Off Transactions, which are expected to be consummated within a single business day, the obligations of NYC Newco and PRR Newco, respectively, with respect to the New CSXT Notes and the New NSR Notes will be assumed by and will become the primary obligations of CSXT and NSR, respectively, through the respective mergers of NYC Newco with and into CSXT and PRR Newco with and into NSR. Upon consummation of these mergers, the CSXT and NSR guarantees will automatically terminate.

     For more information regarding the temporary guarantees, see "Description of the New CSXT Notes--Guarantees" in the CSXT Appendix and "Description of the New NSR Notes--Guarantees" in the NSR Appendix.

  EXPIRATION, EXTENSION, TERMINATION OR AMENDMENT OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     This exchange offer and consent solicitation will expire at 5:00 p.m., New
York City time, on           , 2004, unless we extend it or terminate it.

     We will comply with applicable laws that require us to extend the period during which the Conrail Debentures may be tendered or withdrawn as a result of changes in the terms of, or information relating to, this exchange offer and consent solicitation. We will announce any extensions or terminations by press release or other permitted public announcement no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date of this exchange offer and consent solicitation, unless terminated earlier.


     Without limiting the manner in which we may choose to make public announcements of any extension, termination or amendment of this exchange offer and consent solicitation, we shall have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.


  PROCEDURES FOR TENDERING OR WITHDRAWING CONRAIL DEBENTURES

     If you wish to tender Conrail Debentures held in your name in this exchange offer and consent solicitation and become eligible to receive the New Exchange Notes and the 9 3/4% Cash Payment or the 7 7/8% Cash Payment, you must submit your Conrail Debentures and a validly completed and duly executed letter of consent/transmittal to the exchange agent, at the address set forth below under "The Exchange Agent," on or prior to the expiration date.

     If you hold the Conrail Debentures through DTC and wish to participate in this exchange offer and consent solicitation, you must transfer your Conrail Debentures in accordance with DTC's ATOP procedures. In lieu of delivering a letter of consent/transmittal to the exchange agent, an electronic message, in which a holder acknowledges and agrees to be bound by the terms of the letter of consent/transmittal, must be transmitted by DTC on behalf of a holder of Conrail Debentures and must be received by the exchange agent on or prior to the expiration date. In all other cases, a letter of consent/transmittal must be manually executed and received by the exchange agent on or before the expiration date. By signing, or agreeing to be bound by, the letter of consent/transmittal, you will be consenting to the Conrail Supplemental Indenture.

     All Conrail Debentures held by a single beneficial holder and not by a nominee, trustee or other representative must be tendered on a single letter of consent/transmittal.

     You may withdraw tendered Conrail Debentures at any time on or prior to the expiration date. After the expiration date, you may not withdraw your Conrail Debentures. If you validly withdraw your tendered Conrail Debentures, you will be deemed to have revoked your related consent to the Conrail Supplemental Indenture.

     If we decide for any reason not to accept any tendered Conrail Debentures, those tendered Conrail Debentures will be returned without expense to the tendering holders promptly following the expiration or termination of this exchange offer and consent solicitation.


     SEE PAGES 43 THROUGH 49 AND THE LETTER OF CONSENT/TRANSMITTAL FOR PROCEDURES ON HOW TO TENDER OR WITHDRAW YOUR CONRAIL DEBENTURES.


  SPECIAL PROCEDURES FOR BENEFICIAL OWNERS

     If you are the beneficial owner of Conrail Debentures and your name does not appear on a security position listing of DTC as the holder of such Conrail Debentures, or if you are a beneficial owner of Conrail Debentures that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Conrail Debentures in this exchange offer and consent solicitation, you should promptly contact the person in whose name your Conrail Debentures are registered and instruct such person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to executing the letter of consent/transmittal and delivering your Conrail Debentures, either make appropriate arrangements to register ownership of the Conrail Debentures in your name or obtain a properly completed bond power from the registered holder. Such a transfer of record ownership may take considerable time.

  GUARANTEED DELIVERY PROCEDURE

     If you wish to tender your Conrail Debentures and your Conrail Debentures are not immediately available or you cannot deliver your Conrail Debentures, the letter of consent/transmittal or any other documents required by the letter of consent/transmittal, or you cannot comply with the applicable procedures under ATOP, on or prior to the expiration date, you must tender your Conrail Debentures according to the guaranteed delivery procedures set forth in this prospectus and consent solicitation statement under the "Description of This Exchange Offer and Consent Solicitation--Guaranteed Delivery Procedures."

  USE OF PROCEEDS

     None of CSXT, NSR, Conrail or any other person will receive any cash proceeds from the issuance of the New Exchange Notes in this exchange offer and consent solicitation.

  CERTAIN STRUCTURAL CONSIDERATIONS

     Pursuant to the Transaction Agreement (as defined hereafter), CSX and NSC committed to one another that they shall ensure that Conrail Inc., or "CRR," Conrail and their affiliates have sufficient cash to satisfy Conrail's retained liabilities, including the Conrail Debentures, as they become due and any operating and other expenses. Following receipt by CRR Holdings of written notice from Conrail's board of directors (which is composed solely of representatives of CSX and NSC) that Conrail requires additional cash to satisfy its retained liabilities, CRR Holdings agreed to provide such cash to Conrail. CSX and NSC intend that the economic burden of Conrail's retained liabilities will continue to be borne without change, directly or indirectly, 42% by CSX and 58% by NSC.

     For more information regarding the Transaction Agreement, see "Description of the Conrail Spin Off Transactions--Background to the Conrail Spin Off Transactions."

THE COMPANIES

  CSXT AND NYC NEWCO

     For a description of CSXT and NYC Newco, please refer to the CSXT Appendix to this prospectus and consent solicitation statement.

  NSR AND PRR NEWCO

     For a description of NSR and PRR Newco, please refer to the NSR Appendix to this prospectus and consent solicitation statement.

  CONRAIL

     Conrail, a principal freight railroad in the Northeastern United States, is a wholly owned subsidiary of CRR. CSX and NSC, the major rail holding companies in the Eastern United States, jointly control CRR through their ownership interests in CRR Holdings, whose primary subsidiary is Green Acquisition Corp., or "Green Corp.," which owns CRR. CSX and NSC have equity interests in CRR Holdings of 42% and 58%, respectively, and voting interests of 50% each. Under operating and lease agreements, CSX and NSC operate a substantial portion of Conrail's properties through their respective railroad subsidiaries, CSXT and NSR. The major source of CRR's revenues is from CSXT and NSR, primarily in the form of rental revenues and operating fees. Conrail is a wholly owned subsidiary and as a consequence there is no market for its stock. Conrail's principal executive offices are located at 2001 Market Street, 29th Floor, Philadelphia, PA 19103, and its telephone number is (215) 209-5099.

DESCRIPTION OF THE NEW CSXT NOTES


     The New CSXT Notes will be entitled to the benefits and will be subject to the terms and conditions of the indenture, or the "New CSXT Indenture," to be entered into among NYC Newco, as initial issuer, CSXT, as guarantor, and The Bank of New York, as trustee. The New CSXT Notes will consist of the New 9 3/4% CSXT Notes and the New 7 7/8% CSXT Notes and, except for the interest payable by Conrail on the Closing Date and the resulting adjustment in the amount of interest to be paid on the first interest payment date, will have maturity dates, interest rates, and principal and interest payment dates identical to the Conrail 9 3/4% Debentures and the Conrail 7 7/8% Debentures, respectively. The New CSXT Notes will also be issued under an indenture containing covenants and events of default substantially similar to those contained in the existing indentures of CSX governing CSX's senior unsecured debt securities. The New CSXT Notes will initially be issued by NYC Newco and will be fully and unconditionally guaranteed by CSXT. In connection with the consummation of the Conrail Spin Off Transactions, NYC Newco will be merged with and into CSXT, who will thereby assume the obligations of NYC Newco with respect to the New CSXT Notes and will become the primary obligor of the New CSXT Notes, and the guarantee will thereafter automatically terminate. If the Distribution Agreement is terminated, the Conrail Debentures will not be exchanged for the New Exchange Notes and the Cash Payments, and the Conrail Debentures will remain the obligations of Conrail, subject to their current terms.


  BASIC TERMS OF THE NEW CSXT NOTES

     The New CSXT Notes will consist of the New 9 3/4% CSXT Notes and the New 7 7/8% CSXT Notes.

     The economic terms of the New 9 3/4% CSXT Notes will be substantially identical to the terms of the current Conrail 9 3/4% Debentures. Specifically, the New 9 3/4% CSXT Notes:

      -- will have a maximum aggregate principal amount of $231 million, which is equal to 42% of the aggregate principal amount of the Conrail
           9 3/4% Debentures, subject to the treatment of fractional interests;

      --   will mature on June 15, 2020;

      --   will be dated as of the Closing Date; and

      -- will accrue interest at 9 3/4% per year, payable in cash semi-annually in arrears on each of June 15 and December 15 of each year, beginning December 15, 2004.

     The initial interest payment on December 15, 2004 will include interest accrued from the date of original issuance of the New 9 3/4% CSXT Notes, which will be the date this exchange offer and consent solicitation is consummated.

     The economic terms of the New 7 7/8% CSXT Notes will be substantially identical to the terms of the Conrail 7 7/8% Debentures. Specifically, the New 7 7/8% CSXT Notes:

      -- will have a maximum aggregate principal amount of $105 million, which is equal to 42% of the aggregate principal amount of the Conrail
           7 7/8% Debentures, subject to the treatment of fractional interests;

      --   will mature on May 15, 2043;

      --   will be dated as of the Closing Date; and

      -- will accrue interest at 7 7/8% per year, payable in cash semi-annually in arrears on each of May 15 and November 15 of each year, beginning November 15, 2004.

     The initial interest payment on November 15, 2004 will include interest accrued from the date of original issuance of the New 7 7/8% CSXT Notes, which will be the date this exchange offer and consent solicitation is consummated.

 RANKING

     The New CSXT Notes will be senior unsecured obligations of NYC Newco and CSXT and will rank equally with all existing and future senior unsecured indebtedness of NYC Newco and CSXT, if any.


     As of March 26, 2004, CSXT would have had approximately $1,409 million of total indebtedness outstanding if holders of 100% of the Conrail Debentures had validly tendered and not withdrawn their Conrail Debentures in connection with this exchange offer and consent solicitation and the Conrail Spin Off Transactions were consummated as of that date. Following the assumption by CSXT of NYC Newco's obligations under the New CSXT Notes, the New CSXT Notes will be subordinated to any secured indebtedness of CSXT, to the extent of the assets securing that indebtedness, and structurally subordinated to all existing and future obligations of subsidiaries of CSXT, including claims with respect to trade payables. As of March 26, 2004, CSXT had approximately $815 million of secured indebtedness and its subsidiaries had approximately $1 million of unsecured indebtedness, each of which would rank senior to the New CSXT Notes. Of the $815 million of secured indebtedness outstanding of CSXT, subsidiaries of CSXT had approximately $30 million of secured indebtedness outstanding as of March 26, 2004. In addition, as of March 26, 2004, CSXT had approximately $2,914 million of intercompany liabilities due to CSX and $294 million of intercompany liabilities due to other affiliates of CSXT, each of which would rank equally with or junior to the New CSXT Notes.


     The New CSXT Notes rank senior to all subordinated indebtedness of NYC Newco, and following the assumption of the obligations of NYC Newco with respect thereto by CSXT, the New CSXT Notes will rank senior to all subordinated indebtedness of CSXT then outstanding.

 THE TEMPORARY GUARANTEE

     The New CSXT Notes to be offered in the exchange offer by NYC Newco will be fully and unconditionally guaranteed by CSXT, a wholly owned subsidiary of CSX. The CSXT Guarantee will rank equally with all other existing and future senior unsecured obligations of CSXT, if any. In connection with the consummation of the Conrail Spin Off Transactions, NYC Newco will be merged with and into CSXT, after which CSXT will become the primary obligor of the New CSXT Notes, and the guarantee will automatically terminate. For more information regarding the CSXT Guarantee, see "Description of the New CSXT Notes--Guarantees" in the CSXT Appendix.

 MARKET FOR THE NEW CSXT NOTES; LISTING

     CSXT does not intend to apply for listing or quotation of the New CSXT Notes on any national securities exchange or market quotation system.

 NO REDEMPTION

     The New CSXT Notes will not be subject to redemption of any kind at any time prior to maturity.

 COVENANTS

     The New CSXT Indenture under which the New CSXT Notes will be issued will contain covenants that, among other things, limit the ability of NYC Newco, CSXT and their subsidiaries to incur liens on the stock or indebtedness of The Baltimore and Ohio Chicago Terminal Railroad Company, a wholly owned subsidiary of CSXT, or "BOCT," and limit the ability of CSXT to enter into some types of mergers and consolidations, in each case, other than in connection with the Conrail Spin Off Transactions. These covenants are substantially similar to those contained in the existing indentures of CSX governing CSX's unsecured debt securities. See "Description of the New CSXT Notes--Certain Covenants" in the CSXT Appendix. The New CSXT Notes will not contain financial covenants.

DESCRIPTION OF THE NEW NSR NOTES


     The New NSR Notes will be entitled to the benefits and subject to the terms and conditions of the base indenture and a first supplemental indenture, or together the "New NSR Indenture," to be entered into among PRR Newco, as initial issuer, NSR, as guarantor, and The Bank of New York, as trustee. The New NSR Notes will consist of the New 9 3/4% NSR Notes and the New 7 7/8% NSR Notes and, except for the interest payable by Conrail on the Closing Date and the resulting adjustment in the amount of interest to be paid on the first interest payment date, will have maturity dates, interest rates, and principal and interest payment dates identical to the Conrail 9 3/4% Debentures and the Conrail 7 7/8% Debentures, respectively. The New NSR Notes will be issued under a base indenture and a first supplemental indenture containing covenants and events of default substantially similar to those contained in the existing indentures of NSC governing their senior unsecured debt securities. The New NSR Notes will initially be issued by PRR Newco and will be fully and unconditionally guaranteed by NSR. In connection with the consummation of the Conrail Spin Off Transactions, PRR Newco will be merged with and into NSR, after which NSR will become the primary obligor of the New NSR Notes, and the guarantee will thereafter automatically terminate. If the Conrail Spin Off Transactions are not consummated, the Conrail Debentures will remain the obligations of Conrail subject to their current terms.


 BASIC TERMS OF THE NEW NSR NOTES

     The New NSR Notes will consist of the New 9 3/4% NSR Notes and the New 7 7/8% NSR Notes.

     The economic terms of the New 9 3/4% NSR Notes will be substantially identical to the terms of the current Conrail 9 3/4% Debentures. Specifically, the New 9 3/4% NSR Notes:

      -- will have a maximum aggregate principal amount of $319 million, which is equal to 58% of the aggregate principal amount of the Conrail
           9 3/4% Debentures, subject to the treatment of fractional interests;

      --   will mature on June 15, 2020;

      --   will be dated as of the Closing Date; and

      -- will accrue interest at 9 3/4% per year, payable in cash semi-annually in arrears on each of June 15 and December 15 of each year, beginning December 15, 2004.

     The initial interest payment on December 15, 2004 will include interest accrued from the date of original issuance of the New 9 3/4% NSR Notes, which will be the date this exchange offer and consent solicitation is consummated.

     The economic terms of the New 7 7/8% NSR Notes will be substantially identical to the terms of the Conrail 7 7/8% Debentures. Specifically, the New 7 7/8% NSR Notes:

      -- will have a maximum aggregate principal amount of $145 million, which is equal to 58% of the aggregate principal amount of the Conrail
           7 7/8% Debentures, subject to the treatment of fractional interests;

      --   will mature on May 15, 2043;

      --   will be dated as of the Closing Date; and

      -- will accrue interest at 7 7/8% per year, payable in cash semi-annually in arrears on each of May 15 and November 15 of each year, beginning November 15, 2004.

     The initial interest payment on November 15, 2004 will include interest accrued from the date of original issuance of the New 7 7/8% NSR Notes, which will be the date this exchange offer and consent solicitation is consummated.

 RANKING

     The New NSR Notes will be senior unsecured obligations of PRR Newco and NSR and will rank equally with all existing and future senior unsecured indebtedness of PRR Newco and NSR, if any.


     As of March 31, 2004, NSR would have had approximately $1,696 million of total indebtedness outstanding if holders of 100% of the Conrail Debentures had validly tendered and not withdrawn their Conrail Debentures in connection with this exchange offer and consent solicitation and the Conrail Spin Off Transactions were consummated as of that date. Following the assumption by NSR of PRR Newco's obligations under the New NSR Notes, the New NSR Notes will be subordinated to any secured indebtedness of NSR, to the extent of the assets securing that indebtedness, and structurally subordinated to all existing and future obligations of subsidiaries of NSR, including claims with respect to trade payables. As of March 31, 2004, NSR had approximately $850 million of secured indebtedness on a consolidated basis which would rank senior to the New NSR Notes. As of March 31, 2004, subsidiaries of NSR had no outstanding indebtedness. In addition, as of March 31, 2004, NSR had $765 million of intercompany liabilities due to NSC which would rank equally with or junior to the New NSR Notes.



     The New NSR Notes will be senior in right of payment to all existing and future subordinated indebtedness, including $8 million aggregate principal amount of guarantees of NSR outstanding as of March 31, 2004.


 THE TEMPORARY GUARANTEE

     The New NSR Notes to be offered in the exchange offer by PRR Newco will be fully and unconditionally guaranteed by NSR, a wholly owned subsidiary of NSC. The NSR Guarantee will rank equally with all other existing and future senior unsecured obligations of NSR, if any. In connection with the consummation of the Conrail Spin Off Transactions, PRR Newco will be merged with and into NSR, after which NSR will become the primary obligor of the New NSR Notes, and the guarantee will automatically terminate. For more information regarding the NSR Guarantee, see "Description of the New NSR Notes--Guarantees" in the NSR Appendix.

 MARKET FOR THE NEW NSR NOTES; LISTING

     NSR does not intend to apply for listing or quotation of the New NSR Notes on any national securities exchange or market quotation system.

 NO REDEMPTION

     The New NSR Notes will not be subject to redemption of any kind at any time prior to maturity.

  COVENANTS

     The New NSR Indenture under which the New NSR Notes will be issued will contain covenants that, among other things, limit the ability of PRR Newco, NSR and their subsidiaries to incur liens on the stock or indebtedness of The Alabama Great Southern Railroad Company, a wholly owned subsidiary of NSR, or "AGS," or engage in certain transactions involving funded debt, and limit the ability of PRR Newco and NSR to enter into some types of mergers and consolidations in each case, other than in connection with the Conrail Spin Off Transactions. These covenants are substantially similar to those contained in the existing indentures of NSC governing NSC's unsecured debt securities. See "Description of the New NSR Notes--Certain Covenants" in the NSR Appendix. The New NSR Notes will not contain financial covenants.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The U.S. federal income tax consequences to a holder of Conrail Debentures vary depending on whether or not the holder participates in this exchange offer and consent solicitation. Depending on those facts, a holder of Conrail Debentures may recognize gain or loss for U.S. federal income tax purposes in connection with this exchange offer and consent solicitation and the modification of certain terms of such notes upon consummation of the Conrail Spin Off Transactions. See "Description of This Exchange Offer and Consent Solicitation--Material United States Federal Income Tax Consequences of This Exchange Offer and Consent Solicitation" starting on page 52 of this prospectus and consent solicitation statement.


THE DEALER MANAGER

     Morgan Stanley & Co. Incorporated will act as dealer manager for this exchange offer and consent solicitation, and can be reached at the address and telephone number set forth on the back cover of this prospectus and consent solicitation statement.

THE INFORMATION AGENT

     We have engaged Innisfree M&A Incorporated as the information agent for this exchange offer and consent solicitation. Requests for additional copies of this prospectus and consent solicitation statement or the letter of consent/transmittal and for assistance in tendering your Conrail Debentures should be directed to the information agent below.

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                        Banks and Brokers Call Collect:
                                 (212) 750-5833
                           All Others Call Toll Free:
                                 (877) 456-3507

THE EXCHANGE AGENT

     We have engaged The Bank of New York as the exchange agent for purposes of processing tenders and withdrawals of your Conrail Debentures in this exchange offer and consent solicitation. The address and telephone number of the exchange agent are as follows:

                              The Bank of New York
                              Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286
                    Attn: William Buckley/Carolle Montreuil

                            Facsimile Transmissions:
                                 (212) 298-1915
                  To Confirm by Telephone or for Information:
                              (212) 815-5788/5920

                       SELECTED HISTORICAL FINANCIAL DATA

CSXT

     For a description of the selected historical financial data of CSXT, please refer to the CSXT Appendix attached hereto.

NSR

     For a description of the selected historical financial data of NSR, please refer to the NSR Appendix attached hereto.

CONRAIL


     The following table sets forth selected historical financial data of Conrail. The consolidated statements of operations data for the three months ended March 31, 2004 and 2003 and the consolidated balance sheet data as of March 31, 2004 have been derived from our unaudited consolidated financial statements which are included in this prospectus and consent solicitation statement. The consolidated statements of operations data for the years ended December 31, 2003, 2002 and 2001, and the consolidated balance sheet data as of December 31, 2003 and 2002, have been derived from Conrail's audited consolidated financial statements, which are included in this prospectus and consent solicitation statement. The consolidated balance sheet data as of March 31, 2003 has been derived from our unaudited consolidated financial statements which are not included in this prospectus and consent solicitation statement. The consolidated statements of operations data for the years ended December 31, 2000 and 1999, and the consolidated balance sheet data as of December 31, 2001, 2000 and 1999, are derived from Conrail's audited consolidated financial statements not included or incorporated by reference in this prospectus and consent solicitation statement. This data should be read in conjunction with the unaudited pro forma financial information, related notes and other financial information included in this prospectus and consent solicitation statement.



                                   THREE MONTHS
                                       ENDED
                                     MARCH 31,           FOR THE YEARS ENDED DECEMBER 31,
                                  ---------------   -------------------------------------------
                                   2004     2003     2003     2002     2001     2000    1999(a)
                                  ------   ------   ------   ------   ------   ------   -------
                                                         ($ IN MILLIONS)
RESULTS OF OPERATIONS
Railway Operating Revenues......  $  230   $  226   $  918   $  893   $  903   $  985   $2,168
Railway Operating Expenses......     162      163      659      623      639      749    2,033
                                  ------   ------   ------   ------   ------   ------   ------
     INCOME FROM RAILWAY
       OPERATIONS...............      68       63      259      270      264      236      135
Interest Expense................     (24)     (25)     (99)    (104)    (109)    (124)    (151)
Other Income, Net...............      27       20       95       92       96      149       76
                                  ------   ------   ------   ------   ------   ------   ------
Income from Continuing
  Operations before Income Taxes
  and Accounting Change(s)......      71       58      255      258      251      261       60
Provision for Income Taxes......      26       22       93       71       81       94       19
                                  ------   ------   ------   ------   ------   ------   ------
Income from Continuing
  Operations before Accounting
  Change(s).....................      45       36      162      187      170      167       41
Cumulative Effect of Change(s)
  in Accounting
  Principle(s)(b)...............      (1)      40       40       --       --       --       --
                                  ------   ------   ------   ------   ------   ------   ------
NET INCOME......................  $   44   $   76   $  202   $  187   $  170   $  167   $   41
                                  ======   ======   ======   ======   ======   ======   ======


                                                        (footnotes on next page)

                                   THREE MONTHS
                                       ENDED
                                     MARCH 31,           FOR THE YEARS ENDED DECEMBER 31,
                                  ---------------   -------------------------------------------
                                   2004     2003     2003     2002     2001     2000    1999(a)
                                  ------   ------   ------   ------   ------   ------   -------
                                                         ($ IN MILLIONS)
FINANCIAL POSITION (AS OF PERIOD
  END)
Total Assets....................  $8,199   $8,121   $8,101   $8,040   $7,958   $7,939   $8,284
Total Long-Term Debt, including
  Current Maturities............   1,150    1,170    1,125    1,180    1,216    1,290    1,621
Stockholder's Equity............   4,394    4,197    4,350    4,120    3,990    3,887    3,278
OTHER
Capital Expenditures............  $    3   $    7   $   35   $   23   $   47   $  220   $  176
Employees--End of Period........   1,306    1,397    1,346    1,415    1,544    1,750    2,315


------------

(a) The operations of Conrail substantially changed beginning June 1, 1999, when CSXT and NSR began operating a portion of Conrail's properties under operating agreements. Effective on that date, Conrail's major source of operating revenues became operating fees and lease rentals from CSXT and NSR. The composition of Conrail's operating expenses was also impacted by the change in operations. As a result, Conrail's 1999 results reflect both freight railroad operations through May 31, 1999 and Conrail's newly restructured operations thereafter.

(b) Net income in 2003 reflects a cumulative effect accounting change related to the cost to remove railroad crossties that increased net income by $40 million.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

CSXT

     For information relating to the unaudited pro forma financial information of CSXT, please refer to the CSXT Appendix attached hereto.

NSR

     For information relating to the unaudited pro forma financial information of NSR, please refer to the NSR Appendix attached hereto.

CONRAIL


     The unaudited pro forma financial information set forth below gives effect to the Conrail Spin Off Transactions and the assumptions described in the accompanying notes. This unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Conrail Spin Off Transactions occurred on the dates indicated. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial position or operating results of Conrail. The unaudited condensed pro forma consolidated balance sheet has been prepared giving effect to the Conrail Spin Off Transactions as if such transactions had occurred on March 31, 2004. The unaudited pro forma consolidated statements of operations have been prepared as if the Conrail Spin Off Transactions had occurred on January 1, 2003. The unaudited pro forma financial information is based on historical financial information.



       CONRAIL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                                         QUARTER ENDED MARCH 31, 2004                      YEAR ENDED DECEMBER 31, 2003
                                -----------------------------------------------   -----------------------------------------------
                                HISTORICAL        ADJUSTMENTS         PRO FORMA   HISTORICAL        ADJUSTMENTS         PRO FORMA
                                ----------    --------------------    ---------   ----------    --------------------    ---------
                                                                         ($ IN MILLIONS)
Operating Revenues............     $230              $(142)(a),(b)       $88         $918              $(562)(a),(b)      $356
Operating Expenses:
  Compensation and Benefits...       45                 --                45          168                 --               168
  Material, Services and
    Rents.....................       28                 --                28          119                 (1)(d)           118
  Depreciation and
    Amortization..............       79                (73)(c)             6          329               (302)(c)            27
  Fuel........................        2                 --                 2            7                 (1)(d)             6
  Casualties and Insurance....        3                 --                 3           17                 --                17
  Other.......................        5                 (1)(d)             4           19                 (6)(d)            13
                                   ----              -----               ---         ----              -----              ----
    Total Operating
      Expenses................      162                (74)               88          659               (310)              349
                                   ----              -----               ---         ----              -----              ----
    Income from Operations....       68                (68)               --          259               (252)                7
Interest Expense..............      (24)                18 (e)            (6)         (99)                73 (e)           (26)
Other Income, Net.............       27                 (5)(f),(g),(h)    22           95                (13)(f),(g),(h)    82
                                   ----              -----               ---         ----              -----              ----
    Income before Income Taxes
      and Accounting
      Change(s)...............       71                (55)               16          255               (192)               63
Provision for Income Taxes....       26                (20)(i)             6           93                (70)(i)            23
                                   ----              -----               ---         ----              -----              ----
    Income before Accounting
      Change(s)...............     $ 45              $ (35)              $10         $162              $(122)             $ 40
                                   ====              =====               ===         ====              =====              ====


                                                      (footnotes on next page)

--------------------


The following adjustments record the various income and expense effects of the Conrail Spin Off Transactions. All amounts recorded are based on historical information.



(a) To record decreases of $152 million for the quarter ended March 31, 2004 and $602 million for the year ended December 31, 2003, related to the cancellation of operating and lease agreements of NYC and PRR with CSXT and NSR, respectively, as a result of the Conrail Spin Off Transactions.



(b) To record additional revenue of $10 million for the quarter ended March 31, 2004 and $40 million for the year ended December 31, 2003, related to sublease transactions with CSXT and NSR.



(c) To record the decreases in depreciation expense related to the transfer of net property and equipment of NYC and PRR to CSXT and NSR, respectively.



(d) To record the transfer of various expenses of NYC and PRR to CSXT and NSR, respectively.



(e) To record the decreases in interest expense related to the cancellation of Conrail Debentures, assuming all holders validly tender.



(f) To record the decrease in interest income of $5 million for the quarter ended March 31, 2004 and $17 million for the year ended December 31, 2003, related to the transfer of Notes Receivable of NYC and PRR to CSXT and NSR, respectively.



(g) To record additional interest income of $6 million for the quarter ended March 31, 2004 and $25 million for the year ended December 31, 2003, related to sublease transactions with CSXT and NSR.



(h) To record the decrease of $6 million for the quarter ended March 31, 2004 and $21 million for the year ended December 31, 2003 related to the transfer of other income, principally equity in earnings of affiliated companies of NYC and PRR to CSXT and NSR, respectively.



(i) To record $20 million for the quarter ended March 31, 2004 and $70 million for the year ended December 31, 2003 for the tax effects of the above adjustments at Conrail's statutory tax rate of 39.2%.



    Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (e) would be reduced to $9 million for the quarter ended March 31, 2004 and $37 million for the year ended December 31, 2003, and the amount for adjustment (i) would be increased to $23 million for the quarter ended March 31, 2004 and $83 million for the year ended December 31, 2003.



    If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (e) would be reduced to $14 million for the quarter ended March 31, 2004 and $55 million for the year ended December 31, 2003, and the amount for adjustment (i) would be increased to $22 million for the quarter ended March 31, 2004 and $76 million for the year ended December 31, 2003.

        CONRAIL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET



                                                                     AS OF MARCH 31, 2004
                                                         ---------------------------------------------
                                                         HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                         ----------   --------------------   ---------
                                                                        ($ IN MILLIONS)
ASSETS
Current Assets:
  Cash and Cash Equivalents............................    $   10           $    (1)(a)       $    9
  Accounts Receivable, net.............................        33                (5)(a)           28
  Due from NSR/CSXT....................................       154                -- (b),(c)      154
  Material and Supplies................................         8                --                8
  Deferred Tax Assets..................................        45                --               45
  Other Current Assets.................................        14                (9)(a)            5
                                                           ------           -------           ------
     Total Current Assets..............................       264               (15)             249

  Investments..........................................       290              (290)(d)           --
  Property and Equipment, net..........................     6,077            (5,522)(e)          555
  Notes Receivable from NSC/CSX........................     1,348            (1,348)(f)           --
  Other Assets.........................................       220               306 (g)          526
                                                           ------           -------           ------
     Total Assets......................................    $8,199           $(6,869)          $1,330
                                                           ======           =======           ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts Payable.....................................    $   70           $    (3)(h)       $   67
  Current Maturities of Long-Term Debt.................        56                --               56
  Due to NSC/CSX.......................................         6                55 (i)           61
  Wages and Employee Benefits..........................        25                --               25
  Casualty Reserves....................................        38                --               38
  Accrued and Other Current Liabilities................       120               (11)(j)          109
                                                           ------           -------           ------
     Total Current Liabilities.........................       315                41              356

Long-Term Debt.........................................     1,094              (800)(k)          294
Casualty Reserves......................................       121                --              121
Deferred Income Taxes..................................     1,820            (1,524)(l)          296
Other Liabilities......................................       455               (19)(m)          436
                                                           ------           -------           ------
     Total Liabilities.................................     3,805            (2,302)           1,503
Stockholder's Equity...................................     4,394            (4,567)(n)         (173)
                                                           ------           -------           ------
     Total Liabilities and Stockholder's Equity........    $8,199           $(6,869)          $1,330
                                                           ======           =======           ======



     The following adjustments reflect the transfer of ownership of NYC and PRR assets and liabilities to CSXT and NSR, respectively, and other transactions, as a result of the Conrail Spin Off Transactions. All amounts are based on historical information.



                                                      (footnotes on next page)

--------------


(a) To record the transfer of cash and other current assets of NYC and PRR to CSXT and NSR, respectively.


(b) To record current receivables, principally sublease receivables of $51 million, from CSXT and NSR.


(c) To record cancellation of operating and lease agreement receivables of $51 million of NYC and PRR with CSXT and NSR, respectively.


(d) To record the transfer of investments of NYC and PRR to CSXT and NSR, respectively.


(e) To record the transfer of net property and equipment of NYC and PRR to CSXT and NSR, respectively.


(f) To record the transfer of Notes Receivable of NYC and PRR to CSXT and NSR, respectively.


(g) To record noncurrent receivables, principally sublease receivables from CSXT and NSR.


(h) To record the transfer of miscellaneous payables of NYC and PRR to CSXT and NSR, respectively.


(i) To recognize capital project advances from NYC and PRR to Conrail which were formerly intercompany transactions with NYC and PRR.


(j) To record the transfer of accrued payables of NYC and PRR to CSXT and NSR, respectively.


(k) To record the decrease in debt principal related to the cancellation of the Conrail Debentures, assuming all holders validly tender.


(l) To record the transfer of deferred tax liabilities of NYC and PRR to CSXT and NSR, respectively.


(m) To record the transfer of other liabilities of NYC and PRR to CSXT and NSR, respectively.


(n)  To recognize net impact resulting from the above transactions.



    Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (k) would be reduced to $408 million and the amount for adjustment (n) would be increased to $4,959 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (k) would be reduced to $600 million and the amount for adjustment
(n) would be increased to $4,767 million.

                      RATIOS OF EARNINGS TO FIXED CHARGES

CSXT

     For information relating to the ratios of earnings to fixed charges of CSXT, please refer to the CSXT Appendix attached hereto.

NSR

     For information relating to the ratios of earnings to fixed charges of NSR, please refer to the NSR Appendix attached hereto.

                                  RISK FACTORS

     An investment in the New Exchange Notes involves a number of risks. You should consider the following information about these risks, as well as the other information included in and incorporated by reference into this prospectus and consent solicitation statement. In particular, you should consider the risks discussed in CSX's, CSXT's, NSC's and NSR's filings with the SEC.

RISKS RELATING TO THIS EXCHANGE OFFER AND CONSENT SOLICITATION

  CSXT AND NSR WILL CONTINUE TO HAVE A SUBSTANTIAL LEVEL OF INDEBTEDNESS AFTER THE CONSUMMATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION AND MAY BE UNABLE TO MEET THEIR RESPECTIVE OBLIGATIONS ON THE NEW CSXT NOTES AND THE NEW NSR NOTES.

     If this exchange offer and consent solicitation is consummated, each of CSXT and NSR will continue to have significant liabilities and future cash requirements.


     As of March 26, 2004, CSXT had approximately $820 million aggregate principal amount of total indebtedness outstanding. As of March 26, 2004, CSXT would have had approximately $1,409 million of total indebtedness outstanding (which includes secured indebtedness of $815 million as of March 26, 2004) if holders of all Conrail Debentures had validly tendered and not withdrawn their Conrail Debentures in this exchange offer and consent solicitation and the Conrail Spin Off Transactions were consummated as of that date. In addition, as of March 26, 2004, CSXT had approximately $2,914 million in intercompany liabilities due to CSX and $294 million of intercompany liabilities due to other affiliates of CSXT, each of which rank equally with or junior to the New CSXT Notes.



     As of March 31, 2004, NSR had approximately $885 million aggregate principal amount of total debt outstanding. As of March 31, 2004, NSR would have had approximately $1,696 million of total indebtedness outstanding (which includes secured indebtedness of $850 million as of March 31, 2004) if holders of all Conrail Debentures had validly tendered and not withdrawn their Conrail Debentures in this exchange offer and consent solicitation and the Conrail Spin Off Transactions were consummated as of that date. In addition, as of March 31, 2004, NSR had $765 million of intercompany liabilities due to NSC that rank equally with or junior to the New NSR Notes.


     The indenture for the New CSXT Notes does not prohibit or limit the incurrence of additional indebtedness and other liabilities by CSXT, or any of its subsidiaries, although the indenture does restrict the ability of CSXT and its other subsidiaries to grant liens with respect to the stock or indebtedness of BOCT. The indenture for the New NSR Notes does not prohibit or limit the incurrence of additional indebtedness and other liabilities by NSR, or any of its subsidiaries, although the NSR Indenture does contain covenants that restrict the ability of NSR and its subsidiaries to grant liens with respect to stock or indebtedness of AGS and limit the ability of PRR Newco, NSR and their subsidiaries to engage in certain transactions involving funded debt. The incurrence of additional indebtedness and other liabilities by CSXT or NSR or by any of their subsidiaries could adversely affect each of CSXT's or NSR's ability to pay their respective obligations on the New CSXT Notes or New NSR Notes. See "Description of the New CSXT Notes" and "Description of the New NSR Notes" in the Appendices attached hereto.

  CSXT AND NSR AND THEIR SUBSIDIARIES WILL HAVE SIGNIFICANT DEBT AND DEBT-LIKE OBLIGATIONS AND MAY NOT BE ABLE TO MAINTAIN INVESTMENT-GRADE CREDIT RATINGS.

     After consummation of the Conrail Spin Off Transactions, CSXT and NSR and their subsidiaries will have a significant amount of debt and debt-like obligations, such as intercompany advances and operating leases. We expect that the credit ratings of CSXT and NSR and their parent holding companies after consummation of the Conrail Spin Off Transactions will be the same as their existing credit ratings; however, we cannot predict how such credit ratings may change over time. In addition, it is possible that CSXT, NSR or their parent holding companies that issue debt may not continue to maintain an investment-grade credit rating. Differences in credit ratings would affect the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to CSXT, NSR or their parent holding companies. A downgrade, suspension or withdrawal of the rating assigned to CSXT or NSR by a rating agency could cause the liquidity or market value of the applicable New Exchange Notes to decline significantly.

  THE CREDIT RATINGS OF THE NEW CSXT NOTES AND THE NEW NSR NOTES ISSUED IN EXCHANGE FOR THE CONRAIL DEBENTURES ARE BASED UPON THE CREDIT RATINGS OF CSXT AND NSR, RESPECTIVELY, AND THEREFORE, AS A CONSEQUENCE OF BEING INDEPENDENT FROM ONE ANOTHER, THEIR RATINGS MAY DIVERGE OVER TIME.

     The Conrail Debentures are currently rated Baa2 by Moody's Investors Service, or "Moody's," and BBB by Standard & Poor's. In general terms, these current ratings are based, in part, on the obligations of CSXT and NSR to make lease payments to NYC and PRR, respectively, and the separate obligations of CSX and NSC, under certain circumstances, to provide sufficient cash to Conrail to satisfy certain obligations up to their respective economic interest in Conrail.

     Following the Conrail Spin Off Transactions, Conrail Debentures validly tendered and accepted for exchange will no longer be Conrail obligations, but will be exchanged for the New CSXT Notes and the New NSR Notes that are separate obligations of CSXT and NSR, respectively. The credit ratings of the New CSXT Notes and the New NSR Notes will be determined with regard to the credit rating of other unsecured debt of CSXT and NSR, respectively. Therefore, the credit ratings of the New CSXT Notes and the New NSR Notes may diverge in the future. We currently expect that (i) the New CSXT Notes will be rated Baa2 by Moody's and BBB by Standard & Poor's and (ii) the New NSR Notes will be rated Baa1 by Moody's and BBB by Standard & Poor's. A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

     On March 30, 2004, Standard & Poor's revised the outlook for CSX to negative from stable after CSX's short-term corporate credit and commercial paper ratings were lowered to A-3 from A-2. As a consequence, Conrail's outlook was also revised from stable to negative since its outlook is based on its lower rated owner, which presently is CSX. NSC's outlook continues to remain stable.

  THE NEW CSXT NOTES AND THE NEW NSR NOTES WILL BE UNSECURED AND THEREFORE SUBORDINATED TO THE SECURED DEBT OF CSXT AND NSR, RESPECTIVELY, AND STRUCTURALLY SUBORDINATED TO THE INDEBTEDNESS OF THE SUBSIDIARIES OF CSXT AND NSR, RESPECTIVELY.

     The New CSXT Notes and the New NSR Notes will be unsecured and, following consummation of the Conrail Spin Off Transactions, will be subordinated to any secured indebtedness of CSXT and NSR, respectively, and will be structurally subordinated to other obligations, including trade payables, of any subsidiary of CSXT or NSR, respectively. "Structurally subordinated" means that in the event of bankruptcy, liquidation or reorganization of an obligor, the assets of each subsidiary of that obligor will be available to pay obligations of the obligor only after all of the indebtedness and other obligations of that subsidiary have been paid in full.


     As of March 26, 2004, CSXT had approximately $815 million of secured indebtedness and its subsidiaries had approximately $1 million of unsecured indebtedness, each of which would rank senior to the New CSXT Notes.



     As of March 31, 2004, NSR had approximately $850 million of secured indebtedness which would rank senior to the New NSR Notes. As of March 31, 2004, subsidiaries of NSR had no outstanding indebtedness.


     In the event that CSXT, NSR or any of their respective subsidiaries is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt will be entitled to be paid in full from the pledged assets before any payment may be made with respect to the New CSXT Notes or the New NSR Notes, as the case may be. Holders of the New CSXT Notes will participate ratably with all other holders of CSXT's unsecured debt, and potentially with all of CSXT's other general creditors, based on the respective amounts owed to each holder or creditor, in CSXT's remaining assets. Holders of the New NSR Notes will participate ratably with all other holders of NSR's unsecured debt, and potentially with all of NSR's other general creditors, based on the respective amounts owed to each holder or creditor, in NSR's remaining assets. In any of the foregoing events, no assurance can be given that there will be sufficient assets to pay amounts due on the New CSXT Notes or the New NSR Notes. As a result, holders of the New CSXT Notes and the New NSR Notes are likely to receive less, ratably, than holders of secured debt or holders of debt issued by subsidiaries of CSXT and NSR, respectively, if they receive any payment in respect of the New CSXT Notes and the New NSR Notes.

  NO PUBLIC TRADING MARKET EXISTS FOR THE NEW CSXT NOTES OR THE NEW NSR NOTES.

     No established public trading market exists for the New CSXT Notes or New NSR Notes and there can be no assurance that a liquid trading market for these notes will develop, that holders of these notes will be able to sell their notes, that holders can determine now the price at which the holders of these notes will be able to sell their notes or whether a public trading market, if it develops, will continue. If a public trading market were to develop, the New CSXT Notes or the New NSR Notes could trade at prices higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the market for similar securities and CSXT's or NSR's respective operating results.

  YOU MAY BE SUBJECT TO U.S. FEDERAL INCOME TAXATION AS A RESULT OF TENDERING YOUR CONRAIL DEBENTURES.

     All or a portion of any gain you realize in exchanging your Conrail Debentures for New Exchange Notes and in receiving the 9 3/4% Cash Payment and/or 7 7/8% Cash Payment may be subject to U.S. federal income tax.

  THE VALUE OF THE COMBINATION OF THE NEW CSXT NOTES AND THE NEW NSR NOTES AND THE AMOUNT OF THE 9 3/4% CASH PAYMENT AND/OR THE 7 7/8% CASH PAYMENT HAS NOT BEEN ESTABLISHED.

     None of the boards of directors of CSXT, NSR or Conrail has made any determination that the combination of the New CSXT Notes and the New NSR Notes along with the amount of the 9 3/4% Cash Payment and/or the 7 7/8% Cash Payment represents an appropriate valuation of the Conrail Debentures. If you tender your Conrail Debentures, you may not receive more value than if you choose to keep them.

  THE NEW CSXT NOTES AND THE NEW NSR NOTES MAY NOT BE INCLUDED IN CERTAIN PREVALENT BOND INDICES.

     Each series of the New Exchange Notes will have a smaller aggregate principal amount than the series of Conrail 9 3/4% Debentures and the series of Conrail 7 7/8% Debentures that may be tendered in the exchange offer. Because of these smaller aggregate principal amounts, the New CSXT Notes and the New NSR Notes may not be eligible for inclusion on certain prevalent bond indices. The exclusion of the New CSXT Notes and the New NSR Notes from these bond indices could adversely affect the trading market for and market price of the New CSXT Notes and the New NSR Notes. As a result, the New CSXT Notes and the New NSR Notes may command a lower trading price than the parallel series of Conrail Debentures with a larger outstanding aggregate principal amount.

  THE PRO FORMA FINANCIAL DATA INCLUDED IN THE APPENDICES ATTACHED HERETO ARE PRELIMINARY AND THE AMOUNTS ULTIMATELY REFLECTED IN OUR FINANCIAL STATEMENTS COULD DIFFER MATERIALLY FROM THE AMOUNTS SHOWN IN SUCH PRO FORMA FINANCIAL DATA.

     The pro forma financial data included in the CSXT Appendix attached hereto have been prepared assuming that the fair value of the ownership interests in NYC being obtained by CSXT less the fair value of the New CSXT Notes being offered in this exchange offer and consent solicitation equals the carrying amount of the indirect ownership interest in PRR being foregone by CSXT.

     The pro forma financial data included in the NSR Appendix attached hereto have been prepared assuming that the fair value of the ownership interests in PRR being obtained by NSR less the fair value of the New NSR Notes being offered in this exchange offer and consent solicitation equals the carrying amount of the indirect ownership interest in NYC being foregone by NSR.

     CSX and NSC are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions once consummated and that analysis has been completed. Accordingly, the amounts ultimately reflected in CSXT's and NSR's financial statements could differ materially from the amounts shown in the unaudited pro forma financial data included in the Appendices attached hereto.

RISKS RELATING TO HOLDERS OF CONRAIL DEBENTURES WHO DO NOT VALIDLY TENDER IN THIS EXCHANGE OFFER AND CONSENT SOLICITATION

  IF YOU DO NOT VALIDLY TENDER YOUR CONRAIL DEBENTURES AND THIS EXCHANGE OFFER AND CONSENT SOLICITATION IS CONSUMMATED, THE TERMS OF YOUR CONRAIL DEBENTURES WILL BE AMENDED AND YOU WILL RECEIVE NO COMPENSATION FOR THE CONRAIL SUPPLEMENTAL INDENTURE OR ANY RESULTING RISKS.


     The terms of your Conrail Debentures will be amended whether or not you tender for exchange if the holders of more than 50% in aggregate principal amount of Conrail Debentures outstanding, voting as a single class, consent to the Conrail Supplemental Indenture. This means that, if you do not validly tender your Conrail Debentures for exchange and this exchange offer and consent solicitation is consummated, you will hold Conrail Debentures that will remain obligations of Conrail, but Conrail will no longer include NYC and PRR and will consist of a smaller pool of less diversified assets. This smaller pool of less diversified assets will be limited to routes and assets in the Shared Assets Areas located in and around Newark, New Jersey, Philadelphia, Pennsylvania and Detroit, Michigan. These Shared Assets Areas currently are, and are intended to remain, owned by Conrail but used and operated by NSR and CSXT and their respective affiliates on a shared basis. Assuming the Conrail Spin Off Transactions had occurred on March 31, 2004, Conrail would have had total assets of $1,330 million at that date. Assuming the Conrail Spin Off Transactions had occurred on January 1, 2003, Conrail would have had total revenues of $88 million and income before accounting change of $10 million for the three months ended March 31, 2004. These reduced levels of total assets and revenues would be applicable even if only 51% of the Conrail Debentures were validly tendered and accepted in this exchange offer and consent solicitation; however, income before accounting change would decrease to $4 million in such an event.


     In addition, the terms of your Conrail Debentures will be amended in a manner that will materially reduce the covenants and events of default to which Conrail is subject under the Conrail Indenture. Accordingly, if the Conrail Supplemental Indenture becomes operative, the Conrail Debentures will impose no significant restrictions on Conrail's conduct of business and therefore will afford less protection to holders of Conrail Debentures than the current Conrail Indenture. As a result, consummation of this exchange offer and consent solicitation and the adoption of the proposed amendments may have adverse consequences for the holders of the Conrail Debentures who elect not to participate in this exchange offer and consent solicitation.

     You will not receive New Exchange Notes and Cash Payments or otherwise be compensated for this change in the terms of your Conrail Debentures and any risks that result if you do not validly tender your Conrail Debentures for exchange and this exchange offer and consent solicitation is consummated. We do not currently intend, nor are we required, to purchase any Conrail Debentures not exchanged in this exchange offer and consent solicitation.

     In addition, any Conrail Debentures not tendered in this exchange offer and consent solicitation will remain outstanding debt obligations of Conrail. Conrail will have approximately $392 million in aggregate principal amount of unsecured debt outstanding if only 51% of the aggregate principal amount of the Conrail Debentures are validly tendered and accepted in this exchange offer and consent solicitation.

  IF YOU DO NOT VALIDLY TENDER YOUR CONRAIL DEBENTURES AND THIS EXCHANGE OFFER AND CONSENT SOLICITATION IS CONSUMMATED, THE CONRAIL DEBENTURES YOU RETAIN ARE EXPECTED TO BECOME LESS LIQUID AS A RESULT OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION.

     Because we anticipate that most holders of the Conrail Debentures will elect to exchange Conrail Debentures for New Exchange Notes and Cash Payments, we expect that the liquidity of the markets, if any, for the Conrail Debentures remaining after the consummation of this exchange offer and consent solicitation may be substantially reduced. Any Conrail Debentures tendered and exchanged in this exchange offer and consent solicitation will reduce the aggregate principal amount of the Conrail Debentures outstanding.

     Therefore, if your Conrail Debentures are not validly tendered in this exchange offer and consent solicitation, it may become more difficult for you to sell or transfer your unexchanged Conrail Debentures. This reduction in liquidity may in turn increase the volatility of the market price for the Conrail Debentures. We cannot guarantee that the Conrail Debentures will continue to be rated or maintain their existing debt ratings after the closing of this exchange offer and consent solicitation. If the Conrail Debentures cease to be rated or are rated lower than their current rating, their liquidity may be further reduced.

RISKS RELATING TO THE CONRAIL SPIN OFF TRANSACTIONS

  CSXT AND NSR WILL HAVE TO ABIDE BY RESTRICTIONS TO PRESERVE THE TAX TREATMENT OF THE CONRAIL SPIN OFF TRANSACTIONS.

     Conrail, CSXT and NSR obtained favorable rulings from the IRS to the effect that the Conrail Spin Off Transactions will be tax-free to Conrail, CSXT, NYC Newco, NSR and PRR Newco. Under the Tax Allocation Agreement described under "Description of the Conrail Spin Off Transactions--The Tax Allocation Agreement," to which Conrail, CSXT and NSR will be parties, if a party or any of its subsidiaries breaches any representations in the Tax Allocation Agreement relating to the ruling, or takes any action or fails to take any action that causes its representations in the Tax Allocation Agreement relating to the ruling to be untrue or engages in any action that causes the Conrail Spin Off Transactions to be taxable, such party will be required to make an indemnity payment for the resulting taxes. The amount of any such indemnity payment could be material.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF CONRAIL

OVERVIEW

     The following analysis relates to the results of operations of Conrail and its majority owned subsidiaries and should be read in conjunction with Conrail's consolidated financial statements and notes thereto for the year ended December 31, 2003. Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties that may cause actual results to differ materially from those expressed in the statements.

GENERAL

  DESCRIPTION OF BUSINESS

     Conrail, a principal freight railroad in the Northeastern United States, is a wholly owned subsidiary of CRR. CSX and NSC, the major rail holding companies in the Eastern United States, jointly control CRR through their ownership interests in CRR Holdings, whose primary subsidiary is Green Corp., which owns CRR. CSX and NSC have equity interests in CRR Holdings of 42% and 58%, respectively, and voting interests of 50% each. Under operating and lease agreements, CSX and NSC operate a substantial portion of Conrail's properties through their respective railroad subsidiaries, CSXT and NSR. The major source of Conrail's revenues is from CSXT and NSR, primarily in the form of rental revenues and operating fees.

RECENT DEVELOPMENTS

  PROPOSED SPIN OFF OF CONRAIL'S SUBSIDIARIES

     In June 2003, Conrail, together with CSX and NSC, filed a joint petition with the STB to establish direct ownership and control by CSXT and NSR of certain portions of the Conrail system already operated by them in a substantially independent manner, under various agreements. These portions of the Conrail system are currently owned by Conrail's primary subsidiaries, NYC and PRR. The Conrail Spin Off Transactions involve the termination of the existing operating agreements and the transfer of the direct equity ownership of NYC and PRR to CSXT and NSR, respectively. The Conrail Spin Off Transactions do not involve the Shared Assets Areas that will continue to be owned and operated by Conrail. The consummation of the Conrail Spin Off Transactions is subject to a number of conditions, including, among other things, that the STB authorization, obtained by the parties in November 2003, remains in full force and effect, that the IRS ruling received by the parties in November 2003, favorably qualifying the Conrail Spin Off Transactions as non-taxable, remains in full force and effect and that the parties obtain required consents from Conrail's debt holders and other lessors and counterparties to certain of Conrail's equipment leases and related financing arrangements. For a description of these and other conditions, see "Description of the Conrail Spin Off Transactions--The Distribution Agreement--Conditions to the Consummation of the Conrail Spin Off Transactions."

     As a part of the Conrail Spin Off Transactions, Conrail is undertaking a restructuring of its existing unsecured and secured public indebtedness. New guaranteed debt securities of two newly formed corporate subsidiaries of CSXT and NSR would be offered in a 42%/58% ratio as well as substantially all of the equity of such new subsidiaries in exchange for the equity of NYC and PRR. Upon completion of the Conrail Spin Off Transactions, the new debt securities would become direct unsecured obligations of CSXT and NSR, respectively. Conrail's secured debt and lease obligations will remain obligations of Conrail and are expected to be supported by new leases and subleases that, upon consummation of the Conrail Spin Off Transactions, would be the direct lease and sublease obligations of CSXT and NSR, respectively.

     Conrail, NSC and CSX are working to complete all steps necessary to consummate the Conrail Spin Off Transactions in 2004. CSX and NSC are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions once consummated and that analysis has been completed. Upon consummation of the Conrail Spin Off Transactions, Conrail's primary source of revenue will be related to the operation of the Shared Assets Areas instead of the operating and equipment rental activities of NYC and PRR. Conrail's future operating expenses will reflect this change in operations. Accordingly, Conrail's prospective operating results will be significantly different from those currently reported.

RESULTS OF OPERATIONS


  OVERVIEW



Three Months Ending March 31, 2004 Compared with Three Months Ending March 31, 2003



     Conrail reported net income of $44 million for the first quarter of 2004 compared with $76 million net income in the first quarter 2003. The decrease reflects the absence of a favorable net cumulative effect of a change in accounting principle of $40 million included in net income for 2003.



  OPERATING REVENUES



     Operating revenues (primarily rental revenues and operating fees) for the first quarter of 2004 were $230 million, an increase of $4 million, or 1.8%, compared with the same 2003 period.



  OPERATING EXPENSES



     Operating expenses for the first quarter of 2004 were $162 million, a decrease of $1 million, or 0.6%, compared with the same 2003 period.



     Compensation and benefits increased $3 million, or 7.1%, primarily due to increased pension expense.



     Material, services and rents decreased $3 million, or 9.7%, due to reduced legal fees and other purchased services.



     Depreciation and amortization decreased $2 million, or 2.5%, as a result of asset retirements.



     Casualties and insurance increased $1 million, primarily due to the absence in 2004 of a favorable insurance adjustment which benefited 2003.



  OTHER INCOME, NET



     Other Income, net, increased $7 million, or 35.0%, primarily due to increased equity in earnings of affiliates and interest income.



Year Ending December 31, 2003 Compared with Year Ending December 31, 2002


  2003 VS. 2002


     Conrail reported net income of $202 million in 2003 that included a cumulative effect of accounting change benefit of $40 million related to Conrail's adoption of Financial Accounting Standard Board, or "FASB," Statement 143, "Accounting for Asset Retirement Obligations."



     Operating revenues, primarily rental revenues and operating fees, increased $25 million, or 2.8%, from $893 million in 2002 to $918 million in 2003. The increase in 2003 is primarily attributable to higher operating fees.

     Operating expenses increased $36 million, or 5.8%, from $623 million in 2002 to $659 million in 2003. The following table sets forth the operating expenses for the two years shown:

                                                                             INCREASE
                                                              2003   2002   (DECREASE)
                                                              ----   ----   ----------
                                                                  ($ IN MILLIONS)
Compensation and benefits...................................  $168   $151      $17
Fuel........................................................     7      6        1
Material, services and rents................................   119    125       (6)
Depreciation and amortization...............................   329    322        7
Casualties and insurance....................................    17      2       15
Other.......................................................    19     17        2
                                                              ----   ----      ---
                                                              $659   $623      $36
                                                              ====   ====      ===

     Compensation and benefits increased $17 million, or 11.3%, primarily due to reduced pension credits due to the decline in value of the assets in Conrail's pension plan. Material, services and rents decreased $6 million, or 4.8%, due to cost containment initiatives. Depreciation and amortization increased $7 million, or 2.2%, as a result of a depreciation study, partially offset by asset retirements. The large increase in casualties and insurance of $15 million reflects the absence in 2003 of actuarially determined favorable casualty expense adjustments that reduced casualty expense $16 million in 2002.

     Other income, net, increased $3 million, or 3.3%, primarily due to increased gains from property sales, partially offset by reduced interest income.

     Income tax expense in 2003 was $93 million, resulting in an effective tax rate of 36.5%, compared with tax expense and an effective tax rate for 2002 of $71 million and 27.5%, respectively. In 2002, the effective rate benefited from a favorable tax settlement that decreased tax expense by $23 million.

  2002 VS. 2001

     Net income was $187 million in 2002, compared with net income of $170 million in 2001.

     Operating revenues decreased $10 million, or 1.1%, from $903 million in 2001 to $893 million in 2002. The decrease in 2002 is attributable to lower rental revenues due to equipment lease expirations and lower operating expense reimbursements for the Shared Assets Areas operation.

     Operating expenses decreased $16 million, or 2.5%, from $639 million in 2001 to $623 million in 2002. The following table sets forth the operating expenses for the two years:

                                                                             INCREASE
                                                              2002   2001   (DECREASE)
                                                              ----   ----   ----------
                                                                  ($ IN MILLIONS)
Compensation and benefits...................................  $151   $158      $ (7)
Fuel........................................................     6      7        (1)
Material, services and rents................................   125    143       (18)
Depreciation and amortization...............................   322    325        (3)
Casualties and insurance....................................     2    (13)       15
Other.......................................................    17     19        (2)
                                                              ----   ----      ----
                                                              $623   $639      $(16)
                                                              ====   ====      ====

     Compensation and benefits decreased $7 million, or 4.4%, primarily due to reductions in employment levels. Material, services and rents decreased $18 million, or 12.6%, due to operating department efficiencies. Depreciation and amortization decreased $3 million, or 0.9%, due to asset retirements. Casualties and insurance increased $15 million, primarily due to a reduction in favorable insurance settlements, from $14 million recognized in 2001 to $4 million recognized in 2002.

     Other income, net, decreased $4 million, or 4.2%, primarily due to a reduction in equity in earnings of affiliates.

     Income tax expense in 2002 was $71 million, resulting in an effective tax rate of 27.5%, compared with tax expense and an effective tax rate for 2001 of $81 million and 32.3%, respectively. In 2002, the effective rate benefited from a favorable tax settlement that decreased tax expense by $23 million.

FINANCIAL CONDITION AND LIQUIDITY


Three Months Ending March 31, 2004 Compared with Three Months Ending March 31, 2003



  OPERATING ACTIVITIES



     Conrail's operating activities provided cash of $133 million in the first quarter of 2004, compared with $150 million in the first quarter of 2003. The decrease is principally attributable to timing differences related to working capital.



     Cash generated from operations is the principal source of liquidity and is primarily used for debt repayments and capital expenditures.



  INVESTING ACTIVITIES



     Net cash used in investing activities was $122 million in the first quarter of 2004 compared to $144 million in the first quarter of 2003 and primarily relate to additional investments in interest-bearing notes receivable due from NSC and CSX.



     Capital expenditures were $3 million in the first quarter of 2004 compared to $7 million for the same period in 2003.



  FINANCING ACTIVITIES



     Debt repayments totaled $10 million for both the first quarter of 2004 and the first quarter of 2003.



  WORKING CAPITAL



     Conrail had working capital deficits of $51 million and $29 million at March 31, 2004 and December 31, 2003, respectively. A working capital deficit is not unusual for Conrail and does not indicate a lack of liquidity. Conrail continues to maintain adequate current assets to satisfy current liabilities and maturing obligations when they come due and has sufficient financial capacity to manage its day-to-day cash requirements and any obligations arising from legal, tax and other regulatory rulings.



Year Ending December 31, 2003 Compared with Year Ending December 31, 2002


  OPERATING ACTIVITIES

     Conrail's operating activities provided cash of $412 million in 2003, compared with $423 million in 2002 and $502 million in 2001. The decrease in cash provided by operations in 2003 reflects the IRS tax settlement refund totaling $24 million received in 2002, partially offset by a reduction in cash used for casualty claim payments. The decline in 2002 was primarily the result of the absence of certain events that benefited 2001, most notably, $50 million received for the granting of licensing and other rights to a third party relating to signboard advertising on Conrail's property and $42 million received from several insurance carriers pertaining to favorable settlements.

     Cash generated from operations is the principal source of liquidity and is primarily used for debt repayments and capital expenditures.

  INVESTING ACTIVITIES

     Net cash used in investing activities was $360 million in 2003, compared to $375 million in 2002 and $457 million in 2001, and was primarily related to interest-bearing notes receivable due from CSX and NSR.

     Capital expenditures were $35 million, $23 million and $47 million in 2003, 2002 and 2001, respectively.

  FINANCING ACTIVITIES

     Debt repayments totaled $57 million, $59 million and $61 million in 2003, 2002 and 2001, respectively.

  WORKING CAPITAL

     Conrail had working capital deficits of $29 million and $35 million at December 31, 2003 and December 31, 2002, respectively. A working capital deficit is not unusual for Conrail and does not indicate a lack of liquidity. Conrail continues to maintain adequate current assets to satisfy current liabilities and maturing obligations when they come due and has sufficient financial capacity to manage its day-to-day cash requirements and any obligations arising from legal, tax and other regulatory rulings.

  CONTRACTUAL OBLIGATIONS


     The following table sets forth maturities of Conrail's contractual obligations as of December 31, 2003:



TYPE OF OBLIGATION                     2004   2005   2006   2007   2008   THEREAFTER   TOTAL
------------------                     ----   ----   ----   ----   ----   ----------   ------
                                                          ($ IN MILLIONS)
Long-term Debt and Capital Leases....  $ 58   $ 48   $40    $ 66   $31      $  882     $1,125
Operating Leases.....................    58     58    56      55    51         271        549
                                       ----   ----   ---    ----   ---      ------     ------
Total Contractual Obligations........  $116   $106   $96    $121   $82      $1,153     $1,674
                                       ====   ====   ===    ====   ===      ======     ======


  OTHER

     Conrail has a 50% non-controlling interest in Locomotive Management Services, or "LMS," an unconsolidated partnership established in 1994, that will be consolidated in the first quarter of 2004 pursuant to FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities," or "FIN 46R." Conrail currently guarantees $27 million of principal and interest payments relating to equipment trust certificates held by LMS.

  CRITICAL ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management reviews its estimates, including those related to the recoverability and useful lives of assets, as well as liabilities for litigation, environmental remediation, casualty claims, income taxes and pension and postretirement benefits. Changes in facts and circumstances may result in revised estimates.

  DEPRECIATION

     Property and equipment are recorded at cost. Depreciation is provided using the composite straight-line method over estimated service lives. Expenditures, including those on leased assets that extend an asset's useful life or increase its utility, are capitalized. Maintenance expense is recognized when repairs are performed. The cost (net of salvage) of depreciable property retired or replaced in the ordinary course of business is charged to accumulated depreciation and no gain or loss is recognized. Conrail recorded depreciation and amortization expense of $329 million, $322 million and $325 million for the years ended

December 31, 2003, 2002 and 2001, respectively. In 2003, the overall depreciation rate averaged 3.4% for all roadway and equipment.

     During 2003, Conrail completed a study to update the estimated useful lives of its roadway and track property and the associated accumulated depreciation reserves. This review did not have a material impact on Conrail's consolidated financial statements.

  CASUALTY CLAIMS

     Conrail is involved in various legal actions, principally relating to occupational health claims, personal injuries, casualties and property damage. The casualty claims liability is determined using the aid of an independent actuarial firm based upon claims filed and an estimate of claims incurred but not yet reported. Conrail is generally self-insured for casualty claims. Claims in excess of self-insurance levels are insured up to excess coverage limits. While the ultimate amounts of claims incurred are dependent upon future developments, in management's opinion, the recorded liability is adequate to cover expected probable payments.

     For the year ended December 31, 2003, the provision for casualty expense totaled $17 million, or 2.6%, of consolidated operating expenses. As of December 31, 2003, Conrail had a total liability recorded for casualty claims of $164 million.

  ENVIRONMENTAL

     Conrail is subject to various federal, state and local laws and regulations regarding environmental matters. Conrail is a party to various proceedings brought by both regulatory agencies and private parties under federal, state and local laws, including the Comprehensive Environmental Response, Compensation and Liability Act, or "CERCLA," and has also received inquiries from governmental agencies with respect to other potential environmental issues. As of December 31, 2003, Conrail had accrued $61 million, an amount it currently believes is sufficient to cover the probable liability and remediation costs that will be incurred at CERCLA sites and other sites based on known information and using various estimating techniques. Conrail anticipates that much of this liability will be paid out over five years, however, some costs will be paid out over a longer period. Conrail believes the ultimate liability for these matters will not materially affect its consolidated financial condition.

  PENSION AND OTHER POSTRETIREMENT BENEFITS

     Conrail and its subsidiaries sponsor several qualified and nonqualified pension plans and other postretirement employee benefits, or "OPEB," for its employees. Accounting for pensions and OPEB expenses requires management to make certain estimates and assumptions that include, among other things, expected return on plan assets, discount rate, rate of salary increases and health care cost trend rates. Conrail engages a third party actuarial firm to assist in making these estimates.

     Conrail recorded net pension income of $4 million in 2003, compared to pension income of $17 million and $20 million recorded in 2002 and 2001, respectively. The decrease in pension income for 2003 reflects the recent decline in the investment markets. Conrail had a net pension benefit obligation of $655 million and $646 million at December 31, 2003 and December 31, 2002, respectively.

     Conrail also recorded OPEB expenses of $2 million, $2 million and $1 million for the years ended December 31, 2003, 2002 and 2001, respectively. At both December 31, 2003 and December 31, 2002, Conrail reported OPEB obligations of $37 million.

  INCOME TAXES

     As required by FASB Statement No. 109, "Accounting for Income Taxes," Conrail's tax provision reflects income taxes both currently payable and deferred.

     Conrail is included in the consolidated federal income tax return of Green Corp. The provision for current income taxes in the consolidated statements of income reflects Conrail's portion of the consolidated tax portion of CRR. Tax expense or tax benefit is recorded on a separate company basis.

     Conrail's net deferred tax liability totaled $1,827 million and $1,814 million at December 31, 2003 and December 31, 2002, respectively. The liability is primarily related to temporary differences associated with property and equipment.

     As of December 31, 2003 and December 31, 2002, Conrail has not recorded a valuation allowance, as management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize its deferred tax assets.

  ACCOUNTING PRONOUNCEMENTS

     Conrail adopted FASB Statement of Financial Accounting Standards, or "SFAS," No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003. Pursuant to SFAS 143, companies are precluded from accruing removal cost expenses that are not legal obligations. Previously, Conrail and most other railroads had accrued removal costs as a component of depreciation expense. In the first quarter of 2003, Conrail recorded income of $40 million for the cumulative effect of this change on $65 million before taxes. Effective with this pronouncement, removal costs are expensed as incurred. This change did not have a material impact on Conrail's consolidated financial statements.

     Also in 2003, the FASB issued FIN 46R, which requires consolidation by Conrail of any variable interest entity owned by Conrail if a majority of such entity's economic risks and/or rewards would belong to Conrail. The FASB delayed the implementation of FIN 46R until 2004 for certain variable interest entities that existed prior to February 1, 2003. Conrail has a 50% non-controlling interest in LMS, an unconsolidated partnership established in 1994, that will be consolidated pursuant to FIN 46R in the first quarter of 2004. The consolidation will not have a material impact on Conrail's consolidated financial statements.

OTHER MATTERS

  LABOR

     Conrail had 1,346 employees at December 31, 2003, approximately 89% of whom are represented by 11 different labor organizations and are covered by 16 separate collective bargaining agreements. These agreements remain in effect until changed pursuant to the Railway Labor Act. Conrail was engaged in collective bargaining at December 31, 2003, with labor organizations representing approximately 6% of its labor force.

  INFLATION

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of historical costs and disregards the impact of inflation on the costs of replacing assets. The replacement cost of Conrail's property and equipment, as well as the related depreciation expense, would be substantially greater than historically reported amounts.

          DESCRIPTION OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION

PURPOSE OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     We are making this exchange offer and consent solicitation in connection with the proposed non-taxable transfer, through a series of consecutive and related transactions, of Conrail's ownership interest in NYC and PRR to CSXT and NSR, respectively. The Conrail Spin Off Transactions are described in this prospectus and consent solicitation statement under "Description of the Conrail Spin Off Transactions."

     In this exchange offer and consent solicitation, we are offering to exchange the New CSXT Notes, the New NSR Notes and Cash Payments for any and all Conrail Debentures that are validly tendered and not withdrawn on or prior to the expiration date. Simultaneously, and in connection with the exchange offer, Conrail is soliciting consents from the holders of the Conrail Debentures to the proposed amendments to the Conrail Indenture. See "--Proposed Amendments."

     The terms and conditions of this exchange offer and consent solicitation are described in this prospectus and consent solicitation statement and in the accompanying letter of consent/transmittal.

     If you hold Conrail Debentures, you may participate in this exchange offer and consent solicitation by following the procedures described in this prospectus and consent solicitation statement. In order to validly tender your Conrail Debentures and receive the New Exchange Notes and Cash Payments, you will be required to give your consent to the proposed amendments to the Conrail Indenture with respect to the Conrail Debentures you tendered by completing, signing, mailing or otherwise delivering a letter of consent/transmittal relating to the tender of your Conrail Debentures pursuant to the terms and conditions set forth in this prospectus and consent solicitation statement. By validly tendering your Conrail Debentures, you will also be consenting to the proposed amendments to the Conrail Indenture. If you validly withdraw your tender of Conrail Debentures, your consent to the amendments will also be withdrawn. If the proposed Conrail Supplemental Indenture becomes effective, each non-exchanging holder of Conrail Debentures will be bound by the proposed amendments to the Conrail Indenture even though the holder did not consent. See "--Proposed Amendments."

     This exchange offer and consent solicitation is not being made to, nor will we accept tenders for exchange or consents from, holders of Conrail Debentures in any jurisdiction in which this exchange offer and consent solicitation or the acceptance of it and consent to it would not be in compliance with the securities or blue sky laws of such jurisdiction.

     The board of directors of Conrail is not making any recommendation as to whether or not you should tender your Conrail Debentures in this exchange offer and consent solicitation because the board has not made any determination that the combination of the New CSXT Notes and the New NSR Notes, along with the 9 3/4% Cash Payment and/or the 7 7/8% Cash Payment, represents an appropriate valuation of the Conrail Debentures.

TERMS OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     This prospectus and consent solicitation statement and the accompanying letter of consent/transmittal contain the terms and conditions of this exchange offer and consent solicitation. Upon the terms and subject to the conditions included in this prospectus and consent solicitation statement and in the accompanying letter of consent/transmittal, which together comprise this exchange offer and consent solicitation, Conrail will accept for exchange Conrail Debentures that are validly tendered and not withdrawn on or prior to the expiration date of this exchange offer and consent solicitation.

      -- When you tender to us Conrail Debentures as provided below, Conrail's acceptance of validly tendered Conrail Debentures will constitute a binding agreement among you and Conrail upon the terms and subject to the conditions in this prospectus and consent solicitation statement and in the accompanying letter of consent/transmittal.

      -- For each aggregate principal amount of Conrail 9 3/4% Debentures accepted by Conrail in the exchange offer, you will receive in return, if you validly tender your Conrail 9 3/4% Debentures on or prior to the expiration date of the exchange offer, (1) 42% of such aggregate principal amount in New CSXT 9 3/4% Notes and 58% of such aggregate principal amount in New NSR 9 3/4% Notes, subject to the treatment of fractional interests, plus (2) a cash payment of $7.00 per each $1,000 of Conrail 9 3/4% Debentures tendered, or the "9 3/4% Cash Payment."

      -- For each aggregate principal amount of Conrail 7 7/8% Debentures accepted by Conrail in the exchange offer, you will receive in return, if you validly tender your Conrail 7 7/8% Debentures on or prior to the expiration date of the exchange offer, (1) 42% of such aggregate principal amount in New CSXT 7 7/8% Notes and 58% of such aggregate principal amount in New NSR 7 7/8% Notes, subject to the treatment of fractional interests, plus (2) a cash payment of $7.50 per each $1,000 of Conrail 7 7/8% Debentures tendered, or the "7 7/8% Cash Payment."

      -- Except for the interest payable by Conrail on the Closing Date and the resulting adjustment in the amount of interest to be paid on the first interest payment date, the New Exchange Notes will have maturity dates, interest rates, and principal and interest payment dates identical to those of the related series of Conrail Debentures and together will aggregate to the same principal amounts of the Conrail Debentures accepted for exchange. The New Exchange Notes will be issued under indentures containing covenants and events of default substantially similar to those contained in the existing indentures of CSX and NSC governing their senior unsecured debt securities. Descriptions of the terms of the New CSXT Notes and the New NSR Notes are included under "Description of the New CSXT Notes" and "Description of the New NSR Notes" in the CSXT Appendix and the NSR Appendix, respectively.

      -- This exchange offer and consent solicitation for Conrail Debentures is for all outstanding Conrail Debentures and is not subject to proration.

      -- The New Exchange Notes will be issued only in denominations of $1,000 and integral multiples of $1,000. Accordingly, if you would otherwise be entitled to receive a fractional interest in a New CSXT Note and a fractional interest in a New NSR Note, you will instead receive either a $1,000 New CSXT Note or a $1,000 New NSR Note in lieu of fractional interests in the New Exchange Notes. Whether you will receive a New CSXT Note or a New NSR Note in lieu of fractional interests will be determined as follows:

         -- if your fractional interest in a New CSXT Note is equal to or less than $500 and your fractional interest in a New NSR Note is equal to or greater than $500, you will receive a $1,000 New NSR Note in lieu of any fractional interests; or

         -- if your fractional interest in a New NSR Note is less than $500 and your fractional interest in a New CSXT Note is greater than $500, you will receive a $1,000 New CSXT Note in lieu of any fractional interests.

     Under no circumstances will you receive a combination of the New CSXT Notes and the New NSR Notes with a combined aggregate principal amount different from the aggregate principal amount of Conrail Debentures that you validly tender in this exchange offer and consent solicitation. Participants in DTC are responsible for allocating the New CSXT Notes and the New NSR Notes, as well as fractional interests related thereto, to beneficial owners and none of DTC, CSXT, NSR, the exchange agent, the information agent or the dealer manager is responsible for such allocations.

      -- Our obligation to accept Conrail Debentures for exchange in this exchange offer and consent solicitation is also subject to the conditions described in this prospectus and consent solicitation statement under "--Conditions to This Exchange Offer and Consent Solicitation."

      -- We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of Conrail Debentures. We are sending this prospectus and consent solicitation statement, together with the letter of consent/transmittal, on or about the date of this prospectus and consent solicitation statement.

      -- Holders of Conrail Debentures do not have any appraisal or dissenters' rights in connection with this exchange offer and consent solicitation.

      -- Except as set forth in the following two bullet points, holders of outstanding Conrail Debentures who participate in this exchange offer and consent solicitation will receive the same amount of interest payments that they would have received had they not participated in this exchange offer and consent solicitation and accepted the New Exchange Notes.

         -- Conrail will pay accrued but unpaid interest on the Conrail Debentures exchanged in this exchange offer and consent solicitation through the business day immediately prior to the Closing Date. In general, this payment will be made to the holder who tendered the Conrail Debentures. If, however, we accept for exchange any Conrail Debentures on or before an interest payment date for that security but after the record date for that interest payment date, Conrail will pay the accrued but unpaid interest to the holder of those Conrail Debentures as of that record date, if different from the holder who tenders.

         -- Interest will cease to accrue on the Conrail Debentures exchanged in this exchange offer and consent solicitation from and after the Closing Date. Conrail will make interest payments on the Conrail Debentures on each scheduled interest payment date that occurs prior to the Closing Date. Conrail will also pay all accrued and unpaid interest on the Conrail Debentures from the interest payment date immediately preceding the Closing Date through and including the calendar day immediately prior to the Closing Date. Conrail will make this interest payment on the Closing Date. In the event the Closing Date occurs on or before an interest payment date for any series of Conrail Debentures but after the record date for that interest payment date, holders of Conrail Debentures accepted in the exchange offer will be deemed to have waived their right to receive from Conrail any other amount of interest that would otherwise be payable pursuant to the Conrail Indenture after the Closing Date. Interest on the New CSXT Notes and the New NSR Notes will accrue at the applicable rate from and including their original issuance date, which will be on the Closing Date.

      -- Holders of Conrail Debentures that validly tender and do not withdraw their Conrail Debentures will have consented to the Conrail Supplemental Indenture, as described in this prospectus and consent solicitation statement under "--Proposed Amendments," to the extent their Conrail Debentures are actually exchanged. See "--Required Consent." Furthermore, in order to give your consent to the Conrail Supplemental Indenture, you must validly tender and not validly withdraw your Conrail Debentures. If you validly withdraw the tender of your Conrail Debentures, your consent to the Conrail Supplemental Indenture will be deemed withdrawn.

      -- If the proposed amendments to the Conrail Indenture become effective, each non-exchanging holder of Conrail Debentures will be bound by the proposed amendments to the Conrail Indenture even though the holder did not consent. See "--Proposed Amendments." Holders of these unexchanged Conrail Debentures will be entitled to receive the same amount of interest payments on the same interest payment dates as currently scheduled for the respective series of Conrail Debentures.


      -- We will be deemed to have accepted for exchange validly tendered Conrail Debentures when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Exchange Notes and delivering the New Exchange Notes and the applicable cash payment to such holders. We expressly reserve the right to terminate or amend this exchange offer and consent solicitation, and not to accept for exchange any Conrail Debentures not previously accepted for exchange, upon the occurrence of any of the conditions specified under "--Conditions to This Exchange Offer and Consent Solicitation."


      -- Holders of Conrail Debentures who tender their Conrail Debentures in this exchange offer and consent solicitation will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of consent/transmittal, transfer taxes with respect to the exchange of Conrail Debentures. We will pay all charges, expenses and only applicable taxes described below, in connection with this exchange offer and consent solicitation. You should read the sections entitled "--Fees and Expenses" and "--Transfer Taxes" for more details regarding transfer taxes, fees and expenses incurred in this exchange offer and consent solicitation.

      -- We intend to conduct this exchange offer and consent solicitation in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and the applicable rules and regulations of the SEC.

EXPIRATION DATE, EXTENSIONS, TERMINATION AND AMENDMENTS


     This exchange offer and consent solicitation will expire at 5:00 p.m., New
York City time, on           , 2004, unless we extend it or terminate it
earlier. References in this prospectus and consent solicitation statement to the "expiration date" with respect to any series of Conrail Debentures mean 5:00
p.m., New York City time, on           , 2004 or, if extended by us, the latest
time and date to which this exchange offer and consent solicitation is extended by us. In accordance with Rule 14e-1 under the Exchange Act, if we elect to increase or decrease the percentage of the Conrail Debentures sought, the consideration offered or the dealer manager's soliciting fees, this exchange offer and consent solicitation will remain open for at least ten business days from the date that notice of such change is first published or sent or given to holders of the Conrail Debentures.


     In order to extend the expiration date, we will:


      --   notify the exchange agent of any extension by written communication;
           and


      -- issue a press release or other public announcement that will report the approximate number of Conrail Debentures deposited, no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date of this exchange offer and consent solicitation.


     During any extensions, all Conrail Debentures previously tendered will remain tendered, subject, however, to withdrawal rights as described under "--Withdrawal Rights." Any Conrail Debentures not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer and consent solicitation.



     We expressly reserve the right, in our sole discretion:


      -- to amend the terms of this exchange offer and consent solicitation in any manner;

      -- to waive, in whole or in part, any of the conditions to this exchange offer and consent solicitation;


      -- to extend the period of time during which this exchange offer and consent solicitation is open and thereby delay acceptance of any of the Conrail Debentures to which the extension applies, by giving written notice of any extension to the exchange agent and notice of such extension to the holders by press release or other public announcement;



      -- to extend or terminate this exchange offer and consent solicitation and to refuse to accept Conrail Debentures not previously accepted if any of the conditions set forth below under "--Conditions to This Exchange Offer and Consent Solicitation" have not been satisfied or waived by us, by giving written notice of such delay, extension or termination to the exchange agent and written notice of such extension or termination to holders by press release or other public announcement; or



      -- if, in the opinion of our counsel, the consummation of this exchange offer and consent solicitation would violate any law or interpretation of the Staff of the SEC, to terminate or amend this exchange offer and consent solicitation by giving written notice to the exchange agent.


     We cannot assure you, in case any conditions to this exchange offer and consent solicitation set forth under "--Conditions to This Exchange Offer and Consent Solicitation" are not satisfied or waived by us, that we will exercise our right to extend the expiration date for this exchange offer and consent solicitation.

     Any extension, termination or amendment will be followed as promptly as practicable by press release or other public announcement. If we make a material change in the terms of this exchange offer and consent solicitation or the information concerning this exchange offer and consent solicitation or waive any condition of this exchange offer and consent solicitation that results in a material change to the circumstances of this exchange offer and consent solicitation, we will circulate additional exchange offer and consent solicitation materials if and to the extent required by applicable law. In those circumstances, we will also extend this exchange offer and consent solicitation if and to the extent required by applicable law in order to permit holders of the Conrail Debentures subject to this exchange offer and consent solicitation adequate time to consider the additional materials.


     If we elect to provide one or more subsequent offering periods totaling between three and 20 business days after the initial offering period has expired, you will not be entitled to any withdrawal rights during the subsequent offering period. For more information regarding a subsequent offering period, see "--Withdrawal Rights."

IMPORTANT RESERVATION OF RIGHTS REGARDING THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     You should note that:

      -- All questions as to the validity, form, eligibility, time of receipt, acceptance and any withdrawal of Conrail Debentures tendered for exchange will be determined by us in our sole discretion, and such determination shall be final and binding.

      -- We reserve the absolute right to reject any and all tenders of any particular Conrail Debentures not validly tendered or not to accept any particular Conrail Debentures of which acceptance might, in our sole judgment or the judgment of our counsels, be unlawful.


      -- We also reserve the absolute right to waive any conditions of this exchange offer and consent solicitation with respect to all holders before the expiration date.



      -- We further reserve the absolute right to jointly waive any defects or irregularities in connection with the tender of any particular Conrail Debentures either before or after the expiration date, whether or not similar defects or irregularities are waived in connection with other tendered Conrail Debentures. Unless we agree to waive any defect or irregularity in connection with the tender of Conrail Debentures for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.


      -- Our interpretation of the terms and conditions of this exchange offer and consent solicitation (including the instructions in the letter of consent/transmittal) as to any particular Conrail Debentures either before or after the expiration date shall be final and binding on all other parties.

      -- None of us, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Conrail Debentures for exchange, nor shall any of them incur any liability for failure to give any notification.


      -- Tenders of Conrail Debentures will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Conrail Debentures received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder unless otherwise provided in the letter of consent/transmittal, promptly following the expiration date.


TERMS OF THE NEW CSXT NOTES AND THE NEW NSR NOTES

     The New CSXT Notes and the New NSR Notes will be issued under and entitled to the benefits of the New CSXT Indenture and New NSR Indenture. As a result, each of the New CSXT Notes and the New NSR Notes will be treated as separate debt obligations of each distinct obligor under their respective indentures.

     Descriptions of the terms of the New CSXT Notes are included in this prospectus and consent solicitation statement under "Description of the New CSXT Notes" in the CSXT Appendix attached hereto. Descriptions of the terms of the New NSR Notes are included in this prospectus and consent solicitation statement under "Description of the New NSR Notes" in the NSR Appendix attached hereto. A comparison of the terms of the New CSXT Notes to those of the Conrail Debentures is included in this prospectus and consent solicitation statement under "Comparison of the New CSXT Notes and the Conrail Debentures" in the CSXT Appendix attached hereto. A comparison of the terms of the New NSR Notes to those of the Conrail Debentures is included in this prospectus and consent solicitation statement under "Comparison of the New NSR Notes and the Conrail Debentures" in the NSR Appendix attached hereto.

REQUIRED CONSENT

     If you tender your Conrail Debentures, you must also consent to the proposed amendments to the Conrail Indenture to the extent your Conrail Debentures are accepted for exchange. By submitting a letter of consent/transmittal, you will have consented to the proposed amendments. See "--Proposed Amendments."

CONDITIONS TO THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     No Conrail Debentures will be accepted for exchange unless holders of more than 50% of the aggregate principal amount of the Conrail Debentures, voting as a single class, have consented to the Conrail Supplemental Indenture and validly tendered and not withdrawn their Conrail Debentures on or prior to the expiration date.

     The aggregate principal amount outstanding of each series of Conrail Debentures as of the date of this prospectus and consent solicitation statement are set forth below:

     9 3/4% Debentures Due June 15, 2020....................   $550,000,000
     7 7/8% Debentures Due May 15, 2043.....................    250,000,000
                                                               ------------
       TOTAL................................................   $800,000,000
                                                               ============


     Even if the above condition is met, notwithstanding any other term of this exchange offer and consent solicitation or any extension of this exchange offer and consent solicitation, we will not be required to accept for exchange any Conrail Debentures and, prior to the expiration date, may terminate, amend, or extend this exchange offer and consent solicitation if:


      -- Conrail has not obtained the consent, by the lessors and counterparties to Conrail's various private equipment leases and private secured loans, to the Conrail Spin Off Transactions; or

      -- Conrail does not obtain the consent by a majority of the holders of each series of Conrail's equipment trust certificates and pass through trust certificates, each voting as a separate class, as well as the consent by the related equity investors, lessors, owner trustees and owner participants, to the Conrail Spin Off Transactions, as evidenced by the execution and delivery by such holders of a letter of consent/transmittal pursuant to the consent solicitation that is occurring concurrently with this exchange offer and consent solicitation or by such other related party of another agreement or document evidencing such consent; or

      -- any action, proceeding or litigation seeking to enjoin, make illegal, delay the consummation of or challenge in any respect this exchange offer and consent solicitation or the Conrail Spin Off Transactions or otherwise relating in any manner to this exchange offer and consent solicitation or the Conrail Spin Off Transactions is pending, instituted or threatened; or


      -- any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to this exchange offer and consent solicitation, or the Conrail Spin Off Transactions, any of which could restrain, prohibit or delay consummation of this exchange offer and consent solicitation or the Conrail

           Spin Off Transactions or impair the contemplated benefits of this exchange offer and consent solicitation or the Conrail Spin Off Transactions to CSXT, NSR or Conrail, as described under "Description of the Conrail Spin Off Transactions--Benefits of the Conrail Spin Off Transactions," including a change which occurs in the current interpretations of the SEC that could materially impair our ability to proceed with the exchange offer or consent solicitation; or



      -- the trustee under the Conrail Indenture shall have objected in any respect to, or taken any action that could adversely affect the consummation of this exchange offer and consent solicitation or Conrail's ability to cause the execution of the Conrail Supplemental Indenture, or shall have taken any action that challenges the validity or effectiveness of the procedures used by Conrail in soliciting the consents (including the form thereof) or in the making of this exchange offer and consent solicitation or the acceptance of any of the Conrail Debentures or any of the consents; or



      -- all conditions in the Distribution Agreement shall not have been satisfied or waived. For a description of those conditions, see "Description of the Conrail Spin Off Transactions--The Distribution Agreement"; or


      --   there has occurred:

           -- any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

           -- the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

           -- the commencement of a war, armed hostilities or other international or national calamity (or, with regard to any existing wars or conflicts, any material escalation or expansion of such conflicts) directly or indirectly involving the United States or any of its territories;


           -- any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event, or any disruption or adverse change in the financial or capital markets generally or the market for loan syndications in particular, that could affect adversely the extension of credit by banks or other lending institutions in the United States;



           -- any event or events including, without limitation, general political, market, economic or financial conditions in the United States or abroad that have resulted or could result in an actual or threatened material adverse change in the business, condition (financial or other), income, operations, assets, liabilities, properties, or prospects of NYC or PRR, CSXT and its subsidiaries, taken as a whole, NSR and its subsidiaries, taken as a whole, or that otherwise materially affects, or could impair in any way, the contemplated future conduct of the business of any of the foregoing, or that otherwise could materially affect the expected benefits of this exchange offer and consent solicitation or the Conrail Spin Off Transactions, as described under "Description of the Conrail Spin Off Transactions--Benefits of the Conrail Spin Off Transactions"; or


           -- any termination of the Distribution Agreement. See "Description of the Conrail Spin Off Transactions--The Distribution Agreement."


     The conditions listed above are for our sole benefit and may be asserted by any of us regardless of the circumstances giving rise to any of these conditions. Prior to the expiration date, we may waive these conditions in whole or in part at any time and from time to time. The conditions may only be waived by us jointly. The failure by us at any time to exercise any of the above rights will not be considered a waiver of that right, and these rights will be considered to be ongoing rights which may be asserted, before the expiration date, at any time and from time to time. Any determination by us concerning the events described above will be final and binding upon all parties.


     In addition, we will not consummate this exchange offer and consent solicitation if at any time any stop order has been threatened or is in effect with respect to either of the registration statements of which this prospectus and consent solicitation statement constitutes a part or the qualification of the New CSXT Indenture or the New NSR Indenture under the Trust Indenture Act of 1939, or the "TIA."

FRACTIONAL NOTES

     The New Exchange Notes will be issued only in denominations of $1,000 and integral multiples of $1,000. Accordingly, if you would otherwise be entitled to receive a fractional interest in a New CSXT Note and a fractional interest in a New NSR Note, you will instead receive either a $1,000 New CSXT Note or a $1,000 New NSR Note in lieu of fractional interests in the New Exchange Notes. Whether you will receive a $1,000 New CSXT Note or a $1,000 New NSR Note in lieu of fractional interests will be determined as follows:

      -- if your fractional interest in a New CSXT Note is equal to or less than $500 and your fractional interest in a New NSR Note is equal to or greater than $500, you will receive a $1,000 New NSR Note in lieu of any fractional interests; or

      -- if your fractional interest in a New NSR Note is less than $500 and your fractional interest in a New CSXT Note is greater than $500, you will receive a $1,000 New CSXT Note in lieu of any fractional interests.

     Under no circumstances will you receive a combination of New CSXT Notes and New NSR Notes with a combined aggregate principal amount different from the aggregate principal amount of Conrail Debentures that you validly tender in this exchange offer and consent solicitation. Participants in DTC are responsible for allocating the New CSXT Notes and the New NSR Notes, as well as fractional interests related thereto, to beneficial owners and none of DTC, CSXT, NSR, the exchange agent, the information agent or the dealer manager is responsible for such allocations.

NO PRORATION

     This exchange offer and consent solicitation for Conrail Debentures is for all Conrail Debentures and is not subject to proration among holders of Conrail Debentures who validly tender.

PROPOSED AMENDMENTS

     This section sets forth a brief description of the Proposed Amendments to the Conrail Indenture for which consents are being sought pursuant to this exchange offer and consent solicitation. THE PROPOSED AMENDMENTS CONSTITUTE A SINGLE PROPOSAL. IF YOU ELECT TO TENDER YOUR CONRAIL DEBENTURES, YOU MUST CONSENT TO THE PROPOSED AMENDMENTS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY TO SPECIFIC PROPOSED AMENDMENTS. IF YOU VALIDLY TENDER YOUR CONRAIL DEBENTURES, YOU WILL HAVE CONSENTED TO THE PROPOSED AMENDMENTS.

     The proposed amendments will not become effective unless and until we accept for exchange all validly tendered Conrail Debentures pursuant to this exchange offer and consent solicitation and such Conrail Debentures represent more than 50% in aggregate principal amount of Conrail Debentures outstanding. The Conrail Supplemental Indenture setting forth the proposed amendments will be executed promptly following the expiration date, assuming that the requisite consents have been received. Thereafter, the proposed amendments will be effective and will be binding on all non-tendering holders of Conrail Debentures. If this exchange offer and consent solicitation is withdrawn or is otherwise not consummated, the Conrail Supplemental Indenture will become null and void, the proposed amendments will not become effective and the Conrail Indenture will remain in effect in its present form, subject to any modifications, waivers or amendments in accordance with the provisions of the Conrail Indenture, without giving effect to the proposed amendments.

     The primary purpose of the Conrail Supplemental Indenture is to eliminate substantially all of the restrictive covenants in the Conrail Indenture in order to allow the Conrail Spin Off Transactions to go forward, other than the covenants to pay interest on and principal of Conrail's Debentures when due and covenants required by the TIA, and to eliminate certain related events of default.

     The following summary of provisions of the Conrail Indenture after giving effect to proposed amendments set forth below are qualified in their entirety by reference to the full and complete terms contained in the Conrail Indenture, dated May 1, 1990, between Conrail and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., a national banking corporation, which was successor in interest to The First National Bank of Chicago, a national banking association, or "FNBC," and as amended by the Conrail Supplemental Indenture, dated August 25, 1998, between Conrail and FNBC. Holders may obtain copies of the Conrail Indenture and the Conrail Supplemental Indenture without charge from the information agent.

     The "proposed amendments" to the Conrail Indenture are as follows:

  DELETION OF COVENANTS

     The proposed amendments would, unless otherwise indicated, delete in their entirety from the Conrail Indenture the provisions described and listed below by their corresponding section number in the Conrail Indenture and any references thereto.

     SECTION 3.6 Corporate Existence. This provision currently requires Conrail to keep in full force and effect its corporate existence and its rights and franchises unless abandoning any right or franchise would not have a material adverse effect on Conrail or its subsidiaries taken as a whole.

     SECTION 3.7 Limitation on Liens. This provision currently restricts Conrail's ability and its subsidiaries' ability to create or permit to exist certain liens on their assets and properties and the debt or shares of stock of certain of their subsidiaries.

     SECTION 3.8 Waiver of Certain Covenants. This provision currently allows holders of the Conrail Debentures to waive Conrail's compliance with Section 3.6 (Corporate Existence) and Section 3.7 (Limitation on Liens) of the Conrail Indenture.

     SECTION 3.10 Limitation upon LLC Indebtedness. This provision currently restricts Conrail's ability to permit NYC or PRR or any successor of either to incur, create or otherwise become liable for the payment of any indebtedness.

     SECTION 5.1 Events of Default. Section 5.1 of the Conrail Indenture sets forth events that would constitute a default by Conrail under the Conrail Indenture.

     Paragraph (c) describes events of default relating to Conrail's failure to comply with its covenants or agreements under the Conrail Indenture; and

     Paragraph (f) describes events of default relating to any other event of default provided for in any supplemental indenture under which securities are issued under the indenture.

     SECTION 9.1 Issuer May Merge, Consolidate, etc., Only on Certain Terms. This provision currently restricts Conrail's ability to merge, consolidate or sell all or substantially all of its assets.

     SECTION 9.2 Successor Corporation Substituted. This provision currently provides that, following compliance with the terms of Section 9.1, the successor corporation will succeed to the rights and powers of Conrail under the Conrail Indenture, after which Conrail will be discharged from its obligations.

     SECTION 9.3 Notes to be Secured in Certain Events. This provision currently requires Conrail to secure the payment of any securities outstanding under the Conrail Indenture prior to a merger or consolidation if a certain amount of Conrail's assets or any shares of stock or debt of any of Conrail's Subsidiaries will be subject to a lien following the merger or consolidation and the securities outstanding under the Conrail Indenture will not be similarly secured.

     The Conrail Supplemental Indenture would also delete definitions from the Conrail Indenture when references to these definitions are eliminated as a result of the foregoing.

     None of the maturity dates, payment provisions, interest rates, redemption provisions or any other similar terms of the Conrail Indentures will be amended as a result of the Conrail Supplemental Indenture.

     This description is also qualified in its entirety by reference to the full provisions of the Conrail Indenture, which is filed as an exhibit to the registration statements of which this prospectus and consent solicitation statement is a part, and copies of which the information agent will provide to you upon request. Holders of Conrail Debentures should carefully review the Conrail Supplemental Indenture before consenting to the proposed amendments by validly tendering and not withdrawing their Conrail Debentures in this exchange offer and consent solicitation.

  REQUISITE CONSENTS; OUTSTANDING CONRAIL DEBENTURES

     In order for the Conrail Supplemental Indenture to be effective as to the Conrail Debentures, holders of more than 50% in aggregate principal amount of the Conrail Debentures, voting as a single class, must have validly tendered and had their Conrail Debentures accepted in this exchange offer and consent solicitation.

     In contrast, in the consent solicitation that occurred in 1998, the amendment to the Conrail Indenture required the consent of a majority in aggregate principal amount of the holders of each of the 9 3/4% Conrail Debentures and the 7 7/8% Conrail Debentures, each voting separately as a single class.

     As a consequence of the amendments approved in the 1998 consent solicitation, all amendments or waivers subsequent to the 1998 amendments that affect all series of securities outstanding under the Conrail Indenture (such as those set forth in the Conrail Supplemental Indenture) may be made with the consent of a majority in aggregate principal amount of all such series voting together as a single class rather than on a series-by-series basis.

     The principal amount outstanding of each series of Conrail Debentures as of the date of this prospectus and consent solicitation statement is set forth below:


     9 3/4% Debentures Due June 15, 2020.................  $550,000,000
     7 7/8% Debentures Due May 15, 2043..................   250,000,000
                                                           ------------
          TOTAL..........................................  $800,000,000
                                                           ============

     The failure of a holder of Conrail Debentures to have his Conrail Debentures accepted in this exchange offer and consent solicitation, including any failures resulting from failures by brokers to validly tender or to receive instructions from their clients as to whether to tender Conrail Debentures in this exchange offer and consent solicitation, will have the same effect as if that holder had not granted a consent to the Conrail Supplemental Indenture.

     To our knowledge, no director or executive officer of CSXT, NSR, Conrail or any of their affiliates held any Conrail Debentures as of the close of business on the date hereof.

PROCEDURES FOR TENDERING

 WHAT TO SUBMIT AND HOW

     We have forwarded to you, along with this prospectus and consent solicitation statement, a letter of consent/transmittal relating to this exchange offer and consent solicitation in order for you to receive the New Exchange Notes and the respective Cash Payments. A holder need not submit a letter of consent/transmittal if the holder tenders Conrail Debentures in accordance with the ATOP procedures mandated by DTC. To tender Conrail Debentures without submitting a letter of consent/transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgements of, receipt of, and your agreement to be bound by, and to make all the representations contained in, the letter of consent/transmittal. In all other cases, you must transmit a validly completed and duly executed letter of consent/transmittal to The Bank of New York, at the address set forth below under "--Exchange Agent," on or prior to the expiration date. Your valid tender of Conrail Debentures through either method will constitute your consent to the Conrail Supplemental Indenture.

     Any beneficial holder whose Conrail Debentures are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on the beneficial holder's behalf. In accordance with state securities laws, some beneficial holders will be required to make representations and warranties about themselves contained in the form of instructions to be sent to brokers, dealers, commercial banks, trust companies and other nominees. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the letter of consent/transmittal and delivering its Conrail Debentures, either make appropriate arrangements to register ownership of the Conrail Debentures in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time and may not be capable of being completed prior to the expiration date.

     In addition,

          (1) certificates for the Conrail Debentures must be received by the exchange agent along with the letter of consent/transmittal; or

          (2) a timely confirmation of a book-entry transfer of the Conrail Debentures, if such procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent on or prior to the expiration date; or

          (3) you must deliver a letter of consent/transmittal and, if applicable, a notice of guaranteed delivery on or prior to the expiration date. See "--Guaranteed Delivery Procedures."

     All Conrail Debentures held by a single holder and not by a nominee, trustee or other representative must all be tendered on a single letter of consent/transmittal.

     The tender by a holder that is not withdrawn on or prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and consent solicitation statement and in the letter of consent/transmittal, including, but not limited to, the agreement by such holder to deliver good and marketable title to the tendered Conrail Debentures free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     The method of delivery of Conrail Debentures, letters of consent/transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of consent/transmittal or Conrail Debentures should be sent to CSXT, NSR, Conrail, NYC, PRR, the dealer manager, the information agent or any other person other than the exchange agent.

 HOW TO SIGN YOUR LETTER OF CONSENT/TRANSMITTAL AND OTHER DOCUMENTS

     Signatures on a letter of consent/transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Conrail Debentures being surrendered for exchange are tendered:

      -- by a registered holder of the Conrail Debentures who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of consent/transmittal; or

      --   for the account of an eligible institution.

     If signatures on a letter of consent/transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the exchange agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or "STAMP," or such other "signature guarantee program" as may be determined by the exchange agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


     If the letter of consent/transmittal or any powers of attorney or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted with the letter of consent/transmittal.

     By signing the letter of consent/transmittal or tendering using ATOP procedures established by DTC, each holder of Conrail Debentures will represent to us that, among other things:

      -- the holder has full power and authority to tender, assign, exchange and transfer the Conrail Debentures tendered;

      -- Conrail will acquire good title to the Conrail Debentures being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when Conrail accepts the Conrail Debentures;

      -- neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the New CSXT Notes, the New NSR Notes or the Cash Payments;


      -- if the holder is a broker-dealer registered under the Exchange Act or the holder is participating in this exchange offer and consent solicitation for the purpose of distributing New CSXT Notes or New NSR Notes, such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of New CSXT Notes or New NSR Notes, and such broker-dealer may not rely on the position of the SEC's staff set forth in their no-action letters;


      -- any resales of New CSXT Notes or New NSR Notes obtained by the holder in exchange for Conrail Debentures acquired by the holder directly from Conrail should be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508, as applicable, of Regulation S-K of the SEC; and

      -- neither the holder nor any such other person is our "affiliate" within the meaning of Rule 405 under the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

     If you are a broker-dealer and you will receive New CSXT Notes or New NSR Notes for your own account in exchange for Conrail Debentures that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of consent/transmittal that you will deliver a prospectus in connection with any resale of such New CSXT Notes or New NSR Notes.

     Participation in this exchange offer and consent solicitation is voluntary. You are urged to consult your financial and tax advisors in making your decision as to whether to participate in this exchange offer and consent solicitation.

 CONSEQUENCES OF FAILURE TO VALIDLY TENDER CONRAIL DEBENTURES IN THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     Delivery of the New Exchange Notes and the Cash Payments in exchange for the Conrail Debentures under this exchange offer and consent solicitation will be made only after timely receipt by the exchange agent of (1) such Conrail Debentures, a validly completed and duly executed letter of consent/transmittal and all other required documents, or (2) an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. Therefore, holders desiring to tender Conrail Debentures in exchange for New CSXT Notes, New NSR Notes and Cash Payments should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Conrail Debentures for exchange.

     To the extent that any Conrail Debentures remain outstanding following consummation of the exchange offer, they will remain obligations of Conrail. If we obtain the requisite consents and execute the Conrail Supplemental Indenture, it will be binding on each holder of Conrail Debentures, regardless of whether or not that holder consented by validly tendering such holder's Conrail Debentures. You will not be entitled to any appraisal or dissenters' rights if the Conrail Supplemental Indenture becomes effective without your consent.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the Conrail Debentures at DTC for purposes of this exchange offer and consent solicitation promptly after the date of this prospectus and consent solicitation statement. Any financial institution that is a participant in DTC's systems or any organization which is an indirect participant in DTC's systems, including Euroclear and Clearstream, may make book-entry delivery of Conrail Debentures by causing DTC to transfer Conrail Debentures into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. However, the Conrail Debentures will be deemed tendered only after timely confirmation of book-entry transfer of the Conrail Debentures into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering Conrail Debentures that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of consent/transmittal, and that we may enforce the agreement against that participant.

     If your Conrail Debentures are held through DTC, you must instruct the participant(s) in DTC through whom you hold your Conrail Debentures of your intention to tender your Conrail Debentures and instruct such participants to deliver your Conrail Debentures utilizing DTC's ATOP procedures. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent, and we will not be able to accept your tender of Conrail Debentures until a valid book-entry confirmation from DTC, with respect to your Conrail Debentures, has been received by the exchange agent.

     Except as described under "Description of the New CSXT Notes--Certificated Notes" and "Description of the New NSR Notes--Certificated Notes" in the CSXT Appendix and NSR Appendix, respectively, we have arranged for the New Exchange Notes to be issued in the form of global notes registered in the name of DTC or its nominee and each holder's interest in these securities will be transferable only in book-entry form through DTC.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of Conrail Debentures and you want to tender your Conrail Debentures but your Conrail Debentures are not immediately available, or time will not permit your Conrail Debentures to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

          (1) the tender is made through an eligible institution;

          (2) on or prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a validly completed and duly executed letter of consent/transmittal and notice of guaranteed delivery, in the form provided by us, stating:

         --   the name and address of the holder of Conrail Debentures;

         -- the certificate number or numbers of the Conrail Debentures and the principal amount of Conrail Debentures tendered; and

         -- that the tender is being made by delivering the notice of guaranteed delivery and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered Conrail Debentures, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of consent/transmittal, will be deposited by that eligible institution with the exchange agent; and

          (3) the certificates for all physically tendered Conrail Debentures, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of consent/transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

     Unless Conrail Debentures are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your Conrail Debentures according to the guaranteed delivery procedures described above.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAYABLE BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES, AND THE CASH PAYMENTS MADE IN CONNECTION WITH THE EXCHANGE OF CONRAIL'S DEBENTURES PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR CONRAIL DEBENTURES DELIVERED TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

ACCEPTANCE OF CONRAIL DEBENTURES AND DELIVERY OF NEW CSXT NOTES, NEW NSR NOTES AND CASH PAYMENTS

     Once all of the conditions to this exchange offer and consent solicitation are satisfied or waived, (a) we will accept, promptly after the expiration date, all Conrail Debentures validly tendered, (b) CSXT will cause the New CSXT Notes to be issued to Conrail for the exchange of New CSXT Notes for Conrail Debentures, (c) NSR will cause the New NSR Notes to be issued to Conrail for the exchange of the New NSR Notes for Conrail Debentures, and (d) with respect to all Conrail Debentures validly tendered and not withdrawn on or prior to the expiration date, Conrail will cause to be paid to the holders of such Conrail Debentures the 9 3/4% Cash Payment and/or the 7 7/8% Cash Payment, as the case may be. See "--Conditions to This Exchange Offer and Consent Solicitation" above.

     Conrail will make the 9 3/4% Cash Payment and/or the 7 7/8% Cash Payment by depositing the aggregate cash payments, to the extent payable, in immediately available funds with the exchange agent, which will act as agent for the holders who tender their Conrail Debentures on or prior to the expiration date for the purpose of, among other things, receiving the New Exchange Notes and Cash Payments from Conrail and transmitting such New Exchange Notes and Cash Payments to those holders. For purposes of this exchange offer and consent solicitation, the giving of written notice of our acceptance to the exchange agent will be considered our acceptance of this exchange offer and consent solicitation.

     In all cases, the New Exchange Notes and Cash Payments will be delivered in exchange for Conrail Debentures that are accepted for exchange only after timely receipt by the exchange agent of:

      -- a timely book-entry confirmation with respect to the Conrail Debentures which must contain your acknowledgements of, receipt of, and your agreement to be bound by, and to make all the representations contained in, the letter of consent/transmittal; or

      -- certificates for the Conrail Debentures and a validly completed and duly executed letter of consent/transmittal as well as any other documents required by the letter of consent/transmittal and the instructions to the letter of consent/transmittal.

     The exchange agent will make the exchange and cash payment on, or promptly after, the date it receives notice of acceptance from CSXT and NSR, and as a result of this exchange the holders in whose names the New Exchange Notes and Cash Payments will be deliverable upon exchange will be deemed to be the holders of record of the New Exchange Notes. Holders tendering pursuant to the procedures for guaranteed delivery discussed under "--Guaranteed Delivery Procedures" whose certificates for Conrail Debentures or book-entry confirmation with respect to Conrail Debentures are actually received by the exchange agent after expiration of this exchange offer and consent solicitation, may receive the New Exchange Notes and the Cash Payments later than other holders. All tendering holders, by execution of the letter of consent/transmittal, or by following the ATOP procedures for Conrail Debentures held by DTC, waive any right to receive notice of acceptance of the Conrail Debentures for exchange.

     The reasons we may not accept tendered Conrail Debentures are:

      -- the Conrail Debentures were not validly tendered pursuant to the procedures for tendering; see "--Procedures for Tendering";

      -- we determine that one or more of the conditions to this exchange offer and consent solicitation has not been satisfied; see "--Conditions to This Exchange Offer and Consent Solicitation";

      -- a holder has validly withdrawn a tender of Conrail Debentures as described under "--Withdrawal Rights"; or


      -- we have terminated or extended this exchange offer and consent solicitation. See "--Terms of This Exchange Offer and Consent Solicitation" and "--Procedures for Tendering."



     If we do not accept any tendered Conrail Debentures for any reason included in the terms and conditions of this exchange offer and consent solicitation or if you submit certificates representing Conrail Debentures in a greater principal amount than you wish to exchange, we will promptly return any unaccepted or non-exchanged Conrail Debentures without expense to the tendering holder or, in the case of Conrail Debentures tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described above, non-exchanged Conrail Debentures will be credited to an account maintained with DTC promptly after the expiration or termination of this exchange offer and consent solicitation.


     Conrail Debentures that are not tendered for exchange or are tendered but not accepted in connection with this exchange offer and consent solicitation will not be retired or cancelled and will remain outstanding and remain subject to the Conrail Indenture, as modified by the Conrail Supplemental Indenture in the event this exchange offer and consent solicitation is consummated.

WITHDRAWAL RIGHTS

     Subject to applicable law, you may withdraw tenders of Conrail Debentures and thereby revoke your related consents at any time on or prior to the expiration date, but not after. A valid withdrawal of tendered Conrail Debentures made on or prior to the expiration date is an automatic revocation of your related consent.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "--Exchange Agent" on or prior to the expiration date or any extension of the withdrawal period as described above. Any notice of withdrawal must specify:

      -- the name of the person having tendered the Conrail Debentures to be withdrawn;

      --   the Conrail Debentures to be withdrawn;

      -- the principal amount of the Conrail Debentures to be withdrawn (including the principal amount of such Conrail Debentures and the CUSIP numbers, if held by DTC);

      -- if certificates for Conrail Debentures have been delivered to the exchange agent, the name in which the Conrail Debentures are registered, if different from that of the withdrawing holder;

      -- if certificates for Conrail Debentures have been delivered or otherwise identified to the exchange agent, in which case, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

      -- if Conrail Debentures have been tendered using the procedure for book-entry transfer described above, in which case, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Conrail Debentures and otherwise comply with the procedures of that facility.

     If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Conrail Debentures so withdrawn will be considered not to have been validly tendered for exchange for purposes of this exchange offer and consent solicitation and you will not be eligible to receive the New

Exchange Notes or the Cash Payments. In addition, the holders of any Conrail Debentures so withdrawn will be considered not to have consented to the Conrail Supplemental Indenture described under "--Proposed Amendments." You may not revoke your consent without withdrawing your tender of the Conrail Debentures relating to such consent.

     If you have validly withdrawn Conrail Debentures and wish to re-tender them, you may do so by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

 SUBSEQUENT OFFERING PERIOD

     We may elect, in our sole discretion, to provide a subsequent offering period of not less than three business days nor more than 20 business days. A subsequent offering period is not an extension of the initial (or extended) offering period. A subsequent offering period would be an additional period of time, following the expiration of the initial (or extended) offering period, in which holders of Conrail Debentures may tender their Conrail Debentures not tendered during the initial (or extended) offering period. You will not have the right to withdraw any Conrail Debentures that you tender during a subsequent offering period and you will not have the right to withdraw any Conrail Debentures tendered prior to the expiration of the initial (or extended) offering period during a subsequent offering period.

     If we elect to have a subsequent offering period, we will issue a press release or other public announcement. In addition, if we elect to have a subsequent offering period, we intend to comply with the provisions of Rule 14d-11 under the Exchange Act.

THE DEALER MANAGER

     Conrail, CSX and NSC have engaged Morgan Stanley & Co. Incorporated to act as sole dealer manager and sole solicitation agent in connection with this exchange offer and consent solicitation and to provide financial advisory services to Conrail, CSX and NSC in connection with this exchange offer and consent solicitation.

     The principal solicitation in connection with this exchange offer and consent solicitation is being made by mail. However, additional solicitation may be made by telephone, facsimile, electronic media or in person by the dealer manager and its officers, regular employees and affiliates. In addition, additional solicitation may be made by telephone, facsimile, electronic media or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders or consents. In any jurisdiction in which the securities laws or blue sky laws require solicitations to be made by a licensed broker or dealer, any solicitations in connection with this exchange offer and consent solicitation will be deemed to be made on behalf of us and the other registrants by the dealer manager or its affiliates that are licensed under the laws of the applicable jurisdictions.

     The dealer manager has provided, and we expect will provide, investment banking and financial advisory services to CSX, CSXT, NSC, NSR and Conrail, as the case may be, for which it received, and we expect will receive, customary fees. In particular, Conrail, CSX and NSC have engaged Morgan Stanley & Co. Incorporated to act as sole solicitation agent in connection with the solicitation of consents from holders of Conrail's equipment trust and pass through trust certificates. Conrail is seeking, among other things, the consent of these secured debt holders to effectuate the Conrail Spin Off Transactions.

     CSXT, NSR and Conrail will enter into a dealer manager agreement with the dealer manager. In that agreement, Conrail, CSX and NSC will agree to pay the dealer manager customary fees for its services, including reasonable out-of-pocket expenses and fees and expenses of legal counsel. Conrail, CSX and NSC have also agreed to indemnify the dealer manager against specified liabilities, including specified liabilities under the federal securities laws.

     At any given time, the dealer manager may trade the Conrail Debentures and, upon their issuance, the New Exchange Notes, for its own account or for the accounts of its customers, and, accordingly, may hold a long or a short position in these securities or such other securities.

     The dealer manager does not assume any responsibility for the accuracy or completeness of the information concerning this exchange offer and consent solicitation, the Conrail Spin Off Transactions, CSX, CSXT, NSC, NSR or Conrail contained in this prospectus and consent solicitation statement or any documents incorporated herein by reference or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

     Questions regarding the terms of this exchange offer and consent solicitation should be directed to the dealer manager at the address and telephone numbers set forth on the back cover of this prospectus and consent solicitation statement.

INFORMATION AGENT

     We have engaged Innisfree M&A Incorporated as the information agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus and consent solicitation statement or of the letter of consent/transmittal and requests for notices of guaranteed delivery should be directed to the information agent. The information agent may be contacted as follows:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                        Banks and Brokers Call Collect:
                                 (212) 750-5833
                           All Others Call Toll Free:
                                 (877) 456-3507

EXCHANGE AGENT

     We have engaged The Bank of New York as the exchange agent for this exchange offer and consent solicitation. All executed letters of consent/transmittal should be directed to the exchange agent at the address set forth below:

                                  Deliver to:
                              The Bank of New York
                              Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286
                    Attn: William Buckley/Carolle Montreuil

                            Facsimile Transmissions:
                                 (212) 298-1915
                  To Confirm by Telephone or for Information:
                              (212) 815-5788/5920

     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

     You and your broker, dealer, commercial bank, trust company or other nominee should send letters of consent/transmittal and all correspondence in connection with this exchange offer and consent solicitation to the exchange agent at the address and telephone number listed above.

FEES AND EXPENSES

     The information agent and exchange agent will receive reasonable and customary compensation for their services, and will be reimbursed by Conrail for various reasonable out-of-pocket expenses.

     The dealer manager, information agent and exchange agent will be indemnified against various liabilities in connection with this exchange offer and consent solicitation, including liabilities under the federal securities laws.

     No fees or commissions (other than fees to the dealer manager, information agent and exchange agent) will be payable by us to brokers, dealers or other persons for soliciting tenders of Conrail Debentures pursuant to this exchange offer and consent solicitation. We, however, upon request, will reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding this prospectus and consent solicitation statement and related materials to the beneficial owners of Conrail Debentures held by them as a nominee or in a fiduciary capacity. Other than the dealer manager, no broker, dealer, commercial bank or trust company has been authorized to act as our agent for purposes of this exchange offer and consent solicitation.

TRANSFER TAXES

     Conrail will pay all transfer taxes, if any, applicable to the exchange of Conrail Debentures under this exchange offer and consent solicitation. If, however, certificates representing New CSXT Notes or New NSR Notes or Conrail Debentures for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Conrail Debentures tendered, or if tendered Conrail Debentures are registered in the name of any person other than the person signing the letter of consent/transmittal, or if a transfer tax is imposed for any reason other than the exchange of Conrail Debentures pursuant to this exchange offer and consent solicitation, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of consent/transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     We are not aware of any state or local jurisdiction where the consummation of this exchange offer and consent solicitation is prohibited by administrative or judicial action pursuant to a state or local statute. If we become aware of any state or local jurisdiction where the consummation of this exchange offer and consent solicitation is so prohibited, we will make a good faith effort to comply with any such statute. If, after that effort, we cannot comply with that statute, this exchange offer and consent solicitation will not be consummated (nor will consents or letters of consent/transmittal be accepted from or on behalf of the holders of Conrail's Debentures) in that state or local jurisdiction.

ACCOUNTING TREATMENT

     CSX and NSC through their indirect ownership of Conrail each have ownership interests in both NYC and PRR. Presently, their indirect ownership interests in these entities mirror their ownership interest in Conrail (42% for CSX and 58% for NSC). As a result of the Conrail Spin Off Transactions, CSX (and ultimately
CSXT) will obtain direct ownership of all of NYC and NSC (and ultimately NSR) will obtain direct ownership of all of PRR. Thus, CSX will in effect receive NSC's 58% indirect ownership interest in NYC and NSC will in effect receive CSX's 42% indirect ownership interest in PRR. Accordingly, after the Conrail Spin Off Transactions, CSX will no longer have an indirect ownership interest in PRR and NSC will no longer have an indirect ownership interest in NYC. The receipt of the interests not already indirectly owned by CSX and NSC will be accounted for at fair value using the principles of purchase accounting. The receipt of the interests already indirectly owned by CSX and NSC will be accounted for using CSX's and NSC's bases in amounts already included within their respective investments in Conrail. The pro forma financial information included in the Appendices attached hereto has been prepared assuming that the fair value of the direct ownership interests being obtained equals the carrying amount of the indirect ownership interests being foregone. CSX and NSC are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions once consummated and that analysis has been completed. Accordingly, the amounts ultimately reflected in CSXT's and NSR's financial statements could differ materially from the amounts shown in the unaudited pro forma financial information included in the Appendices attached hereto. CSXT and NSR will recognize capital contributions from CSX and NSC, respectively, and accordingly will not recognize any gain or loss related to the Conrail Spin Off Transactions, notwithstanding any gain or loss that may be recognized by CSX and NSC.

     Conrail will recognize a gain or loss on any difference between the fair value and carrying value of NYC and PRR, including the effect of the extinguishment of the Conrail Debentures upon consummation of this exchange offer and consent solicitation, and then concurrently will record the distribution of NYC and PRR to its parent, CRR, as a dividend.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION

     The following is a summary of the material United States federal income tax consequences (i) to holders of Conrail Debentures who exchange their Conrail Debentures for New Exchange Notes and the receipt by such holders of the Cash Payment paid in the exchange and (ii) to holders who do not participate in the exchange. Except where otherwise noted, this summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury Regulations, all as in effect on the date of this prospectus and consent solicitation statement and all of which are subject to change, possibly with retroactive effect. This summary assumes that the Conrail Debentures and the New Exchange Notes are held as capital assets (as defined in the Code) and does not address the tax consequences that may be relevant to a holder subject to special U.S. tax rules, including, but not limited to, non-U.S. holders, certain expatriates, dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations and persons that hold the New Exchange Notes as part of a straddle, hedge against currency risk or constructive sale or conversion transaction. Moreover, this discussion does not address any aspect of state, local or foreign tax considerations and does not address U.S. federal income tax consequences that may be relevant to a particular holder in light of his or her personal circumstances.

     As used herein, a "holder" means a beneficial owner of a Conrail Debenture, New CSXT Note or New NSR Note that is, for U.S. federal income tax purposes:

      -- an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under
           Section 7701 of the Code;

      -- a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of any political subdivision thereof;

      -- an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

      -- a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (y) the trust has a valid election in effect under the applicable U.S. Treasury Regulations to be treated as a United States person.


     THE FOLLOWING SUMMARY IS NOT TAX ADVICE. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION AND THE PAYMENT OF CASH, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


  THE EXCHANGE OF CONRAIL DEBENTURES FOR NEW CSXT NOTES AND NEW NSR NOTES

     We have received a ruling from the IRS concerning certain aspects of the exchange of Conrail Debentures for New CSXT Notes, New NSR Notes and Cash Payments. Consistent with the ruling, the following discussion (except as otherwise specifically noted) assumes that the Conrail Debentures, the New CSXT Notes and the New NSR Notes are "securities" for U.S. federal income tax purposes under the relevant provisions of the Code. Based on the foregoing, and subject to the discussion below under "-- Cash Payment Received in Connection with the Exchange by Holders of Conrail Debentures," the material U.S. federal income tax consequences of the exchange should be as follows:

      -- holders of Conrail Debentures who exchange Conrail Debentures for New Exchange Notes and Cash Payments should recognize any gain (but not loss) realized on each Conrail Debenture in an amount equal to the lesser of:

         --   the amount of the Cash Payment received; or

         -- the amount equal to the excess, if any, of (a) the sum of (i) the Cash Payment received and (ii) the aggregate issue price (described hereafter) of the New CSXT Note and the New NSR Note received in the exchange over (b) the holder's adjusted tax basis in the Conrail Debenture exchanged therefor.

     The issue price of the New CSXT Note and the New NSR Note depends on whether a substantial amount of such New Exchange Notes is considered to be "traded on an established market" within the meaning of the applicable U.S. Treasury Regulations. If, as Conrail expects, a substantial amount of the New CSXT Notes and the New NSR Notes is considered to be traded on an established market, the issue price of such Notes will be their trading price on the issue date. If it is not the case that a substantial amount of the New CSXT Notes and the New NSR Notes is considered to be traded on an established market, but a substantial amount of the Conrail Debentures is considered to be so traded, the fair market value of the Conrail Debenture on the date of the exchange will be allocated between the New CSXT Note and the New NSR Note based on such New Exchange Notes' relative fair market values, and the issue price of the New CSXT Note and the New NSR Note will equal the portion of the Conrail Debenture fair market value allocated to such New Exchange Notes. If the New CSXT Notes, the New NSR Notes and the Conrail Debentures are considered not to be traded on an established market, the issue price of the New CSXT Notes and New NSR Notes will be equal to their stated principal amounts. HOLDERS OF NEW CSXT NOTES AND NEW NSR NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE DETERMINATION OF THE ISSUE PRICE OF SUCH NEW EXCHANGE NOTES.

     Except as discussed below, gain recognized by an exchanging holder will be treated as capital gain and will be long-term capital gain if, at the time of the exchange, the Conrail Debenture has been held for more than one year. Gain recognized by an exchanging holder will be treated as ordinary income to the extent of any market discount on the Conrail Debenture exchanged therefor that has accrued during the period that the exchanging holder held the Conrail Debenture and that has not previously been included in income by the holder. A Conrail Debenture generally will be considered to have been acquired with market discount if the adjusted issue price of the Conrail Debenture at the time of acquisition exceeded the initial tax basis of the Conrail Debenture in the hands of the holder by more than a specified de minimis amount. Market discount accrues on a ratable basis, unless the holder elects to accrue the market discount using a constant-yield method.

     The gain calculation must be made separately for each Conrail Debenture exchanged, and a loss realized on one Conrail Debenture will not be recognized and therefore may not be used to offset a gain recognized on another Conrail Debenture.

      -- the holding period of the New CSXT Note and the New NSR Note will include the holding period of the Conrail Debenture exchanged for the New CSXT Note and the New NSR Note;

      -- the aggregate adjusted tax basis of the New CSXT Note and the New NSR Note received will be equal to the tax basis in the Conrail Debenture exchanged (a) reduced by the amount of the Cash Payment received that is attributable to such Conrail Debenture and (b) increased by the amount of gain, if any, recognized by such holder on the exchange with respect to such Conrail Debenture and such basis will be allocated between the New CSXT Note and the New NSR Note based on their relative fair market values; and

      -- any accrued market discount on the Conrail Debenture not previously treated as ordinary income will carry over to and be allocated between the New CSXT Note and the New NSR Note.

  CASH PAYMENT RECEIVED IN CONNECTION WITH THE EXCHANGE BY HOLDERS OF CONRAIL DEBENTURES

     We intend to treat the Conrail Debentures, the New CSXT Notes and the New NSR Notes as securities for federal income tax purposes and, consistent with a ruling we have received from the IRS, we intend to treat the Cash Payment to holders as additional consideration received by holders as part of the exchange. In the event that the Cash Payment is not treated as additional consideration received by holders as part of the exchange, such payments will likely be treated as a separate payment in the nature of a fee paid for holders' consent, and holders would likely recognize ordinary income in the amount of the cash received as opposed to capital gain as described above.

  NONPARTICIPATION IN THE EXCHANGE

     Some holders of Conrail Debentures may not participate in the exchange. Whether such holders are treated as constructively exchanging their "old" Conrail Debentures for "new" Conrail Debentures for U.S. federal income tax purposes as a result of the adoption of the Conrail Supplemental Indenture depends on whether the adoption of the Conrail Supplemental Indenture constitutes a "significant modification" of the existing Conrail Debentures (within the meaning of the applicable U.S. Treasury Regulations). The adoption of the Conrail Supplemental Indenture should not constitute a significant modification of the terms of the Conrail Debentures. Accordingly, holders of Conrail Debentures who do not participate in this exchange offer and consent solicitation should not be deemed to have exchanged their Conrail Debentures and otherwise should not recognize income, gain or loss solely as a result of the adoption of the Conrail Supplemental Indenture. Similarly, there should be no U.S. federal income tax consequences of this exchange offer and consent solicitation to a participating holder with respect to any portion of the holder's Conrail Debentures that are not tendered or are withdrawn on or prior to the expiration of this exchange offer and consent solicitation.

  CONSEQUENCES OF HOLDING NEW EXCHANGE NOTES

     The following is a summary of the principal U.S. federal income tax consequences resulting from the ownership and disposition of the New CSXT Notes and the New NSR Notes:

     Payments of Interest and Original Issue Discount. Interest paid on a New CSXT Note and a New NSR Note will be taxable to a holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for U.S. federal income tax purposes. In the event that the "stated redemption price at maturity" of the New CSXT Note or the New NSR Note exceeds its "issue price" (as described above), provided such excess is greater than a specified de minimis amount, each New CSXT Note or New NSR Note will be considered to have been issued with original issue discount, or "OID." Each holder of a New Exchange Note issued with OID will be required to include in income each year, without regard to whether any cash payments of interest are made with respect to such New Exchange Note and without regard to the holder's method of accounting for U.S. federal income tax purposes, a portion of the OID on the New CSXT Notes or the New NSR Notes or both, as the case may be, so as to provide a constant yield to maturity, subject to reductions in respect of acquisition premium (as defined hereafter). The amount required to be so included will be treated as ordinary income. In compliance with U.S. Treasury Regulations, if the New Exchange Notes are issued with OID, the issuers will provide certain information to the IRS and holders that is relevant to determining the amount of OID in each accrual period. The New Exchange Notes are not expected to be issued with OID.

     Acquisition Premium and Amortizable Bond Premium. If a holder's adjusted tax basis in a New CSXT Note or a New NSR Note immediately after the exchange of a Conrail Debenture for such New Exchange Note (i) is less than or equal to the sum of all amounts payable on the New CSXT Note or the New NSR Note (other than payments of qualified stated interest), but (ii) exceeds the adjusted issue price of such New Exchange Note, such excess will be considered "acquisition premium." In such case, a holder may reduce its

OID inclusions with respect to the New CSXT Note or the New NSR Note by an amount equal to the amount of OID such holder would otherwise include in its gross income multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which is the excess of the sum of all amounts (other than qualified stated interest) payable on the New CSXT Note or the New NSR Note after the date of the exchange over the adjusted issue price of the New CSXT Note or the New NSR Note. Alternatively, a holder may elect to amortize acquisition premium on a constant-yield basis.

     If a holder's adjusted tax basis in a New CSXT Note or a New NSR Note immediately after the exchange exceeds the amount that is payable at maturity, the holder will be considered to have amortizable bond premium equal to such excess and will not be required to accrue any OID into income. In addition, the holder may elect to amortize this premium using a constant yield method, over the remaining term of the New Exchange Note. A holder who elects to amortize bond premium may offset each interest payment on such New Exchange Note by the portion of the bond premium allocable to such payment and must reduce its tax basis in the New Exchange Note by the amount of the premium amortized in any year.

     Market Discount. Accrued market discount on a Conrail Debenture not previously treated as ordinary income by a holder will carry over to and be allocated between the New CSXT Note and the New NSR Note. A holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a New CSXT Note or a New NSR Note as ordinary income to the extent of the market discount on the New Exchange Note at the time of the payment or disposition unless the market discount has been previously included in income by the holder pursuant to an election by the holder to include the market discount in income as it accrues, or pursuant to a constant yield election by the holder.

     Sale, Exchange, Redemption or Other Taxable Disposition of the New CSXT Notes and the New NSR Notes. Upon the sale, exchange, redemption or other taxable disposition of a New CSXT Note or a New NSR Note, a holder will recognize gain or loss, if any, for U.S. federal income tax purposes equal to the difference between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition (except to the extent such amount is attributable to accrued but unpaid interest that has not previously been included in income and that is taxable as ordinary interest income upon the sale, exchange, redemption or other taxable disposition) and (ii) such holder's adjusted tax basis in such New CSXT Note or New NSR Note.

     Except as provided below, any gain or loss recognized on the sale, exchange or redemption of a New CSXT Note or a New NSR Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the holder's holding period of the New CSXT Note or the New NSR Note for U.S. federal income tax purposes is more than one year. A holder who has market discount with respect to a New CSXT Note or a New NSR Note will generally be required to treat gain realized on the sale, exchange, redemption or other disposition of the New CSXT Notes or the New NSR Notes (including certain dispositions that are non-recognition transactions under the Code) as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount previously reported as ordinary income.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting requirements will generally apply to certain payments made and any OID with respect to the New CSXT Notes and the New NSR Notes. To prevent backup withholding at the then applicable rate with respect to such payments and with respect to the exchange, U.S. federal income tax law requires that each exchanging holder must provide the exchange agent with such holder's correct taxpayer identification number that, in the case of an individual, is his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt holders (including, among others, all corporations, and certain foreign individuals) are not subject to these backup withholding and information reporting requirements.

     Backup withholding tax is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income tax, a refund or credit may be obtained from the IRS, provided the required information is timely furnished to the IRS.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSIDERATIONS OR ANY OTHER CONSIDERATIONS RELATING TO THIS EXCHANGE OFFER AND CONSENT SOLICITATION. THUS, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION TO THEM, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

USE OF PROCEEDS

     None of CSXT, NSR, Conrail or any other party will receive any cash proceeds from the delivery or issuance of the New CSXT Notes, the New NSR Notes or the Cash Payments in this exchange offer and consent solicitation.

                DESCRIPTION OF THE CONRAIL SPIN OFF TRANSACTIONS

     We are proposing, through a series of consecutive and concurrent transactions, to merge NYC with CSXT and to merge PRR with NSR in order to further effectuate the joint acquisition of Conrail accomplished by CSX and NSR during the second quarter of 1997. The Conrail Spin Off Transactions are not expected to affect our rail operations, service or competition generally, and are not expected to have any adverse impact on shippers, other rail carriers or our employees. We do not believe that any of our employees will be dismissed or displaced as a result of the Conrail Spin Off Transactions, or that any changes are required to be made to existing labor agreements or to the compensation, benefits or working conditions of our employees. The employees now working on the railroad assets owned by NYC and PRR are expected to continue to work for the same employers, and the labor agreements that now apply to these employees, and that are expected to continue to apply, are the CSXT and NSR labor agreements.

     The Conrail Spin Off Transactions have been structured to permit CSX and NSC to acquire full ownership and exclusive control of Conrail properties that they already own indirectly, through their joint ownership of Conrail, and that they are already authorized by the STB to operate and manage separately and independently as part of their respective rail systems. In practical effect, we are seeking to extend and make more effective the already existing division of Conrail's assets between NYC for use and operation by CSXT and PRR for use and operation by NSR that has been previously approved by the STB. The result of such permanent division will allow CSXT and NSR to become the direct owners of NYC and PRR, thereby allowing CSX and NSC to enjoy the full management control and independence over the assets of NYC and PRR, respectively, without any control or responsibility with respect to those assets by one another.

     The Conrail Spin Off Transactions have been structured to preserve the existing rail operating structure in the Conrail Shared Assets Areas separately designated as North Jersey, South Jersey/Philadelphia and Detroit, and is intended to preserve the balanced competitive rail service in the eastern United States that resulted from the creation of the Shared Assets Areas and otherwise from the original joint acquisition of Conrail. The present situation, however, in which CSX and NSC pay operating fees on the former Conrail properties they each operate to an entity partially owned by the other, will be eliminated, and with this elimination, numerous other entangling arrangements will be removed, thereby enhancing the ability of CSX and NSC to manage their respective rail properties independently and minimizing the potential conflicts associated with their indirect joint ownership of Conrail.

BACKGROUND TO THE CONRAIL SPIN OFF TRANSACTIONS

     CSX and NSC originally acquired all the outstanding shares of CRR, a Pennsylvania corporation of which Conrail is the principal subsidiary, not already owned by them for $115 per share in cash through CRR Holdings, an entity jointly owned by CSX and NSC. The total cost of acquiring the outstanding shares of CRR was approximately $9.8 billion, of which CSX paid 42%, or approximately $4.1 billion, and NSC paid 58%, or approximately $5.7 billion. To reflect this apportionment of CRR's acquisition cost, CSX and NSC each held, and continue to hold 42% and 58%, respectively, of the economic interests in CRR Holdings, with CRR Holdings' voting interests apportioned 50% to CSX and 50% to NSC. CSX and NSC recognized that upon consummation of the joint acquisition of CRR's stock, a workable arrangement was needed whereby their respective railroad systems would benefit from and bear the costs of Conrail's routes, businesses and assets under a structure acceptable to the STB and Conrail's various other constituencies. With these goals in mind, on June 10, 1997, CSX, CSXT, NSC, NSR, CRR, Conrail, and CRR Holdings, entered into the Transaction Agreement, by which CSX and NSC provided for the joint governance and operation of CRR and its affiliates, including Conrail.

     Pursuant to the Transaction Agreement, and by a process of mutual designation, CSX and NSC divided Conrail's railroad operating properties and related assets, generally, into three groups: (1) the "NYC Allocated Assets," consisting of properties reserved for exclusive operation by CSXT (consisting principally of former New York Central rail lines, including lines running from New York/New Jersey through Albany and Buffalo to St. Louis, and from Albany to Boston, and certain owned and unencumbered rolling stock of Conrail); (2) the "PRR Allocated Assets," consisting of properties reserved for exclusive operation by NSR

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

(consisting principally of former Pennsylvania Railroad lines, including lines running from New York/New Jersey and Philadelphia through Pittsburgh and Cleveland to Chicago, and certain owned and unencumbered rolling stock of Conrail); and (3) the "Retained Assets," consisting primarily of the Shared Assets Areas, operated by Conrail for the benefit of both CSXT and NSR, providing rail service in North Jersey, South Jersey/Philadelphia and Detroit.

     To effectuate this allocation of assets, Conrail formed two separate, wholly owned Delaware limited liability companies, NYC and PRR (collectively, the "LLCs"). Conrail transferred to NYC ownership of the NYC Allocated Assets and transferred to PRR ownership of the PRR Allocated Assets. NYC entered into an allocated assets operating agreement with CSXT, granting CSXT the exclusive right to operate and use the NYC Allocated Assets, and PRR entered into a similar agreement with NSR, granting NSR the exclusive right to operate and use the PRR Allocated Assets. The Retained Assets continued to be directly operated by Conrail for the benefit of both CSX and NSC. With respect to liabilities, NYC was allocated liabilities arising on or after June 1, 1999 that related predominantly to the NYC Allocated Assets and PRR was allocated liabilities arising on or after June 1, 1999 that related predominantly to the PRR Allocated Assets. Conrail remained responsible for all retained liabilities that did not relate predominantly to the NYC Allocated Assets or PRR Allocated Assets; and Conrail would continue to be responsible for certain liabilities that arose prior to June 1, 1999. Conrail has generally satisfied such retained liabilities, including its debt obligations, out of payments received, either directly or through NYC and PRR, from CSXT and NSR in connection with the Allocated Assets and the Shared Assets Areas. Following receipt by CRR Holdings of written notice from Conrail's board of directors (that is composed solely of representatives of CSX and NSC) that Conrail requires additional cash to satisfy its retained liabilities that include, but are not limited to, the Conrail Debentures, CRR Holdings agreed to provide such cash to Conrail. In addition, pursuant to the Transaction Agreement, CSX and NSC committed to one another that they shall ensure that CRR, Conrail and their affiliates have sufficient cash to satisfy the retained liabilities as they become due and any operating and other expenses. CSX and NSC intend that the economic burden of Conrail's retained liabilities will continue to be borne without change, directly or indirectly, 42% by CSX and 58% by NSC.

     Under the terms of the Transaction Agreement and the LLC agreements that established NYC and PRR, CSX has the right to manage NYC and to designate its officers and directors, and NSC has the right to manage PRR and to designate its officers and directors. Certain major decisions of NYC and PRR, however, were reserved to Conrail, which can act in that respect only with the indirect approval of both CSX and NSC pursuant to their respective 50% voting interests in Conrail's ultimate parent, CRR Holdings.

     The current terms of the NYC and PRR allocated assets operating agreements have fixed terms of 25 years (with options for two subsequent renewal periods), and require return of the subject rail assets by CSXT to NYC and by NSR to PRR upon termination or expiration of the agreements. The agreements also provide that an operating fee (analogous to rent) is to be paid by each operating railroad (CSXT and NSR) to its respective counterparty (NYC and PRR) quarterly. Every six years after June 1, 1999, the date upon which the asset allocations and operating agreements set forth in the Transaction Agreement became effective, the respective operating fees are to be revalued and reset to then current "fair market rental value," defined as the rent that would be negotiated at arm's-length between parties under no compulsion to lease.

     As a result of the original transactions consummated pursuant to the Transaction Agreement, ownership of the NYC Allocated Assets and PRR Allocated Assets remained within the corporate structure of Conrail, while their operation and general day-to-day management was conducted, as of June 1, 1999, separately by CSXT and NSR.


REGULATORY APPROVALS



 SURFACE TRANSPORTATION BOARD



     Railroad mergers and acquisitions are subject to the authority of the STB, successor to the Interstate Commerce Commission.


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


     On July 23, 1998, the STB issued a written order, effective August 22, 1998, authorizing the acquisition of control of CRR by CSX and NSC and specifically authorizing the actions contemplated by the Transaction Agreement.



     In its 1998 order, the STB found that CSXT and NSR "shall have the right to use, operate, perform, and enjoy" the assets of Conrail "notwithstanding any provision in any law, agreement, order, document or otherwise purporting to limit or prohibit Conrail's assignment of its right to use, operate, perform and enjoy such assets to another person or persons, or purporting to affect those rights in the case of a change in control." However, as CSX and NSC did not seek the STB's approval during the original Conrail acquisition for the proposed transfer of direct ownership and exclusive control of NYC to CSX and of PRR to NSC, it was also necessary for us to petition the STB for its authorization, which it granted on November 7, 2003 on the basis of the June 4, 2003 petition described below.



     In June 2003, in connection with the Conrail Spin Off Transactions, Conrail, CSX and NSC filed a Petition for Supplemental Order seeking the STB's authorization of the consolidation of NYC within CSXT and the consolidation of PRR within NSR and specific authorization of the Conrail Spin Off Transactions, subject to a condition requiring Conrail, CSX and NSC to either: (i) resolve through negotiations any issues pertaining to the required consents of holders of the Conrail Debentures; or (ii) to propose further proceedings to determine whether the treatment of holders of the Conrail Debentures under the terms of the Conrail Spin Off Transactions is fair, just, and reasonable. With the Petition for Supplemental Order, Conrail, CSX and NSC provided the STB with letters from the credit rating agencies, Moody's Investors Service and Standard & Poor's, in which the rating agencies determined, subject to certain assumptions and qualifications, that as of the consummation of this exchange offer and consent solicitation: (y) the ratings assigned to the debt securities to be issued in this exchange offer and consent solicitation will be at least equal to the ratings assigned to Conrail's unsecured debentures; and (z) the ratings of Conrail's secured debt obligations will not be reduced as a consequence of the Conrail Spin Off Transactions. On November 7, 2003, the STB issued a supplemental order, effective that date, specifically authorizing the Conrail Spin Off Transactions. The STB also determined that it has the authority to make a "fairness" determination (i.e., a determination that the treatment of the holders of Conrail Debentures under the terms of this exchange offer and consent solicitation are fair, just, and reasonable) in the event the parties are unable to reach a negotiated agreement regarding the terms of this exchange offer and consent solicitation, and imposed the condition proposed by Conrail, CSX and NSC as set forth above. In the event that the STB makes such a fairness determination, the STB could issue a ruling that would permit the Conrail Spin Off Transactions without the consent of the holders of Conrail Debentures.



 INTERNAL REVENUE SERVICE



     In November 2003, we received a private letter ruling from the IRS confirming that no gain (except to the extent of cash received) or loss will be recognized by Conrail, its shareholders or its securityholders with respect to the Conrail Spin Off Transactions. Although the rulings contained in the private letter ruling relating to the Conrail Spin Off Transactions are generally binding on the IRS, the continuing validity of such rulings are subject to factual representations and assumptions. We are not aware of any facts or circumstances that would cause such factual representations and assumptions to be untrue.



BENEFITS OF THE CONRAIL SPIN OFF TRANSACTIONS


     The proposed transfer of NYC to CSXT and PRR to NSR would simplify the existing management structure of Conrail assets. Under the current corporate structure, CSXT and NSR directly operate and manage on a day-to-day basis the Conrail assets allocated to them pursuant to operating agreements, but their ownership of these properties is joint and indirect, through their joint ownership of Conrail. After the consummation of the Conrail Spin Off Transactions, the Conrail assets allocated to and currently operated by CSXT will be brought under CSX's direct ownership and control, and the Conrail assets allocated to and

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

currently operated by NSR will be brought under NSC's direct ownership and control. As a result, both CSX and NSC will benefit from:

      -- increased independence over the management of the assets of NYC and PRR;

      -- improved transparency of the financial reporting of CSX and NSC by consolidation of the financial results of NYC and PRR into those of CSX and NSC, respectively, thereby enhancing access to the capital markets;

      -- elimination of the dependence of CSXT on NSR's consent and NSR on CSXT's consent for many decisions relating to CSXT's and NSR's respective management of the underlying assets of NYC and PRR;

      -- improved incentives for new business innovations, long-term capital improvements and strategic dispositions and acquisitions of NYC and PRR properties and assets; and

      -- reductions in potential conflicts associated with the indirect joint ownership of NYC's and PRR's assets, which arise because CSX and NSC, though joint owners of NYC and PRR, do not share a joint economic agenda regarding NYC and PRR due to their status as competitors.

TRANSACTION STEPS


     The Conrail Spin Off Transactions will occur in several immediately consecutive steps, each on the Closing Date, as follows:



          (1) Conrail will transfer (a) its membership interest in NYC to NYC Newco in exchange for (i) NYC Newco's issuance to Conrail of common stock sufficient to provide Conrail 99.9% of the then-outstanding common stock of NYC Newco and (ii) New CSXT Notes, and (b) its membership interest in PRR to PRR Newco in exchange for (i) PRR Newco's issuance to Conrail of common stock sufficient to provide Conrail 99.9% of the then-outstanding common stock of PRR Newco and (ii) New NSR Notes, these transactions to be collectively referred to as the "Contributions." As a result of the Contributions, Conrail will own 99.9% of the common stock of, and therefore will control, NYC Newco (which will wholly own and control NYC), and Conrail will own 99.9% of the common stock of, and therefore will control, PRR Newco (which will wholly own and control PRR).



          (2) The stock of NYC Newco will then be transferred successively from Conrail to CRR, from CRR to Green Corp. and from Green Corp. to CRR Holdings. (These transactions comprise the "Spin Offs.") CRR Holdings will then transfer the NYC Newco stock to CSX Rail Holding Corporation, or "CSX Rail," and CSX Northeast Holding Corporation, or "CSX Northeast," both of which are wholly owned subsidiaries of CSX. CSX Rail and CSX Northeast will transfer the NYC Newco stock to CSX, which will then transfer it to CSXT. Similarly, the stock of PRR Newco will also be transferred successively from Conrail to CRR to Green Corp. to CRR Holdings and then, successively, to NSC and NSR. As a result of these transfers, CSXT will wholly own and control NYC Newco (which will wholly own and control NYC) and NSR will wholly own and control PRR Newco (which will wholly own and control PRR).



          (3) NYC will then be merged with and into NYC Newco, with NYC Newco as the surviving company, and PRR will then be merged with and into PRR Newco, with PRR Newco as the surviving company.



          (4) As a final step, NYC Newco will be merged with and into CSXT, with CSXT as the surviving company, and PRR Newco will be merged with and into NSR, with NSR as the surviving company, thereby consummating the consolidation of NYC's business, assets and operations within CSXT and of PRR's business, assets and operations within NSR.


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

TIMING OF CLOSING

     The Closing Date for the Conrail Spin Off Transactions will occur as soon as practicable after the expiration date and satisfaction or waiver of all conditions to the Conrail Spin Off Transactions as set forth in the Distribution Agreement. The Conrail Spin Off Transactions will become effective upon consummation of the various interrelated transaction steps.

THE DISTRIBUTION AGREEMENT

     The following summary of the Distribution Agreement is qualified in its entirety by reference to the complete text of the Distribution Agreement which is an exhibit to the registration statement of which this prospectus and consent solicitation statement is a part. Capitalized terms used in this subsection without definition shall have the meaning ascribed to them in the Distribution Agreement.

  THE DISTRIBUTION

     In connection with the Conrail Spin Off Transactions, CRR, Conrail, CSX, CSXT, NSC, NSR, CRR Holdings and certain other parties thereto will enter into a distribution agreement, or the "Distribution Agreement." The Distribution Agreement may be amended by the parties without the consent of the holders of the Conrail Debentures.

     After a series of consecutive steps, occurring on the Closing Date, as set forth above, NYC and PRR will be transferred to CSXT and NSR, respectively.

  TIMING OF THE CONRAIL SPIN OFF TRANSACTIONS


     The consummations of all the consecutive transactions to the Conrail Spin Off Transactions, including the consummation of this exchange offer and consent solicitation, are scheduled to occur on the Closing Date. See "--Timing of Closing."


  CONDITIONS TO THE CONSUMMATION OF THE CONRAIL SPIN OFF TRANSACTIONS


     The conditions that must be met, or waived, to consummate the Conrail Spin Off Transactions include, among other things, that


          (a) no preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or any other legal restraint or prohibition that prevents the consummation of the Conrail Spin Off Transactions shall be in effect and no statute, rule or regulation shall have been enacted by any governmental entity prohibiting the consummation of the transactions to occur on the Closing Date;


          (b) since the date of execution of the Distribution Agreement, there shall not have been any condition, circumstance, event or occurrence occurring or existing that, individually or in the aggregate, has resulted or could result in a change in the percentage allocation to NYC of 42% and to PRR of 58%, respectively, of the fair values of NYC and PRR taken together;



          (c) Conrail shall have obtained the consent of holders of a majority in principal amount of each series of equipment trust certificates and pass through trust certificates set forth in the Distribution Agreement on the terms set forth in the solicitation thereof, collectively referred to as the "Secured Debt Consent Solicitation," and the consent of the lessor and other counterparties to Conrail's equipment leases identified in the Distribution Agreement on terms no less favorable than those currently applicable to such equipment leases, or shall have received a decision of the STB, on terms no less favorable than those set forth in the Secured Debt Consent Solicitation or those currently applicable to such equipment leases, respectively, establishing that such consents are not necessary to effectuate the Conrail Spin Off Transactions;



          (d) CSXT, NYC Newco, NSR, PRR Newco and Conrail shall have obtained the consent of the holders of more than 50% of the aggregate principal amount of Conrail Debentures, voting as a single class, to the adoption of the Conrail Supplemental Indenture on the terms set forth in this prospectus and consent solicitation statement, or shall have received a decision of the STB, on terms no less favorable than those set forth in this prospectus and consent solicitation statement, establishing that such consents are not necessary to effectuate the Conrail Spin Off Transactions;



          (e) the parties shall have entered into the instruments of transfer and distribution and the other agreements contemplated herein;



          (f) since the date of the filing made to the IRS, there shall not have been any condition, circumstance, event or occurrence occurring or existing that, individually or in the aggregate, has resulted or could reasonably be expected to result in a material adverse effect on any of the parties to the Distribution Agreement, involving or relating to the transactions set forth in the Transaction Agreement;


          (g) each of the parties to the Distribution Agreement shall have delivered an officer's certificate to the other parties thereto to the effect that (1) the representations and warranties of such party contained in the Distribution Agreement are true and correct in all material respects on and as of the Closing Date as if made on and as of the date of the Distribution Agreement and on and as of the Closing Date, (2) the conditions set forth in subparts (e) and (f) above are satisfied with respect to such party and (3) such party has satisfied in all material respects all covenants to be performed by such party under the Distribution Agreement at or prior to the Closing Date;


          (h) the approvals obtained from the STB and the favorable rulings received from the IRS relating to the Conrail Spin Off Transactions shall remain in full force and effect and there shall not have occurred any change in, or interpretation of, any law, IRS policy, IRS procedure, or facts that formed the basis of such rulings that affects adversely or could affect adversely any significant aspect of the rulings or the ability of NSC or CSX to rely on such rulings; and



          (i) the conditions to this exchange offer and consent solicitation set forth under "Description of This Exchange Offer and Consent
     Solicitation--Conditions to This Exchange Offer and Consent Solicitation" have been satisfied or jointly waived by Conrail, CSX and NSC.



     The conditions listed above (other than the conditions described in (i)) may be asserted by either CSX or NSC regardless of the circumstances giving rise to any of these conditions and such conditions may only be waived by CSX and NSC acting jointly.


  INDEMNIFICATION

     Conrail, CSX and NSC have each agreed in the Distribution Agreement to indemnify each other and their respective affiliates and subsidiaries against certain liabilities in connection with the Conrail Spin Off Transactions, including liabilities under the Securities Act, and to contribute to payments that any indemnified party may be required to make in respect thereof.

     Indemnification by CSX/CSXT. CSX and CSXT will jointly and severally indemnify CRR Holdings, NSC and their respective affiliates and subsidiaries and any director, officer, employee or agent of any of them from any and all liabilities relating to, arising out of or resulting from any of the following:

      -- the untruth or inaccuracy of any representation or warranty of CSX, CSXT or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any related agreements;

      -- the breach or non-performance of any agreement of CSX, CSXT or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any related agreements;

      -- the NYC Allocated Liabilities (as defined in the Distribution Agreement); and

      -- any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the registration statement filed by CSXT and NYC Newco (of which this prospectus and consent solicitation statement forms a part) or any amendment thereof, the Secured Debt Consent Solicitation or in connection with this exchange offer and consent solicitation (in each case as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that CSX and CSXT shall not be liable in respect of the foregoing indemnity to the extent that any indemnifiable losses are caused by any untrue statement or omission or alleged untrue statement or omission made in any such document in reliance upon and in conformity with information furnished in writing on behalf of CRR Holdings or any of its subsidiaries or NSC or any of its affiliates (other than CRR Holdings and its subsidiaries) or subsidiaries expressly for use therein.

     Indemnification by NSC and NSR. NSC and NSR will jointly and severally indemnify CRR Holdings, CSX and their respective affiliates and subsidiaries and any director, officer, employee or agent of any of them from any and all liabilities relating to, arising out of or resulting from any of the following:

      -- the untruth or inaccuracy of any representation or warranty of NSC, NSR or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any related agreements;

      -- the breach or non-performance of any agreement of NSC, NSR or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any of the Related Agreements;

      -- the PRR Allocated Liabilities (as defined in the Distribution Agreement); and

      -- any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the registration statement filed by NSR and PRR Newco (of which this prospectus and consent solicitation statement forms a part) or any amendment thereof, the Secured Debt Consent Solicitation or in connection with this exchange offer and consent solicitation (in each case as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that NSC and NSR shall not be liable in respect of the foregoing indemnity to the extent that any indemnifiable losses are caused by any untrue statement or omission or alleged untrue statement or omission made in any such document in reliance upon and in conformity with information furnished in writing on behalf of CRR Holdings or any of its subsidiaries or CSX or any of its affiliates (other than CRR Holdings and its subsidiaries) or subsidiaries expressly for use therein.

     Indemnification by CRR Holdings, Green Corp., CRR and Conrail. CRR Holdings, Green Corp., CRR and Conrail will jointly and severally indemnify CSX and NSC and any of their respective affiliates and subsidiaries (other than CRR Holdings, Green Corp., CRR and Conrail) and any director, officer, employee or agent of any of them from any and all liabilities relating to, arising out of or resulting from any of the following:

      -- the untruth or inaccuracy of any representation or warranty of CRR Holdings, Green Corp., CRR, Conrail or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any of the agreements related thereto;

      -- the breach or non-performance of any agreement of CRR Holdings, Green Corp., CRR, Conrail or any of their respective affiliates or subsidiaries contained in or made pursuant to the Distribution Agreement or any of the agreements related thereto; and

      -- any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the registration statements (of which this prospectus and consent solicitation statement forms a part) or any amendment thereof, the Secured Debt Consent Solicitation or in connection with this exchange offer and consent solicitation (in each case as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that CRR Holdings, Green Corp., CRR and Conrail and any of their respective subsidiaries shall not be liable in respect of the foregoing indemnity to the extent that any indemnifiable losses are caused by any untrue statement or omission or alleged untrue statement or omission made in any such document in reliance upon and in conformity with information furnished in writing on behalf of CSX or NSC or any of their affiliates (other than CRR Holdings and its subsidiaries) and subsidiaries expressly for use therein.

  TERMINATION RIGHTS

     The Distribution Agreement may be terminated, upon written notice by the terminating party, at any time on or prior to the expiration date:


      -- by Conrail, CSX or NSC at any time after September 30, 2004 if the consummation of the Conrail Spin Off Transactions shall not have occurred by such date;


      -- by any of the parties thereto if another party shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the Distribution Agreement, which breach or failure to perform (1) would give rise to the failure of a closing condition and (2) cannot be or has not been cured within 30 days after such defaulting party has received written notice from the other parties;

      -- by any of the parties if any "Governmental Entity" (as defined in the Distribution Agreement) shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by the Distribution Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

      -- prior to the expiration date of this exchange offer and consent solicitation, by any of the parties upon any condition for such party's benefit becoming incapable of satisfaction on or before that expiration date.

  AMENDMENTS AND WAIVERS

     Any provision of the Distribution Agreement may be amended or waived prior to the consummation of the Conrail Spin Off Transactions if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Distribution Agreement or, in the case of a waiver, by the party to the Distribution Agreement against whom the waiver is to be effective.

  COVENANTS

     The parties to the Distribution Agreement have agreed to use their reasonable best efforts to take all actions necessary or advisable to consummate the Conrail Spin Off Transactions including cooperating in good faith.

THE TRANSACTION AGREEMENT AMENDMENT

     In connection with the Conrail Spin Off Transactions, CRR, Conrail, CSX, CSXT, NSC, NSR and CRR Holdings will enter into an amendment to the Transaction Agreement, or the "Transaction Agreement Amendment." The Transaction Agreement may be amended by the parties without the consent of the holders of the Conrail Debentures.

     The following is a summary of, and is qualified in its entirety by reference to, the full text of the Transaction Agreement Amendment, including attachments and exhibits, which is an exhibit to the registration statements of which this prospectus and consent solicitation statement is a part.

     The Transaction Agreement Amendment clarifies certain of the parties' understandings and agreements with respect to the impact of the Conrail Spin Off Transactions on the "Retained Assets" that consist primarily of the Shared Assets Areas, operated by Conrail for the benefit of both CSXT and NSR, providing rail service in North Jersey, South Jersey/Philadelphia and Detroit.

     In general, the Transaction Agreement Amendment provides:

      -- that notwithstanding the Transaction Agreement Amendment or any action taken in connection with the Conrail Spin Off Transactions or the Transaction Agreement, no changes, modifications or amendments to the North Jersey, South Jersey/Philadelphia or Detroit Shared Assets Operating Agreements by and among Conrail, NYC, CSXT, PRR or NSR, or to those Shared Assets Areas are being made by the Transaction Agreement Amendment or the Conrail Spin Off Transactions, and none will be implied;


      -- that except as specifically set forth in the Transaction Agreement Amendment, all other terms and provisions of the Transaction Agreement and certain related ancillary agreements will continue in full force and effect and unchanged and are confirmed in all respects;



      -- that in order to consummate the transactions contemplated in the Distribution Agreement, the parties will cooperate to modify the Transaction Agreement and the related schedules and the other agreements contemplated thereby so as to permit the transfer of properties and other actions contemplated by the Distribution Agreement in order to reflect changes to rentals and funds flows resulting from the restructuring of debt obligations in accordance with the terms and subject to the conditions of the Distribution Agreement, all in accordance with the economic allocation of the parties' interests in the Transaction Agreement;



      -- for the amendment or termination of certain agreements that are ancillary to the Transaction Agreement;


      -- for the reallocation of certain operating fees, interest rentals and base rent; and

      -- for agreements among CSX, CSXT, NSC and NSR relating to certain lines of railroad within the State of New Jersey or New York or the area within 25 miles of the City of Philadelphia, Pennsylvania.

THE TAX ALLOCATION AGREEMENT


     As contemplated by the Distribution Agreement, Green Corp., CRR, CSX, NSC, Conrail, NYC and PRR will enter into a tax sharing agreement, or the "Tax Allocation Agreement," at the Closing Date. The Tax Allocation Agreement governs the respective rights, responsibilities, and obligations of NYC and its subsidiaries, or collectively, the "NYC Group," PRR and its subsidiaries, or collectively, the "PRR Group," Green Corp., CSX and NSC after the Conrail Spin Off Transactions with respect to tax liabilities, refunds, tax proceedings and other tax matters regarding income taxes, other taxes and related returns.



     In general, under the Tax Allocation Agreement, the NYC Group and the PRR Group will each prepare pro forma consolidated federal income tax returns for each tax period ending after the date of the Transaction Agreement and beginning on or before the Closing Date of the Conrail Spin Off Transactions during which either Group or any of its members was included in the Green Corp. consolidated group, or collectively, the "Green Group," for federal income tax purposes. Each applicable Group and Green Corp. will then make payments between each other so that, generally, with respect to any such tax period, the amount of taxes in excess of an amount determined pursuant to a formula will be paid by either applicable group and will be determined as if each applicable group filed its own respective consolidated, combined or unitary tax returns and as if NYC and PRR were the common parent filing such returns. The NYC Group and PRR Group are each generally responsible for any taxes in excess of an amount determined pursuant to a formula with respect to any tax returns that include only its respective group or members.



     In the case of a refund with respect to U.S. federal income tax paid to the Green Group with respect to certain tax periods in which either applicable group or any of its respective members were members of the Green Group, Green Corp. shall pay to each applicable group its allocable share, if any, of the refund that it receives. In the case of an increase in U.S. federal income tax paid by the Green Group with respect to certain tax periods in which either applicable group or any of its respective members were members of the Green Group, each applicable group shall pay to Green Corp. its allocable share, if any, of the tax increase.

     The Tax Allocation Agreement also provides restrictions on CSX and NSC and any of their respective subsidiaries (including restrictions on share issuance, business combinations, and sales of assets and similar transactions) that are designed to preserve the tax-free nature of the Conrail Spin Off Transactions. CSX or NSC may also request that Green Corp. seek an additional ruling from the IRS that certain actions the requesting party wishes to take will not result in any aspect of the Conrail Spin Off Transactions becoming taxable.

     The Tax Allocation Agreement contains provisions regarding tax audits and other proceedings, each such tax audit or proceeding, a "Tax Contest." Green Corp. has the right under the agreement, with certain exceptions, to represent the interests of the Green Group in any Tax Contest relating to a tax period beginning on or before the Conrail Spin Off Transactions. Regarding Tax Contests related to tax periods beginning after Conrail Spin Off Transactions, Green Corp. has the right to represent the interests of the Green Group and its members (other than the NYC Group, PRR Group or any of their respective members) and the NYC Group and PRR Group have the right to represent the interests of their respective members with respect to such Tax Contests.


     All applicable parties under the Tax Allocation Agreement agree to cooperate, and take all actions reasonably requested by any other member of another Group in connection with the preparation and filing of tax returns and in any Tax Contest.


     The Tax Allocation Agreement also assigns responsibilities for administrative matters related to taxes (i.e., retention of records).

THE EQUIPMENT OBLIGATION AGREEMENTS


     Concurrently with this exchange offer and consent solicitation, Conrail is also soliciting consents to certain proposed amendments pursuant to which certain outstanding equipment trust certificates and pass through certificates of Conrail were issued. Conrail is seeking, among other things, the consent of the holders of these certificates, as well as the consent of the related equity investors, lessors, owner trustees and owner participants, to these proposed amendments which, if adopted, will permit the consummation of the Conrail Spin Off Transactions. In addition, Conrail is separately seeking consent to the Conrail Spin Off Transactions from the various lessors and counter parties to Conrail's various private equipment leases and private secured loans.



     Pursuant to a separate consent solicitation statement, Conrail intends to offer holders of pass through trust certificates and equipment trust certificates a consent fee according to the following table:



                                                                CONSENT FEE
                                                                 PER $1,000
                                                              PRINCIPAL AMOUNT
                    SECURED DEBT SERIES                         OUTSTANDING
                    -------------------                       ----------------
9.80% 1988 ETC, Series A due October 15, 2004...............       $5.50
7.07% 1992 ETC, Series A due April 1, 2005..................       $5.50
7.22% 1992 ETC, Series A due April 1, 2007..................       $6.00
7.28% 1992 ETC, Series A due April 1, 2008..................       $6.00
7.35% 1992 ETC, Series A due April 1, 2009..................       $6.00
7.42% 1992 ETC, Series A due April 1, 2010..................       $6.50
6.86% PTC, Series 1993-A2 due December 31, 2007.............       $6.00
9.82% 1990 ETC, Series A due April 1, 2005..................       $5.00
8.59% PTC, Series 1991-1 due May 29, 2005...................       $5.00
8.65% 1991 ETC, Series A due October 1, 2008................       $5.50
6.96% PTC, Series 1996-A due March 25, 2010.................       $5.50
5.98% 1993 ETC, Series A due July 1, 2013...................       $5.50
8.45% PTC, Series 1994-A due July 2, 2014...................       $6.00
6.76% PTC, Series 1995-A due May 25, 2015...................       $6.00

     This prospectus and consent solicitation statement does not constitute an offer for or a solicitation of consents with respect to holders of Conrail's pass through trust certificates and equipment trust certificates. The solicitation of these consents will be made only by means of that certain consent solicitation statement distributed to the holders of Conrail's equipment trust certificates and pass through trust certificates by Conrail. Conrail expects to solicit the consent of these holders on or after the date of effectiveness of the registration statements to which this prospectus and consent solicitation statement forms a part.



     The consent of the holders of Conrail Debentures is not required for the proposed amendments. In addition to these proposed amendments, CSXT, NSR and Conrail will enter into various other commercial agreements in connection with the Conrail Spin Off Transactions. A brief summary of these agreements follows:



     The pass through trust agreements, equipment trust agreements, trust indentures and related lease agreements, security agreements, participation agreements and other agreements, or collectively, the "Existing Agreements," for equipment trust certificates, pass through certificates and other equipment obligations that are part of the Secured Debt Consent Solicitation or, collectively, the "Certificates," will remain in effect (subject to certain amendments), and the equipment covered thereby will be subleased, directly or indirectly, to CSXT and NSR, in the approximate 42%/58% proportion by which the equipment was originally allocated to each of them, in one of two structures designed to support the obligations of Conrail for the benefit of the holders of Certificates. We refer to all of the transactions described in this paragraph, collectively, as the "Secured Debt Restructuring."



     In the case of all of Conrail's equipment obligations that support Certificates (which include obligations to the related lessors, owner trustees and owner participants), except the 1991 and 1993 issues of pass through trust certificates, Conrail will lease or sublease approximately 42% of the covered equipment to NYC Newco and the remainder to PRR Newco, in leases or subleases reflecting the pro rata portion of the payment and other terms of the Existing Agreement constituting the senior equipment obligations. Upon consummation of the Conrail Spin Off Transactions and as a result of the mergers of NYC Newco into CSXT and PRR Newco into NSR, the NYC Newco sublease obligations will be assumed by CSXT and the PRR Newco sublease obligations will be assumed by NSR. Conrail will then assign its rights to receive rents under each such lease or sublease to the applicable lessor under each Existing Agreement, as security for the due and punctual payments of Conrail's obligations under such Existing Agreement. Each lessor will further assign such rights to the applicable pass through trustee, equipment trust trustee or indenture trustee for the holders of the Certificates issued in connection with such Existing Agreement. This leasing and subleasing structure also applies to each of the private equipment leases and private secured loans for which Conrail is soliciting consents, other than consents to be sought from lessors and lenders in certain private Japanese leveraged lease transactions entered into by Conrail in 1990.



     In the case of the equipment obligations supporting the pass through trust certificates issued in 1991 and 1993, in which certain modifications require the consents of the related equity investors, lessors, owner trustees and owner participants, as well as the 1990 Japanese leveraged lease transactions and the Philadelphia Plan equipment trust certificates issued in 1993 and 1994, respectively, Conrail would also sublease the covered equipment to NYC Newco and PRR Newco in the manner described in the immediately preceding paragraph. However, NYC Newco and PRR Newco would also then create bankruptcy remote Delaware trusts and assign all of their rights and obligations under the Conrail subleases to these trusts, which trusts would assume the respective obligations of NYC Newco and PRR Newco under these subleases. The bankruptcy remote Delaware trusts would then sublease the equipment to CSXT and NSR, as the case may be, and assign payments under these subleases to Conrail.



     Conrail will assign its rights to receive rents under each such lease or sublease to the applicable lessor under each Existing Agreement, as security for the due and punctual payments of Conrail's obligations under such Existing Agreement. Each lessor will further assign such rights to the applicable pass through trustee, equipment trust trustee or indenture trustee for the holders of Certificates issued in connection with such Existing Agreement. After NYC Newco and PRR Newco are distributed to CSXT and NSR, but before being merged into CSXT and NSR, NYC Newco and PRR Newco each will transfer, if applicable, the beneficial interest in its bankruptcy remote Delaware trust to a newly formed limited liability company wholly owned by NYC Newco and PRR Newco, respectively.


     In the case of both subleasing structures used in the Secured Debt Restructuring, the scheduled rent obligations of CSXT and NSR under the subleases related to an Existing Agreement, as assigned to the senior lessors and reassigned to the various trustees for the benefit of the holders of Certificates, will be at least equal to Conrail's obligations under that Existing Agreement when due, for the full term of the Existing Agreement. The expiration dates of the various subleases of equipment subject to leases in Existing Agreements will not extend beyond the term applicable thereto set forth in the Existing Agreement, except in certain cases of Conrail's Existing Agreements that are secured debt transactions. In each such case, CSXT and NSR will be obligated to prepay the rents for such extended term so that CSXT's and NSR's payments under their subleases will be sufficient to permit Conrail to discharge its obligations under the applicable Existing Agreement.


     In conjunction with the sublease obligations, Conrail, CSXT and NSR will enter into a cross-assignment of subleasehold interests agreement, or the "Cross Assignment Agreement," whereby CSXT will be permitted to cure defaults by NSR and NSR will be permitted to cure defaults by CSXT under the respective sublease with Conrail for a limited period of time and, should such default persist, assume the rights and obligations of the defaulting party's subleasehold agreement with Conrail. In the event that CSXT assumes the sublease obligation of NSR and takes delivery of the equipment subject to such sublease obligation pursuant to the Cross Assignment Agreement, NSR will be relieved of any further liability covered in the subleases assumed by CSXT. Conversely, in the event that NSR assumes the sublease obligation of CSXT and takes delivery of the equipment subject to such sublease obligation pursuant to the Cross Assignment Agreement, CSXT will be relieved of any further liability covered in the subleases assumed by NSR. Under either of these circumstances, CSXT and NSR would no longer be supporting Conrail's lease obligations in the existing ratio, but in a ratio adjusted for the amount of obligations covered in the assumed subleases.

     In all of Conrail's equipment financings securing the Certificates, holders of Conrail's secured debt instruments are entitled to the benefit of section 1168 of the Bankruptcy Code (11 U.S.C. sec. 1168), or "section 1168," which provides certain protection to creditors of railroad companies under equipment leasing and financing arrangements. In order to preserve the existing protection that holders of each series of Conrail's Certificates enjoy under section 1168, the agreements pursuant to which equipment subject to the Existing Agreements is subleased will provide, among other things, that: (1) any such sublease, and the rights and interests of the sublessee in the leased or subleased equipment, will be junior and subordinate in all respects to the applicable Existing Agreement and the rights and interests of the holders of Certificates issued in connection therewith; (2) the sublessee, upon default by Conrail under an Existing Agreement, will surrender possession of the related equipment in accordance with the terms of the applicable Existing Agreement; and (3) each sublessee in possession will be a railroad against which section 1168 protection would be available.


     Subject to limited exceptions, the sublease agreements (by incorporating the terms, conditions and provisions of the Existing Agreement) will prohibit CSXT and NSR, or any bankruptcy remote Delaware trust formed by NYC Newco or PRR Newco, from creating, incurring, assuming or suffering to exist any claim, lien, pledge, mortgage, charge, security interest or other encumbrance on the leased equipment. None of CSXT and NSR, or any bankruptcy remote Delaware trust formed by NYC Newco or PRR Newco, will be permitted, pursuant to the terms of the relevant Existing Agreement, to sublease the leased equipment, except to each other, and except to other railroad companies and users for brief terms in the ordinary course of business, without the prior written consent of Conrail and, in some instances, the applicable lessor.



     All of the subleases to be entered into or assumed by CSXT and NSR will provide generally that CSXT and NSR, as the case may be, may not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any person unless, among other things, the corporation formed by such consolidation or into which CSXT or NSR, as the case may be, is merged or the person that acquires by conveyance, lease or transfer the properties and assets of CSXT and NSR substantially as an entirety assumes the obligations of CSXT or NSR, as the case may be, under its subleases with Conrail or the bankruptcy remote Delaware trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONRAIL SPIN OFF TRANSACTIONS

     We have received a private letter ruling from the IRS confirming that no gain (except to the extent of cash received) or loss will be recognized by Conrail, its shareholders or its security holders with respect to the Conrail Spin Off Transactions. Although the rulings contained in the private letter ruling relating to the Conrail Spin Off Transactions are generally binding on the IRS, the continuing validity of such rulings are subject to factual representations and assumptions. We are not aware of any facts or circumstances that would cause such factual representations and assumptions to be untrue.

                                 LEGAL MATTERS

     For legal matters pertaining to CSXT and NYC Newco, please refer to the CSXT Appendix attached hereto. For legal matters pertaining to NSR and PRR Newco, please refer to the NSR Appendix attached hereto. Certain legal matters will be passed upon for the dealer manager by Shearman & Sterling LLP.

                                    EXPERTS

CSXT

     Please refer to the CSXT Appendix attached hereto for information relating to certain experts retained by CSXT.

NSR

     Please refer to the NSR Appendix attached hereto for information relating to certain experts retained by NSR.

CONRAIL

     The consolidated financial statements of Conrail as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this prospectus and consent solicitation statement have been audited by Ernst & Young LLP and KPMG LLP, independent auditors, as set forth in their report, which is also included in this prospectus and consent solicitation statement in reliance upon such report given on the authority of said firms as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to the adoption of FASB Statement No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus and consent solicitation statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, or the "PSLRA." The safe harbor protections of the PSLRA do not apply to the forward-looking statements made in connection with this exchange offer and consent solicitation. These statements may be made directly in this prospectus and consent solicitation statement referring to CSXT, NSR and Conrail, and they may also be made a part of this prospectus and consent solicitation statement by reference to other documents filed with the SEC, which is known as "incorporation by reference." These statements may include statements regarding the period leading up to and following consummation of the Conrail Spin Off Transactions.


     Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the Conrail Spin Off Transactions, identify forward-looking statements. All forward-looking statements are management's present estimates of future events and are subject to a number of factors and uncertainties, including without limitation the risks associated with the lack of complete data and the potential inaccuracy of data relied upon in making such forward-looking statements, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, the risks related to the businesses of CSXT, NSR and Conrail and the factors relating to the Conrail Spin Off Transaction discussed under "RISK FACTORS," among others, could cause actual results to differ materially from those described in the forward-looking statements. Holders of Conrail Debentures are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus and consent solicitation statement or as of the date of any document incorporated by reference in this prospectus and consent solicitation statement, as applicable. None of CSXT, NSR and Conrail is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the CSXT Appendix attached hereto and the NSR Appendix attached hereto for more information regarding the annual reports on Form 10-K and the quarterly reports on Form 10-Q that CSXT and NSR have filed with the SEC.

     All subsequent forward-looking statements attributable to CSXT, NSR and Conrail or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this prospectus and consent solicitation statement.

                                                                         ANNEX A

                    [FORM OF CONRAIL SUPPLEMENTAL INDENTURE]


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of
          , 2004 between CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation (the "Issuer"), having its principal executive office at 2001 Market Street, Philadelphia, PA 19101, and J.P. MORGAN TRUST COMPANY, National Association, as successor to Bank One Trust Company, N.A., a national banking corporation, which was the successor in interest to The First National Bank of Chicago, a national banking association, as trustee (the "Trustee"), having its principal corporate trust office in the City of New York.


                            RECITALS OF THE COMPANY

     WHEREAS, the Issuer and the Trustee have entered into an Indenture, dated as of May 1, 1990, as amended and supplemented by indentures supplemental thereto and that certain Supplemental Indenture, dated August 25, 1998 (such Indenture, as so supplemented and amended, hereinafter referred to as the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Issuer (the "Securities"), to be issued in one or more series as provided for in the Indenture;

     WHEREAS, $250,000,000 in aggregate principal amount of 7 7/8% Debentures due May 15, 2043 and $550,000,000 in aggregate principal amount of 9 3/4% Debentures due June 15, 2020 have each been issued as a series of Securities pursuant to the Indenture and are Outstanding (collectively, the "Securities Outstanding");

     WHEREAS, pursuant to Section 8.2 of the Indenture, the Issuer has requested the Trustee to enter into this Supplemental Indenture; and

     WHEREAS, the Holders of not less than a majority of the aggregate principal amount of the Securities Outstanding voting as a single class have consented to the execution and delivery of this Supplemental Indenture by the Trustee.

     NOW, THEREFORE, for consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1

                                   AMENDMENTS

     SECTION 1.1. Article One of the Indenture is hereby amended by deleting the following definitions from Section 1.1:

          "Debt," "Excluded Conveyance," "Indebtedness" and "LLC."

     SECTION 1.2.  Article Three of the Indenture is hereby amended by deleting
Section 3.6, Section 3.7, Section 3.8 and Section 3.10 in their entirety and replacing each with the following, respectively:

          "Section 3.6 [Intentionally Omitted]."

          "Section 3.7 [Intentionally Omitted]."

          "Section 3.8 [Intentionally Omitted]."

          "Section 3.10 [Intentionally Omitted]."

     SECTION 1.3.  Article Five of the Indenture is hereby amended by deleting
Section 5.1 thereof in its entirety and replacing it with the following:

          "Section 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default," with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default):

             (a) default in the payment of any installment of interest upon any of the Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

             (b) default in the payment of all or any part of the principal on any of the Securities of such series, as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise; or

             (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (d) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

          If an Event of Default described in clause (a) or (b) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (voting as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default described in clause (c) or (d) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the Holders of a majority in aggregate principal amount of all Securities of each such series, or of all the Securities, in each case voting as a single class, then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities."

     SECTION 1.4. Article Nine of the Indenture is hereby amended by deleting such article in its entirety and replacing it with the following:

                                 "ARTICLE NINE

                           [Intentionally Omitted]."

                                   ARTICLE 2

                                 MISCELLANEOUS

     SECTION 2.1. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Securities and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Securities. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Securities and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Securities and every Holder of Securities shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

     SECTION 2.2. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

     SECTION 2.3. Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.1 of the Indenture as amended hereby.

     SECTION 2.4. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.5. This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

     SECTION 2.6. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

                                          CONSOLIDATED RAIL CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          J.P. MORGAN TRUST COMPANY, N.A.
                                              as Trustee

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                   CSXT APPENDIX

                               TABLE OF CONTENTS


                                                               PAGE
                                                              -------
Forward-Looking Statements..................................  CSXT-iii
CSXT and NYC Newco Information..............................   CSXT-1
Selected Financial Data of CSXT.............................   CSXT-4
Unaudited Pro Forma Financial Information...................   CSXT-5
Capitalization..............................................  CSXT-10
Ratio of Earnings to Fixed Charges..........................  CSXT-11
Market for the Registrant's Common Equity and Related
  Stockholder Matters.......................................  CSXT-11
Directors and Executive Officers............................  CSXT-12
Board of Directors and Committees...........................  CSXT-15
Compensation of Directors...................................  CSXT-15
Material Contracts with Conrail.............................  CSXT-15
Executive Officer Compensation..............................  CSXT-16
Report of the Compensation Committee on Executive
  Compensation..............................................  CSXT-23
Description of the New CSXT Notes...........................  CSXT-28
  Basic Terms of the New CSXT Notes.........................  CSXT-28
  Guarantees................................................  CSXT-29
  Ranking...................................................  CSXT-29
  Further Issues............................................  CSXT-30
  Certain Covenants.........................................  CSXT-30
  Limitation upon Liens.....................................  CSXT-30
  Consolidation, Merger, Conveyance or Transfer.............  CSXT-31
  No Redemption or Sinking Fund.............................  CSXT-31
  No Conversion or Exchange.................................  CSXT-32
  No Repayment at Option of the Holders.....................  CSXT-32
  Events of Default.........................................  CSXT-32
  Discharge and Defeasance of Indenture.....................  CSXT-33
  Modification and Waiver...................................  CSXT-35
  Concerning the Trustee....................................  CSXT-37
  Book-Entry Procedures.....................................  CSXT-37
  The Depositary............................................  CSXT-38
  Certificated Notes........................................  CSXT-39
  Governing Law.............................................  CSXT-39
  Notices...................................................  CSXT-39
  Same-Day Settlement and Payment...........................  CSXT-40
Comparison of the New CSXT Notes and the Conrail
  Debentures................................................  CSXT-41
  Comparison of Basic Terms.................................  CSXT-41
  No Redemption or Sinking Fund.............................  CSXT-42
  No Conversion or Exchange.................................  CSXT-42
  No Repayment at Option of the Holders.....................  CSXT-42
  Covenants.................................................  CSXT-42
  Limitation upon Liens.....................................  CSXT-42
  Limitation upon LLC Indebtedness..........................  CSXT-44
  Consolidation, Merger, Conveyance, Lease or Transfer......  CSXT-44
  Conrail Supplemental Indenture; Elimination of Restrictive
     Covenants..............................................  CSXT-44
  Discharge and Defeasance of Indenture.....................  CSXT-45


                                      CSXT-i

                                                               PAGE
                                                              -------
  Modification and Waiver...................................  CSXT-47
  Events of Default.........................................  CSXT-48
  Control by Holders of Securities..........................  CSXT-50
  Compliance Statements.....................................  CSXT-50
  Expenses..................................................  CSXT-50
  Defaulted Interest........................................  CSXT-51
Legal Matters...............................................  CSXT-51
Experts.....................................................  CSXT-51
Where You Can Find More Information.........................  CSXT-52


                                     CSXT-ii

                           FORWARD-LOOKING STATEMENTS


     This prospectus and consent solicitation statement, of which this CSXT Appendix forms a part, contains certain forward-looking statements with respect to, among other items:


      -- projections and estimates of earnings, revenues, cost-savings, expenses or other financial items;

      -- statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved;

      --   statements concerning proposed new products and services; and

      -- statements regarding future economic, industry or market conditions or performance.

     When used in this prospectus and consent solicitation statement, forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "project" and similar expressions. CSXT and NYC Newco caution against placing undue reliance on such forward-looking statements, which reflect their current beliefs and are based on information currently available to them as of the date the forward-looking statements are made. CSXT and NYC Newco undertake no obligation to update or revise any forward-looking statement. If CSXT and NYC Newco do update any forward-looking statement, no inference should be drawn that CSXT and NYC Newco will make additional updates with respect to that statement or any other forward-looking statements.

     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from those anticipated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others:

      -- Operating factors--CSXT's success in implementing its financial and operational initiatives, the extent to which CSXT is successful in gaining long-term relationships with new customers or retaining existing relationships with current customers, changes in operating conditions and costs, competition, commodity concentrations, computer viruses, changes in labor costs and labor difficulties including stoppages affecting either CSXT's operations or CSXT's customers' ability to deliver goods to CSXT for shipment, loss of essential services such as electricity, and natural occurrences such as extreme weather conditions, floods and earthquakes or other disruptions of CSXT's operations, systems, property or equipment;

      -- General economic and industry factors--material changes in domestic or international economic or business conditions, including those affecting the rail industry such as customer demand, effects of adverse economic conditions affecting shippers, adverse economic conditions in the industries and geographic areas that consume and produce freight, competition from other modes of freight transportation such as trucking, competition and consolidation within the transportation industry generally, changes in fuel prices and changes in securities and capital markets; and

      -- Legal and regulatory factors--developments and changes in laws and regulations, the ultimate outcome of shipper and rate claims subject to adjudication, environmental investigations or proceedings and the outcome of other types of claims and litigation involving or affecting CSXT or NYC Newco.

     Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified elsewhere in CSXT's or NYC Newco's documents filed with the SEC and incorporated by reference into this prospectus and consent solicitation statement, accessible on the SEC's website at www.sec.gov and CSXT's website at www.csxt.com. There are no guarantees regarding the performance of CSXT or NYC Newco. See "Where You Can Find More Information."

                                     CSXT-iii

                         CSXT AND NYC NEWCO INFORMATION

     You should read the information regarding CSXT and NYC Newco contained in this CSXT Appendix together with the rest of this prospectus and consent solicitation statement, of which it is a part, including the financial information and reports included therein and incorporated by reference, as well as the registration statement on Form S-4 filed by CSXT and NYC Newco of which this prospectus and consent solicitation is a part, and the exhibits thereto before making an investment decision. Terms used but not defined in this CSXT Appendix shall have the meanings ascribed to such terms in the main part of this prospectus and consent solicitation statement.

CSX TRANSPORTATION, INC.

CSX Transportation, Inc.
500 Water Street, 15th Floor
Jacksonville, Florida 32202
(904) 359-3100

     CSXT is the largest rail network in the Eastern United States, providing rail freight transportation over a network of more than 23,000 route miles in 23 states, the District of Columbia, and two Canadian provinces. Headquartered in Jacksonville, Florida, CSXT conducts railroad operations in its own name and through railroad subsidiaries. CSXT is a corporation organized under the laws of the Commonwealth of Virginia.

     CSXT is a wholly owned subsidiary of CSX, a corporation organized under the laws of the Commonwealth of Virginia, which is headquartered at 500 Water Street, 15th Floor, Jacksonville, Florida 32202. CSX common stock is publicly held and listed on the New York Stock Exchange under the symbol (CSX).

     In May 1997, CSX and NSC acquired CRR. CRR owns a principal freight railroad system serving the Northeastern United States, and its rail network extends throughout several Midwestern states and into Canada. CSX and NSC, through CRR Holdings, a jointly owned acquisition entity, hold economic interests in Conrail of 42% and 58%, respectively, and voting interests of 50% each.

     Since June 1, 1999, CSXT and NSR, a wholly owned subsidiary of NSC, have each operated separate portions of CRR's rail routes and assets. Substantially all such assets are currently owned by two wholly owned subsidiaries of Conrail, a wholly owned subsidiary of CRR. One of Conrail's subsidiaries, NYC, is operated and managed by CSXT, and the other subsidiary, PRR, is operated and managed by NSR, in each case, pursuant to various operating agreements. Under these agreements, the railroads pay operating fees to CRR for the use of right-of-way and rent for the use of equipment. CRR continues to provide rail services in the Shared Assets Areas for the joint benefit of CSXT and NSR, for which it is compensated on the basis of usage by the respective railroads. Consummation of the Conrail Spin Off Transactions would replace the operating agreements under which NYC and PRR are operated and allow CSXT and NSR, respectively, to directly own and operate the respective assets of NYC and PRR completely independently of one another. The Conrail Spin Off Transactions would not involve the Shared Assets Areas and are not expected to have any effect on the competitive rail service provided in the Shared Assets Areas. Conrail would continue to own, manage and operate the Shared Assets Areas as previously approved by the STB.

                                      CSXT-1

  RAIL LINES

     On December 26, 2003, CSXT's consolidated railroad system consisted of 39,826 miles of track consisting of the following:

                                                              TRACK MILES
                                                              -----------
First Main..................................................    22,841
Second Main.................................................     5,492
Passing, Crossovers and Turnouts............................     1,172
Way and Yard Switching......................................    10,321
                                                                ------
Total.......................................................    39,826

     Included in the above are the following arrangements for use of track not owned by CSXT:

                                                              TRACK MILES
                                                              -----------
Leased Track................................................     6,547
Track under Trackage Right Agreements
  (including 5,626 miles of Conrail track)..................     6,507
Track under Operating Contracts.............................       265

  EQUIPMENT

     On December 26, 2003, CSXT and its subsidiaries owned or leased the following:

                                                               OWNED      LEASED     TOTAL
                                                              --------   --------   -------
Locomotives
  Freight...................................................    2,365        842      3,207
  Switching.................................................      206         13        219
  Auxiliary Units...........................................      180         10        190
                                                               ------     ------    -------
Total.......................................................    2,751        865      3,616
                                                               ======     ======    =======
Freight Cars
  Gondolas..................................................   16,342     14,835     31,177
  Open Top Hoppers..........................................   13,860      6,692     20,552
  Box Cars..................................................   11,440      6,040     17,480
  Covered Hoppers...........................................   12,665      5,107     17,772
  Flat Cars.................................................      896     18,342     19,238
  Other.....................................................      645          5        650
                                                               ------     ------    -------
Total.......................................................   55,848     51,021    106,869
                                                               ======     ======    =======

     Included in leased equipment are 502 locomotives and 15,676 freight cars leased from Conrail.

                                      CSXT-2

NYC NEWCO, INC.

NYC Newco, Inc.
500 Water Street, 15th Floor
Jacksonville, Florida 32202
(904) 359-3100

     NYC Newco is a newly formed corporation organized under the laws of the Commonwealth of Virginia for the purposes of effectuating the Conrail Spin Off Transactions. To date, NYC Newco has not conducted any operations or activities other than those incident to its formation and other matters contemplated by or incident to the Conrail Spin Off Transactions (including the exchange offer and consent solicitation) and the preparation of this prospectus and consent solicitation statement. NYC Newco has no meaningful financial information or results. In connection with the Conrail Spin Off Transactions, NYC Newco will be the initial primary obligor under the New CSXT Indenture with respect to the New CSXT Notes. Thereafter, NYC will be merged with and into NYC Newco, with NYC Newco as the surviving corporation, and upon the consummation of such merger, NYC Newco will be merged with and into CSXT, with CSXT as the surviving corporation, in order to consummate the Conrail Spin Off Transactions.

                                      CSXT-3

                        SELECTED FINANCIAL DATA OF CSXT


     The following table sets forth selected historical financial data of CSXT. The consolidated statements of operations data for the three months ended March 26, 2004 and March 28, 2003 and the consolidated balance sheet data as of March 26, 2004 have been derived from our unaudited consolidated financial statements which are incorporated by reference in this prospectus and consent solicitation statement of which this CSXT Appendix forms a part. The consolidated income statement data for the years ended December 26, 2003, December 27, 2002 and December 28, 2001, and the consolidated balance sheet data as of December 26, 2003 and December 27, 2002, have been derived from CSXT's audited consolidated financial statements, which are incorporated by reference in this prospectus and consent solicitation statement, and which have been audited by Ernst & Young LLP, independent certified public accountants. The consolidated income statement data for the years ended December 29, 2000 and December 30, 1999, and the consolidated balance sheet data as of December 28, 2001, December 29, 2000 and December 30, 1999, are derived from CSXT's audited consolidated financial statements that are not included or incorporated by reference in this prospectus and consent solicitation statement. The consolidated balance sheet data as of March 28, 2003 is derived from our unaudited consolidated financial statements not included or incorporated by reference in this prospectus and consent solicitation statement. This data should be read in conjunction with the unaudited pro forma financial information, related notes, and other financial information incorporated by reference into this prospectus and consent solicitation statement.



                                        (UNAUDITED)
                                    QUARTER ENDED MARCH                         FISCAL YEAR ENDED DECEMBER
                                 --------------------------   ---------------------------------------------------------------
                                                                                                                     30,
                                 26, 2004(D)    28, 2003(E)   26, 2003(A)    27, 2002   28, 2001(B)   29, 2000     1999(C)
                                 ------------   -----------   ------------   --------   -----------   --------   ------------
                                                                       ($ IN MILLIONS)
RESULTS OF OPERATIONS
  Operating Revenue............    $ 1,605        $ 1,531       $ 6,182      $ 6,003      $ 6,082     $ 6,075      $ 5,623
  Operating Expense............    $ 1,520        $ 1,454       $ 5,893      $ 5,426      $ 5,623     $ 5,750      $ 5,123
  Operating Income.............    $    85        $    77       $   289      $   577      $   459     $   325      $   500
  Income before Accounting
    Changes....................    $    38        $    16       $   139      $   296      $   203     $    97      $   213
  Net Earnings.................    $    38        $    73       $   196      $   296      $   203     $    97      $   213
FINANCIAL POSITION (AS OF
  PERIOD END)
  Cash, Cash Equivalents and
    Short-term Investments.....    $    16        $    29       $    14      $    --      $    27     $    28      $    36
  Working Capital Deficit......    $(2,870)       $(2,571)      $(2,791)     $(2,516)     $(2,077)    $(1,659)     $(1,285)
  Total Assets.................    $15,531        $14,221       $15,274      $14,002      $14,013     $13,297      $12,980
  Long-term Debt...............    $   717        $   830       $   710      $   873      $ 1,033     $ 1,156      $ 1,087
  Shareholder's Equity.........    $ 5,585        $ 5,625       $ 5,581      $ 5,609      $ 5,513     $ 5,522      $ 5,625


---------------

    CSXT is a wholly owned subsidiary of CSX, and accordingly, there is no market for its common stock. During the years 2003, 2002, 2001, 2000 and 1999, CSXT paid dividends to CSX on its common stock of $230 million, $200 million, $212 million, $220 million and $219 million, respectively. During the quarter ended March 26, 2004, CSXT paid dividends to CSX on its common stock of $47 million.


(a) Pretax income of $93 million, $57 million after tax, as a cumulative effect of accounting change, representing the reversal of the accrued liability for crosstie removal costs in conjunction with the adoption of SFAS 143, "Accounting for Asset Retirement Obligations."

    A charge of $229 million pretax, $143 million after tax, in conjunction with the change in estimate of casualty reserves to include an estimate of incurred but not reported claims for asbestos and other occupational injuries to be received over the next seven years.

    A charge of $25 million pretax, $16 million after tax, as the initial charge for separation expenses related to the management restructuring announced in November 2003. In addition, CSXT recorded a restructuring charge of $10 million pretax, $6 million after tax, related to another workforce reduction program. CSXT also recorded a credit of $22 million pretax, $13 million after tax, related to revised estimates for railroad retirement taxes and the amount of benefits that will be paid to individuals under the approximately $1,300 million of charges for separation plans initially recorded in 1991 and 1992. For the year, CSXT has recorded a net restructuring charge of $13 million pretax, $9 million after tax.

(b) A charge of $60 million pretax, $37 million after tax, to account for the settlement of the 1987 New Orleans tank car fire litigation.

(c) A charge of $53 million pretax, $32 million after tax, to recognize the cost of a workforce reduction program.


(d) Includes a charge of $35 million pretax, $22 million after tax, in connection with separation expenses related to the management restructuring announced in November 2003.



(e) Pretax income of $93 million, $57 million after tax, as a cumulative effect of accounting change, representing the reversal of the accrued liability for crosstie removal costs in conjunction with the adoption of SFAS 143, "Accounting for Asset Retirement Obligations."

                                      CSXT-4

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The unaudited pro forma financial information set forth below gives effect to the Conrail Spin Off Transactions and the assumptions described in the accompanying notes. This pro forma combined condensed financial information is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Narrative Analysis of the Results of Operations" in CSXT's Annual Report on Form 10-K for the year ended December 26, 2003, and in CSXT's Quarterly Report on Form 10-Q for the three months ended March 26, 2004 which are incorporated by reference into this prospectus and consent solicitation statement, of which this CSXT Appendix forms a part, the section entitled "Capitalization" herein and the selected financial data and related notes included elsewhere in this CSXT Appendix.



     The unaudited pro forma consolidated balance sheet presented below adjusts the historical consolidated balance sheet of CSXT, giving effect to the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, as if such merger had occurred on March 26, 2004. The unaudited pro forma consolidated income statements presented below adjusts the historical income statement of CSXT as if the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, had occurred on December 28, 2002 (beginning of fiscal year). CSXT has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on the combined results. You should read this information in conjunction with:


      -- the accompanying notes to the unaudited pro forma financial information; and


      -- the separate historical financial statements of CSXT as of and for the three months ended March 26, 2004 and for the year ended December 26, 2003 incorporated by reference into this prospectus and consent solicitation statement, of which this CSXT Appendix forms a part. See "Where You Can Find More Information."


     The unaudited pro forma combined condensed financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the combined company.

     The following unaudited pro forma financial information has been prepared assuming that the fair value of the direct ownership interest in NYC being obtained by CSX (and ultimately CSXT) equals the carrying amount of the indirect ownership interests in PRR being forgone by CSX as a result of the Conrail Spin Off Transactions. CSX and NSC are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions, once consummated and that analysis has been completed. Accordingly, the amounts ultimately reflected in CSXT's financial statements could differ materially from the amounts shown in the following unaudited pro forma information.

     We have excluded pro forma per share information from the tables below because all of the outstanding shares of CSXT are held by CSX and, therefore, such per share information would not be meaningful.

                                      CSXT-5

              CSXT UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                                                      AS OF MARCH 26, 2004
                                                                      --------------------
                                                                                            PRO
                                                              HISTORICAL   ADJUSTMENTS     FORMA
                                                              ----------   -----------   ---------
                                                                        ($ IN MILLIONS)
ASSETS
Current Assets:
  Cash, Cash Equivalents and Short-term Investments.........   $    16       $    1(a)    $    17
  Accounts Receivable--Net..................................     1,036           (3)(b)     1,033
  Materials and Supplies....................................       167        --              167
  Income Taxes Receivable...................................        31        --               31
  Deferred Income Taxes.....................................       116        --              116
  Other Current Assets......................................        70        --               70
                                                               -------       ------       -------
     Total Current Assets...................................     1,436           (2)        1,434
Properties--Net.............................................    13,180        5,484(c)     18,664
Affiliates and Other Companies..............................       211          163(d)        374
Other Long-term Assets......................................       704        --              704
                                                               -------       ------       -------
     Total Assets...........................................   $15,531       $5,645       $21,176
                                                               =======       ======       =======
LIABILITIES
Current Liabilities:
  Accounts Payable..........................................   $   630       $--          $   630
  Labor and Fringe Benefits Payable.........................       300        --              300
  Casualty, Environmental and Other Reserves................       243        --              243
  Current Maturities of Long-term Debt......................       103           27(e)        130
  Income and Other Taxes Payable............................        62           18(f)         80
  Due to Parent Company.....................................     2,619         (563)(g)     2,056
  Due to Affiliates.........................................       294          (29)(h)       265
  Other Current Liabilities.................................        55        --               55
                                                               -------       ------       -------
     Total Current Liabilities..............................     4,306         (547)        3,759
Casualty, Environmental and Other Reserves..................       653            5(i)        658
Long-term Debt..............................................       717          562 (e),(j) 1,279
Deferred Income Taxes.......................................     3,652        1,836(k)      5,488
Other Long-term Liabilities.................................       618           10(l)        628
                                                               -------       ------       -------
     Total Liabilities......................................   $ 9,946       $1,866       $11,812
                                                               =======       ======       =======
SHAREHOLDER'S EQUITY
  Common Stock..............................................   $   181       $--          $   181
  Other Capital.............................................     1,380        3,779(m)      5,159
  Accumulated Other Comprehensive Income....................        19        --               19
  Retained Earnings.........................................     4,005        --            4,005
                                                               -------       ------       -------
     Total Shareholder's Equity.............................     5,585        3,779         9,364
                                                               -------       ------       -------
Total Liabilities and Shareholder's Equity..................   $15,531       $5,645       $21,176
                                                               =======       ======       =======



                                              (footnotes continued on next page)


                                      CSXT-6

------------


The following adjustments record various assets and liabilities of NYC that will be received by CSXT as a result of the Conrail Spin Off Transactions, including the effects of this exchange offer and consent solicitation. The amounts related to the assets and liabilities of NYC are estimated based on the current carrying amounts of CSX's investment in Conrail. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received and, as a result, could differ from these estimates.



 (a)$1 million increase in cash will record cash that will be received by CSXT.



 (b)$3 million decrease in Accounts Receivable--Net eliminates amounts due to CSXT from NYC.



 (c)$5,484 million to record properties of NYC received by CSXT. This amount is estimated based on CSX's basis of its investment in Conrail, but will ultimately be recorded based on: (1) CSX's basis for the 42% indirect interest currently held by CSX and (2) the fair value for the 58% interest being received by CSXT through the Conrail Spin Off Transactions. Accordingly, the amount recorded upon consummation of the Conrail Spin Off Transactions could be different.



 (d)$163 million increase in Affiliates and Other Companies will record NYC investments in subsidiaries and affiliates, primarily a leasing company.



 (e)To record $27 million of current maturities and $114 million of long-term debt for liabilities incurred through the Conrail Spin Off Transactions related to the restructuring of Contrail's secured debt.


 (f)$18 million increase in Income and Other Taxes Payable will record federal income taxes, state income taxes, property taxes and franchise taxes assumed by CSXT.


 (g)$563 million decrease in Due to Parent Company will record the extinguishment of long-term advances to CSX from NYC.



 (h)$29 million decrease in Due to Affiliates will eliminate amounts due from CSXT to NYC.


 (i)$5 million increase in Casualty, Environmental and Other Reserves is to record environmental liabilities that will be assumed by CSXT.


 (j)To record the issuance of the New CSXT Notes in exchange for existing Conrail Debentures as contemplated by the Conrail Spin Off Transactions assuming all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. The amount of this adjustment, $448 million, reflects the estimated fair value of the $336 million aggregate principal amount of the New CSXT Notes. The consolidated debt at CSX would be offset by the $563 million reduction in intercompany loans extinguished in the Conrail Spin Off Transactions as discussed in note (g) above.



 (k)$1,836 million increase in Deferred Income Tax will record the deferred tax liabilities that will be assumed by CSXT.



 (l)$10 million increase in Other Long-term Liabilities to be assumed by CSXT.



(m) $3,779 million increase in Other Capital will record the net impact of the above adjustments.



     Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (j) would be reduced to $397 million, the amount for adjustment (k) would be increased to $1,900 million, and the amount for adjustment (m) would be increased to $3,880 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (j) would be reduced to $478 million, the amount for adjustment (k) would be increased to $1,869 million, and the amount for adjustment (m) would be increased to $3,830 million.


                                      CSXT-7

            CSXT UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS



                                 QUARTER ENDED MARCH 26, 2004       FISCAL YEAR ENDED DECEMBER 26, 2003
                             ------------------------------------   ------------------------------------
                             HISTORICAL   ADJUSTMENTS   PRO FORMA   HISTORICAL   ADJUSTMENTS   PRO FORMA
                             ----------   -----------   ---------   ----------   -----------   ---------
                                       ($ IN MILLIONS)                        ($ IN MILLIONS)
Operating Revenues.........    $1,605        $ --        $1,605       $6,182        $  --       $6,182
Operating Expenses:
  Labor and Fringe.........       640          --           640        2,458           --        2,458
  Materials, Supplies and
    Other..................       312          --           312        1,141           --        1,141
  Conrail Operating Fees,
    Rents and Services.....        92         (63)(a)        29          357         (250)(a)      107
  Related Party Service
    Fees...................        46          --            46          177           --          177
  Building and Equipment
    Rents..................        99           2(b)        101          404            8(b)       412
  Depreciation.............       142          50(c)        192          548          207(c)       755
  Fuel.....................       154          --           154          566           --          566
  Provision for Casualty
    Claims.................        --          --            --          229           --          229
  Restructuring
    Charge--Net............        35          --            35           13           --           13
                               ------        ----        ------       ------        -----       ------
    Total..................    $1,520        $(11)       $1,509       $5,893        $ (35)      $5,858
                               ------        ----        ------       ------        -----       ------
    Operating Income.......        85          11            96          289           35          324
Other Income and Expense
  Other Income.............         4          --             4           28           --           28
  Interest Expense.........        26           6(d)         32          101           27(d)       128
                               ------        ----        ------       ------        -----       ------
    Income before Income
       Taxes...............        63           5            68          216            8          224
Provision for Income
  Taxes....................        25           2(e)         27           77            3(e)        80
                               ------        ----        ------       ------        -----       ------
    Net Income.............    $   38        $  3        $   41       $  139        $   5       $  144
                               ======        ====        ======       ======        =====       ======


------------


The following adjustments record the various income and expense effects of the Conrail Spin Off Transactions, including the effects of this exchange offer and consent solicitation. These amounts are estimated based on the current carrying amounts of CSX's investment in Conrail except for the interest expense on debt which is at estimated fair value. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received and, as a result, could differ from these estimates.



(a) Decrease in Conrail Operating Fees, Rents and Services will eliminate lease payments from CSXT to NYC for road and equipment leases, as the underlying assets will be received by CSXT.



(b)  Increase in Building and Equipment Rents will record:


     (i) NYC's equity in the earnings of its investment in a leasing company, which will be received by CSXT, and

     (ii) various operating leases that will be assumed by CSXT.


(c) Increase in depreciation to record depreciation expense related to the NYC assets received by CSXT as a result of the Conrail Spin Off Transactions. This amount is estimated based on the current carrying amount and related depreciation of CSX's investment in Conrail. The actual amount will reflect the fair market value of the related assets upon consummation of the Conrail Spin Off Transactions.



(d) Increase in Interest Expense will record interest expense on the debt assumed by CSXT in the debt exchange.



(e) Increase in Provision for Income Taxes will record the tax impact of the other adjustments, at a 38.8% tax rate.


                                      CSXT-8

     Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $4 million and $17 million for the quarter ended March 26, 2004 and the year ended December 26, 2003, respectively, and the amount for adjustment (e) would be increased to $3 million and $7 million for the quarter ended March 26, 2004 and the year ended December 26, 2003, respectively. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $5 million and $22 million for the quarter ended March 26, 2004 and the year ended December 26, 2003, respectively, and the amount for adjustment (e) would be increased to $2 million and $5 million for the quarter ended March 26, 2004 and the year ended December 26, 2003, respectively.


                                      CSXT-9

                                 CAPITALIZATION


     The following table sets forth debt and total capitalization of CSXT at March 26, 2004, and as adjusted to give effect to the Conrail Spin Off Transactions assuming that holders of all Conrail Debentures validly tender and do not withdraw in the exchange offer and consent solicitation. You should read this and the historical financial statements and accompanying notes that were included in CSXT's 2003 Annual Report on Form 10-K for the year ended December 26, 2003 and on CSXT's Quarterly Report on Form 10-Q for the three months ended March 26, 2004, which are incorporated by reference into this prospectus and consent solicitation statement of which this CSXT Appendix is a part.



                                                                         AS OF
                                                                     MARCH 26, 2004
                                                         --------------------------------------
                                                         HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                         ----------   -----------     ---------
                                                                    ($ IN MILLIONS)
LIABILITIES:
  Current Maturities of Long-term Debt.................    $  103       $   27(a)      $   130
  Current Liabilities Due to Parent Company............     2,619         (563)(b)       2,056
  Current Liabilities Due to Affiliates................       294          (29)(c)         265
  Long-term Debt.......................................       717          562 (a),(d)   1,279
                                                           ------       ------         -------
     Total Debt (including current portion and related
       party balances).................................     3,733           (3)          3,730
                                                           ------       ------         -------
SHAREHOLDER'S EQUITY:
  Common stock.........................................       181           --             181
  Other Capital........................................     1,380        3,779(e)        5,159
  Accumulated Other Comprehensive Income...............        19           --              19
  Retained Earnings....................................     4,005           --           4,005
                                                           ------       ------         -------
       Total Shareholder's Equity......................     5,585        3,779           9,364
                                                           ------       ------         -------
Total Capitalization (including current portion of
  Long-term Debt and related party balances)...........    $9,318       $3,776         $13,094
                                                           ======       ======         =======


------------


(a) To record $27 million of current maturities and $114 million of long-term debt for liabilities incurred through the Conrail Spin Off Transactions related to the restructuring of Conrail's secured debt.



(b) $563 million decrease in amount Due to Parent Company to record extinguishment of long-term advances to CSX from NYC.



(c) $29 million decrease in amount Due to Affiliates will eliminate amounts due from CSXT to NYC; these will now be intra-company balances.



(d) To record the issuance of the New CSXT Notes in exchange for existing Conrail Debentures as contemplated by the Conrail Spin Off Transactions assuming all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. The amount of this adjustment, $448 million, reflects the estimated fair value of the $336 million aggregate principal amount of the New CSXT Notes.



(e) $3,779 million increase in Other Capital will record the net impact of the above adjustments.



     Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures, the amount for adjustment (d) would be reduced to $397 million and the amount for adjustment (e) would be increased to $3,880 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $478 million and the amount for adjustment (e) would be increased to $3,830 million.


                                     CSXT-10

                       RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratio of earnings to fixed charges, "earnings" represent earnings from operations before income taxes plus interest expense related to indebtedness, amortization of debt discount and the interest portion of fixed rent expense, less undistributed earnings of affiliates accounted for using the equity method. "Fixed charges" include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

     The following table sets forth the ratios of earnings to fixed charges of CSXT for the periods indicated:


                                                         FISCAL YEAR ENDED DECEMBER
                           QUARTER ENDED    ----------------------------------------------------
                           MARCH 26, 2004   26, 2003   27, 2002   28, 2001   29, 2000   30, 1999
                           --------------   --------   --------   --------   --------   --------
Ratio of Earnings to
  Fixed Charges..........        2.4x          2.2x       3.7x       2.6x       1.8x      3.3x


                       MARKET FOR THE REGISTRANT'S COMMON
                     EQUITY AND RELATED STOCKHOLDER MATTERS

CSXT COMMON STOCK

     As of the date of this prospectus, CSX owns all the common stock of CSXT. The common stock is not publicly traded. There have been no changes in common stock during the last three years.

NYC NEWCO COMMON STOCK

     As of the date of this prospectus, CSXT owns all the common stock of NYC Newco. The common stock of NYC Newco is not publicly traded.

                                     CSXT-11

                        DIRECTORS AND EXECUTIVE OFFICERS

CSXT

     As of April 12, 2004, CSXT's directors and executive officers were as follows:


NAME AND AGE                          BUSINESS EXPERIENCE DURING PAST 5 YEARS

Michael J. Ward, 53...........      Mr. Ward has served CSXT as President since
                                    November 2000, as Director since March 1997, as President and Chief Executive Officer since October 2002, and as Chairman, President, and Chief Executive Officer since
                                    January 2003. He has also served CSX as
                                    Chairman, President and Chief Executive
                                    Officer, having been elected as Chairman and Chief Executive Officer in January 2003 and as President in July 2002. Previously, Mr.
                                    Ward served CSXT as Executive Vice
                                    President--Operations from April through
                                    November 2000, as Executive Vice
                                    President--Coal Service Group from August
                                    1999 to April 2000, and prior to that as Executive Vice President--Coal and Merger
                                    Planning from October 1998 to August 1999.



Ellen M. Fitzsimmons, 44......      Ms. Fitzsimmons has served CSXT as Senior
                                    Vice President--Law and Public Affairs since
                                    December 2003, and as Senior Vice
                                    President--Law since July 2002. She has also served CSX as Senior Vice President--Law and
                                    Public Affairs since December 2003, as
                                    Senior Vice President--Law and Corporate
                                    Secretary since May 2003, and as Senior Vice
                                    President--Law from February 2001 to May
                                    2003. Prior to 2001, she served CSX as
                                    General Counsel--Corporate.



Clarence W. Gooden, 52........      Mr. Gooden has served as Executive Vice
                                    President and Chief Commercial Officer since
                                    February 2004 and Director of CSXT since
                                    February 2004. Prior to March 2004, Mr.
                                    Gooden was Senior Vice
                                    President--Merchandise Service Group, from
                                    July 2002 until March 2004. Prior to 2002,
                                    Mr. Gooden served as President of CSX
                                    Intermodal Inc. from November 2001 to July
                                    2002, as Senior Vice President--Coal Service
                                    Group from May 2000 to November 2001, as
                                    Vice President--System Transportation from
                                    August 1999 to May 2000, and as Vice
                                    President--Transportation Field Operations from June 1998 to May 1999.


Robert J. Haulter, 50.........      Mr. Haulter has served CSXT as Senior Vice
                                    President--Human Resources and Labor
                                    Relations since December 2003, as Senior
                                    Vice President--Human Resources since May
                                    2002, as Vice President--Human Resources from December 2000 to May 2002, as Assistant
                                    Vice President of Operations Support from
                                    September 2000 to December 2000, as
                                    Assistant Vice President--Strategic
                                    Development from November 1999 to September
                                    2000, and as Assistant Vice
                                    President--Integration Planning before
                                    November 1999. He also served CSX as Senior
                                    Vice President--Human Resources and Labor
                                    Relations since December 2003, and as Senior
                                    Vice President--Human Resources since July
                                    2002.

                                     CSXT-12

Oscar Munoz, 44...............      Mr. Munoz has been a director of CSXT since
                                    June 2003 and Executive Vice President and
                                    Chief Financial Officer of CSX and CSXT
                                    since May 2003. Before May 2003, Mr. Munoz served as Chief Financial Officer and Vice
                                    President--Consumer Services, AT&T
                                    Corporation, from January 2001 to May 2003, as Senior Vice President--Finance &
                                    Administration, Qwest Communications
                                    International, Inc. from June to December
                                    2000, as Chief Financial Officer & Vice
                                    President, U.S. West Retail Markets from
                                    April 1999 to May 2000, and before April
                                    1999 as Controller and Vice President,
                                    USWEST Communications, Inc.

Tony L. Ingram, 58............      Mr. Ingram has served as Executive Vice
                                    President and Chief Operating Officer since
                                    March 2004. Before March 2004, Mr. Ingram served in the following capacities at NSC:
                                    Senior Vice President--Transportation
                                    Network and Mechanical at NSC from November
                                    2003 to March 2004; Vice
                                    President--Transportation-Operations from
                                    March 2000 to November 2003; General
                                    Manager--Northern Region from June 1999 to
                                    March 2000; General Manager--Staff from July
                                    1997 to June 1999; and General
                                    Manager--Eastern Region from July 1993 until
                                    June 1997.


W. Michael Cantrell, 57.......      Mr. Cantrell has served as Senior Vice
                                    President--Advanced Operations Technologies since February 2004. He served as Senior
                                    Vice President--Engineering, Mechanical and
                                    Operating Technologies beginning in February
                                    2003. Prior to February, Mr. Cantrell served as Senior Vice President--Mechanical and
                                    Engineering since April 2000 and as Vice
                                    President--Mechanical from April 1996 to
                                    April 2000.


Alan P. Blumenfeld, 45........      Mr. Blumenfeld has served as Senior Vice
                                    President--Service Design since December
                                    2003. Prior to December 2003, Mr. Blumenfeld served as President of CSX Intermodal beginning in July 2002 and as Senior Vice
                                    President--E-Business from July 2001 to July
                                    2002. Mr. Blumenfeld also served as Vice
                                    President and as Chief Information Officer for Ecolab, Inc. from 1998 to 2000. Mr.
                                    Blumenfeld was elected to the Conrail Board of Directors in 2004.

NYC NEWCO

     As of April 12, 2004, NYC Newco's directors and executive officers were as follows:


NAME AND AGE                          BUSINESS EXPERIENCE DURING PAST 5 YEARS

Ellen M. Fitzsimmons, 44......      Ms. Fitzsimmons has served as President of
                                    NYC Newco since March 2004 as well as CSX's
                                    Senior Vice President--Law and Public
                                    Affairs since December 2003. Before December
                                    2003, Ms. Fitzsimmons served as Senior Vice
                                    President--Law and Corporate Secretary since
                                    May 2003 and as Senior Vice President--Law from February 2001 to May 2003. Prior to
                                    2001, she served as General
                                    Counsel--Corporate.


                                     CSXT-13

David A. Boor, 49.............      Mr. Boor has served as Director and Vice
                                    President of NYC Newco since March 2004 as well as the Vice President and Treasurer for CSX since 2001. Prior to that, Mr. Boor served as Treasurer of CSXT from 1998 to 2001 and as Assistant Vice President Finance
                                    CSX from 1997 to 1998.

Peter J. Shudtz, 55...........      Mr. Shudtz has served as Director and Vice
                                    President of NYC Newco since March 2004, as well as Vice President--Federal Regulation for CSX since December 2003. Prior to that Mr. Shudtz served as Senior Vice
                                    President--Regulatory Affairs and Washington
                                    Counsel for CSX from 2001 to 2003 and as Vice President--Law and General Counsel from
                                    1997 to 2001.

Nathan D. Goldman, 46.........      Mr. Goldman has served as Director and Vice
                                    President of NYC Newco since March 2004 and
                                    General Counsel--Business for CSX since June
                                    2003. Prior to June, Mr. Goldman was
                                    President, Alfa Smartparks, Inc. from 2002
                                    to 2003, Executive Vice President from 2001 to 2002, Founding Partner, Stoneburner,
                                    Berry & Goldman, P.A. from 2000-2001,
                                    Managing Partner, McGuire
                                    Woods--Jacksonville Office during 1999 and as Partner from 1994 through 1998.

Carolyn T. Sizemore, 41.......      Ms. Sizemore has served as Vice President
                                    and Controller of NYC Newco since March 2004 and CSX since April 2002. Prior to April
                                    2002, Ms. Sizemore served as Assistant Vice
                                    President and Assistant Controller of CSX from July 2001 to April 2002, Assistant Vice
                                    President Financial Planning from June 1999 to July 2001, and prior to June 1999, as Senior Director--Financial and Strategic
                                    Measurement.

Lester M. Passa, 50...........      Mr. Passa has served as Vice President of
                                    NYC Newco since March 2004 and Vice
                                    President-Strategic Planning and Process,
                                    CSX since December 2003. Before that, Mr.
                                    Passa served as Senior Vice
                                    President--Strategic Planning, CSX from 2000 to 2003, and as President and Chief
                                    Executive Officer CSX Intermodal Inc. from
                                    1997 to 2000. Mr. Passa was elected to the Conrail Board of Directors in 2004.

David J. Bowling, 54..........      Mr. Bowling has served as Vice President of
                                    NYC Newco since March 2004. Mr. Bowling has also served as General Tax Counsel, CSX since 1997.

Louis G. Recher, 56...........      Mr. Recher has served as Vice President of
                                    NYC Newco since March 2004. Mr. Recher has also served as Assistant General Counsel, CSX since 1997.

Gordon F. Bailey, 34..........      Mr. Bailey has served as Corporate Secretary
                                    of NYC Newco since March 2004 and Assistant
                                    Corporate Secretary and Senior Counsel of
                                    CSX since September 2003. Mr. Bailey was
                                    Assistant Corporate Secretary and Counsel from 2002 to 2003, Associate, LeClair Ryan from 2000 to 2002, Federal Judicial Law
                                    Clerk, 1999 to 2000, and prior to that,
                                    Assistant to General Counsel, U.S. Army.

                                     CSXT-14

                       BOARD OF DIRECTORS AND COMMITTEES


     The Board of Directors of CSXT consists of three members: Michael J. Ward, Oscar Munoz and Clarence W. Gooden. Mr. Ward serves as Chairman of the Board. The executive officers of CSXT are elected by the CSXT Board of Directors and generally hold office until the next annual election of officers. The CSXT Board of Directors has no audit, nominating, or compensation committees. In 2003, the CSXT Board of Directors acted by unanimous written consent on fourteen separate occasions. There are no family relationships among any of the directors of CSXT or officers or among any of the directors of CSXT and any officer of CSXT, nor is there any arrangement or understanding between any director or officer of CSXT and any other person pursuant to which the director or officer was selected.



     The Board of Directors of NYC Newco consists of three members: David A. Boor, Peter J. Shudtz, and Nathan D. Goldman. The executive officers of NYC Newco are elected by the NYC Newco Board of Directors and will generally hold office until the next annual election of officers. The NYC Newco Board of Directors has no audit, nominating, or compensation committees. Since its inception, the NYC Newco Board of Directors acted by unanimous written consent on one occasion. There are no family relationships among any of the directors of NYC Newco or officers or among any of the directors of NYC Newco and any officer of NYC Newco, nor is there any arrangement or understanding between any director or officer of NYC Newco and any other person pursuant to which the director or officer was selected.


                           COMPENSATION OF DIRECTORS

     Neither CSXT nor NYC Newco provides compensation to its directors for their services.


                         MATERIAL CONTACTS WITH CONRAIL


     CSXT operates as a part of its rail system the routes and assets of NYC pursuant to operating and lease agreements. The June 1999 Operating Agreement between CSXT and NYC governs substantially all the track assets of NYC operated by CSXT and has an initial 25-year term, renewable at the option of CSXT for two five-year terms. Payments under the Operating Agreement are subject to adjustment every six years to reflect changes in values. CSXT also has leased or subleased equipment for varying terms from NYC. Costs necessary to operate and maintain the NYC assets, including leasehold improvements, are borne by CSXT. NSR operates the routes and assets of PRR, under comparable terms. Upon consummation of the Conrail Spin Off Transactions, these agreements will be extinguished and CSXT will have direct ownership of the NYC routes and assets and NSR will have direct ownership of the PRR routes and assets.

     CSXT and NSR also have entered into agreements with Conrail governing the Shared Assets Areas that continue to be owned and operated by Conrail. CSXT and NSR pay Conrail a fee for joint and exclusive access to the Shared Assets Areas. In addition, CSXT and NSR pay, based on usage, the costs incurred by Conrail to operate the Shared Assets Areas. The Conrail Spin Off Transactions will not affect these agreements.


     Operating lease expense related to NYC and the Shared Assets Areas agreements, which is included in the line item "Conrail Operating Fees, Rents and Services" on CSXT's consolidated income statement, amounted to $357 million in 2003, $346 million in 2002 and $353 million in 2001. CSXT's balance sheet includes a current liability of $82 million for amounts related to expenses included in "Conrail Operating Fees, Rents and Services," as discussed above.


     In addition, Conrail is paid an aggregate of approximately $90 million per year by CSXT and NSR under the Shared Assets Operating Agreements. Conrail also pays approximately $7 million per year to either NSR or CSXT (depending upon who the successful bidder is) to perform track maintenance work. A joint contract exists among Conrail, CSXT and NSR for approximately $5.9 million of reimbursements relating to the construction of new intermodal facilities at the Livernois Yard in Detroit, Michigan. Conrail also has a locomotive lease and repair contract with each of CSXT and NSR, whereby Conrail pays $5.9 million per year to NSR and $4.1 million per year to CSXT.

     CSXT also provides certain general and administrative support functions to Conrail, the fees for which are billed in accordance with several service-provider arrangements and totaled $3 million in each of 2003 and 2002. The Conrail Spin Off Transactions will not affect amounts billed to Conrail under such agreements.

                                     CSXT-15

                         EXECUTIVE OFFICER COMPENSATION

CSXT


     CSXT is a wholly owned subsidiary of CSX. In 2003, several of the CSXT executive officers were also officers of CSX. Their compensation was paid solely by CSX when they were officers of CSX and was determined in accordance with the Report of the Compensation Committee on Executive Compensation which is included in this CSXT Appendix starting on page CSXT-23. The individuals named below include CSXT's Chief Executive Officer and the four most highly compensated executive officers of CSXT who were serving as executive officers of CSXT as of the last day of the fiscal year ending December 26, 2003. The table also includes one executive officer who retired from CSXT in September 2003. Information is provided for the fiscal years ended December 26, 2003, December 27, 2002 and December 28, 2001.


                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                          -----------------------------------------------
                                                                                        AWARDS                 PAYOUTS($)
                                          ANNUAL COMPENSATION             ----------------------------------   ----------
                                 --------------------------------------                        SECURITIES
                                                         OTHER ANNUAL     RESTRICTED STOCK     UNDERLYING         LTIP
NAME AND                                                COMPENSATION($)     AWARD(S)($)      OPTIONS/SARS(#)    PAYOUTS
PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)      (NOTE 1)           (NOTE 2)          (NOTE 3)          ($)
------------------        ----   ---------   --------   ---------------   ----------------   ---------------   ----------
Michael J. Ward.........  2003    808,333          0        142,039                  0           400,000            0
  Chairman, President &   2002    579,167    312,750        123,229                  0           200,000            0
  CEO                     2001    475,000    285,000        221,683          5,322,900           175,000            0

P. Michael Giftos.......  2003    369,167          0         55,098                  0           100,000            0
  Executive VP & Chief    2002    337,450    160,000         58,351                  0            50,000            0
  Commercial Officer      2001    350,000    185,000         63,516                  0            74,500            0
  (Note 5)

Oscar Munoz.............  2003    329,545          0         33,988            796,500           125,000            0
  Executive Vice          2002        N/A        N/A            N/A                N/A               N/A          N/A
    President             2001        N/A        N/A            N/A                N/A               N/A          N/A
  & CFO (Note 6)

Clarence W. Gooden......  2003    302,032          0         29,765                  0            30,000            0
  Executive VP &          2002    274,010    118,500         24,326                  0            30,000            0
  Chief Commercial        2001    269,400    122,400         23,296                  0            41,500            0
  Officer

Ellen M. Fitzsimmons....  2003    301,200          0         37,362                  0            50,000            0
  Senior VP-Law           2002    262,800    120,000         17,794                  0            30,000            0
  and Public Affairs      2001    248,400    120,400         19,812                  0            41,500            0

Alan F. Crown...........  2003    338,089          0         23,777                  0           100,000            0
  Executive VP & COO      2002    351,567          0         36,596                  0            55,000            0
  (Note 7)                2001    307,400    190,000         16,100                  0            74,500            0


                             ALL OTHER
NAME AND                  COMPENSATION($)
PRINCIPAL POSITION           (NOTE 4)
------------------        ---------------
Michael J. Ward.........       40,693
  Chairman, President &        32,182
  CEO                          27,191

P. Michael Giftos.......       11,375
  Executive VP & Chief         11,125
  Commercial Officer           10,750
  (Note 5)

Oscar Munoz.............      159,538
  Executive Vice                  N/A
    President                     N/A
  & CFO (Note 6)

Clarence W. Gooden......        1,249
  Executive VP &                8,755
  Chief Commercial              7,200
  Officer

Ellen M. Fitzsimmons....        1,338
  Senior VP-Law                 4,088
  and Public Affairs           96,036

Alan F. Crown...........      900,200
  Executive VP & COO            4,450
  (Note 7)                      3,450


------------
Note 1  Amounts in this column include personal use of CSX's aircraft valued at
        (a) Mr. Ward--$5,766 for 2003, and $2,304 for 2002; (b) Mr. Giftos--$810
        for 2003, $2,449 for 2002, and $605 for 2001; (c) Ms. Fitzsimmons--$467
        for 2001; (d) Mr. Gooden--$249 for 2003, $2,304 for 2002, and $937 in
        2001; and (e) Mr. Crown--$659 for 2002 and $1,483 for 2001. It is CSX's
        policy to require the CEO to use CSX aircraft for personal as well as business travel.


Note 2 For 2003, the value shown reflects the award of CSX restricted stock to Mr. Munoz pursuant to an employment agreement. The value of Mr. Munoz's award of 25,000 shares of restricted stock that will vest in 4 years from May 7, 2003, the date of grant, is based on $32.145 per share, the closing price of CSX stock on the New York Stock Exchange on that date. As of December 26, 2003, the value of Mr. Munoz's stock award, based on $35.79 per share, the closing price of CSX stock on the New York Stock Exchange on that date, was $894,750. For 2001, the values shown reflect the award of CSX restricted stock to Mr. Ward pursuant to certain employment agreements. The value of Mr. Ward's award of 165,000 shares of restricted stock that will vest in five years from February 13, 2001, the date of grant, is based on $32.26 per share, the closing price of CSX stock on the New York Stock Exchange on that date. As of December 26, 2003, the value of Mr. Ward's restricted stock award, based on $35.79 per share, the closing price of CSX stock on the New York Stock Exchange on that date, was $5,905,350. Messrs. Munoz and Ward are entitled to receive dividends during the restriction period of their respective awards.



                                                  (notes continued on next page)


                                     CSXT-16

(notes continued)


Note 3 This column represents the number of employee stock options granted by CSX. Stock appreciation rights, or "SARs," were not granted in 2003, 2002 or 2001.


Note 4 Amounts shown include: (a) the above-market portion of earnings on a CSX deferred compensation program available to executives only during 1985, 1986, 1988, and 1989 (for 2003, these amounts are for Mr. Giftos, $33,140 and for Mr. Ward, $16,068); (b) CSX's matching contributions made in conjunction with deferrals of salary or bonuses to the CSX Tax Savings Thrift Plan and the CSX Supplementary Savings and Incentive Award Deferral Plan (the amounts contributed for 2003 are for Mr. Ward, $23,625; for Mr. Giftos, $10,375; for Mr. Munoz, $9,886; for Ms.
        Fitzsimmons, $338; for Mr. Gooden, $1,166; and for Mr. Crown, $200); (c) for 2003, a signing bonus of $125,000 for Mr. Munoz; and (d) for 2003, a separation bonus of $900,000 for Mr. Crown.



Note 5  Mr. Giftos retired from CSXT in March 2004.



Note 6  Mr. Munoz started his employment in May 2003.



Note 7  Mr. Crown retired from CSXT in September 2003.


                              STOCK OPTION GRANTS

     The following table reflects stock options granted by CSX to the named executives in 2003.

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR (NOTE 1)

                                          INDIVIDUAL GRANTS
                          NUMBER OF      -------------------
                         SECURITIES       PERCENT OF TOTAL
                         UNDERLYING         OPTIONS/SARS                                    GRANT DATE VALUE
                        OPTIONS/SARS         GRANTED TO        EXERCISE OR                 ------------------
                         GRANTED (#)     EMPLOYEES IN FISCAL   BASE PRICE    EXPIRATION        GRANT DATE
NAME                      (NOTE 1)          YEAR (NOTE 3)       ($/SHARE)       DATE        PRESENT VALUE($)
----                   ---------------   -------------------   -----------   -----------   ------------------
Michael J. Ward......  400,000 (Note 2)         11.51%           $32.145     May 6, 2013   $3,572,000 (Note 2)
P. Michael Giftos....  100,000 (Note 2)          2.88%            32.145     May 6, 2013      893,000 (Note 2)
Oscar Munoz..........  125,000 (Note 2)          3.60%            32.145     May 6, 2013    1,116,250 (Note 2)
Clarence W. Gooden...   30,000 (Note 2)           .86%            32.145     May 6, 2013      267,900 (Note 2)
Ellen M.
  Fitzsimmons........   50,000 (Note 2)          1.44%            32.145     May 6, 2013      446,500 (Note 2)
Alan F. Crown........  100,000 (Note 2)          2.88%            32.145     May 6, 2013      893,000 (Note 2)

------------
Note 1  SARs were not granted during 2003.

Note 2 Stock options granted by CSX to the named executive officers and certain other executives on May 7, 2003, pursuant to the CSX Omnibus Incentive Plan, at an exercise price of $32.145, which was the fair market value as of the date of the grant. The options vest and become exercisable in three equal tranches on the third, fourth and fifth anniversaries of the grant date. The present value of stock options granted on May 7, 2003, has been reported using the Black-Scholes option pricing model and should not be used as a prediction of future stock performance. The values presented are based on the following assumptions:

        -  Exercise price--$32.145 (mean price on grant date);

        -  Market price on grant date--$32.145;

        -  Assumed exercise date--May 8, 2009;

        -  Risk-free rate of return--2.53 percent;

        -  Dividend yield--1.10 percent (five-year quarterly average); and

        -  Volatility assumption--27.73 percent.

Note 3  A total of 3,476,530 employee stock options were granted during 2003.

                                     CSXT-17

                                 STOCK OPTIONS

     The following table reflects the number of CSX stock options exercised by the named executives in 2003, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that have exercise prices lower than the fair market value of CSX stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF SECURITIES              IN-THE-MONEY
                                                            UNDERLYING UNEXERCISED            OPTIONS/SARS AT
                               SHARES                     OPTIONS/SARS AT FY-END(#)         FY-END ($) (NOTE 1)
                            ACQUIRED ON       VALUE      ----------------------------   ---------------------------
NAME                        EXERCISE (#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ------------   -----------   -----------    -------------   -----------   -------------
Michael J. Ward...........          0       $      0       122,288         939,372       $205,799      $1,869,569
P. Michael Giftos.........     11,977        122,644        98,536         365,117              0         712,777
Oscar Munoz...............          0              0             0         125,000              0         455,625
Clarence W. Gooden........          0              0        39,883         136,260        269,376          80,024
Ellen M. Fitzsimmons......          0              0        10,152         132,464        227,437          22,749
Alan F. Crown.............          0              0        37,931         260,759        553,583          94,547

------------

Note 1 Value of unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding in-the-money option grants and $35.79, the mean value of CSX stock on December 26, 2003.

                           LONG-TERM INCENTIVE AWARDS

     None of the named executive officers were granted long-term incentive awards during 2003.

                                 PENSION PLANS

     The following table sets forth the estimated annual single life annuity benefits payable, before offsets for Social Security and Railroad Retirement annuities, by CSX and certain of its subsidiaries (including CSXT) to any officer or salaried employee upon retirement from active employment at age 60 after selected periods of service and in specified compensation groups.

                               PENSION PLAN TABLE

 AVERAGE COMPENSATION
DURING FIVE CONSECUTIVE
 YEARS OF HIGHEST PAY     15 YEARS   20 YEARS    25 YEARS     30 YEARS     35 YEARS     40 YEARS     44 YEARS
-----------------------   --------   --------   ----------   ----------   ----------   ----------   ----------
      $  200,000          $45,000    $60,000    $   75,000   $   90,000   $  105,000   $  120,000   $  132,000
         400,000           90,000    120,000       150,000      180,000      210,000      240,000      264,000
         600,000          135,000    180,000       225,000      270,000      315,000      360,000      396,000
         800,000          180,000    240,000       300,000      360,000      420,000      480,000      528,000
       1,000,000          225,000    300,000       375,000      450,000      525,000      600,000      660,000
       1,200,000          270,000    360,000       450,000      540,000      630,000      720,000      792,000
       1,400,000          315,000    420,000       525,000      630,000      735,000      840,000      924,000
       1,600,000          360,000    480,000       600,000      720,000      840,000      960,000    1,056,000
       1,800,000          405,000    540,000       675,000      810,000      945,000    1,080,000    1,188,000
       2,000,000          450,000    600,000       750,000      900,000    1,050,000    1,200,000    1,320,000
       2,200,000          495,000    660,000       825,000      990,000    1,155,000    1,320,000    1,452,000
       2,400,000          540,000    720,000       900,000    1,080,000    1,260,000    1,440,000    1,584,000
       2,600,000          585,000    780,000       975,000    1,170,000    1,365,000    1,560,000    1,716,000
       2,800,000          630,000    840,000     1,050,000    1,260,000    1,470,000    1,680,000    1,848,000
       3,000,000          675,000    900,000     1,125,000    1,350,000    1,575,000    1,800,000    1,980,000
       3,200,000          720,000    960,000     1,200,000    1,440,000    1,680,000    1,920,000    2,112,000

                                     CSXT-18

     Retirement benefits from qualified and non-qualified non-contributory pension plans ("Pension Plans") of CSX and certain of its subsidiaries (including CSXT) are based on both length of service and compensation. The compensation covered by the Pension Plans is compensation paid by CSX or its subsidiaries to a participant on a regular monthly or annual salary basis, and bonuses or similar awards for personal services rendered in a position that is not under the scope of a labor agreement. Compensation items listed in the Summary Compensation Table covered by the Pension Plans are base salary and bonus. The average compensation during the five consecutive years of highest pay covered by the Pension Plans for Mr. Ward was $630,385.

     The benefits are computed at the time of retirement under a defined benefit formula based on years of service and average salary and bonus for the highest 60 consecutive covered months of service. The formula also takes into account retirement benefits under the Social Security Act and Railroad Retirement Act attributable to service by the participant for the employer. The Pension Plans provide for retirement from active employment commencing at age 60 without diminution of benefits. Retirement from active employment beginning at age 55 is permitted with reduced pension payments. Certain participants in the Pension Plans may be eligible to receive an additional year of unfunded credit for each year of actual service beginning at age 45 and, in certain instances, such credit for periods prior to employment by CSX or its subsidiaries, with a 44-year maximum of total service.

     The Pension Plans permit the Chief Executive Officer and a limited number of other key executives named by him to take the unfunded portion of their pensions in a lump sum payment. The amount of the payment is calculated on an actuarial present value, using an interest rate set periodically by the Finance Committee, which currently is five percent.

     As of December 2003, the individuals named in the Summary Compensation Table had the following credited years of service: Mr. Ward, 26 years; Mr. Giftos, 41 years; Mr. Gooden, 32 years; Ms. Fitzsimmons, 12 years; and Mr. Crown, 30 years.

     The amounts in the table have not been restricted to those within the maximum annual retirement benefit that is currently permissible under the Code, which is $160,000 for 2004. Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit is $200,000 for 2004. Pension amounts in excess of such limitations are payable from the non-qualified Special and Supplemental Plans, which are not funded.


     Employees who become eligible to participate in the Pension Plans on or after January 1, 2003 will accrue benefits using a cash balance formula. Cash balance benefits are based on a formula using age and years of service. Interest is credited on a monthly basis using the 10-year treasury bond rate. Vested balances are payable in a lump sum or annuity upon termination of employment or retirement.


                                     CSXT-19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS



     The following table shows the number of shares of CSX common stock beneficially owned as of March 5, 2004, except as otherwise noted, by each director and executive officer named in the Summary Compensation Table in this CSXT Appendix and the directors and executive officers of CSXT as a group.



                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP



                                                      SHARES FOR WHICH
                                     SHARES         BENEFICIAL OWNERSHIP       TOTAL         PERCENT
            NAME OF               BENEFICIALLY         CAN BE ACQUIRED       BENEFICIAL         OF
    BENEFICIAL OWNER(NOTE 1)         OWNED         WITHIN 60 DAYS(NOTE 2)    OWNERSHIP    CLASS(NOTE 3)
--------------------------------  ------------     -----------------------   ----------   --------------
Directors:
Michael J. Ward.................    249,051(Note 4)        149,774            398,825           *
Oscar Munoz.....................     32,000(Note 4)              0             32,000           *
Clarence W. Gooden..............     17,951(Note 4)         51,497             69,448           *
Non-Director Executive Officers:
P. Michael Giftos...............          0                122,179            122,179           *
Ellen M. Fitzsimmons............     22,383(Note 4)         14,302             36,685           *
Alan F. Crown(Note 5)...........     14,804                 37,931             52,735           *
All directors and executive
  officers as a group (10
  including those named
  above)(Note 6)................    368,444                423,569            792,013           *


------------


Note 1 Except as otherwise noted, the persons listed have sole voting power as to all shares listed, including shares held in trust under certain deferred compensation plans, and have investment power except with respect to all shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.


Note 2 Represents shares under options exercisable within 60 days.


Note 3 Based on 215,069,189 shares outstanding on March 5, 2004, plus shares deemed outstanding for which beneficial ownership can be acquired within 60 days by that individual or group. An asterisk (*) indicates that ownership is less than one percent of class.


Note 4 The ownership of Mr. Ward includes 165,000 restricted shares of stock granted under the CSX Omnibus Incentive Plan and 15,804 shares owned by his wife. The ownership of Mr. Munoz includes 25,000 restricted shares of stock granted under the CSX Omnibus Incentive Plan. The ownership of Mr. Gooden and Ms. Fitzsimmons includes 17,000 restricted shares of stock granted to each under the CSX Omnibus Incentive Plan.


Note 5 Mr. Crown retired from CSXT on September 10, 2003. His ownership is based on the best available information as of December 26, 2003.


Note 6 In addition to the named beneficial owners, this row includes ownership information, as of December 26, 2003, for four executive officers not named above.



EMPLOYMENT, CHANGE OF CONTROL AND SIMILAR AGREEMENTS



     CSX has entered into change of control employment agreements, or the "Employment Agreements," with certain executives, including Messrs. Ward, Munoz, Giftos, Gooden, and Ms. Fitzsimmons. The Employment Agreements generally provide that if the executive is terminated other than for cause within three years after a change of control of CSX or if the executive terminates employment for good reason within such three-year period or voluntarily terminates employment during the 30-day period following the six-month anniversary of the change of control (or, in the case of a change of control transaction subject to STB review, following the twelve-month anniversary of the approval of the transaction by the STB), the executive is entitled to receive severance benefits. Severance benefits include a lump sum severance payment equal to three times the sum of the executive's base salary and highest annual bonus for the three years preceding the change of control (or, if higher, the most recently established target bonus), together with certain other payments and benefits, including a prorated bonus for the year of termination; the present value of additional pension benefits the executive would have earned if employment had continued for three more years and all benefits had vested; continuation of employee welfare benefits for three years; an additional payment to make the executive whole for certain excise taxes imposed on certain change of control payments, if any; the right to


                                     CSXT-20
receive the Black-Scholes value of options that terminate unexercised; and the right to up to $20,000 of outplacement services.



     In 2001, CSX and Mr. Ward entered into a five-year employment agreement, which included the award of 165,000 shares of restricted stock to Mr. Ward as an incentive to remain with CSX. The stock award vests on the fifth anniversary of the grant. If Mr. Ward voluntarily terminates his employment with CSX prior to the end of the five years, the shares will be forfeited. Generally, if CSX elects to terminate Mr. Ward's employment for reasons other than for cause, Mr. Ward dies or becomes disabled, or Mr. Ward terminates his employment for good reason within five years of the grant, CSX will remove the restrictions on a prorated portion of the restricted shares and pay Mr. Ward the salary and one-half of the target annual incentive otherwise payable for the balance of the agreement.



     In 2002, CSX and Mr. Ward entered into an agreement that addresses the disparity in retirement and spousal benefits between Social Security and Railroad Retirement benefits resulting from CSX's transfer of Mr. Ward's employment with CSXT to CSX in 2002. The CSX Pension Plan, a defined benefit plan under Section 401(a) of the Code, generally provides for a make-up benefit for employees faced with the prospect of lower government-sponsored retirement and spousal benefits on account of a transfer from CSXT to an affiliated entity covered by Social Security, offset by the amount of employment tax the participant would have saved as a result of the lower tax rate under Social Security. However, the make-up benefit under the CSX Pension Plan does not cover the entire difference. In order to put Mr. Ward in the same position as he would have been had he not been transferred to CSX, the agreement provides for CSX to perform a calculation of pension benefits at the time of Mr. Ward's retirement, comparing it to what he would have received absent the transfer. This amount will be discounted to account for the fact that Mr. Ward would have paid less employment tax under Social Security than under Railroad Retirement.



     In April 2003, CSX and Mr. Munoz entered into a two-year employment agreement that provides an annual base salary of $500,000 with an annual bonus opportunity of $450,000. In addition, Mr. Munoz was provided with an initial stock option grant of 125,000 shares, which vest ratably over five years, as well as 25,000 shares of restricted stock that vest over four years. Mr. Munoz was also provided with a signing bonus in the amount of $250,000, with one half payable in May 2003 and the balance in May 2004, provided Mr. Munoz remains employed by CSX. Mr. Munoz was also provided with relocation assistance with respect to the relocation to Jacksonville of himself and his family. The agreement further provides that if Mr. Munoz's employment is terminated by CSX other than for cause or disability on or before May 5, 2006, Mr. Munoz will be paid a severance benefit equal to two times the sum of his annual base salary plus bonus for the year of termination, and any unvested options will then vest immediately. If Mr. Munoz's employment is terminated other than for cause or disability from May 6, 2006, through May 6, 2008, Mr. Munoz will be paid a severance benefit equal to two times his then annual base salary and any unvested options will then vest immediately. If Mr. Munoz's employment is terminated after May 6, 2008, Mr. Munoz will receive a lump sum severance benefit in the amount equal to his then annual base salary. In the event that the termination of employment is on account of a change in control, his Employment Agreement will supersede this agreement.



     In October 2002, CSX awarded Ms. Fitzsimmons 17,000 shares of restricted stock as an incentive to remain with CSX. The stock award vests on the fifth anniversary of the grant. If Ms. Fitzsimmons voluntarily terminates her employment prior to the end of the vesting term, the shares will be forfeited. If CSX terminates Ms. Fitzsimmons' employment for reasons other than cause, Ms. Fitzsimmons dies or becomes disabled, or Ms. Fitzsimmons terminates her employment for good reason within five years of the grant, CSX will remove the restrictions on a prorated portion of the restricted shares.



     In October 2002, CSX awarded Mr. Gooden 17,000 shares of restricted stock as an incentive to remain with CSX. The stock award vests on the fifth anniversary of the grant. If Mr. Gooden voluntarily terminates his employment prior to the end of the vesting term, the shares will be forfeited. If CSX terminates Mr. Gooden's employment for reasons other than cause, Mr. Gooden dies or becomes disabled, or Mr. Gooden terminates his employment for good reason within five years of the grant, CSX will remove the restrictions on a prorated portion of the restricted shares.


                                     CSXT-21

     In February 2004, CSXT entered into a retirement and separation agreement with Mr. Giftos. The agreement provides that Mr. Giftos will receive separation payments in the amount of $375,000 over twelve months, or in a single sum, as elected by Mr. Giftos. The agreement further provides that Mr. Giftos will receive a special retirement allowance under the Special Retirement Plan of CSX and Affiliated Corporations to include constructive service of 44 years and apply an early reduction factor for age 58 at the time of commencement in calculating his pension benefits. The agreement further provides that Mr. Giftos will receive reimbursement (or CSX will pay) for certain catastrophic medical expenses incurred by his spouse and which are not otherwise covered by the CSX Comprehensive Medical Plan.



     In September 2003, CSXT entered into a retirement and separation agreement with Mr. Crown. Under the agreement, Mr. Crown will receive separation payments equal to two years base salary for a total of $900,000. In addition, for the purpose of determining his monthly nonqualified pension benefit, CSXT agreed to include two years of compensation at $450,000 in computing Mr. Crown's five-year average compensation and applied an early reduction factor for age 58 at the time of commencement in calculating his pension benefits.


                                     CSXT-22

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)


     This report describes the philosophy, objectives and components of the Company's executive officer compensation program and the manner in which compensation determinations for 2003 were made for the Company's Chief Executive Officer during that period, Mr. Michael J. Ward, and the other executive officers.

     The Compensation Committee (the "Committee") of the Company's Board is composed of the directors named below, none of whom is an officer or employee of the Company, and all of whom are outside directors within the meaning of Section 162(m) of the Internal Revenue Code and independent pursuant to the independence standards promulgated by the New York Stock Exchange. The Committee is responsible for setting and administering the Company's compensation philosophy, objectives and policies, and for establishing and administering compensation plans and programs for executive officers of the Company. During 2003, based on recommendations of the Committee, the Board was responsible for approving the compensation for the Chief Executive Officer.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation programs are designed to provide competitive annual and long-term compensation and to encourage executive officers to focus on maximizing shareholder value through superior performance. The programs are based on the philosophy that the financial interests of the Company's executive officers should be aligned closely with those of its shareholders and that overall compensation should be linked to the short-term and long-term performance of the Company, of individual business units of the Company, and of the individual executive officer. Accordingly, the Company's executive compensation programs are structured and administered applying the following principles:

      -- Competitiveness. Consistent with the Company's performance, total compensation for executive officers is targeted to produce pay competitive with the total compensation paid by a comparison group of companies that compete for executives of similar talent, including several direct competitors. The Committee believes that providing competitive total compensation opportunities for executive officers is an important element in the Company's ability to attract and retain motivated and effective executives.

           In determining executive officer compensation for 2003, the Committee used market data regarding the compensation paid for similar positions by other large companies with annual revenues ranging from $6 billion to $10 billion, as provided through a survey conducted by a nationally recognized independent compensation consulting firm. These comparison companies included a broad cross-section of companies that can be expected to compete directly with the Company for employees, investors and business, and do not focus specifically on companies that form the Dow Jones U.S. Transportation Average (depicted in the "Five-Year Cumulative Comparison Graph" included in this Proxy Statement). Because the job market for the Company's executives is not limited to the Company's industry, and because the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns, the comparison group is not the same as the peer group index in the "Five-Year Cumulative Comparison Graph" included in this Proxy Statement.

      -- Performance-Based. A substantial portion of the total compensation package for executive officers is at risk and consists of performance-based cash and equity incentives that link executive compensation to Company financial and non-financial results, and individual performance. Performance incentives provide rewards for achieving strategic, operating and financial results, motivating executive officers and encouraging a dedicated focus on building value for shareholders over time.

---------------


(1) This report, dated February 10, 2004, was prepared by the CSX Compensation Committee and provides policies applicable to CSXT's and NYC Newco's executive officers. Use of the word "Company" in this Report refers to CSX. Other capitalized terms used in the report are defined therein. Use of the phrase "Proxy Statement" in this report refers to CSX's proxy statement, dated March 31, 2004.

                                     CSXT-23

      -- Aligned with Interests of Shareholders. A significant portion of each executive officer's total compensation is linked directly to the achievement of specific, measurable performance results that are intended to create both short-term and long-term value for CSX shareholders. In addition, executive officers are expected to acquire and hold significant amounts of the Company's stock.

COMPONENTS OF COMPENSATION

     The total compensation package for executive officers during 2003 was composed of three key elements: (a) base salary; (b) short-term incentives; and
(c) long-term incentives.

     In establishing and administering each of these components, the Committee considers: (1) current market data regarding the compensation paid for similar positions by the comparison companies, and (2) achievement against Company financial and non-financial objectives, and individual performance objectives that are established for each performance period by the Committee. The Committee's intent is to provide total compensation packages for executive officers approximating the 65th percentile of the total compensation paid for similar positions by the comparison companies, when competitive performance results are achieved. The Company's total compensation components are described below.

  BASE SALARY

     The Committee determines a salary for each executive officer and certain other executive officers based upon the Committee's assessment of the individual's performance and contribution to the Company's objective performance goals. Base salaries for 2003 generally were targeted to be at the 50th percentile of salaries paid for similar positions by the comparison companies. Base salaries of executive officers are reviewed in February of each year with adjustments, if any, based upon the then-current market data for the comparison companies, individual executive performance and the executive's contributions to the Company.

  SHORT-TERM INCENTIVES

     The short-term compensation incentives available for executive officers of the Company are composed of annual cash incentive bonuses and, in certain circumstances, additional discretionary cash bonuses in recognition of exceptional strategic contributions and performance. These short-term incentives are established and awarded with the objective of bringing total annual cash compensation (base salary plus bonus) to approximately the 75th percentile of the comparison companies, assuming achievement of competitive performance levels.

     Executive officers, including the Chief Executive Officer, are awarded annual cash incentive bonuses under the Company's shareholder-approved Senior Executive Incentive Plan ("SEIP") based on Company operating income results. The Committee has the authority, in its sole discretion, to make adjustments to bonus awards under the SEIP to reflect (1) the impact of unplanned events; (2) performance below other financial or strategic objectives (including earnings per share, the Company's operating ratio, operating income and cash available to the Company, and the performance of the Company's subsidiaries); and (3) an executive's individual performance based on such factors as the Committee deems appropriate.

     For 2003, the formula for annual cash incentive payout was based upon operating income and strategic initiatives, with a minimal threshold of operating income performance required for a payout. Based on 2003 operating income, CSX Corporation and CSX Transportation did not meet this minimum threshold. CSX World Terminals LLC [a wholly owned subsidiary of CSX], achieved most of its financial performance targets, but did not achieve all of its strategic business objectives. Accordingly, the Committee approved incentive payments including $270,000 for Mr. [Robert J.] Grassi [formerly President and CEO of CSX World Terminals]. In each instance, the Committee exercised its discretion under the SEIP to make downward adjustments, reducing the annual cash incentive bonuses otherwise payable under the SEIP.

     Other executive officers and key employees of the Company are awarded annual cash incentive bonuses under the Company's Management Incentive Compensation Plan ("MICP"). Awards are based on the Committee's evaluation of the achievement of operating income targets and strategic initiatives, along with an

                                     CSXT-24
evaluation of the executive's performance and such other objective measures as the Committee deems appropriate. For 2003, executive officers for CSX Corporation and CSX Transportation did not receive awards, as the companies did not meet the minimum threshold for financial performance. Executives for CSX World Terminals LLC each received a cash incentive bonus under the MICP.

  LONG-TERM INCENTIVES

     For 2003, the long-term compensation incentives available for executive officers of the Company were composed primarily of equity-based incentive awards. These long-term incentives are established and awarded with the objective of having Total Direct Compensation (base salary plus short-term incentives plus long-term incentives) to approximately the 65th percentile of the comparison companies, assuming achievement of competitive performance levels. In 2003, awards granted under the CSX Omnibus Incentive Plan (the "COIP") included stock options and restricted stock. The primary form of long-term incentive compensation provided to the executive officers is non-qualified stock options, where the executive only gains from the award when all shareholders gain from increased stock price.

     In 2003, the long-term incentive compensation opportunity granted to each executive officer, including the Chief Executive Officer, was based upon individual executive performance and impact on the Company and competitive market grant levels for similar positions made by the comparison companies. The stock option awards help link the long-term interests of executive officers with those of shareholders. In aligning the interests of executives with those of shareholders, the Committee is also aware of the potential impact of options awards on future equity appreciation.

     In 2003, the Committee approved the grant of stock options, based on the criteria described above, to Mr. Ward, as set forth in "Option/SAR Grants in Last Fiscal Year." The Compensation Committee concluded that the stock option grants were appropriate for the purpose of ensuring executive officer retention, and in line with the compensation philosophy of the Company.

     In December 2003, the Compensation Committee recommended, and in February 2004 the Board approved, a new long-term incentive program, administered under the COIP, to be effective in 2004. This program is intended to enhance the linkage of executive compensation with increased stock price. It will put emphasis toward factors more directly within management control. The new program is consistent with the compensation philosophy and objectives outlined above, including maintaining Total Direct Compensation at the 65th percentile of targeted comparison companies.

     The new long-term incentive program provides executives with rewards based upon performance against a two-year cumulative Modified Cash Flow performance target. This performance measure has a high correlation to stock price. For executive officers, including the Chief Executive Officer, the Compensation Committee may also modify the award based on achievement of operating ratio targets and decrease the award based upon the [level of the] completion of key strategic objectives. For all participants, the grants will be in the form of Performance Units. These Performance Units will be paid one-half in cash and one-half in performance shares, and grants will vest in accordance with the achievement of the above-mentioned performance criteria.

                                     CSXT-25

  STOCK OWNERSHIP GUIDELINES

     In addition to long-term awards, the Committee believes that to link the interests of executive officers to those of the Company's shareholders, it is also necessary that executive officers own a significant amount of the Company's stock. The Committee has established the following formal stock ownership guidelines. These guidelines are generally at or above the stock ownership guidelines of the comparison companies.

                                                                 MINIMUM
                                                             AGGREGATE VALUE
POSITION                                                       EQUIVALENT
--------                                                  ---------------------
Chief Executive Officer.................................  6 times base salary
Executive Vice Presidents...............................  4 times base salary
Senior Vice Presidents..................................  3 times base salary
Vice Presidents and Equivalent..........................  1 times base salary
Assistant Vice Presidents and Equivalent................  0.5 times base salary

2003 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Mr. Ward is the Company's Chairman, President and Chief Executive Officer. Mr. Ward's performance was reviewed by the Committee in 2003 and discussed with the non-employee directors of the Company.

     It has been past practice to pay the Chief Executive Officer and other executives in line with the payment guideline of the annual incentive compensation program of the Company. Under this program, Mr. Ward was entitled to a target annual bonus opportunity of 120 percent of salary if earnings were met, or $950,000. Using the same performance and other factors on which awards were made to other executive officers and pursuant to the executive compensation strategy described earlier in this report and Proxy Statement, the Committee awarded Mr. Ward no annual cash incentive bonus. Mr. Ward was generally eligible to participate in the same compensation plans available to other executive officers of the Company.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that the Company may deduct for compensation paid to the Chief Executive Officer or any other executive officer who is employed on the last day of the year. However, performance-based compensation, paid pursuant to a plan that has been approved by shareholders, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals and the Board committee that establishes such goals consists only of outside directors (as defined for purposes of Section 162(m)). The SEIP and the COIP have been approved by the shareholders of the Company.

     The Committee and the Board have considered these requirements. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee and the Board in light of the Company's overall compensation philosophy and objectives. The Company's compensation program for executive officers has both objective and discretionary elements. Generally, the Committee wishes to maximize the Company's federal income tax deductions for compensation expense and has, therefore, structured the short-term and long-term incentive elements of executive compensation to meet the requirements for deductibility under Section 162(m). However, the Committee and the Board believe that there are circumstances where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the Company and/or may be in the best interests of the Company and its shareholders. The Committee's ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m).

                                     CSXT-26

     The Committee believes that the compensation of executive officers has been appropriately structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company's performance and total returns to its shareholders.

                                          COMPENSATION COMMITTEE
                                          Frank S. Royal, M.D., Chairman
                                          Robert D. Kunisch
                                          William C. Richardson
                                          Donald J. Shepard

Jacksonville, Florida
February 10, 2004

                                     CSXT-27

                       DESCRIPTION OF THE NEW CSXT NOTES

     The following is a summary of the terms of the New CSXT Notes. For a description of the New NSR Notes, see "Description of the New NSR Notes" in the NSR Appendix. The New CSXT Notes will be issued under the New CSXT Indenture, to be entered into among NYC Newco, a newly formed corporation organized under the laws of the Commonwealth of Virginia and wholly owned subsidiary of CSXT, as initial issuer, CSXT, as guarantor, and The Bank of New York, as trustee. The terms of the New CSXT Notes include those terms stated in the New CSXT Indenture and those terms made part of the New CSXT Indenture by reference to the TIA. The New CSXT Notes issued by NYC Newco will be fully and unconditionally guaranteed by CSXT. In connection with the consummation of the Conrail Spin Off Transactions, NYC Newco will be merged with and into CSXT, which will thereby assume the obligations of NYC Newco with respect to the New CSXT Notes and will become the primary obligor of the New CSXT Notes, and the guarantee will thereafter automatically terminate. As hereafter used, the term "CSXT Obligor" means NYC Newco, until such time as NYC Newco is merged with and into CSXT, and thereafter shall mean CSXT or any successor of CSXT permitted pursuant to the terms of the New CSXT Notes and the New CSXT Indenture.

     This section of this CSXT Appendix is only a summary of the material provisions of the New CSXT Indenture and the form of the New CSXT Notes. This section does not purport to be complete and does not restate the New CSXT Indenture and the form of the New CSXT Notes in their entirety. A copy of the New CSXT Indenture and the form of the New CSXT Notes has been filed with the SEC as an exhibit to the CSXT registration statement of which this CSXT Appendix is a part. We urge you to read the New CSXT Indenture and the form of the New CSXT Notes because the New CSXT Indenture and the form of the New CSXT Notes and not this description define your rights as holders of the New CSXT Notes. You may obtain copies of the New CSXT Indenture from CSXT. See "Where You Can Find More Information."

BASIC TERMS OF THE NEW CSXT NOTES

  THE NEW CSXT 9 3/4% NOTES

     The economic terms of the New CSXT 9 3/4% Notes are substantially identical to the economic terms of the current Conrail 9 3/4% Debentures. Therefore, holders of outstanding Conrail Debentures who participate in this exchange offer and consent solicitation, to the extent they receive New CSXT 9 3/4% Notes in exchange for their current Conrail 9 3/4% Debentures, will receive the same amount in the aggregate of interest payments that they would have received had they not participated in this exchange offer and consent solicitation with respect to the New CSXT Notes. Specifically, the New CSXT 9 3/4% Notes:

      -- will have a maximum aggregate principal amount of $231 million, subject to the treatment of fractional interests (42% of the $550 million aggregate principal amount of the Conrail 9 3/4% Debentures);

      --   will mature on June 15, 2020;

      --   will be dated as of the Closing Date;

      -- will accrue interest at 9 3/4% per year, payable semi-annually in arrears on each of June 15 and December 15 of each year, beginning December 15, 2004. Except as set forth below, the CSXT Obligor will make interest payments to the holders of record on the immediately preceding June 1 and December 1, respectively. The initial interest payment on December 15, 2004 will include interest accrued from the Closing Date; and

      --   will be senior unsecured obligations of the CSXT Obligor.

  THE NEW CSXT 7 7/8% NOTES:

     The economic terms of the New CSXT 7 7/8% Notes are substantially identical to the economic terms of the Conrail 7 7/8% Debentures. Therefore, holders of outstanding Conrail Debentures who participate in this exchange offer and consent solicitation, to the extent they receive New CSXT 7 7/8% Notes in exchange for

                                     CSXT-28
their current Conrail 7 7/8% Debentures, will receive the same amount in the aggregate of interest payments that they would have received had they not participated in this exchange offer and consent solicitation with respect to the New CSXT Notes. Specifically, the New CSXT 7 7/8% Notes:

      -- will have a maximum aggregate principal amount of $105 million, subject to the treatment of fractional interests (42% of the $250 million aggregate principal amount of the Conrail 7 7/8% Debentures);

      --   will mature on May 15, 2043;

      --   will be dated as of the Closing Date;

      -- will accrue interest at 7 7/8% per year, payable semi-annually in arrears on each of May 15 and November 15 of each year, beginning November 15, 2004. Except as set forth below, the CSXT Obligor will make interest payments to the holders of record on the immediately preceding May 1 and November 1, respectively. The initial interest payment on November 15, 2004 will include interest accrued from the Closing Date; and

      --   will be senior unsecured obligations of the CSXT Obligor.

     The CSXT Obligor will pay interest on the New CSXT Notes semi-annually in arrears on the interest payment dates. Interest on the New CSXT Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or a maturity date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be to such business day. Interest payable on the New CSXT Notes on maturity will be payable to the person to whom principal is payable notwithstanding ownership on the regular record date immediately preceding the maturity date. The principal of and interest on the New CSXT Notes will be payable at the office or agency of the trustee, acting as paying agent, maintained for those purposes. However, at the CSXT Obligor's option, it may pay interest by check mailed to the address of the registered holders as such address appears in the security register maintained by the trustee, who will initially act as the paying agent and registrar for the New CSXT Notes or by transfer to an account maintained by the payee with a bank located in the United States.


     The New CSXT Notes will initially be issued in global form. See "Description of This Exchange Offer and Consent Solicitation--Book-Entry Transfer." The CSXT Obligor will not charge a service fee for any registration of transfer or exchange of New CSXT Notes, but payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the trustee) that may be payable in connection therewith (other than in certain circumstances) may be required.


     For more information on payment and transfer procedures for the New CSXT Notes, see "--Book-Entry Procedures" and "--Same-Day Settlement and Payment."

GUARANTEES

     The obligations of NYC Newco under the New CSXT Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by CSXT. Immediately following the consummation of this exchange offer and consent solicitation and in connection with the consummation of the Conrail Spin Off Transactions, NYC Newco will be merged with and into CSXT and the obligations of NYC Newco with respect to the New CSXT Notes will be assumed by, and become the primary obligations of, CSXT through the merger of NYC Newco with and into CSXT, with CSXT as the surviving company, and the guarantee will thereafter automatically terminate.

RANKING

     The indebtedness evidenced by the New CSXT Notes ranks equally with all existing and future senior unsecured indebtedness, if any, of NYC Newco, and, while in effect, the CSXT guarantee ranks equally with all then existing and future senior unsecured indebtedness, if any, of CSXT. In addition, following the

                                     CSXT-29
assumption by CSXT of obligations of NYC Newco with respect to the New CSXT Notes, the New CSXT Notes will rank equally with all then existing and future senior unsecured indebtedness, if any, of CSXT.


     As of March 26, 2004, CSXT would have had approximately $1,409 million of total indebtedness outstanding if holders of 100% of the Conrail Debentures had validly tendered and not withdrawn their Conrail Debentures in connection with this exchange offer and consent solicitation and the Conrail Spin Off Transactions were consummated as of that date. Following the assumption by CSXT of NYC Newco's obligations under the New CSXT Notes, the New CSXT Notes will be subordinated to any secured indebtedness of CSXT, to the extent of the assets securing that indebtedness, and structurally to all existing and future obligations of subsidiaries of CSXT, including claims with respect to trade payables. As of March 26, 2004, CSXT had approximately $815 million of secured indebtedness and its subsidiaries had approximately $1 million of unsecured indebtedness, each of which would rank senior to the New CSXT Notes. Of the $815 million of secured indebtedness of CSXT, subsidiaries of CSXT had approximately $30 million of secured indebtedness outstanding as of March 26, 2004. In addition, as of March 26, 2004, CSXT had approximately $2,914 million in intercompany liabilities due to CSX and $294 million of intercompany liabilities due to other affiliates of CSXT, each of which would rank equally with or junior to the New CSXT Notes.


FURTHER ISSUES

     The CSXT Obligor may, without the consent of the holders of the New CSXT Notes, create and issue additional notes having the same ranking and the same interest rate, maturity and other terms as the New CSXT Notes. Any such additional notes would be consolidated with and form a single series with the New CSXT Notes under the New CSXT Indenture.

CERTAIN COVENANTS

     NYC Newco has agreed, and, upon assumption of the obligations of NYC Newco with respect to the New CSXT Notes by CSXT, CSXT will agree, to some restrictions on its activities for the benefit of holders of its debt securities issued under the New CSXT Indenture, including, among other things, the covenants set forth below. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the New CSXT Notes are outstanding. Certain capitalized terms used in describing the covenants will be defined within the section describing the applicable covenant.

     The New CSXT Indenture will not contain any limit on the amount of indebtedness or lease obligations that may be incurred by any of NYC Newco, CSXT, CSX or their respective subsidiaries. The New CSXT Indenture will also not contain provisions that would give holders of the New CSXT Notes the right to require the CSXT Obligor to repurchase its debt securities in the event of a decline in the credit rating of its debt securities resulting from a takeover, recapitalization or similar restructuring.

LIMITATION UPON LIENS

     Other than in connection with the Conrail Spin Off Transactions, neither NYC Newco nor CSXT may, nor may it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of the New CSXT Indenture or acquired later, of any Principal Subsidiary, to secure any Obligation (other than the debt securities issued pursuant to the New CSXT Indenture, including the New CSXT Notes) of NYC Newco or CSXT, any of their respective Subsidiaries or any other person, unless all of the outstanding debt securities issued pursuant to the New CSXT Indenture will be directly secured equally and ratably with that Obligation.

     This restriction does not apply to any other property of NYC Newco, CSXT, CSX or their respective Subsidiaries. This provision does not restrict the sale by CSXT or NYC Newco or any of their respective Subsidiaries of any stock or indebtedness of any Subsidiary, including any Principal Subsidiary.

                                     CSXT-30

     The following definitions apply only to the foregoing limitation upon liens covenant:

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind securing an Obligation.

     "Obligation" means indebtedness for borrowed money or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

     "Principal Subsidiary" means BOCT, an Illinois corporation, wholly owned by CSXT.

     "Subsidiary" means with respect to any entity, an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by such entity or one or more of such entity's Subsidiaries, or by such entity and one or more of such entity's Subsidiaries.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     Other than in connection with the Conrail Spin Off Transactions, for purposes of this subsection, as such term is defined in the New CSXT Indenture, the New CSXT Indenture will restrict the CSXT Obligor's ability to consolidate with or merge into any other person or convey or transfer its properties and assets substantially as an entirety to any person or permit any person to consolidate with or merge into the CSXT Obligor or convey or transfer its properties and assets substantially as an entirety to the CSXT Obligor unless:

          (1) in case the CSXT Obligor shall consolidate with or merge into another person or convey or transfer its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the CSXT Obligor is merged or the person that acquired such properties and assets shall be a legal entity organized and existing under the laws of any domestic or foreign jurisdiction, and shall expressly assume, by a supplemental New CSXT Indenture executed and delivered to the trustee, all of the CSXT Obligor's obligations with respect to the debt securities of each outstanding series and under the New CSXT Indenture;

          (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default will have occurred and be continuing; and

          (3) the CSXT Obligor delivers to the trustee an officer's certificate and an opinion of counsel each stating that the transaction and supplemental New CSXT Indenture, if any, comply with the applicable article of the New CSXT Indenture and that all conditions precedent in the New CSXT Indenture relating to the transaction have been complied with.

     Upon the merger of NYC Newco into CSXT in connection with the Conrail Spin Off Transactions, CSXT shall be deemed to have directly assumed the obligation to make due and punctual payment of the principal of and interest on the New CSXT Notes and perform every covenant of the New CSXT Indenture on the part of NYC Newco to be performed or observed. Upon such assumption, CSXT shall succeed to, and be substituted for and may exercise every right and power of NYC Newco under the New CSXT Indenture with the same effect as if CSXT had been NYC Newco, and NYC Newco shall be released from all obligations and covenants with respect to the New CSXT Notes.

     Upon any subsequent express assumption of the CSXT Obligor's obligations as described in (1) above, the CSXT Obligor shall be released and discharged from all obligations and covenants under the New CSXT Indenture and all New CSXT Notes.

     The New CSXT Indenture and the guarantee do not limit the ability of CSXT, as guarantor, to consolidate with, merge into, convey or transfer its properties and assets, but such activities of CSXT will be so limited by provisions of the New CSXT Indenture set forth above upon NYC Newco's merger into CSXT and CSXT's assumption of NYC Newco's obligations with respect to the New CSXT Notes.

NO REDEMPTION OR SINKING FUND

     There will be no redemption prior to maturity or any sinking fund.

                                     CSXT-31

NO CONVERSION OR EXCHANGE

     The New CSXT Notes will not be convertible into or exchangeable for any other debt or equity securities of the CSXT Obligor.

NO REPAYMENT AT OPTION OF THE HOLDERS

     The New CSXT Notes will not be repayable at the option of the holders of the New CSXT Notes before their stated maturity.

EVENTS OF DEFAULT

     The New CSXT Indenture defines an "Event of Default" as any of the following events with respect to debt securities of any series, including the New CSXT Notes:

          (a) failure to pay principal of or premium, if any, on, or additional amounts, if any, payable in respect of the principal of or premium, if any, on, any of the debt securities of that series when due;

          (b) failure to pay any interest on, or additional amounts, if any, payable in respect of any interest on, any debt security of that series when due, continued for 30 days;

          (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

          (d) failure to perform, or breach of, any other covenant or warranty of the CSXT Obligor in the New CSXT Indenture or any debt security of that series (other than a covenant or warranty included in the New CSXT Indenture solely for the benefit of series of debt securities other than that series) continued for 90 days after written notice as provided in the New CSXT Indenture;

          (e) certain events of bankruptcy, insolvency or reorganization of the CSXT Obligor or CSXT, as guarantor;

          (f) subject to the termination of the guarantee as described in the New CSXT Indenture, failure of the guarantee to be (or a claim by CSXT, as guarantor, that the guarantee is not) in full force and effect; or

          (g) any other Event of Default provided with respect to debt securities of that series.

     If an Event of Default with respect to debt securities of any series, including, as to the New CSXT 9 3/4% Notes or the New CSXT 7 7/8% Notes, at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of all of the outstanding debt securities of such series (or a lesser amount as may be provided in the debt securities of that series) to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series, including, as to the New CSXT 9 3/4% Notes or the New CSXT 7 7/8% Notes, has been made but before a judgment or decree for payment of money due has been obtained by the trustee, the holders of at least a majority in principal amount of the outstanding debt securities of that series may by written notice rescind and annul any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived.

     No Event of Default with respect to any particular series of debt securities, including, as to the New CSXT 9 3/4% Notes or the New CSXT 7 7/8% Notes, necessarily constitutes an Event of Default with respect to any other series of debt securities. The New CSXT Indenture also provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except a default in payment of principal, or premium, if any, or interest, if any, or additional amounts, if any, or sinking fund payments, if any) if the trustee in good faith considers it in the best interests of the holders to do so.

                                     CSXT-32

     The New CSXT Indenture provides that, subject to the provisions of the New CSXT Indenture requiring the trustee, during an Event of Default under the New CSXT Indenture, to act with the requisite standard of care, and relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will not be under any obligation to exercise any of its rights or powers under the New CSXT Indenture at the request or direction of any of the debt security holders, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to providing for indemnification of the trustee and compliance with all laws and the terms of the New CSXT Indenture or the debt securities of such series, the holders of a majority in principal amount of the outstanding debt securities of any series (voting on a series-by-series basis) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in each case, with respect to such series of debt securities, including as to the New CSXT Notes; provided that the trustee may take any other action it deems proper which is not inconsistent with such direction, and provided further that such direction shall not subject the trustee to any personal liability.

     The New CSXT Indenture provides that no holder of any debt securities of any series, including, as to the New CSXT 9 3/4% Notes or the New CSXT 7 7/8% Notes, will have any right to institute any proceeding with respect to the New CSXT Indenture, or for the appointment of a receiver or trustee, or for any remedy under the New CSXT Indenture, unless that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered indemnity or security reasonably satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of an outstanding debt security of that series for enforcement of payment of the principal of, or any premium or interest on, or additional amounts, if any, with respect to that debt security on or after the respective due dates expressed in that debt security.

     The New CSXT Indenture requires the CSXT Obligor to furnish to the trustee annually a statement as to the performance by the CSXT Obligor of its obligations under the New CSXT Indenture and as to any material default in such performance.

DISCHARGE AND DEFEASANCE OF INDENTURE

     The New CSXT Indenture provides generally that the CSXT Obligor may terminate its obligations and the guarantee with respect to an issue of New CSXT Notes and the New CSXT Indenture with respect to that series of the New CSXT Notes (subject to the survival of certain provisions of the New CSXT Indenture as described below) if:

      -- the CSXT Obligor has delivered to the trustee for cancellation all of the New CSXT Notes of the affected series issued under the New CSXT Indenture (other than lost, destroyed or stolen New CSXT Notes that have been replaced or paid and New CSXT Notes of the affected series for whose payment money has been deposited and held in trust and thereafter repaid to the Company or otherwise discharged from such trust as provided in the New CSXT Indenture); or

      -- the New CSXT Notes of the affected series issued under the New CSXT Indenture not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and the CSXT Obligor has deposited with the trustee as trust funds the entire amount sufficient to pay and discharge the entire indebtedness on the New CSXT Notes of the affected series issued under the New CSXT Indenture not previously delivered to the trustee for cancellation; and

      -- in the case of each bullet above, the CSXT Obligor has paid or caused to be paid all other sums payable under the New CSXT Indenture with respect to the New CSXT Notes of the affected series by the CSXT Obligor, and the CSXT Obligor has delivered an officer's certificate and an opinion of counsel each stating that the requisite conditions have been complied with.

                                     CSXT-33

     With respect to all New CSXT Notes of the discharged series, only the CSXT Obligor's obligations to compensate and indemnify the trustee and, if money shall have been deposited with the trustee in connection with such discharge, the obligations of the trustee under the New CSXT Indenture to among other things: (1) pay in accordance with the terms of such New CSXT Notes the moneys held for payment in trust, (2) register the transfer or exchange of such New CSXT Notes, (3) subject to the satisfaction of certain conditions, substitute for any mutilated, destroyed, lost or stolen New CSXT Notes of the discharged series, and (4) subject to the satisfaction of certain conditions, repay to the CSXT Obligor any unclaimed money held by the trustee under the New CSXT Indenture, shall survive the discharge.

     The New CSXT Indenture also provides that, except in certain circumstances, the CSXT Obligor may elect with respect to a series of New CSXT Notes either

          (1) "defeasance" to defease and be discharged, and discharge CSXT, as guarantor, from any and all obligations with respect to that series (except as otherwise provided in the New CSXT Indenture); or

          (2) "covenant defeasance" to be released from the CSXT Obligor's, and CSXT's, as guarantor, obligations with respect to that series described above under "--Certain Covenants," "--Limitation upon Liens" and "--Consolidation, Merger, Conveyance or Transfer."

     Subsequent to defeasance of any series of debt securities, the obligations of the CSXT Obligor and/or the trustee with respect to the issue of defeased debt securities to, among other things: (1) have moneys held for payment in trust, (2) pay in accordance with the terms of such New CSXT Notes the moneys held for payment in trust, (3) maintain an office or agency in respect of such debt securities, (4) register the transfer or exchange of such debt securities,
(5) subject to the satisfaction of certain conditions, substitute for any mutilated, destroyed, lost or stolen debt securities of the discharged series, and (6) subject to the satisfaction of certain conditions, repay to the CSXT Obligor any unclaimed money or money in excess of the amounts required to be deposited, in each case, held by the trustee under the New CSXT Indenture, shall survive until such debt securities are no longer outstanding. In addition, the New CSXT Indenture provides that the rights, obligations, duties and immunities of the trustee under the New CSXT Indenture shall survive.

     If the CSXT Obligor exercises its defeasance option with respect to any series of New CSXT Notes, payment of those notes may not be accelerated because of an Event of Default. In addition, if the CSXT Obligor exercises its covenant defeasance option with respect to any series of New CSXT Notes, payment of those New CSXT Notes may not be accelerated because of an Event of Default related to the covenants noted under clause (2) of the paragraph preceding the immediately preceding paragraph. The CSXT Obligor may also exercise its defeasance option with respect to any series of New CSXT Notes even though the CSXT Obligor may have previously exercised its covenant defeasance option with respect to such debt securities.

     The CSXT Obligor may exercise its defeasance option or its covenant defeasance option with respect to any series of New CSXT Notes only if:

          (1) the CSXT Obligor irrevocably deposits in trust with the trustee cash and/or U.S. government obligations for the payment of principal and interest with respect to such series of New CSXT Notes to maturity, and the CSXT Obligor delivers to the trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest, when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment, will provide cash at the times and in the amounts as will be sufficient to pay the principal and interest when due with respect to all New CSXT Notes of that series to maturity;

          (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the New CSXT Notes of that series has occurred and is continuing

           --   on the date of the deposit; or

           -- with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

                                     CSXT-34

          (3) the defeasance or covenant defeasance does not result in the trustee having a conflicting interest for purposes of the TIA;

          (4) the defeasance or covenant defeasance does not result in the trust arising from that deposit constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (5) the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the New CSXT Indenture or any other material agreement or instrument to which the CSXT Obligor is a party or by which the CSXT Obligor is bound;

          (6) the CSXT Obligor delivers to the trustee an opinion of counsel to the effect that the holders of the New CSXT Notes of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance, as the case may be, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance, as the case may be, had not occurred; and

          (7) the CSXT Obligor delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance of such series of New CSXT Notes as contemplated by the New CSXT Indenture have been complied with.

     The opinion of counsel referred to in clause (6) above for purposes of defeasance must refer to and be based upon a ruling of the IRS or a change in applicable United States federal income tax law occurring after the date of the New CSXT Indenture.

     The trustee must hold in trust cash or U.S. government obligations deposited with it as described above and must apply, in accordance with the respective terms of the applicable series of the New CSXT Notes, the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal and interest with respect to the New CSXT Notes of that series.

MODIFICATION AND WAIVER

     The New CSXT Indenture contains provisions permitting the CSXT Obligor, CSXT, as guarantor, and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series issued under the New CSXT Indenture, including the New CSXT 9 3/4% Notes and the New CSXT 7 7/8% Notes, affected by such modification or amendment, voting as a single class, to modify or amend any of the provisions of the New CSXT Indenture or of those debt securities or the rights of the holders of those debt securities under the New CSXT Indenture, provided that no modification or amendment will, without the consent of each holder of each outstanding debt security affected by that modification or amendment, among other things:

      -- change the stated maturity of the principal of, or any premium or installment of interest on, or additional amounts, if any, with respect to, any debt security, or reduce the principal amount of or the rate of interest on or additional amounts, if any, with respect to, any debt security, or change the place of payment or currency in which any debt security or interest on any debt security or additional amount, if any, with respect to any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security;

      -- reduce the percentage in principal amount of any one or more series of debt securities, the consent of whose holders is required for any modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the New CSXT Indenture or certain defaults under the New CSXT Indenture and their consequences) provided for in the New CSXT Indenture, or reduce the requirements for a quorum or voting at a meeting of holders of one or more of the series of debt securities;

      -- change any obligation of the CSXT Obligor to maintain an office or agency in the places and for the purposes required by the New CSXT Indenture;

                                     CSXT-35

      -- release CSXT, as guarantor from the guarantee, except in the manner provided for in the New CSXT Indenture; or

      -- modify the provisions of the New CSXT Indenture relating to waivers or amendments (except to increase such limitations or to provide that certain other provisions of the New CSXT Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby).

     The New CSXT Indenture also contains provisions permitting the CSXT Obligor, CSXT, as guarantor, and the trustee, without the consent of the holders of the debt securities issued under the New CSXT Indenture, to modify or amend the New CSXT Indenture in order, among other things:

      -- to add any additional Events of Default or add to the covenants of the CSXT Obligor for the benefit of the holders of all or any series of debt securities issued under the New CSXT Indenture;

      --   to establish the form or terms of debt securities of any series;

      -- to cure any ambiguity or correct any inconsistency in the New CSXT Indenture, or to make any other provisions with respect to the New CSXT Indenture which will not adversely affect the interests of the holders of any debt securities of any series then outstanding issued under the New CSXT Indenture in any material respect;

      --   to secure any debt securities;

      -- to make provisions regarding conversion or exchange rights of holders of any debt securities; or

      -- to amend or supplement any provision of the New CSXT Indenture or any supplemental indenture, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefit of such provision.

     The holders of not less than a majority in principal amount of the affected series of the New CSXT Notes outstanding may, on behalf of the holders of all the New CSXT Notes of that series, waive, insofar as that series is concerned, compliance by the CSXT Obligor with certain restrictive provisions of the New CSXT Indenture. The holders of not less than a majority in principal amount of the affected series of New CSXT Notes outstanding may, on behalf of all holders of New CSXT Notes of that series, waive any past default under the New CSXT Indenture with respect to New CSXT Notes of that series, except a default (a) in the payment of principal of or interest on any New CSXT Notes of that series or
(b) in respect of a covenant or provision of the New CSXT Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

     The New CSXT Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the New CSXT Indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security owned by the CSXT Obligor or any affiliate of the CSXT Obligor will be deemed not to be outstanding.

     The New CSXT Indenture contains provisions for convening meetings of the holders of debt securities of any one or more series and the procedures for any adjournment of a meeting. A meeting may be called at any time by the trustee, and also, upon request, by the CSXT Obligor or the holders of at least 10% in principal amount of the outstanding debt securities of the applicable series, in each case upon notice given in accordance with the provisions of the New CSXT Indenture. Except for any consent that must be given by the holder of each outstanding debt security that would be affected (as described above), any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, with respect to a consent or waiver that may be given in connection with a modification or amendment of any of the provisions of the New CSXT Indenture or of the debt securities or the rights of the holders of the debt securities under the New CSXT Indenture pursuant to a supplemental indenture, any resolution presented at a meeting, or adjourned meeting duly reconvened, at

                                     CSXT-36
which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by any such modification or amendment pursuant to any such supplemental indenture, voting as a single class; provided, further, however, that, except for any consent that must be given by the holder of each outstanding debt security that would be affected (as described above), any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage, or of less than a majority, in principal amount of the outstanding debt securities of one or more series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the holders of not less than the specified percentage in principal amount of the outstanding debt securities of the applicable series.

     Any resolution passed or decision taken at any meeting of holders of debt securities of any one or more series duly held in accordance with the New CSXT Indenture will be binding on all holders of debt securities of such applicable series. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, with respect to a consent or waiver that may be given in connection with a modification or amendment of any of the provisions of the New CSXT Indenture or of the debt securities or the rights of the holders of the debt securities under the New CSXT Indenture pursuant to a supplemental indenture, the persons entitled to vote a majority in aggregate principal amount of the outstanding securities of all series affected by any such modification or amendment pursuant to any such supplemental indenture, voting as a single class, will constitute a quorum; provided, further, however, that if any action is to be taken at that meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of one or more series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the applicable series will constitute a quorum.

CONCERNING THE TRUSTEE

     The TIA contains limitations on the rights of a trustee, should it become a creditor of the CSXT Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. The trustee is, however, permitted to engage in other transactions with NYC Newco, CSXT and/or their respective subsidiaries or affiliates from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the New CSXT Indenture, or else resign.

     Each of NYC Newco and CSXT and certain of their respective subsidiaries or affiliates may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Bank of New York and its affiliates. For example, The Bank of New York acts as trustee under various CSXT equipment trust certificate issues, provides foreign exchange services for a CSX subsidiary, underwriting services, including acting as co-manager, for CSX's bond offerings, and pension management transition services. CSX is also currently evaluating whether to use The Bank of New York as its stock transfer agent.

BOOK-ENTRY PROCEDURES

     The CSXT Obligor will initially issue the New CSXT Notes in the form of one or more global notes, or the "CSXT Global Notes," in definitive, fully registered form without interest coupons. Each beneficial interest in a CSXT Global Note is referred to herein as a "CSXT Book-Entry Note." Each CSXT Global Note representing CSXT Book-Entry Notes will be deposited with the trustee, as custodian for, and registered in the name of, a nominee of DTC, as depositary, located in the Borough of Manhattan, The City of New York.

     The CSXT Global Notes representing CSXT Book-Entry Notes may not be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

                                     CSXT-37

THE DEPOSITARY

     The following operations and procedures are solely within the control of the depositary and are subject to change by the depositary from time to time. None of the trustee, the CSXT Obligor, CSXT, as guarantor, or any of their respective agents takes any responsibility for these operations or procedures, and investors are urged to contact the depositary or the persons that have accounts with the depositary (referred to herein as "Participants") directly to discuss these matters.

     The depositary has advised the CSXT Obligor as follows: the depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of its Participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own interests in the depositary. Indirect access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies (collectively referred to herein as the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The CSXT Obligor has been advised by the depositary that upon the issuance of CSXT Global Notes representing CSXT Book-Entry Notes, and the deposit of those CSXT Global Notes with the depositary, the depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the CSXT Book-Entry Notes represented by those CSXT Global Notes to the accounts of Participants. Ownership of beneficial interests in CSXT Book-Entry Notes will be limited to Participants or Indirect Participants. Ownership of beneficial interests in CSXT Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to Indirect Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer or pledge CSXT Book-Entry Notes.

     So long as the depositary, or its nominee, is the registered owner or holder of a CSXT Global Note, the depositary or the nominee, as the case may be, will be considered the sole legal owner or holder of the New CSXT Notes represented by that CSXT Global Note for all purposes under the New CSXT Indenture and the New CSXT Notes. Except as set forth below under "--Certificated Notes," owners of CSXT Book-Entry Notes will not be entitled to receive physical delivery of notes in definitive form and will not be considered the holders of those notes for any purpose under the New CSXT Indenture, and no CSXT Global Note representing CSXT Book-Entry Notes will be exchangeable, except for another CSXT Global Note of like denomination and tenor to be registered in the name of the depositary or its nominee. Accordingly, each person owning a CSXT Book-Entry Note must rely on the procedures of the depositary, and if that person is not a Participant, on the procedures of the Participant through which that person owns its interest, to exercise any rights of a holder under that CSXT Global Note or the New CSXT Indenture. The New CSXT Indenture provides that the depositary, as a holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the New CSXT Indenture. The CSXT Obligor understands that under existing industry practices, if the CSXT Obligor requests any action of holders or an owner of a CSXT Book-Entry Note desires to give or take any action a holder is entitled to give or take under the New CSXT Indenture, the depositary would authorize the Participants owning the relevant CSXT Book-Entry Notes to give or take that action, and those Participants would authorize beneficial owners owning through those Participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

                                     CSXT-38

     The CSXT Obligor expects that the depositary or its nominee, upon receipt of any payment of principal of or interest in respect of a CSXT Global Note, will immediately credit, on its book-entry registration and transfer system, accounts of Participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the applicable CSXT Global Note as shown on the records of the depositary or its nominee. The CSXT Obligor also expects that payments by Participants or Indirect Participants or account holders, as applicable, to owners of beneficial interests in CSXT Book-Entry Notes held through those Participants or Indirect Participants or account holders will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such Participants or Indirect Participants or account holders, as applicable. None of the CSXT Obligor, CSXT, as guarantor, the trustee or any agent of the CSXT Obligor, CSXT, as guarantor, or the trustee will have any responsibility or liability for any acts or omissions of the depositary, for any aspect of the depositary's records or any Participant's records relating to or payments made on account of CSXT Book-Entry Notes or for maintaining, supervising or reviewing any of the depositary's records or any Participant's records relating to CSXT Book-Entry Notes, or for any other aspect of the relationship, including transfers of beneficial interests in a CSXT Book-Entry Note, between the depositary and its Participants or Indirect Participants, or the relationship between such Participants or Indirect Participants and the owners of beneficial interests in the CSXT Global Notes owning through such Participants or Indirect Participants.

CERTIFICATED NOTES

     Subject to certain conditions, the CSXT Global Notes representing CSXT Book-Entry Notes are exchangeable for certificated notes in definitive registered form, of like tenor and of an equal aggregate principal amount, only if:

          (1) the depositary notifies the CSXT Obligor that it is unwilling, unable or ineligible to continue as depositary for the CSXT Global Note and a successor depositary is not appointed by the CSXT Obligor within 90 days;

          (2) the CSXT Obligor in its sole discretion determines that the CSXT Book-Entry Notes will be exchangeable for certificated notes in definitive registered form; or

          (3) an event of default entitling the holders of the applicable New CSXT Notes to accelerate the maturity thereof has occurred and is continuing.

     Any CSXT Global Note representing CSXT Book-Entry Notes that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for certificated notes in definitive registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. Upon the exchange of a CSXT Global Note for certificated notes, the CSXT Global Note will be canceled by the trustee and the certificated notes will be registered in the names and in the authorized denominations as the depositary, pursuant to instructions from its Participants, any Indirect Participants or otherwise, instructs the trustee. The trustee will deliver those certificated notes to the persons in whose names those notes are registered and will recognize those persons as the holders of those notes.

GOVERNING LAW

     The New CSXT Indenture (including the guarantee) and the New CSXT Notes issued under the New CSXT Indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

NOTICES

     The New CSXT Indenture provides that, in all cases where the New CSXT Indenture provides for notice to holders of debt securities of any event, notices to holders of registered securities will be given by mail to each such holder affected by the event, at the holder's address as it appears in the security register.

                                     CSXT-39

SAME-DAY SETTLEMENT AND PAYMENT

     The New CSXT Indenture requires payments of principal and interest on CSXT Book-Entry Notes to be made to the depositary or its nominee, as the case may be, as the registered owner of the CSXT Global Notes. Those payments to the depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Bank of New York, as paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal, the CSXT Global Notes are presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal procedures. In addition, transfers between Participants in the depositary will be effected in the ordinary way in accordance with the depositary's rules and will be settled in same-day funds.

     Payments (including principal and interest) and transfers with respect to New CSXT Notes in certificated form may be executed at the office or agency maintained for such purpose within the City and State of New York (initially the office of the paying agent maintained for such purpose) or, at the CSXT Obligor's option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable New CSXT Notes, or by wire transfer of immediately available funds to the accounts specified by the holders thereof as set forth in the register of holders of the applicable New CSXT Notes. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the trustee) that may be payable in connection therewith (other than in certain circumstances) may be required.

     Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the CSXT Global Notes are expected to trade in the depositary's same-day funds settlement system until maturity, and secondary market trading activity in the CSXT Global Notes will therefore be required by the depositary to settle in immediately available funds. Secondary trading in certificated New CSXT Notes will also be required to be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New CSXT Notes.

                                     CSXT-40

          COMPARISON OF THE NEW CSXT NOTES AND THE CONRAIL DEBENTURES

     The following comparison of the New CSXT Notes and the Conrail Debentures summarizes the material differences between the New CSXT Notes and the Conrail Debentures. See "Description of the New CSXT Notes" for a more complete discussion of the material terms of the New CSXT Indenture and the New CSXT Notes. Because this is a summary, it may not contain all the information that is important to you. You should therefore read the New CSXT Indenture and the form of the New CSXT Notes, both of which have been filed as exhibits to the registration statement of which this CSXT Appendix forms a part, in their entirety. The Conrail Debentures compared below reflect the Conrail Debentures as they exist today without taking into account any changes discussed and described elsewhere in this prospectus and consent solicitation statement, of which this CSXT Appendix forms a part, under "Description of This Exchange Offer and Consent Solicitation--Proposed Amendments."

COMPARISON OF BASIC TERMS

  CHANGES IN OBLIGORS

     The Conrail Debentures are and will continue to be the obligation of Conrail and, upon consummation of the Conrail Spin Off Transactions, will be governed by the Conrail Indenture as amended by the Conrail Supplemental Indenture. See "Description of This Exchange Offer and Consent Solicitation--Proposed Amendments" elsewhere in the prospectus and consent solicitation statement of which this CSXT Appendix forms a part. The New CSXT Notes will initially be the primary obligation of NYC Newco and will be fully and unconditionally guaranteed by CSXT. In connection with the consummation of the Conrail Spin Off Transactions, NYC Newco will be merged with and into CSXT, which will thereby assume the obligations of NYC Newco with respect to the New CSXT Notes and will become the primary obligor of the New CSXT Notes, and the guarantee will thereafter automatically terminate.

  NO CHANGES TO INTEREST RATE, MATURITY DATE, INTEREST PAYMENT DATES

     The economic terms of each series of the New CSXT Notes are substantially identical to the current economic terms of the parallel series of Conrail Debentures, other than as to the aggregate principal amount since each series of New CSXT Notes will only represent approximately 42% of each parallel series of Conrail Debentures. Except as set forth in the next paragraph, none of the maturity dates, interest payment dates, interest rates, or any other similar terms of the New CSXT Notes will be different from the respective terms of the Conrail Debentures for which they will be exchanged. Therefore, holders of outstanding Conrail Debentures who participate in this exchange offer and consent solicitation, to the extent they receive New CSXT Notes in exchange for their current Conrail Debentures, will receive the same amount in the aggregate of interest payments that they would have received had they not participated in this exchange offer and consent solicitation with respect to the New CSXT Notes. The New CSXT Notes, however, will provide that interest payable on the New CSXT Notes on maturity will be payable to the person to whom principal is payable notwithstanding ownership on the regular record date immediately preceding the maturity date. For a detailed description of the economic terms of the New CSXT Notes, see "Description of the New CSXT Notes--Basic Terms of the New CSXT Notes."

     Interest on the New Exchange Notes will accrue from the Closing Date. Interest accrued and unpaid on any Conrail Debentures accepted in this exchange offer and consent solicitation will be paid by Conrail on each scheduled interest payment date that occurs prior to the Closing Date. Conrail will also pay all accrued and unpaid interest on the Conrail Debentures from the interest payment date immediately preceding the Closing Date through and including the calendar day immediately prior to the Closing Date. Conrail will make this interest payment on the Closing Date. In the event the Closing Date occurs on or before an interest payment date for any series of Conrail Debentures but after the record date for that interest payment date, holders of Conrail Debentures accepted in this exchange offer and consent solicitation will be deemed to have waived their right to receive from Conrail any other amount of interest that would otherwise be payable after the Closing Date.

                                     CSXT-41

     Conrail Debentures that are not tendered or are tendered but not accepted in this exchange offer and consent solicitation will remain outstanding debt obligations of Conrail. Holders of these unexchanged Conrail Debentures will be entitled to receive the same amount of interest payments on the same interest payment dates as currently scheduled for such Conrail Debentures.

NO REDEMPTION OR SINKING FUND

     Neither the New CSXT Notes nor the Conrail Debentures are subject to redemption prior to maturity or to any sinking fund.

NO CONVERSION OR EXCHANGE

     Neither the New CSXT Notes nor the Conrail Debentures are convertible into or exchangeable for the common stock, preferred stock, depositary shares or other debt securities of their respective primary obligors.

NO REPAYMENT AT OPTION OF THE HOLDERS

     Neither the New CSXT Notes nor the Conrail Debentures are repayable at the option of the holders of such notes before their stated maturity.

COVENANTS

     For a description of some of the restrictive covenants contained in the New CSXT Indenture, see "Description of the New CSXT Notes--Certain Covenants."

LIMITATION UPON LIENS

     The Conrail Indenture provides that (i) Conrail will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any notes, bonds, debentures or other evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed will be referred to herein as "Debt"), secured by any pledge of, or mortgage, lien, encumbrance and security interest (such pledges, mortgages, liens, encumbrances and security interests will be referred to herein as "Liens") on any Principal Property owned by Conrail or any Subsidiary and (ii) Conrail will not itself and will not permit any Subsidiary to create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt of any Subsidiary, without, in any event described in the foregoing clause (i) or (ii), equally and ratably securing the Conrail Debentures, unless after giving effect thereto the aggregate principal amount of such secured Debt then outstanding would not exceed an amount equal to 20% of Consolidated Net Tangible Assets. This restriction does not apply to, and there will be excluded in computing secured Debt for purposes of this restriction, Debt secured by certain permitted Liens, including:

      --   Liens existing on May 1, 1990;

      -- Liens existing on any property or assets of, or shares of stock or Debt of, any corporation at the time it becomes a Subsidiary, or arising thereafter (1) otherwise than in connection with the borrowing of money arranged thereafter and (2) pursuant to contractual commitments entered into prior to, and not in contemplation of, such corporation becoming a Subsidiary;

      -- Liens on property or assets (including shares of stock or Debt of a Subsidiary existing at the time of acquisition thereof) and certain purchase money or similar liens incurred at the time of acquisition or within twelve months thereafter;

      -- Liens securing Debt owing by a Subsidiary to Conrail or to another Subsidiary;

      -- Liens in connection with government contracts, including the assignment of moneys due or to become due thereon;

                                     CSXT-42

      -- materialmen's, carriers', mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business that are not overdue or that are being contested in good faith in appropriate proceedings;

      -- certain deposits or pledges as security for performance of certain contracts or undertakings not directly or indirectly in connection with the securing of Debt;

      --   certain Liens in connection with legal proceedings; and

      --   extensions, substitutions, replacements or renewals of the foregoing.

     The "Limitation upon Liens" covenant in the Conrail Indenture described above differs from the covenant in the New CSXT Indenture that is described in this prospectus and consent solicitation statement under "Description of the New CSXT Notes--Certain Covenants" and "Description of the New CSXT Notes--Limitation upon Liens." The provisions are similar in part, as they each restrict the creation of any liens on the shares of stock or debt of certain of each corporation's subsidiaries ("any Subsidiary" under the Conrail Indenture and "any Principal Subsidiary" under the New CSXT Indenture for purposes of this subsection) without effectively providing for the equal and ratable (or if applicable, prior) treatment of the Conrail Debentures or the New CSXT Notes, as the case may be, with the new obligation, except for certain specified categories of liens. However, the "Limitation upon Liens" provision of the New CSXT Indenture does not restrict any other property of NYC Newco, CSXT, CSX, or their respective subsidiaries, while the Conrail Indenture restricts the creation of any liens on certain Principal Property of Conrail and its Subsidiaries. Moreover, the restriction on the creation of liens in the Conrail Indenture and the requirement to provide for equal and ratable (or if applicable, prior) treatment does not apply unless the aggregate principal amount of the new debt obligations incurred and secured exceeds an amount equal to 20% of Consolidated Net Tangible Assets. By contrast, the restriction on the creation of liens in the New CSXT Indenture does not contain any minimum requirement before the restriction takes effect. In addition, the "Limitation upon Liens" provision of the New CSXT Indenture does not apply to any liens arising in connection with the Conrail Spin Off Transactions.

     The following definitions apply only to the foregoing description of the limitation upon liens contained in the Conrail Indenture:

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed), (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (iii) appropriate adjustments on account of minority interests of other persons holding stock in Conrail's Subsidiaries, all as set forth on the most recent balance sheet of Conrail and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Principal Property" means any line or segment of track, together with signaling or communication systems appurtenant thereto, owned by Conrail or any Subsidiary over which at least ten million gross tons of revenue freight moved in the calendar year next preceding the date on which the relevant determination is made; all locomotives and freight cars then owned by Conrail or any Subsidiary and all freight yards and repair facilities then owned by Conrail or any Subsidiary.

     "Subsidiary" means any corporation of which at the time of determination Conrail, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of voting stock.

     Each of the New CSXT Indenture and the Conrail Indenture explicitly permit the waiver of the "Limitation upon Liens" covenant, in similar circumstances. The primary difference between the two is that the waiver under the Conrail Indenture requires the waiver by the holders of at least a majority in aggregate principal amount of the securities of all outstanding series, whereas the New CSXT Indenture waiver provision applies on a series-by-series basis.

                                     CSXT-43

LIMITATION UPON LLC INDEBTEDNESS

     The Conrail Indenture contains a provision prohibiting Conrail from permitting either NYC or PRR, or any successor of either of them from incurring, creating, issuing, assuming, guaranteeing or otherwise becoming liable for or with respect to, or becoming responsible for, the payment of, contingently or otherwise, any indebtedness. In connection with the Conrail Spin Off Transactions, NYC and PRR will be merged with and into NYC Newco and PRR Newco, respectively, and NYC Newco and PRR Newco will be merged with and into CSXT and NSR, respectively. Since Conrail would no longer own or control NYC and PRR upon consummation of the Conrail Spin Off Transactions, the prohibition on NYC and PRR indebtedness contained in the Conrail Indenture would cease to be in effect at the time of such consummation. The New CSXT Indenture does not contain a "Limitation upon LLC Indebtedness" covenant, or any covenant similar to the covenant described above.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER


     Under the Conrail Indenture, upon any consolidation of Conrail with, or merger of Conrail into, any other corporation, or upon any conveyance, lease or transfer of Conrail's property as an entirety or substantially as an entirety to any other corporation, if any Principal Property of Conrail or of any Subsidiary, or any shares of stock or Debt of any Subsidiary would thereupon become subject to any Lien, then unless such Lien could be created without triggering the requirements described in "--Limitation upon Liens" above to equally and ratably secure the Conrail Debentures, Conrail, prior to the consolidation, merger, conveyance, lease or transfer, must secure the outstanding Conrail Debentures equally and ratably with the Debt secured by such Lien, or must cause the Conrail Debentures to be so secured. The New CSXT Indenture does not contain such a provision, or any provision similar to the provision, described in this paragraph.


     In addition, the Conrail Indenture provides that the restrictions relating to consolidation, merger, conveyance, lease or transfer do not apply to mergers or consolidations in which Conrail is the surviving corporation or is the transferee or lessee and do not apply to any conveyance, lease, transfer, or sublease described or contemplated in that certain Transaction Agreement, dated as of June 10, 1997, by and among CSX, CSXT, NSC, NSR, CRR, Conrail, and CRR Holdings (as it may have been or may be amended, modified or supplemented from time to time, the "Transaction Agreement"). By contrast, the provision in the New CSXT Indenture relating to consolidation, merger, conveyance or transfer applies (1) in the event of mergers or consolidations, conveyances or transfers in which the CSXT Obligor is not the surviving person or the transferee and (2) in the event of mergers or consolidations, conveyances or transfers in which the CSXT Obligor is the surviving corporation or the transferee, in each case, other than in the event of mergers or consolidations, conveyances or transfers in connection with the Conrail Spin Off Transactions. The provision in the New CSXT Indenture relating to consolidation, merger, conveyance or transfer also differs from the one in the Conrail Indenture in other less material ways, including that the New CSXT Indenture (1) does not specifically mention "leases" as a category and (2) requires that the person formed by the consolidation or the surviving person in the merger or the acquiror of the property be a legal entity organized under the laws of any foreign or domestic jurisdiction, rather than a corporation organized under the laws of the United States, one of the states or the District of Columbia as required in the Conrail Indenture. The provision in the New CSXT Indenture relating to consolidation, merger, conveyance or transfer is otherwise substantially similar to the applicable provision in the Conrail Indenture. For a detailed description of the relevant provision in the New CSXT Indenture, see "Description of the New CSXT Notes--Consolidation, Merger, Conveyance or Transfer."

CONRAIL SUPPLEMENTAL INDENTURE; ELIMINATION OF RESTRICTIVE COVENANTS

     It is important to note that a condition of acceptance of the exchange of Conrail Debentures tendered in the exchange offer is the grant by the exchanging holder of Conrail Debentures of a consent that allows the Conrail Spin Off Transactions to go forward and that eliminates substantially all of the restrictive covenants contained in the Conrail Indenture. The termination of these covenants will be effectuated, prior to the closing of the Conrail Spin Off Transactions, by Conrail entering into a supplemental indenture with respect to the Conrail Indenture that will bind the holders of Conrail Debentures who do not exchange their Conrail

                                     CSXT-44

Debentures for New CSXT Notes and New NSR Notes. The Conrail Supplemental Indenture would eliminate certain protective covenants and other provisions set forth in the original Conrail Indenture. Holders of Conrail Debentures who do not participate in this exchange offer and consent solicitation will continue to hold Conrail Debentures without the benefit of such covenants and other provisions currently contained in the Conrail Indenture. For more information on the proposed changes, please see "Description of This Exchange Offer and Consent Solicitation--Proposed Amendments" found elsewhere in the prospectus and consent solicitation statement of which this CSXT Appendix forms a part.

DISCHARGE AND DEFEASANCE OF INDENTURE

     Under the Conrail Indenture, Conrail may discharge certain obligations to holders of any series of Conrail Debentures that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year and where the exact amount (including the currency of payment) of principal and interest due is determinable at the time of making the deposit described in (i), (i) by irrevocably depositing with the trustee cash or, in the case of any series of Conrail Debentures payable only in United States dollars, direct obligations of the United States backed by its full faith and credit, or a combination thereof, as trust funds in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay when due the principal of and interest on such debt securities, (ii) by paying all other amounts payable by Conrail under the Conrail Indenture to debt security holders of the applicable series or the trustee, and (iii) by delivering to the trustee an officer's certificate and an opinion of counsel acknowledging that all conditions precedent to the discharge have been complied with.

     The New CSXT Indenture provides a similar mechanism for discharge of the obligations of the CSXT Obligor and the guarantor, if any, but does not (1) require that the exact amount (including the currency of payment) of principal and interest due be determinable at the time of making the deposit described in
(i), (2) explicitly use the term "irrevocably" with respect to the deposit, (3) provide for the deposit of United States government obligations in lieu of all or a portion of the money to be deposited, and (4) require that the sufficiency of amount be certified by an independent public accountant.

     With respect to all Conrail Debentures of the discharged series, the obligations of Conrail and/or the trustee to, among other things: (i) register the transfer or exchange of debt securities of such series, (ii) subject to the satisfaction of certain conditions, substitute for mutilated, defaced, destroyed, lost or stolen debt securities, (iii) pay in accordance with the terms of such series of Conrail Debentures the moneys held for payment in trust, and (iv) maintain an office or agency, shall survive such discharge. In addition, the Conrail Indenture provides that the rights, obligations, duties and immunities of the trustee under the Conrail Indenture, and the rights of the holders of debt securities of such series as beneficiaries with respect to the property deposited with the trustee payable to all or any of them, shall survive. The New CSXT Indenture, similarly, provides that with respect to all New CSXT Notes of the discharged series, only the CSXT Obligor's obligations to compensate and indemnify the trustee and, if money shall have been deposited with the trustee in connection with such discharge, the obligations of the trustee under the New CSXT Indenture to, among other things: (1) pay in accordance with the terms of such New CSXT Notes the moneys held for payment in trust, (2) subject to the satisfaction of certain conditions, substitute for any mutilated, destroyed, lost or stolen New CSXT Notes of the discharged series,
(3) register the transfer or exchange of such New CSXT Notes, and (4) subject to the satisfaction of certain conditions, repay to the CSXT Obligor any unclaimed money held by the trustee under the New CSXT Indenture, shall survive the discharge.

     Both the New CSXT Indenture and the Conrail Indenture provide for (1) the defeasance of any and all of the CSXT Obligor's (and, if any, the guarantor's) or Conrail's, as the case may be, obligations to holders of any one or more series of debt securities issued under the relevant indenture at any time, and
(2) the covenant defeasance with respect to any outstanding series of debt securities issued under the relevant indenture from certain obligations imposed by the relevant indenture (that for purposes of the Conrail Indenture are limited to the covenants described above in "--Limitation upon Liens" and "--Consolidation, Merger, Conveyance, Lease or Transfer" relating to liens and consolidations, mergers, conveyances, leases or transfers, and for purposes of the New CSXT Indenture include the covenants described above in "Description of the New

                                     CSXT-45

CSXT Notes--Certain Covenants" relating to liens and consolidations, mergers, conveyances or transfers and any other covenants applicable to the debt securities of or within a series as specified therein).

     Under the Conrail Indenture the conditions for application of the defeasance or covenant defeasance provisions, include, among other things: (i) Conrail irrevocably depositing with the trustee cash or, in the case of any series of Conrail Debentures payable only in United States dollars, direct obligations of the United States backed by its full faith and credit, or a combination thereof, as trust funds in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay when due the principal of and interest on such debt securities; (ii) the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Conrail is a party or by which it is bound; (iii) Conrail delivers to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and such series of debt securities will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if the defeasance or covenant defeasance had not occurred (in the case of a defeasance, such opinion must be based on a ruling of the IRS or a change in United States federal income tax law occurring after May 1, 1990);
(iv) Conrail delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as applicable, of such series of Conrail Debentures as contemplated by the Conrail Indenture have been complied with; (v) with respect to defeasance only, the exact amount of principal of and interest due on the debt securities to be defeased can be determined at the time of the deposit;
(vi) with respect to defeasance, the defeasance will only be effective on the 91st day after the date of the deposit of the money in trust; (vii) with respect to covenant defeasance only, the covenant defeasance does not result in the trustee having a conflicting interest for purposes of the Conrail Indenture and/or the TIA; and (viii) with respect to covenant defeasance only, no Event of Default with respect to the Conrail Debentures of that series has occurred and is continuing on the date of the deposit, or with respect to certain bankruptcy defaults, at any time during the period ending on the 91st day after the date of the deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period).

     In addition to the conditions to defeasance and covenant defeasance substantially similar to those described above with respect to the Conrail Indenture, the New CSXT Indenture includes the following conditions to the application of the defeasance or covenant defeasance provisions and some differences from the conditions in the Conrail Indenture: (i) the defeasance or covenant defeasance does not result in the trust arising from that deposit constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended; (ii) the defeasance or covenant defeasance (by contrast to its applicability in the Conrail Indenture only to covenant defeasance) does not result in the trustee having a conflicting interest for purposes of the TIA; (iii) the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the New CSXT Indenture or any other material agreement or instrument to which the CSXT Obligor is a party or by which it is bound; and (iv) with respect to defeasance and covenant defeasance (by contrast to its applicability in the Conrail Indenture only to covenant defeasance and the requirement that such covenant defeasance will only be effective on the 91st day after the date of deposit of the money in trust), no Event of Default or event which with notice of lapse of time or both would become an Event of Default with respect to the New CSXT Notes of that series has occurred and is continuing on the date of the deposit, or, with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of the deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period). In addition, the ability to defease a series of debt securities under the New CSXT Indenture is not dependent on the ability of the CSXT Obligor to determine the exact amount of principal of and interest due on such debt securities, as is required by the similar provision of the Conrail Indenture, but instead relies on the opinions and certificates required to be delivered upon defeasance to ensure that the deposited amounts are sufficient for purposes of the requirements of the New CSXT Indenture.

     The New CSXT Indenture provides that, following the defeasance of any series of debt securities, the obligations of the CSXT Obligor and/or the trustee with respect to the issue of defeased debt securities to,

                                     CSXT-46
among other things: (1) have moneys held for payment in trust, (2) pay in accordance with the terms of such New CSXT Notes the moneys held for payment in trust, (3) maintain an office or agency in respect of such debt securities, (4) register the transfer or exchange of such debt securities, (5) subject to the satisfaction of certain conditions, substitute for any mutilated, destroyed, lost or stolen debt securities of the discharged series, and (6) subject to the satisfaction of certain conditions, repay to the CSXT Obligor any unclaimed money or money in excess of the amounts required to be deposited, in each case, held by the trustee under the New CSXT Indenture, shall survive until such debt securities are no longer outstanding. In addition, the New CSXT Indenture provides that the rights, obligations, duties and immunities of the trustee under the New CSXT Indenture shall survive. The Conrail Indenture, similarly, provides that following defeasance of any series of debt securities, the same obligations of Conrail and/or the trustee and the same rights of the holders of debt securities described above in the third paragraph of this section in connection with the discharge of debt securities will survive the defeasance.

MODIFICATION AND WAIVER

     In addition to the kinds of amendments, modifications or waivers that may be made under the Conrail Indenture without notice to or the consent of any holder, the New CSXT Indenture further provides that the CSXT Obligor, CSXT, as guarantor, and the trustee may amend or supplement the New CSXT Indenture or the New CSXT Notes without notice to or the consent of any holder, among other things: (i) to supplement any of the provisions of the New CSXT Indenture to the extent necessary to permit the defeasance or discharge of any series of debt securities pursuant to the terms of the New CSXT Indenture, provided that such action shall not adversely effect the interests of the holders of any debt securities issued under the New CSXT Indenture in any material respect; (ii) to add to or to change any provisions of the New CSXT Indenture to the extent necessary to permit or facilitate the issuance of New CSXT Notes in bearer form, registrable or not registrable as to principal; (iii) to add provisions regarding conversion or exchange rights of holders of any debt securities; or
(iv) to amend or supplement any provision of the New CSXT Indenture or any supplemental indenture, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefit of such provision. With the exception of the additional rights to amend, modify or waive any provision of the New CSXT Indenture detailed above or the difference detailed in the next succeeding paragraph, the ability of the CSXT Obligor and the trustee to amend, modify or waive any provision of the New CSXT Indenture, without the consent of the holders of the debt securities, is substantially similar to the ability of Conrail and the trustee under the Conrail Indenture to amend, modify or waive any provision of the Conrail Indenture, without the consent of the holders of the debt securities. For a detailed description of the rights of the CSXT Obligor and the trustee to amend, modify or waive any provision of the New CSXT Indenture, without the consent of the holders of the debt securities, see "Description of the New CSXT Notes--Modification and Waiver."

     It should also be noted that, whereas the Conrail Indenture permits Conrail and the trustee under the Conrail Indenture to amend or supplement the Conrail Indenture or the Conrail Debentures without notice to or the consent of any holder to cure any ambiguity, defect, or inconsistency in the Conrail Indenture provided that such amendments or supplements shall not adversely affect the interests of the holders, the New CSXT Indenture permits these amendments or supplements provided that the amendment or supplement shall not adversely affect the interests of the holders in any material respect.

     In addition to the kinds of amendments, modifications or waivers that may be made under the Conrail Indenture with the consent of certain holders, the New CSXT Indenture further provides that the CSXT Obligor, CSXT, as guarantor, and the trustee may not amend or supplement the New CSXT Indenture or the New CSXT Notes without the consent of each of the holders of outstanding debt securities who would be affected thereby if the supplemental indenture would, among other things: (i) reduce the percentage in principal amount of any one or more series of debt securities, the consent of whose holders is required for any waiver (of compliance with certain provisions of the New CSXT Indenture or certain defaults under the New CSXT Indenture and their consequences) provided for in the New CSXT Indenture, or reduce the requirements for a quorum or voting at a meeting of holders of one or more of the series of debt securities; (ii) change any obligation of the CSXT Obligor to maintain an office or agency in the places and for the

                                     CSXT-47
purposes required by the New CSXT Indenture; (iii) release CSXT, as guarantor, from the guarantee, except in the manner provided for in the New CSXT Indenture; or (iv) modify the provisions of the CSXT Indenture relating to waivers or amendments (except to add or increase such limitations or to provide that certain other provisions of the New CSXT Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby). With the exception of the additional actions that may only be taken with the consent of each of the holders of outstanding debt securities who would be affected by such action detailed above, the ability of the CSXT Obligor and the trustee to amend, modify or waive any provision of the New CSXT Indenture, with the consent of the holders of the debt securities, is substantially similar to the ability of Conrail and the trustee under the Conrail Indenture to amend, modify or waive any provision of the Conrail Indenture, with the consent of the holders of the applicable series of debt securities. For a detailed description of the rights of the CSXT Obligor and the trustee to amend, modify or waive any provision of the New CSXT Indenture, with the consent of the holders of the debt securities, see "Description of the New CSXT Notes--Modification and Waiver."

EVENTS OF DEFAULT

     The New CSXT Indenture defines an "Event of Default" as any of the following events with respect to a series of debt securities: (a) failure to pay principal of or premium, if any, on, or additional amounts, if any, payable in respect of the principal of or premium, if any, on, any of the debt securities of that series when due; (b) failure to pay any interest on, or additional amounts, if any, payable in respect of any interest on, any debt security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series; (d) failure to perform, or breach of, any other covenant or warranty of the CSXT Obligor in the New CSXT Indenture or any debt security of that series (other than a covenant or warranty included in the New CSXT Indenture solely for the benefit of series of debt securities other than that series) continued for 90 days after written notice as provided in the New CSXT Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the CSXT Obligor or CSXT, as guarantor; (f) subject to the termination of the guarantee as described in the New CSXT Indenture, failure of the guarantee to be (or a claim by CSXT, as guarantor, that the guarantee is not) in full force and effect; or (g) any other Event of Default provided with respect to debt securities of that series.

     The events constituting an Event of Default are substantially similar under the Conrail Indenture as the events described above as constituting an Event of Default under the New CSXT Indenture, except that the events described in (c) and (f) above are not included in the Conrail Indenture, and the Conrail Indenture does not specifically include events of bankruptcy, insolvency or reorganization of a guarantor as an Event of Default. There are, however, some additional differences that should be noted. For example, each of the Conrail Indenture and the New CSXT Indenture provide for an Event of Default upon the failure of Conrail or the CSXT Obligor, as the case may be, to observe or perform any covenants or agreements contained in their respective indentures continued for a period of 90 days after receipt of written notice (in each case, the "Notice of Default"). However, the Conrail Indenture provides that the Notice of Default may be delivered either by the trustee to Conrail, or by the holders of at least 25% in aggregate principal amount of all series of the outstanding Conrail Debentures affected thereby, voting as a single class, to Conrail and the trustee. By contrast, the New CSXT Indenture provides that the Notice of Default may be delivered either by the trustee to the CSXT Obligor, or by the holders of at least 25% in principal amount of the outstanding debt securities of the applicable series of New CSXT Notes to the CSXT Obligor and the trustee. In addition, the Events of Default relating to bankruptcy, insolvency or reorganization, while largely similar, are generally more stringent in the case of the New CSXT Indenture, affording increased protection to debt security holders, than the equivalent provisions of the Conrail Indenture, except for the number of days that an order or decree in connection with a bankruptcy proceeding may remain unstayed and in effect (60 consecutive days, in the case of the Conrail Indenture, and 90 days, in the case of the New CSXT Indenture).

                                     CSXT-48

     Under the Conrail Indenture, an Event of Default relating to bankruptcy, insolvency or reorganization would occur if:

     (a)  a court having jurisdiction enters a decree or order for:

     -- relief in respect of Conrail in an involuntary case under any applicable bankruptcy, insolvency or other similar law in effect;

     -- appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Conrail or for any substantial part of Conrail's property; or

     --    the winding-up or liquidation of Conrail's affairs

     and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (b)  Conrail:

     -- commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

     -- consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Conrail or for any substantial part of its property; or

     --    makes any general assignment for the benefit of creditors.

     The New CSXT Indenture's provisions relating to bankruptcy related Events of Defaults are substantially similar to the provisions in the Conrail Indenture described above.

     With respect to the Conrail Indenture, if an Event of Default relating to bankruptcy, insolvency or reorganization, or relating to a failure to perform or breach of covenants (other than with respect to payments to be made on any debt securities) or other events of default by Conrail specifically provided for in a supplemental indenture for such series, that affects all of the series of Conrail Debentures occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all outstanding Conrail Debentures, voting as a single class, may declare, by notice as provided in the Conrail Indenture, the entire principal amount of all Conrail Debentures and interest accrued thereon, if any, to be due and payable immediately. The Conrail Indenture also provides that, if any other Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Conrail Debentures of each particular series affected by such Event of Default, voting as a single class, may declare, by notice as provided in the Conrail Indenture, the principal amount of all Conrail Debentures of the affected series and interest accrued thereon, if any, to be due and payable immediately. By contrast, the New CSXT Indenture does not distinguish between the type of Events of Default in determining the requisite number of holders necessary to accelerate, but specifies in all instances that holders of at least 25% in principal amount of the outstanding securities of an affected series, voting as a single class, may declare the principal of such series to be due and payable immediately.

     A similar difference exists with respect to the ability of the holders of debt securities to rescind and annul a declaration of acceleration. Under the Conrail Indenture, if at any time after a declaration of acceleration with respect to any one or more series of the Conrail Debentures has been made, but before a judgment or decree for payment of money has been obtained by the trustee, Conrail shall pay or deposit with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of the applicable series and the principal that has become due and payable (other than due to the acceleration), an amount to cover interest on overdue principal, and, if allowed by law, overdue interest, and an amount sufficient to cover reasonable administrative expenses of the trustee, its agents, attorneys and counsel related to the Event of Default, and if any and all Events of Default other than the non-payment of the principal of securities that have become due by acceleration, have been cured, waived or otherwise remedied as provided under the Conrail Indenture, then the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, or of all series of debt securities of the Conrail Debentures in certain instances similar to those described in the immediately preceding paragraph, in each case, voting as a single
                                     CSXT-49
class, by written notice may waive all defaults with respect to each such affected series (or with respect to all series of debt securities) and rescind and annul such acceleration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or shall impair any right with respect to such subsequent default. By contrast, the New CSXT Indenture provides that holders of at least a majority in principal amount of the outstanding debt securities of an affected series (without regard to voting of any other series of debt securities in all cases) may by written notice waive all defaults with respect only to such affected series of debt securities and rescind and annul such acceleration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or shall impair any right with respect to such subsequent default.

CONTROL BY HOLDERS OF SECURITIES

     Each of the New CSXT Indenture and the Conrail Indenture contain substantially similar provisions entitling the trustee to be indemnified by the holders of the applicable debt securities before proceeding to exercise any right or power under the applicable indenture at the request of such holders. Subject to this indemnification protection of the trustee and compliance with all laws and the terms of the Conrail Indenture, the Conrail Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Conrail Debentures of each series affected, with all such series voting as a single class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of such series by the Conrail Indenture. The New CSXT Indenture, by contrast, provides that, subject to the indemnification protection described in the first sentence of this paragraph and compliance with all laws and the terms of the New CSXT Indenture or the debt securities of the applicable series, the holders of a majority in principal amount of the outstanding debt securities of each series affected (voting on a series-by-series basis) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series by the New CSXT Indenture, provided that such direction shall not subject the trustee to any personal liability.

COMPLIANCE STATEMENTS


     Both the New CSXT Indenture and the Conrail Indenture require that the CSXT Obligor or Conrail, as the case may be, deliver to the relevant trustee, within 120 days after the end of each fiscal year, an officer's certificate. The New CSXT Indenture, however, requires the officer's certificate to state as to each signer that: (i) such officer has supervised a review of the activities of the CSXT Obligor and of the CSXT Obligor's performance under the New CSXT Indenture, and (ii) to the best of such officer's knowledge, based on such review, (A) the CSXT Obligor has fulfilled all its obligations under the New CSXT Indenture throughout the year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (B) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof. By contrast, the statement of compliance required by the Conrail Indenture makes no distinction between material and immaterial defaults, and simply requires the officer's certificate to state (i) that in the course of their duties as officers of Conrail the signers of the certificate would normally have knowledge of any default by Conrail under the Conrail Indenture, (ii) whether or not they have knowledge of any such default and (iii) if so, specifying each such default.


EXPENSES

     Each of the Conrail Indenture and the New CSXT Indenture provide that although no service charge shall be made for registration of transfer or exchange of the Conrail Debentures or the New CSXT Notes as the case may be, Conrail and the CSXT Obligor can require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration. In addition, the New CSXT Indenture permits the CSXT Obligor to also require the payment of any other expenses

                                     CSXT-50

(including fees and expenses of the trustee that may be incurred in connection with any registration of transfer or exchange, other than in certain circumstances).

DEFAULTED INTEREST

     Under each of the Conrail Indenture and the New CSXT Indenture the person in whose name any registered security of any series at the close of business on the record date is generally entitled to payment of such interest, notwithstanding any transfer or exchange following the record date, except, in the case of the New CSXT Indenture and the New CSXT Notes, for record holders on the record date immediately preceding the maturity date unless such holders are also the holders of record on the maturity date. This, however, is not the case if there is a default in the payment of such interest. In such case, the Conrail Indenture provides that the defaulted interest will be paid to the persons in whose names debt securities for such series are registered at the close of business on a special record date (that shall not be less than five business days before the date of payment of such defaulted interest) established by notice given to the holders of the debt securities not less than 15 days prior to the special record date. The New CSXT Indenture also provides that the defaulted interest will be paid to the persons in whose names debt securities for such series are registered at the close of business on a special record date (which shall not be more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after receipt by the trustee of the notice of proposed payment from the CSXT Obligor) established by notice given to the holders of the debt securities not less than ten days prior to such special record date. The New CSXT Indenture also specifically provides that the trustee should have received a deposit of the defaulted interest or obtained satisfactory assurance of such deposit before it is required to fix a special record date. The CSXT Obligor may also make payment of any defaulted interest in any other lawful manner.

                                 LEGAL MATTERS

     Ellen M. Fitzsimmons, Esq., Senior Vice President--Law and Public Affairs of CSXT and President of NYC Newco, Jacksonville, Florida (or such other senior counsel as may be designated by CSXT and NYC Newco) will issue an opinion concerning the New CSXT Notes to be issued in connection with the Conrail Spin Off Transactions. As of April 15, 2004, Ms. Fitzsimmons owned directly or indirectly 5,376 shares of common stock of CSX and options to purchase 142,616 additional shares of common stock. Wachtell, Lipton, Rosen & Katz, New York, New York, will also issue an opinion concerning the validity of the New CSXT Notes for CSXT and NYC Newco. In addition, McGuireWoods LLP, Richmond, Virginia will issue an opinion for CSXT and NYC Newco on certain matters relating to CSXT's and NYC Newco's filings with the SEC. Robert L. Burrus, Jr., a partner of McGuireWoods LLP, is a director of CSX and, as of March 31, 2004 owned directly or indirectly 24,081 shares of common stock of CSX and options to purchase 10,000 additional shares of common stock. Customary legal matters will be passed upon for the dealer manager by Shearman & Sterling LLP, New York, New York. Each of Wachtell, Lipton, Rosen & Katz, McGuireWoods LLP and Shearman & Sterling LLP has from time to time provided legal services to us for which it has received, and may receive, customary fees and expenses.

                                    EXPERTS

     The consolidated financial statements of CSXT appearing in CSXT's Annual Report on Form 10-K for the year ended December 26, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in its reports thereon included therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     CSXT-51

                      WHERE YOU CAN FIND MORE INFORMATION


     CSXT files annual, quarterly and special reports, prospectuses and other information with the SEC. CSXT makes available free of charge, through the website www.csxt.com, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. In addition, you may read and copy any reports, statements or other information CSXT files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of CSXT are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.


     The SEC allows CSXT to "incorporate by reference" information into this prospectus and consent solicitation statement, which means that CSXT and NYC Newco can disclose important information to you by referring you to another document CSXT has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and consent solicitation statement, except for any information superseded by information contained directly in this prospectus and consent solicitation statement.

     The documents filed by CSXT and its affiliates with the SEC listed below are incorporated in this prospectus and consent solicitation statement by reference and constitute an important part of this prospectus and consent solicitation statement:

     -- Annual Report on Form 10-K for the year ended December 26, 2003, filed on March 10, 2004.


     -- Quarterly Report on Form 10-Q for the quarter ended March 26, 2004, filed on May 4, 2004.


     CSXT also incorporates by reference into this prospectus and consent solicitation statement additional documents that may be filed by CSXT with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and consent solicitation statement until the termination of this offering. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as prospectuses. Any statements contained in a previously filed document incorporated by reference into this prospectus and consent solicitation statement are deemed to be modified or superseded for purposes of this prospectus and consent solicitation statement to the extent that a statement contained in this prospectus and consent solicitation statement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

     You may obtain copies of any documents incorporated by reference into this prospectus and consent solicitation statement through CSXT, NYC Newco, the SEC or the SEC's website as described above. Documents incorporated by reference are available from either CSXT or NYC Newco without charge, excluding exhibits thereto unless CSXT or NYC Newco, as the case may be, has specifically incorporated by reference such exhibits in this prospectus and consent solicitation statement. Any person to whom this prospectus and consent solicitation statement is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus and consent solicitation statement by requesting them from the information agent by telephone or in writing at the address set forth on the back cover of this prospectus and consent solicitation statement. Any request should be made not later than five business days prior to the expiration of the exchange offer.

     This prospectus and consent solicitation statement is part of a registration statement on Form S-4 filed by CSXT and NYC Newco under the Securities Act with the SEC with respect to the exchange offer and consent solicitation. This prospectus and consent solicitation statement does not contain all of the information included in the registration statement and the exhibits thereto. You will find additional information about the New CSXT Notes and the companies involved in the exchange offer and consent solicitation in the registration statement and the exhibits thereto. You should be aware that statements contained in this prospectus and consent solicitation statement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. Certain items are omitted in accordance with the rules and regulations of the SEC.
                                     CSXT-52

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                              PAGE
                                                              ----
UNAUDITED FINANCIAL STATEMENTS

Consolidated Statements of Income for the Three Months Ended
  March 31, 2004 and 2003...................................   F-2

Consolidated Balance Sheets as of March 31, 2004 and
  December 31, 2003.........................................   F-3

Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 2004 and 2003.............................   F-4

Notes to Consolidated Financial Statements..................   F-5

AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report................................   F-8

Consolidated Statements of Income for the Years Ended
  December 31, 2003, 2002 and 2001..........................   F-9

Consolidated Balance Sheets for the Years Ended December 31,
  2003 and 2002.............................................  F-10

Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 2003, 2002 and 2001..............  F-11

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2003, 2002 and 2001..........................  F-12

Notes to Consolidated Financial Statements..................  F-13

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



                       CONSOLIDATED STATEMENTS OF INCOME



                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                              2004      2003
                                                              -----     -----
                                                                (UNAUDITED)
                                                              ($ IN MILLIONS)
OPERATING REVENUES

NSC/CSX (Note 2)............................................  $207      $205
Third parties...............................................    23        21
                                                              ----      ----
     Total operating revenues...............................   230       226

OPERATING EXPENSES

  Compensation and benefits.................................    45        42
  Fuel......................................................     2         2
  Material, services and rents..............................    28        31
  Depreciation and amortization.............................    79        81
  Casualties and insurance..................................     3         2
  Other.....................................................     5         5
                                                              ----      ----
     Total operating expenses...............................   162       163
                                                              ----      ----
Income from operations......................................    68        63
Interest expense............................................   (24)      (25)
Other income, net...........................................    27        20
                                                              ----      ----
Income from continuing operations before income taxes and
  accounting changes........................................    71        58
Provision for income taxes..................................    26        22
                                                              ----      ----
Income from continuing operations before accounting
  changes...................................................    45        36
Cumulative effect of changes in accounting principles, net
  of taxes (Note 4).........................................    (1)       40
                                                              ----      ----
NET INCOME..................................................  $ 44      $ 76
                                                              ====      ====



See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



                          CONSOLIDATED BALANCE SHEETS



                                                              MARCH 31,   DECEMBER 31,
                                                                2004          2003
                                                              ---------   ------------
                                                                    (UNAUDITED)
                                                                  ($ IN MILLIONS)
                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $   10        $    9
  Accounts receivable, net..................................       33            34
  Due from NSR/CSXT.........................................      154           136
  Deferred tax assets.......................................       45            45
  Material and supplies.....................................        8             8
  Other current assets......................................       14            16
                                                               ------        ------
     Total current assets...................................      264           248
PROPERTY AND EQUIPMENT, NET.................................    6,077         6,119
NOTES RECEIVABLE FROM NSC/CSX...............................    1,348         1,231
OTHER ASSETS................................................      510           503
                                                               ------        ------
     Total assets...........................................   $8,199        $8,101
                                                               ======        ======

                         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................       70            37
  Current maturities of long-term debt......................       56            58
  Due to NSC/CSX............................................        6             5
  Wages and employee benefits...............................       25            31
  Casualty reserves.........................................       38            39
  Accrued and other current liabilities.....................      120           107
                                                               ------        ------
     Total current liabilities..............................      315           277
LONG-TERM DEBT..............................................    1,094         1,067
CASUALTY RESERVES...........................................      121           125
DEFERRED INCOME TAXES.......................................    1,820         1,827
OTHER LIABILITIES...........................................      455           455
                                                               ------        ------
     Total liabilities......................................    3,805         3,751
                                                               ------        ------
STOCKHOLDER'S EQUITY
  Common stock ($1 par value; 100 shares authorized, issued
     and outstanding).......................................       --            --
  Additional paid-in capital................................    2,268         2,268
  Retained earnings.........................................    2,230         2,186
  Accumulated other comprehensive loss......................     (104)         (104)
                                                               ------        ------
     Total stockholder's equity.............................    4,394         4,350
                                                               ------        ------
     Total liabilities and stockholder's equity.............   $8,199        $8,101
                                                               ======        ======



See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                              2004         2003
                                                              -----        -----
                                                               ($ IN MILLIONS)
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  44        $  76
  Adjustments to reconcile net income to net cash provided
     by operating activities:
  Net cumulative effect of changes in accounting
     principles.............................................      1          (40)
  Depreciation and amortization.............................     79           81
  Deferred income taxes.....................................    (10)          (6)
  Equity in earnings of affiliates..........................     (7)          (3)
  Gains from sales of property..............................     (1)          --
  Pension expense (credit)..................................      3           (1)
  Changes in:
     Accounts receivable....................................      1           (1)
     Accounts and wages payable.............................     27           32
     Due from NSR/CSXT......................................    (18)          18
     Due to NSC/CSX.........................................      1           (2)
  Other.....................................................     13           (4)
                                                              -----        -----
     Net cash provided by operating activities..............    133          150
                                                              -----        -----
CASH FLOWS FROM INVESTING ACTIVITIES
  Property and equipment acquisitions.......................     (3)          (7)
  Notes receivable from NSC/CSX.............................   (117)        (139)
  Proceeds from disposal of property and equipment..........      2            2
  Other.....................................................     (4)          --
                                                              -----        -----
     Net cash used in investing activities..................   (122)        (144)
                                                              -----        -----
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long-term debt.................................    (10)         (10)
                                                              -----        -----
     Net cash used in financing activities..................    (10)         (10)
                                                              -----        -----
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      1           (4)
CASH AND CASH EQUIVALENTS
  At beginning of year......................................      9           14
                                                              -----        -----
  At end of period..........................................  $  10        $  10
                                                              =====        =====



See accompanying notes to consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



     The unaudited financial statements contained herein present the consolidated financial position of Consolidated Rail Corporation ("Conrail" or the "Company") as of March 31, 2004 and December 31, 2003, and the consolidated results of operations and cash flows for the three-month periods ended March 31, 2004 and 2003. In the opinion of management, these financial statements include all adjustments, consisting of normal recurring adjustments necessary to present fairly the results for the interim periods included.



2.  DESCRIPTION OF BUSINESS



     Conrail, a principal freight railroad in the Northeastern United States, is a wholly-owned subsidiary of Conrail Inc. CSX Corporation ("CSX") and Norfolk Southern Corporation ("NSC"), the major rail holding companies in the Eastern United States, jointly control Conrail Inc. through their ownership interests in CRR Holdings LLC ("CRR"), whose primary subsidiary is Green Acquisition Corporation, which owns Conrail Inc. CSX and NSC have equity interests in CRR of 42% and 58%, respectively, and voting interests of 50% each. Under operating and lease agreements, CSX and NSC operate a substantial portion of Conrail's properties through their respective railroad subsidiaries, CSX Transportation, Inc ("CSXT") and Norfolk Southern Railway Company ("NSR").



     The major source of Conrail's revenues is from CSXT and NSR, primarily in the form of rental revenues and operating fees.



3.  RECENT DEVELOPMENTS



  PROPOSED SPIN OFF OF CONRAIL'S SUBSIDIARIES



     In June 2003, Conrail, together with CSX and NSC, filed a joint petition with the Surface Transportation Board ("STB") to establish direct ownership and control by CSXT and NSR of certain portions of the Conrail system already operated by them in a substantially independent manner, under various agreements. These portions of the Conrail system are currently owned by Conrail's primary subsidiaries, New York Central Lines LLC ("NYC") and Pennsylvania Lines LLC ("PRR"). The proposed transactions involve the termination of the existing operating agreements and the transfer of the direct equity ownership of NYC and PRR to CSXT and NSR, respectively. The proposed transactions do not involve the Company's other properties ("Shared Assets Areas") that will continue to be owned and operated by Conrail. The consummation of the proposed transactions is subject to a number of conditions, including, among other things, that the STB authorization, obtained by the parties in November 2003, remains in full force and effect, that the Internal Revenue Service ruling received by the parties in November 2003, favorably qualifying the proposed transactions as non-taxable, remains in full force and effect and that the parties obtain required consents from Conrail's debt holders and other lessors and counterparties to certain of Conrail's equipment leases and related financing arrangements.



     As a part of the proposed transactions, Conrail is undertaking a restructuring of its existing unsecured and secured public indebtedness. New guaranteed debt securities of two newly formed corporate subsidiaries of CSXT and NSR would be offered in an approximately 42%/58% ratio as well as substantially all of the equity of such new subsidiaries in exchange for the equity of NYC and PRR. Upon completion of the proposed transactions, the new debt securities would become direct unsecured obligations of CSXT and NSR, respectively. Conrail's secured debt and lease obligations will remain obligations of Conrail and are expected to be supported by new leases and subleases that, upon consummation of the proposed transactions, would be the direct lease and sublease obligations of CSXT and NSR, respectively.

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



     Conrail, NSC and CSX are working to complete all steps necessary to consummate the proposed transactions in 2004. CSX and NSC are progressing toward ascertaining the fair value effects of the proposed transactions, which will be reflected in the accounting for the proposed transactions once consummated and that analysis has been completed. Upon consummation of the proposed transactions, Conrail's primary source of revenue will be related to the operation of the Shared Assets Areas instead of the operating and equipment rental activities of NYC and PRR. Conrail's future operating expenses will also reflect this change in operations. Accordingly, Conrail's prospective operating results will be significantly different from those currently reported.



4.  NEW ACCOUNTING PRONOUNCEMENTS



     In 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46R, "Consolidation of Variable Interest Entities"("FIN 46R") which requires that a variable interest entity be consolidated by the company that is subject to a majority of the economic risks and/or rewards of that entity. As of March 31, 2004, pursuant to FIN 46R, Conrail consolidated a locomotive leasing entity, Locomotive Management Services ("LMS") and recorded a $1 million net adjustment for the cumulative effect of this accounting change. LMS had total assets, primarily depreciable equipment, of $37 million as of March 31, 2004. Total liabilities as of March 31, 2004, totaled $40 million, including $4 million and $30 million of current and long-term debt, respectively. The consolidation of LMS will not have an impact on net income in future periods as Conrail previously accounted for its investment in LMS under the equity method of accounting.



     The Company adopted FASB Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003. Pursuant to SFAS 143, companies are precluded from accruing removal cost expenses that are not legal obligations. Previously, the Company and most other railroads had accrued removal costs as a component of depreciation expense. In the first quarter of 2003, the Company recorded income of $40 million for the cumulative effect of this change ($65 million before taxes). Effective with this pronouncement, removal costs are expensed as incurred. This change did not have a material impact on the Company's consolidated financial statements.



5.  PENSION AND POSTRETIREMENT BENEFITS



     The Company and its subsidiaries sponsor several qualified and nonqualified pension plans and other postretirement benefit plans for its employees. Components of the net periodic cost (benefit) for the three months ended March 31 were as follows (in millions):



                                                                PENSION
                                                               BENEFITS
                                                              -----------
                                                              2004   2003
                                                              ----   ----
Service cost................................................  $ --   $ --
Interest cost...............................................    10     11
Expected return on assets...................................   (11)   (13)
Amortization of unrecognized net actuarial (gain) loss......     4      1
                                                              ----   ----
Net cost (benefit)..........................................  $  3   $ (1)
                                                              ====   ====



     The net periodic cost for other postretirement benefits was less than $1 million for the three-month period ending March 31, 2004 and 2003, respectively.

                         CONSOLIDATED RAIL CORPORATION


                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



  CONTRIBUTIONS FOR PENSIONS AND OTHER POSTRETIREMENT BENEFITS



     Conrail previously disclosed in its consolidated financial statements for the year ended December 31, 2003, that it expected to contribute $2 million to the pension plans and $3 million to the other postretirement benefit plans in 2004. For the three months ended March 31, 2004, contributions of less than $1 million have been made for each of the plans. Conrail presently anticipates contributing in 2004 a total of $2 million and $3 million for its pension and other postretirement benefits plans, respectively.



  MEDICARE CHANGES



     The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law in December 2003. The Act introduces a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Because significant uncertainties exist regarding the measurement and disclosure requirements of the Act, the FASB has issued staff position No. FAS 106-1, which allows a plan sponsor to recognize or defer accounting for the effects of the Act in their 2003 financial statements. The Company has elected the deferral option and is currently evaluating how the Act may impact its postretirement benefit obligations. Specific authoritative guidance on the accounting for the Act's subsidy is pending, and that guidance, when issued, could require the Company to change previously reported information.



6.  COMMITMENTS AND CONTINGENCIES



  ENVIRONMENTAL



     The Company is subject to various federal, state and local laws and regulations regarding environmental matters. The Company is a party to various proceedings brought by both regulatory agencies and private parties under federal, state and local laws, including Superfund laws, and has also received inquiries from governmental agencies with respect to other potential environmental issues. The Company has received, together with other companies, notices of its involvement as a potentially responsible party or requests for information under the Superfund laws with respect to cleanup and/or removal costs due to its status as an alleged transporter, generator or property owner at 37 locations. Conrail regularly participates in monitoring the status of the known sites and assessing the adequacy of the liability estimates.



     At both March 31, 2004 and December 31, 2003, the Company had accrued $61 million for estimated environmental exposures. The Company anticipates that much of this liability will be paid out over five years; however, some costs will be paid out over a longer period. The Company believes the ultimate liability for these matters will not materially affect its consolidated financial condition.



  CASUALTY



     The casualty claim liability is determined using the aid of an independent actuarial firm based upon claims filed and an estimate of claims incurred but not yet reported. The Company is generally self-insured for casualty claims. Claims in excess of self-insurance levels are insured up to excess coverage limits. While the ultimate amounts of claims incurred are dependent upon future developments, in management's opinion, the recorded liability is adequate to cover expected probable payments.



  OTHER



     The Company is involved in other various legal actions and claims arising from the ordinary course of railroad operations. The Company believes it has recorded liabilities sufficient to cover the future payments for such claims.

                          INDEPENDENT AUDITORS' REPORT

THE STOCKHOLDERS AND BOARD OF DIRECTORS
CONSOLIDATED RAIL CORPORATION:

     We have audited the accompanying consolidated balance sheets of Consolidated Rail Corporation and subsidiaries (a wholly-owned subsidiary of Conrail Inc.) as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Rail Corporation and subsidiaries (a wholly-owned subsidiary of Conrail Inc.) as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1 to the consolidated financial statements, effective January 1, 2003 the Company adopted Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations."

/s/ KPMG LLP                                   /s/ ERNST & YOUNG LLP
KPMG LLP                                       Ernst & Young LLP
Norfolk, Virginia                              Jacksonville, Florida

January 27, 2004

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2003    2002    2001
                                                              -----   -----   -----
                                                                 ($ in millions)
REVENUES -- NSC/CSX (NOTE 2)................................  $ 836   $ 813   $ 823
REVENUES -- THIRD PARTIES...................................     82      80      80
                                                              -----   -----   -----
     Total operating revenues...............................    918     893     903
                                                              -----   -----   -----
OPERATING EXPENSES (NOTE 3)
  Compensation and benefits.................................    168     151     158
  Fuel......................................................      7       6       7
  Material, services and rents..............................    119     125     143
  Depreciation and amortization.............................    329     322     325
  Casualties and insurance..................................     17       2     (13)
  Other.....................................................     19      17      19
                                                              -----   -----   -----
     Total operating expenses...............................    659     623     639
                                                              -----   -----   -----
Income from operations......................................    259     270     264
Interest expense............................................    (99)   (104)   (109)
Other income, net (Note 10).................................     95      92      96
                                                              -----   -----   -----
Income from continuing operations before income taxes and
  accounting change.........................................    255     258     251
Provision for income taxes (Note 7).........................     93      71      81
                                                              -----   -----   -----
Income from continuing operations before accounting
  change....................................................    162     187     170
Cumulative effect of change in accounting principle, net of
  taxes (Note 1)............................................     40      --      --
                                                              -----   -----   -----
NET INCOME..................................................  $ 202   $ 187   $ 170
                                                              =====   =====   =====

See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                              ---------------
                                                               2003     2002
                                                              ------   ------
                                                              ($ in millions)
                                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $    9   $   14
  Accounts receivable, net..................................      34       35
  Due from NSR/CSXT (Note 2)................................     136      158
  Material and supplies.....................................       8        8
  Deferred tax assets (Note 7)..............................      45       65
  Other current assets......................................      16       11
                                                              ------   ------
     Total current assets...................................     248      291

PROPERTY AND EQUIPMENT, NET (NOTE 4)........................   6,119    6,382
NOTES RECEIVABLE FROM NSC/CSX (NOTE 2)......................   1,231      892
OTHER ASSETS................................................     503      475
                                                              ------   ------
     Total assets...........................................  $8,101   $8,040
                                                              ======   ======

                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................      37       33
  Current maturities of long-term debt (Note 6).............      58       57
  Due to NSC/CSX (Note 2)...................................       5        9
  Wages and employee benefits...............................      31       31
  Casualty reserves.........................................      39       69
  Accrued and other current liabilities (Note 5)............     107      127
                                                              ------   ------
     Total current liabilities..............................     277      326

LONG-TERM DEBT (NOTE 6).....................................   1,067    1,123
Casualty reserves...........................................     125      119
DEFERRED INCOME TAXES (NOTE 7)..............................   1,827    1,814
OTHER LIABILITIES...........................................     455      538
                                                              ------   ------
     Total liabilities......................................   3,751    3,920
                                                              ------   ------
COMMITMENTS AND CONTINGENCIES (NOTE 11)
STOCKHOLDERS' EQUITY (NOTES 2 AND 9)
  Common stock ($1 par value; 100 shares authorized, issued
     and outstanding).......................................    --       --
  Additional paid-in capital................................   2,268    2,265
  Retained earnings.........................................   2,186    1,984
Accumulated other comprehensive loss........................    (104)    (129)
                                                              ------   ------
     Total stockholders' equity.............................   4,350    4,120
                                                              ------   ------
     Total liabilities and stockholders' equity.............  $8,101   $8,040
                                                              ======   ======

See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             ACCUMULATED
                                    ADDITIONAL                 OTHER
                                    PAID-IN     RETAINED   COMPREHENSIVE
                                    CAPITAL     EARNINGS       LOSS       TOTAL
                                    --------   --------    -------------  ------
                                                   ($ in millions)
BALANCE, JANUARY 1, 2001..........  $2,260      $1,627       $  --       $3,887
Comprehensive income -- 2001
  Net Income......................      --         170          --          170
  Minimum pension liability, net
   of $45 million income taxes
   (Note 8).......................      --          --         (70)         (70)
                                                                         ------
  Total comprehensive income......                                          100
                                                                         ------
  Capital contributions from
   Conrail (Note 2)...............       3          --          --            3
                                    ------      ------        -----      ------
BALANCE, DECEMBER 31, 2001........   2,263       1,797          (70)      3,990

Comprehensive income -- 2002
  Net Income......................      --         187           --         187
  Minimum pension liability, net
    of $39 million income
    taxes (Note 8)................      --          --           (59)       (59)
                                                                         ------
  Total comprehensive income......                                          128
                                                                         ------
  Capital contributions from
   Conrail (Note 2)...............       2          --            -           2
                                    ------      ------        -----      ------
BALANCE, DECEMBER 31, 2002........   2,265       1,984         (129)      4,120

Comprehensive income -- 2003
  Net Income......................      --         202           --         202
  Minimum pension liability, net
   of $16 million income
   taxes (Note 8).................      --          --           25          25
                                                                         ------
  Total comprehensive income......                                          227
                                                                         ------
  Capital contributions from
   Conrail (Note 2)...............       3          --           --           3
                                    ------      ------        -----      ------
BALANCE, DECEMBER 31, 2003........  $2,268      $2,186        ($104)     $4,350
                                    ======      ======        =====      ======

See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2003    2002    2001
                                                              -----   -----   -----
                                                                 ($ in millions)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $ 202   $ 187   $ 170
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Net cumulative effect of change in accounting
      principle.............................................    (40)   --      --
     Depreciation and amortization..........................    329     322     325
     Deferred income taxes..................................    (12)    (18)    (18)
     Equity in earnings of affiliates.......................    (19)    (19)    (24)
     Gains from sales of property...........................     (7)     (3)     (2)
     Pension credit.........................................     (4)    (17)    (19)
     Changes in:
       Accounts receivable..................................      1      (3)      1
       Accounts and wages payable...........................      4     (14)    (32)
       Due from NSR/CSXT....................................     22      14      60
       Due to NSC/CSX.......................................     (4)     (3)    (19)
     Other..................................................    (60)    (23)     60
                                                              -----   -----   -----
       Net cash provided by operating activities............    412     423     502
                                                              -----   -----   -----
CASH FLOWS FROM INVESTING ACTIVITIES
  Property and equipment acquisitions.......................    (35)    (23)    (47)
  Notes receivable from NSC/CSX.............................   (339)   (377)   (424)
  Proceeds from disposal of property and equipment..........     12      14      14
  Other.....................................................      2      11    --
                                                              -----   -----   -----
       Net cash used in investing activities................   (360)   (375)   (457)
                                                              -----   -----   -----
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long-term debt.................................    (57)    (59)    (61)
                                                              -----   -----   -----
       Net cash used in financing activities................    (57)    (59)    (61)
                                                              -----   -----   -----
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (5)    (11)    (16)
CASH AND CASH EQUIVALENTS
  At beginning of year......................................     14      25      41
                                                              -----   -----   -----
  At end of year............................................  $   9   $  14   $  25
                                                              =====   =====   =====

See accompanying notes to the consolidated financial statements.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Consolidated Rail Corporation ("CRC" or the "Company"), the major freight railroad in the Northeast, is a wholly owned subsidiary of Conrail Inc.("Conrail"). Norfolk Southern Corporation ("NSC") and CSX Corporation ("CSX"), the major railroads in the Southeast, jointly control Conrail through their ownership interests in CRR Holdings LLC ("CRR"), whose primary subsidiary is Green Acquisition Corporation ("Green Acquisition"), which owns Conrail. NSC and CSX have equity interests in CRR of 58% and 42%, respectively, and voting interests of 50% each. Under operating and lease agreements, NSC and CSX operate a substantial portion of the Conrail properties through their railroad subsidiaries, Norfolk Southern Railway Company ("NSR") and CSX Transportation, Inc. ("CSXT")(Note 2).

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the Company and majority-owned subsidiaries. Investments in 20% to 50% owned companies are accounted for by the equity method. All significant intercompany accounts and transactions have been eliminated.

  CASH EQUIVALENTS

     Cash equivalents consist of highly liquid securities purchased with a maturity of three months or less, and are stated at cost which approximates market value.

  MATERIAL AND SUPPLIES

     Material and supplies consist of maintenance material valued at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided using the composite straight-line method over estimated service lives. Expenditures, including those on leased assets that extend an asset's useful life or increase its utility, are capitalized. Maintenance expense is recognized when repairs are performed. The cost (net of salvage) of depreciable property retired or replaced in the ordinary course of business is charged to accumulated depreciation and no gain or loss is recognized. In 2003, the overall depreciation rate averaged 3.4% for all roadway and equipment.

     During 2003, the Company completed a study to update the estimated useful lives of its roadway and track property and the associated accumulated depreciation reserves. This review did not have a material impact on the Company's consolidated financial statements.

  ASSET IMPAIRMENT

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Expected future cash flows from the use and disposition of long-lived assets are compared to the current carrying amounts to determine the potential impairment loss.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Company adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003. Pursuant to SFAS 143, companies are precluded from accruing removal cost expenses that are not legal

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

obligations. Previously, the Company and most other railroads had accrued removal costs as a component of depreciation expense. In the first quarter of 2003, the Company recorded income of $40 million for the cumulative effect of this change ($65 million before taxes). Effective with this pronouncement, removal costs are expensed as incurred. This change did not have a material impact on the Company's consolidated financial statements.

     Also in 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) which requires that a variable interest entity be consolidated by the company that is subject to a majority of the economic risks and/or rewards of that entity. The FASB delayed until 2004, the implementation of FIN 46 for certain variable entities that existed prior to February 1, 2003. The Company has a fifty percent non-controlling interest in Locomotive Management Services (LMS), an unconsolidated partnership established in 1994, which will likely be consolidated pursuant to FIN 46. LMS, a locomotive leasing venture, had assets totaling $37 million as of December 31, 2003, consisting primarily of depreciable equipment property. Total liabilities as of December 31, 2003 totaled $40 million, including $30 million in long-term debt installments maturing in 2012. If consolidation is required, the impact on the consolidated financial statements will be immaterial (Note 11).

  REVENUE RECOGNITION

     CRC's major sources of revenues are from NSC and CSX, primarily in the form of rental revenues and operating fees, which are recognized when earned (Note
2). The Company also has third party revenues, which are recognized when earned, related to the operations of Indiana Harbor Belt Railroad Company, a 51% owned terminal railroad subsidiary.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management reviews its estimates, including those related to the recoverability and useful lives of assets as well as liabilities for litigation, environmental remediation, casualty claims, income taxes and pension and postretirement benefits. Changes in facts and circumstances may result in revised estimates.

  RECLASSIFICATIONS

     Certain amounts in the consolidated financial statements and notes thereto have been reclassified to conform to the 2003 presentation.

2.  RELATED PARTIES TRANSACTIONS

  BACKGROUND

     On May 23, 1997, NSC and CSX completed their joint acquisition of Conrail stock. On June 17, 1997, NSC and CSX executed an agreement that generally outlines the methods of governing and operating Conrail and its subsidiaries ("Transaction Agreement"). On July 23, 1998, the Surface Transportation Board ("STB") issued a written opinion that permitted NSC and CSX to exercise operating control of Conrail beginning August 22, 1998. On June 1, 1999, NSC and CSX began to operate over certain CRC lines.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  OPERATIONS BY NSR AND CSXT

     The majority of CRC's routes and assets are segregated into separate subsidiaries of CRC, Pennsylvania Lines LLC ("PRR") and New York Central Lines LLC ("NYC"). PRR and NYC have separate but identical operating and lease agreements with NSR and CSXT, respectively, (the "Operating Agreements") which govern substantially all nonequipment assets to be used by NSR and CSXT and have initial 25-year terms, renewable at the options of NSR and CSXT for two 5-year terms. Payments made under the Operating Agreements are based on appraised values that are subject to adjustment every six years. NSR and CSXT have also leased or subleased certain equipment assets at rentals based on appraised values for varying term lengths from PRR and NYC, respectively, as well as from CRC.

     NSC and CSX also have agreements with the Company governing other properties that continue to be owned and operated by Conrail ("the Shared Assets Areas"). NSR and CSXT pay CRC a fee for joint and exclusive access to the Shared Assets Areas. In addition, NSR and CSXT pay, based on usage, the costs incurred by CRC to operate the Shared Assets Areas plus a profit factor.

     Payments made by NSR to CRC under the Shared Assets agreements were $135 million and $115 million during 2003 and 2002, respectively, of which $31 million and $23 million, were minimum rents. Payments made by CSXT to CRC under the Shared Assets agreements were $124 million and $92 million during 2003 and 2002, respectively, of which $24 million and $17 million, were minimum rents.

     Payments from NSR under the Operating Agreements to PRR amounted to $348 million and $339 million during 2003 and 2002, respectively. Payments from CSXT under the Operating Agreements to NYC amounted to $253 million and $248 million during 2003 and 2002, respectively. In addition, costs necessary to operate and maintain the related assets under these agreements, including leasehold improvements, are borne by NSR and CSXT.

     Future minimum lease payments to be received from NSR/CSXT are as follows:

                                   NSR      NSR      CSXT     CSXT
                                  TO PRR   TO CRC   TO NYC   TO CRC    TOTAL
                                  ------   ------   ------   ------   -------
                                                ($ in millions)
2004............................  $  342    $ 32    $  237    $ 23    $   634
2005............................     321      33       223      24        601
2006............................     307      34       212      24        577
2007............................     295      34       205      24        558
2008............................     290      34       200      24        548
2009 and Beyond.................   4,128     551     2,740     378      7,797
                                  ------    ----    ------    ----    -------
  TOTAL.........................  $5,683    $718    $3,817    $497    $10,715
                                  ------    ----    ------    ----    -------

  RELATED PARTY BALANCES AND TRANSACTIONS

     "Due from NSR/CSXT" at December 31, 2003 and 2002, is primarily comprised of amounts due for the above-described operating and rental activities.

     PRR and NYC have interest-bearing notes receivable due from NSC and CSX. As of December 31, 2003, the notes receivable due from NSC and CSX included in noncurrent assets were $716 million and $515 million, respectively. At December 31, 2002, the notes receivable balances from NSC and CSX included in noncurrent assets were $513 million and $379 million, respectively. The interest rates on the notes receivable from NSC and CSX are variable and were both 1.66% at December 31, 2003. Interest income related to the PRR and NYC notes receivable was $16 million in 2003, $18 million in 2002 and $13 million in 2001.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     "Due to NSC/CSX" includes amounts payable for property and equipment rentals, as well as amounts related to service provider agreements with both NSC and CSX to provide certain general and administrative support to CRC.

     A summary of the "Due to NSC and CSX" activity for the services described above follows:

                                                           PAYMENTS TO    PAYMENTS TO
                                                               NSC            CSX
                                                           -----------   -------------
                                                           2003   2002   2003    2002
                                                           ----   ----   -----   -----
                                                                 ($ in millions)
Service Provider Agreements..............................  $ 7    $ 5    $  3    $  --
Material purchases.......................................   18     20      --       --
Rental of locomotives, equipment and facilities..........    5      5       4        4
Capital Project activities...............................    6      5      --       --
                                                           ---    ---    -----   -----
  TOTAL PAYMENTS.........................................  $36    $35    $  7    $   4
                                                           ---    ---    -----   -----

                                                           2003   2002   2003   2002
                                                           ----   ----   ----   ----
Due to "NSC and CSX" at December 31......................  $ 3    $ 7    $ 2    $ 2

     From time to time, NSC and CSX, as the indirect owners of CRC, may need to provide some of the Company's cash requirements through capital contributions, loans or advances. Through December 31, 2003 there have been no transactions under these arrangements.

     The Company also engages in various transactions with Conrail. The Company received capital contributions from Conrail of $3 million in 2003, $2 million in 2002 and $3 million in 2001. There are no intercompany receivables or payables with Conrail at December 31, 2003 or December 31, 2002.

  PROPOSED SPIN-OFF OF PRR AND NYC

     In June 2003, Conrail together with NSC and CSX, filed a joint petition with the STB to establish direct ownership and control by NSR and CSXT of PRR and NYC, respectively. The proposed transaction would replace the existing operating agreements and allow NSR and CSXT to operate PRR and NYC, respectively, via direct ownership. The proposed transaction does not involve the Shared Assets Areas. The proposed transaction is subject to a number of conditions, including STB approval, an Internal Revenue Service (IRS) ruling qualifying it as a nontaxable distribution and obtaining consents from the Company's debt holders. (In 2003, the IRS issued a ruling that the reorganization would qualify as a tax-free distribution. Also in 2003, the STB granted its authorization to carry out the proposed transaction, subject to certain conditions.)

     As a part of the proposed transaction, CRC would undertake a restructuring of its existing unsecured and secured public indebtedness. Currently the Company has two series of unsecured public debentures with an outstanding principal amount of $800 million at December 31, 2003 and 13 series of secured debt with an outstanding principal amount of approximately $321 million at December 31, 2003. It is currently contemplated that guaranteed debt securities of two newly formed corporate subsidiaries of NSR and CSXT would be offered in a 58%/42% ratio in exchange for the Company's unsecured debentures. Upon completion of the proposed transaction, the new debt securities would become direct unsecured obligations of NSR and CSXT, respectively.

     CRC's secured debt and lease obligations will remain obligations of the Company and are expected to be supported by new leases and subleases which, upon completion of the proposed transaction, would be the direct lease and sublease obligations of NSR or CSXT.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Conrail, NS and CSX are working to complete all steps necessary to consummate the spin-off in 2004. A valuation of NYC and PRR will be performed prior to effecting the spin-off transaction. The results of the valuation could impact the carrying value of the assets of NYC and PRR. Upon consummation of the proposed transaction, the Company's primary source of revenue will be related to the operation of the Shared Assets Areas instead of the operating and equipment rental activities of PRR and NYC. The Company's future operating expenses will also reflect this change in operations. Accordingly, the Company's prospective operating results will be significantly different than those currently reported.

3.  TRANSITION, ACQUISITION-RELATED AND OTHER ITEMS

     During the first quarter of 2002 and the fourth quarter of 2001, the Company received cash proceeds totaling $4 million and $42 million respectively, from several London-based insurance carriers as settlement for current and future exposures related to personal injury, occupational, environmental and other claims. The Company recognized pretax gains of $4 million and $14 million, respectively, which is included in the "Casualties and insurance" line item of the income statement for 2002 and 2001.

     During 2002, accrued termination payments totaling $1 million were made to 6 non-union employees whose non-executive positions were eliminated as a result of the joint acquisition of Conrail. During 2001 accrued termination payments of $15 million were made. Most of these termination payments have been made in the form of supplemental retirement benefits from the Company's pension plan. As of December 31, 2003, the remaining amount of this liability is less than $1 million.

     During the second quarter of 2001, the Company received a $50 million cash payment for transferring to a third party certain of its rights to license, manage and market signboard advertising on the Company's property for 25 years. The payment is being recognized into other income on a straight-line basis over the 25 year contract period.

     The Company has a long-term liability in connection with employment "change in control" agreements with certain current and former executives, which became operative as a result of the joint acquisition of Conrail. Payments were $4 million in 2003, $1 million in 2002 and $9 million in 2001 and were made primarily from the Company's pension plan. The remaining amount, approximately $24 million at December 31, 2003, will be paid out at the discretion of the participants in the program.

4.  PROPERTY AND EQUIPMENT

                                                                DECEMBER 31,
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
                                                                (in millions)
Roadway.....................................................  $ 7,400   $ 7,476
Equipment...................................................    1,544     1,511
  Less: Accumulated depreciation............................   (3,029)   (2,828)
                                                              -------   -------
                                                                5,915     6,159
                                                              -------   -------
Capital leases (primarily equipment)........................      416       496
Accumulated amortization....................................     (212)     (273)
                                                              -------   -------
                                                                  204       223
                                                              -------   -------
                                                              $ 6,119   $ 6,382
                                                              =======   =======

     Substantially all assets are leased to NSR or CSXT (Note 2).

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5.  ACCRUED AND OTHER CURRENT LIABILITIES

                                                               DECEMBER 31,
                                                              --------------
                                                              2003     2002
                                                              -----    -----
                                                              (in millions)
Operating leases............................................  $ 47     $ 47
Income and other taxes......................................    34       44
Other.......................................................    26       36
                                                              ----     ----
                                                              $107     $127
                                                              ====     ====

6.  LONG-TERM DEBT AND LEASES

  LONG-TERM DEBT

     Long-term debt outstanding, including the weighted average interest rates at December 31, 2003, is composed of the following:

                                                               DECEMBER 31,
                                                              ---------------
                                                               2003     2002
                                                              ------   ------
                                                               (in millions)
Capital leases..............................................  $  157   $  192
Debentures payable, 7.88%, due 2043.........................     250      250
Debentures payable, 9.75%, due 2020.........................     550      550
Equipment and other obligations, 6.97%......................     168      188
                                                              ------   ------
                                                               1,125    1,180
Less current portion........................................     (58)     (57)
                                                              ------   ------
                                                              $1,067   $1,123
                                                              ======   ======

     Interest payments were $100 million in 2003, $105 million in 2002 and $113 million in 2001.

     Equipment and other obligations mature in 2004 through 2043 and are collateralized by assets with a net book value of $208 million at December 31, 2003. Maturities of long-term debt other than capital leases are $21 million in 2004, $20 million in 2005, $21 million in 2006, $43 million in 2007, $18 million in 2008 and $845 million in total from 2009 through 2043.

  LEASES

     The Company's noncancelable long-term leases generally include options to purchase at fair value and to extend the terms. Certain lease obligations are payable in Japanese yen, which require the maintenance of yen-denominated deposits sufficient to satisfy the yen-denominated obligation. These deposits are included in the "Other assets" line item of the balance sheet and totaled $43 million and $45 million at December 31, 2003 and December 31, 2002, respectively. Capital leases have been discounted at rates ranging from 3.09% to 14.26% and are collateralized by assets with a net book value of $204 million at December 31, 2003.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Minimum commitments, exclusive of executory costs borne by the Company, are:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
                                                                 (in millions)
2004........................................................   $ 54       $ 58
2005........................................................     38         58
2006........................................................     25         56
2007........................................................     27         55
2008........................................................     15         51
2009 - 2025.................................................     39        271
                                                               ----       ----
Total.......................................................    198       $549
                                                                          ====
Less interest portion.......................................    (41)
                                                               ----
Present value...............................................   $157
                                                               ====

     Operating lease rent expense was $60 million in 2003, $62 million in 2002 and $70 million in 2001.

7.  INCOME TAXES

     The provisions for income taxes are composed of the following:

                                                              2003   2002   2001
                                                              ----   ----   ----
                                                                (in millions)
Current
  Federal...................................................  $ 94   $ 81   $ 75
  State.....................................................    11      8     24
                                                              ----   ----   ----
                                                               105     89     99
                                                              ----   ----   ----
Deferred
  Federal...................................................   (21)   (29)   (22)
  State.....................................................     9     11      4
                                                              ----   ----   ----
                                                               (12)   (18)   (18)
                                                              ----   ----   ----
                                                              $ 93   $ 71   $ 81
                                                              ====   ====   ====

     Reconciliation of the U.S. statutory tax rates with the effective tax rates is as follows:

                                                              2003   2002   2001
                                                              ----   ----   ----
Statutory tax rate..........................................  35.0%  35.0%  35.0%
State income taxes, net of federal benefit..................   4.2    4.2    4.2
Settlement of IRS audit.....................................  --     (8.8)   --
Settlement of state tax issues..............................  --     --     (3.7)
Other.......................................................  (2.7)  (2.9)  (3.2)
                                                              ----   ----   ----
Effective tax rate..........................................  36.5%  27.5%  32.3%
                                                              ====   ====   ====

     CRC is included in the consolidated federal income tax return of Green Acquisition. The provision for current income taxes in the Consolidated Statements of Income reflects CRC's portion of Conrail Inc.'s consolidated tax provision. Tax expense or tax benefit is recorded on a separate company basis.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The Company has reached final settlements with the Internal Revenue Service ("IRS") related to all of the audits of the Company's consolidated federal income tax returns through the fiscal year May 23, 1997. As a result of the settlement Conrail received tax refunds of $24 million and reduced tax expense by $23 million during 2002. The Company's consolidated income tax returns for the short tax year period May 24, 1997-December 31, 1997 and calender year periods 1998 through 2001 are currently being examined by the IRS. Federal and state income tax payments were $129 million in 2003, $113 million in 2002 and $86 million in 2001.

     Significant components of the Company's deferred income tax assets (liabilities) are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
                                                                (in millions)
Current assets..............................................  $     1   $     5
Current liabilities.........................................       44        60
                                                              -------   -------
CURRENT DEFERRED TAX ASSET, NET.............................  $    45   $    65
                                                              =======   =======
Noncurrent liabilities:
  Property and equipment....................................   (1,970)   (2,000)
  Other.....................................................     (108)     (104)
                                                              -------   -------
                                                               (2,078)   (2,104)
                                                              -------   -------
Noncurrent assets:
  Nondeductible reserves and other liabilities..............      251       290
                                                              -------   -------
DEFERRED INCOME TAX LIABILITIES, NET........................  $(1,827)  $(1,814)
                                                              =======   =======

     The Company has not recorded a valuation allowance, as management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

8.  PENSION AND POSTRETIREMENT BENEFITS

     The Company and its subsidiaries sponsor several qualified and nonqualified pension plans and other postretirement benefit plans for its employees.

  PENSION PLAN ASSET MANAGEMENT

     Six investment firms manage the Company's defined benefit pension plan's assets under investment guidelines approved by a pension fund investment committee. Investments are allocated among domestic fixed income investments, and domestic and international equity investments. Limitations restrict investment concentration and use of certain derivative instruments. Fixed income investments must have an average rating of 'AA' or better. Equity investments must be in liquid securities listed on national exchanges. However no direct investment is permitted in the securities of either NSC or CSX. Equity investment managers have specific equity strategies and their returns are expected to exceed selected market indices by prescribed margins.

     The target asset allocation range is for equity allocations to be between 44% and 56% of the fund's assets with approximately 10% of the assets allocated to international equity investments. The asset allocation on December 31, 2003, was 45% in fixed income investments and 55% in equity investments including 13% in

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

international equities. This compared to 54% fixed income and 46% equity including 9% international equity as of December 31, 2002.

     The plan's assumed future returns are based principally on the asset allocation and the historic returns for the plan's asset classes determined from both the actual plan returns and, over longer time periods, the market returns for those asset classes.

  MEDICARE CHANGES

     The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law in December 2003. The Act introduces a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Because significant uncertainties exist regarding the measurement and disclosure requirements of the Act, the FASB has issued staff position No. FAS 106-1, which allows a plan sponsor to recognize or defer accounting for the effects of the Act in their 2003 financial statements. The Company has elected the deferral option and is currently evaluating how the Act may impact its postretirement benefit obligations. Specific authoritative guidance on the accounting for the Act's subsidy is pending, and that guidance, when issued, could require the Company to change previously reported information.

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets over the two-year period ended December 31, 2003, and a statement of the funded status as of December 31 of both years:

                                                                            OTHER
                                                                        POSTRETIREMENT
                                                 PENSION BENEFITS          BENEFITS
                                                 -----------------      --------------
                                                 2003        2002       2003      2002
                                                 -----      ------      ----      ----
                                                             (in millions)
CHANGE IN BENEFIT OBLIGATION
Net benefit obligation at beginning of year....  $646       $ 662       $ 37      $ 36
Service cost...................................     1           1         --        --
Interest cost..................................    41          44          2         3
Plan participants' contributions...............    --          --          4         6
Actuarial losses...............................    32           5          4         2
Benefits paid..................................   (65)        (66)       (10)      (10)
                                                 ----       -----       ----      ----
Net benefit obligation at end of year..........  $655       $ 646       $ 37      $ 37

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  year.........................................  $522       $ 613       $  7      $  8
Actual return on plan assets...................   117         (28)        --         1
Employer contributions.........................     2           3          5         2
Plan participants' contributions...............    --          --          4         6
Benefits paid..................................   (65)        (66)       (10)      (10)
                                                 ----       -----       ----      ----
Fair value of plan assets at end of year.......  $576       $ 522       $  6      $  7
Funded status at end of year...................  $(79)      $(124)      $(31)     $(30)
Unrecognized prior service cost................     7           8         (1)       (1)
Unrecognized actuarial (gains) losses..........   168         206         (5)       (9)
                                                 ----       -----       ----      ----
Net amount recognized at year end..............  $ 96       $  90       $(37)     $(40)
                                                 ====       =====       ====      ====

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The following amounts have been recognized in the balance sheets as of December 31:

                                                                            OTHER
                                                          PENSION      POSTRETIREMENT
                                                         BENEFITS         BENEFITS
                                                       -------------   ---------------
                                                       2003    2002    2003      2002
                                                       -----   -----   -----     -----
                                                                (in millions)
Prepaid pension cost.................................  $ 131   $ 126     --        --
Accrued benefit cost.................................   (214)   (257)  $(37)     $(40)
Intangible asset.....................................      7       8     --        --
Accumulated other comprehensive loss.................    172     213     --        --
                                                       -----   -----   ----      ----
                                                       $  96   $  90   $(37)     $(40)
                                                       =====   =====   ====      ====

     All of the Company's plans for postretirement benefits other than pensions have no plan assets except for the retiree life insurance plan, which has $6 million and $7 million of assets in 2003 and 2002, respectively. The aggregate benefit obligation for the postretirement plans other than pensions was $37 million at, both December 31, 2003 and 2002, respectively.

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $648 million, $641 million and $566 million, respectively, as of December 31, 2003 and $639 million, $635 million and $514 million, respectively as of December 31, 2002. As required by Statement of Financial Accounting Standard No. 87 "Employers' Accounting for Pensions", the Company has recorded a minimum liability of $179 million and $220 million at December 31, 2003 and December 31, 2002, respectively. The minimum liability was partially offset by an intangible asset to the extent of previously unrecognized prior service costs of $7 million at both December 31, 2003 and December 31, 2002. The remaining amounts, $104 million as of December 31, 2003 and $129 million as of December 31, 2002, are recorded as a component of stockholders' equity, net of related tax benefits as "Accumulated Other Comprehensive Loss."

     The assumptions used in the measurement of the Company's benefit obligation are as follows:

                                                                            OTHER
                                                          PENSION       POSTRETIREMENT
                                                          BENEFITS         BENEFITS
                                                        ------------    --------------
                                                        2003    2002    2003     2002
                                                        ----    ----    -----    -----
FUNDED STATUS:
Discount rate.........................................  6.25%   6.75%   6.25%    6.75%
Rate of compensation increase.........................  5.00%   5.00%   5.00%    5.00%

PENSION COST:
Discount rate.........................................  6.75%   7.25%   6.75%    7.25%
Expected return on plan assets........................  9.00%   9.00%   8.00%    8.00%
Rate of compensation increase.........................  5.00%   5.00%   5.00%    5.00%

     A 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003, gradually decreasing to 5% by the year 2006.

     Assumed health care cost trend rates affect amounts reported for the health care plans. The effect of a one percentage point increase and (decrease) in the assumed health care cost trend rate on the accumulated postretirement benefit obligation is $1 million and $(1) million, respectively.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The components of the Company's net periodic benefit cost (income) for the plans are as follows:

                                                                         OTHER
                                                                     POSTRETIREMENT
                                              PENSION BENEFITS          BENEFITS
                                             ------------------   --------------------
                                             2003   2002   2001   2003   2002    2001
                                             ----   ----   ----   ----   -----   -----
                                                           (in millions)
Service cost...............................  $  1   $  1   $  2   $--    $ --    $  --
Interest cost..............................    41     44     45     2       3        3
Expected return on assets..................   (52)   (62)   (66)   --      (1)      (1)
Amortization of:
  Transition asset.........................    --     --     (1)   --      --       --
  Prior service cost.......................     1      1      1    --      --       --
  Actuarial (gain) loss....................     5     (1)    (1)   --      --       (1)
                                             ----   ----   ----   ---    -----   -----
                                             $ (4)  $(17)  $(20)  $ 2    $  2    $   1
                                             ====   ====   ====   ===    =====   =====

  CONTRIBUTIONS FOR PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company expects to contribute approximately $2 million to the pension plans and $3 million to the other postretirement benefit plans in 2004.

  SAVINGS PLANS

     The Company and certain subsidiaries provide 401(k) savings plans for union and non-union employees. For the non-union savings plan, the Company matches a portion of employee contributions, subject to the applicable limitations. Savings plan expense related to the non-union savings plan was $1 million in each of the years 2003, 2002 and 2001. There is no Company match provision under the union employee plan except for certain unions, which negotiated a Company match as part of their contract provisions.

  INCENTIVE COMPENSATION PLANS

     The Company has an incentive compensation plan for all non-union employees in which employees receive targeted cash awards upon attainment of certain performance criteria established by the Company's Board of Directors. Compensation expense under this plan was $3 million in 2003 and 2002 and $2 million in 2001.

     The Company also has a long-term incentive plan under which phantom stock options are granted to officers and other key non-union employees. The option price for the phantom shares is equal to the blended fair market value of NSC and CSX common stock at the date of grant. Options will vest one year after grant date and the option term may not exceed ten years. Upon exercise, eligible participants will receive cash payments equal to the appreciation on the composite NSC and CSX common stock fair values. Compensation expense for this plan was $2 million in 2003, less than $1 million in 2002 and $2 million in 2001.

9.  STOCKHOLDERS' EQUITY

  COMMON STOCK

     The Company has 100 shares of common stock outstanding, all held by Conrail.

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  UNDISTRIBUTED EARNINGS OF EQUITY INVESTEES

     "Retained earnings" includes undistributed earnings of equity investees of $218 million, $199 million and $180 million at December 31, 2003, 2002 and 2001, respectively.

10.  OTHER INCOME, NET

                                                              2003   2002   2001
                                                              ----   ----   ----
                                                                (in millions)
Interest income.............................................  $19    $21    $16
Rental income...............................................   46     45     47
Property sales..............................................    7      3      2
Equity in earnings of affiliates............................   19     19     24
Other, net..................................................    4      4      7
                                                              ---    ---    ---
                                                              $95    $92    $96
                                                              ===    ===    ===

11.  COMMITMENTS AND CONTINGENCIES

  ENVIRONMENTAL

     The Company is subject to various federal, state and local laws and regulations regarding environmental matters. The Company is a party to various proceedings brought by both regulatory agencies and private parties under federal, state and local laws, including Superfund laws, and has also received inquiries from governmental agencies with respect to other potential environmental issues. At December 31, 2003, the Company has received, together with other companies, notices of its involvement as a potentially responsible party or requests for information under the Superfund laws with respect to cleanup and/or removal costs due to its status as an alleged transporter, generator or property owner at 37 locations. Due to the number of parties involved at many of these sites, the wide range of costs of possible remediation alternatives, the changing technology and the length of time over which these matters develop, it is often not possible to estimate the Company's liability for the costs associated with the assessment and remediation of contaminated sites.

     Although the Company's operating results and liquidity could be significantly affected in any quarterly or annual reporting period if CRC were held principally liable in certain of these actions, at December 31, 2003, the Company had accrued $61 million, an amount it believes is sufficient to cover the probable liability and remediation costs that will be incurred at Superfund sites and other sites based on known information and using various estimating techniques. The Company anticipates that much of this liability will be paid out over five years; however some costs will be paid out over a longer period. The Company believes the ultimate liability for these matters will not materially affect its consolidated financial condition.

     The Company spent $5 million in 2003, $6 million in 2002 and $10 million in 2001 for environmental remediation and related costs. In addition, the Company's capital expenditures for environmental control and abatement projects were less than $1 million in each of the years 2001 thru 2003.

  CASUALTY

     The Company is involved in various legal actions, principally relating to occupational health claims, personal injuries, casualties and property damage. The casualty claim liability is determined using the aid of an independent actuarial firm based upon claims filed and an estimate of claims incurred but not yet reported. The Company is generally self-insured for casualty claims. Claims in excess of self-insurance levels are insured up to excess coverage limits. While the ultimate amounts of claims incurred are dependent upon

                         CONSOLIDATED RAIL CORPORATION
                  (A WHOLLY-OWNED SUBSIDIARY OF CONRAIL INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

future developments, in management's opinion, the recorded liability is adequate to cover expected probable payments.

     Expense recognized for casualty claims is included in the "Casualties and insurance" line item of the income statement. For 2003, the expense recognized was consistent with actuarial estimates. During both 2002 and 2001, the Company, based on favorable claims development, recognized actuarial determined gains of $16 million and $12 million respectively.

  LABOR

     The Company had 1,346 employees at December 31, 2003; approximately 89% of whom are represented by 11 different labor organizations and are covered by 16 separate collective bargaining agreements. These agreements remain in effect until changed pursuant to the Railway Labor Act. The Company was engaged in collective bargaining at December 31, 2003 with labor organizations representing approximately 6% of its labor force.

  GUARANTEES

     The Company currently guarantees the principal and interest payments in the amount of $27 million on Equipment Trust Certificates for LMS. In addition, the Company is also contingently liable as guarantor with respect to $3 million of indebtedness for an affiliate company, Triple Crown Services. No liability has been recorded related to these guarantees.

     Also the Company is contingently liable under indemnification provisions related to the sale of tax benefits. This liability is recorded in the "Other liability" line item of the balance sheet and totaled $13 million at both December 31, 2003 and December 31, 2002.

12.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The fair values of "Cash and cash equivalents," "Accounts receivable," "Notes receivable from NSC/ CSX" and "Accounts payable" approximate the carrying values of these financial instruments at December 31, 2003 and 2002.

     Using current market prices when available, or a valuation based on the yield to maturity of comparable debt instruments having similar characteristics, credit rating and maturity, the total fair value of the Company's long-term debt, including the current portion, but excluding capital leases, is $1,260 million and $1,254 million at December 31, 2003 and 2002, respectively, compared with carrying values of $968 million and $988 million at December 31, 2003 and 2002.

                                 EXCHANGE AGENT
                              THE BANK OF NEW YORK

       BY REGISTERED OR CERTIFIED MAIL:                BY HAND AND OVERNIGHT COURIER:
             The Bank of New York                           The Bank of New York
             Reorganization Unit                            Reorganization Unit
            101 Barclay Street, 7E                          101 Barclay Street,
           New York, New York 10286                   Corporate Trust Services Window
 Attention: William Buckley/Carolle Montreuil             New York, New York 10286
                                                Attention: William Buckley/Carolle Montreuil
                BY FACSIMILE:                     CONFIRM BY TELEPHONE OR FOR INFORMATION:
                (212) 298-1915                              (212) 815-5788/5920

     Questions and requests for assistance or for additional copies of this prospectus and consent solicitation statement and the letter of consent/transmittal may be directed to the information agent at the telephone number and address listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning this exchange offer and consent solicitation.

                               INFORMATION AGENT

   THE INFORMATION AGENT FOR THIS EXCHANGE OFFER AND CONSENT SOLICITATION IS:

                           INNISFREE M&A INCORPORATED
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                        Banks and Brokers Call Collect:
                                 (212) 750-5833
                           All Others Call Toll Free:
                                 (877) 456-3507

                                 DEALER MANAGER

   THE DEALER MANAGER FOR THIS EXCHANGE OFFER AND CONSENT SOLICITATION IS AS
                                    FOLLOWS:

                                 MORGAN STANLEY
                                 1585 Broadway
                            New York, New York 10036
                        Attn: Liability Management Group
                     Telephone: (800) 624-1808 (Toll Free)
                            Collect: (212) 761-1864
                             Contact: Patrick Sieb

                                          , 2004

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Both CSX Transportation, Inc., or "CSXT," and NYC Newco, Inc., or "NYC Newco," are corporations organized under the laws of the Commonwealth of Virginia. Article 10 of the Virginia Stock Corporation Act, or the "Virginia Act," generally permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or, at the request of the corporation, in other capacities, when conducting themselves in good faith and (a) in their official capacities, they believed their conduct was in the best interests of the corporation, (b) in their non-official capacities, they believed their conduct was at least not opposed to the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe that the conduct was unlawful. However, under the Virginia Act a Virginia corporation may not indemnify (a) for a judgment of liability in a suit by or in the right of the corporation or (b) in any other proceeding charging improper personal benefit to the director or officer, for a judgment of liability on the basis that the director or officer improperly received a personal benefit. In addition, the Virginia Act permits a corporation to reimburse a director or officer for, or advance to a director or officer, reasonable expenses if (a) the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, (b) the director furnishes a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Article 10 of the Virginia Act. In addition, Article 9 of the Virginia Act provides limitations on damages payable by officers and directors in any proceeding brought by or in the right of the corporation or by or on behalf of shareholders, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.



     Article V of CSXT's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of CSXT who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of CSXT) by reason of the fact that he or she is or was a director or officer of CSXT, or is or was serving CSXT or any other legal entity in any capacity at the request of CSXT, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law. Under CSXT's Amended and Restated Articles of Incorporation, service as a director or officer of a legal entity controlled by CSXT, including NYC Newco, is deemed service at the request of CSXT. As a result, the mandatory indemnification provisions of CSXT's Amended and Restated Articles of Incorporation would apply to a director or officer of CSXT in connection with service as a director or officer of NYC Newco. Article V of CSXT's Amended and Restated Articles of Incorporation also permits indemnification, to the same or a lesser extent as the foregoing mandatory provisions, of any other person who serves as an officer or director of a CSXT subsidiary, including the directors and officers of NYC Newco. In addition,
Article VII of CSX's Amended and Restated Articles of Incorporation provides for mandatory indemnification of officers of CSX in connection with service as an officer or director of any legal entity controlled by CSX Corporation, or "CSX," including NYC Newco.



     CSXT's Amended and Restated Articles of Incorporation also provide that, in every instance permitted under the Virginia Act in effect from time to time, the liability of a director or officer of CSXT to CSXT or CSXT's shareholders arising out of a single transaction, occurrence or course of conduct will be limited to one dollar.


     The indemnification provisions of Article V of CSXT's Amended and Restated Articles of Incorporation are not exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than CSXT or NYC Newco, as applicable, and indemnification under policies of insurance purchased and maintained by CSXT or

NYC Newco, as applicable, or others. The officers and directors of each of CSXT and NYC Newco are covered by the standard policy of officers' and directors' liability insurance maintained by CSX.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE NUMBER OR
EXHIBIT                                                                    INCORPORATION BY
  NO.                            DESCRIPTION                                 REFERENCE TO
-------   ---------------------------------------------------------   ---------------------------
  2.1     Form of Distribution Agreement by and among CSX             Filed herewith.
          Corporation, CSX Transportation, Inc., CSX Rail Holding
          Corporation, CSX Northeast Holding Corporation, New York
          Central Lines LLC, Norfolk Southern Corporation, Norfolk
          Southern Railway Company, Pennsylvania Lines LLC, Conrail
          Inc., Green Acquisition Corp., Consolidated Rail
          Corporation, CRR Holdings LLC, NYC Newco, Inc. and PRR
          Newco, Inc.
  2.2     Form of Transaction Agreement Amendment by and among CSX    Filed herewith.
          Corporation, CSX Transportation, Inc., Norfolk Southern
          Corporation, Norfolk Southern Railway Company, Conrail
          Inc., Consolidated Rail Corporation and CRR Holdings LLC.
  2.3     Form of Tax Allocation Agreement by and among Green         Filed herewith.
          Acquisition Corp., Conrail, Inc., Consolidated Rail
          Corporation, Pennsylvania Lines LLC and New York Central
          Lines LLC.
  3.1     Amended and Restated Articles of Incorporation of CSX       Incorporated by reference
          Transportation, Inc.                                        to Exhibit 3.1 to CSX
                                                                      Transportation, Inc.'s
                                                                      Annual Report on Form 10-K
                                                                      for the fiscal year ended
                                                                      December 29, 1995, filed
                                                                      with the SEC on March 8,
                                                                      1996.
  3.2     Bylaws, as amended, of CSX Transportation, Inc.             Incorporated herein by
                                                                      reference to Exhibit 3.2 to
                                                                      CSX Transportation, Inc.'s
                                                                      Annual Report on Form 10-K
                                                                      for the fiscal year ended
                                                                      December 26, 2003, filed
                                                                      with the SEC on March 10,
                                                                      2004.
  3.3     Articles of Incorporation of NYC Newco, Inc.                Previously filed.
  3.4     Bylaws of NYC Newco, Inc.                                   Previously filed.
  4.1     Form of Indenture for Senior Securities, by and among NYC   Previously filed.
          Newco, Inc., as Issuer, CSX Transportation, Inc., as
          Guarantor, and The Bank of New York, as Trustee.
  4.2     Form of 9 3/4% Global Note due 2020.                        Previously filed.
  4.3     Form of 7 7/8% Global Note due 2043.                        Previously filed.
  4.4     In accordance with Item 601(b)(4)(iii) of Regulation S-K,   N/A
          copies of instruments of CSXT and its subsidiaries with
          respect to the rights of holders of long-term debt not
          being registered herein are not filed herewith, or
          incorporated by reference, but will be furnished to the
          Commission upon request.
  5.1     Opinion of Wachtell, Lipton, Rosen & Katz, special          Filed herewith.
          counsel to CSX Transportation, Inc. and NYC Newco, Inc.
 12.1     Computation of Ratio of Earnings to Fixed Charges for CSX   Filed herewith.
          Transportation, Inc. and Subsidiaries.
 23.1     Consent of Ernst & Young LLP.                               Filed herewith.
 23.2     Consent of Ernst & Young LLP and KPMG LLP, Independent      Filed herewith.
          Auditors.
 23.3     Consent of Ellen M. Fitzsimmons, Esq.                       Included in Exhibit 5.1.

                                                                            PAGE NUMBER OR
EXHIBIT                                                                    INCORPORATION BY
  NO.                            DESCRIPTION                                 REFERENCE TO
-------   ---------------------------------------------------------   ---------------------------
 23.4     Consent of Wachtell, Lipton, Rosen & Katz.                  Included in Exhibit 5.2.
 24.1     Powers of Attorney.                                         Previously filed.
 25.1     Statement of Eligibility and Qualification on Form T-1 of   Previously filed.
          The Bank of New York, as trustee under the Indenture for
          the 9 3/4% Notes due 2020 and the 7 7/8% Notes due 2043.
 99.1     Form of Consent and Letter of Transmittal.                  Filed herewith.
 99.2     Form of Notice of Guaranteed Delivery.                      Filed herewith.
 99.3     Form of Client Letter.                                      Filed herewith.
 99.4     Form of Letter to Brokers, Dealers, Commercial Banks,       Filed herewith.
          Trust Companies and Other Nominees.
 99.5     Guidelines for Certification of Taxpayer Identification     Filed herewith.
          Number on Substitute Form W-9.
 99.6     Indenture, dated as of May 1, 1990, between Consolidated    Filed herewith.
          Rail Corporation and J.P. Morgan Trust Company, National
          Association, as successor to Bank One Trust Company,
          N.A., a national banking corporation, which was successor
          in interest to The First National Bank of Chicago, a
          national banking association.
 99.7     Conrail Supplemental Indenture, dated as of August 25,      Previously filed.
          1998, between Consolidated Rail Corporation and J.P.
          Morgan Trust Company, National Association, as successor
          to Bank One Trust Company, N.A., a national banking
          corporation, which was successor in interest to The First
          National Bank of Chicago, a national banking association.


ITEM 22.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

     (a)(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (a)(2) To deliver or cause to be delivered with the prospectus and consent solicitation statement, to each person to whom the prospectus and consent solicitation statement is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and consent solicitation statement and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus and consent solicitation statement, to deliver, or cause to be delivered to each person to whom the prospectus and consent solicitation statement is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus and consent solicitation statement to provide such interim financial information.

     (a)(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) To respond to requests for information that are incorporated by reference into the prospectus and consent solicitation statement pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.


     (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 21st day of May, 2004.


                                          CSX TRANSPORTATION, INC.

                                          By:    /s/ CAROLYN T. SIZEMORE
                                            ------------------------------------
                                            Name: Carolyn T. Sizemore
                                            Title: Vice-President and Controller

                                          NYC NEWCO, INC.

                                          By:    /s/ CAROLYN T. SIZEMORE
                                            ------------------------------------
                                            Name: Carolyn T. Sizemore
                                            Title: Vice-President and Controller


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                      TITLE                      DATE
                   ---------                                      -----                      ----
                       *                           Chairman of the Board, President      May 21, 2004
------------------------------------------------   and Chief Executive Officer of CSX
                Michael J. Ward                    Transportation, Inc. (Principal
                                                   Executive Officer)

                       *                           Executive Vice President, Chief       May 21, 2004
------------------------------------------------   Financial Officer and Director of
                  Oscar Munoz                      CSX Transportation, Inc. (Principal
                                                   Financial Officer)

            /s/ CAROLYN T. SIZEMORE                Vice President and Controller of      May 21, 2004
------------------------------------------------   CSX Transportation, Inc. (Principal
              Carolyn T. Sizemore                  Accounting Officer)

                       *                           Director of CSX Transportation,       May 21, 2004
------------------------------------------------   Inc.
               Clarence W. Gooden

                       *                           President of NYC Newco, Inc.          May 21, 2004
------------------------------------------------   (Principal Executive Officer)
              Ellen M. Fitzsimmons

            /s/ CAROLYN T. SIZEMORE                Vice President and Controller of      May 21, 2004
------------------------------------------------   NYC Newco, Inc. (Principal
              Carolyn T. Sizemore                  Accounting Officer)

                   SIGNATURE                                      TITLE                      DATE
                   ---------                                      -----                      ----
                       *                           Vice President and Director of NYC    May 21, 2004
------------------------------------------------   Newco, Inc. (Principal Financial
                 David A. Boor                     Officer)

                       *                           Vice President and Director of NYC    May 21, 2004
------------------------------------------------   Newco, Inc.
                Peter J. Shudtz

                       *                           Vice President and Director of NYC    May 21, 2004
------------------------------------------------   Newco, Inc.
               Nathan D. Goldman

*By:           /s/ CAROLYN T. SIZEMORE
      ------------------------------------------
                 Carolyn T. Sizemore
                   Attorney-in-fact
                 Dated: May 21, 2004

                                 EXHIBIT INDEX


                                                                            PAGE NUMBER OR
EXHIBIT                                                                    INCORPORATION BY
  NO.                            DESCRIPTION                                 REFERENCE TO
-------   ---------------------------------------------------------   ---------------------------
  2.1     Form of Distribution Agreement by and among CSX             Filed herewith.
          Corporation, CSX Transportation, Inc., CSX Rail Holding
          Corporation, CSX Northeast Holding Corporation, New York
          Central Lines LLC, Norfolk Southern Corporation, Norfolk
          Southern Railway Company, Pennsylvania Lines LLC, Conrail
          Inc., Green Acquisition Corp., Consolidated Rail
          Corporation, CRR Holdings LLC, NYC Newco, Inc. and PRR
          Newco, Inc.
  2.2     Form of Transaction Agreement Amendment by and among CSX    Filed herewith.
          Corporation, CSX Transportation, Inc., Norfolk Southern
          Corporation, Norfolk Southern Railway Company, Conrail
          Inc., Consolidated Rail Corporation and CRR Holdings LLC.
  2.3     Form of Tax Allocation Agreement by and among Green         Filed herewith.
          Acquisition Corp., Conrail, Inc., Consolidated Rail
          Corporation, Pennsylvania Lines LLC and New York Central
          Lines LLC.
  3.1     Amended and Restated Articles of Incorporation of CSX       Incorporated by reference
          Transportation, Inc.                                        to Exhibit 3.1 to CSX
                                                                      Transportation, Inc.'s
                                                                      Annual Report on Form 10-K
                                                                      for the fiscal year ended
                                                                      December 29, 1995, filed
                                                                      with the SEC on March 8,
                                                                      1996.
  3.2     Bylaws, as amended, of CSX Transportation, Inc.             Incorporated herein by
                                                                      reference to Exhibit 3.2 to
                                                                      CSX Transportation, Inc.'s
                                                                      Annual Report on Form 10-K
                                                                      for the fiscal year ended
                                                                      December 26, 2003, filed
                                                                      with the SEC on March 10,
                                                                      2004.
  3.3     Articles of Incorporation of NYC Newco, Inc.                Previously filed.
  3.4     Bylaws of NYC Newco, Inc.                                   Previously filed.
  4.1     Form of Indenture for Senior Securities, by and among NYC   Previously filed.
          Newco, Inc., as Issuer, CSX Transportation, Inc., as
          Guarantor, and The Bank of New York, as Trustee.
  4.2     Form of 9 3/4% Global Note due 2020.                        Previously filed.
  4.3     Form of 7 7/8% Global Note due 2043.                        Previously filed.
  4.4     In accordance with Item 601(b)(4)(iii) of Regulation S-K,   N/A
          copies of instruments of CSXT and its subsidiaries with
          respect to the rights of holders of long-term debt not
          being registered herein are not filed herewith, or
          incorporated by reference, but will be furnished to the
          Commission upon request.
  5.1     Opinion of Wachtell, Lipton, Rosen & Katz, special          Filed herewith.
          counsel to CSX Transportation, Inc. and NYC Newco, Inc.
 12.1     Computation of Ratio of Earnings to Fixed Charges for CSX   Filed herewith.
          Transportation, Inc. and Subsidiaries.
 23.1     Consent of Ernst & Young LLP.                               Filed herewith.
 23.2     Consent of Ernst & Young LLP and KPMG LLP, Independent      Filed herewith.
          Auditors.
 23.3     Consent of Ellen M. Fitzsimmons, Esq.                       Included in Exhibit 5.1.
 23.4     Consent of Wachtell, Lipton, Rosen & Katz.                  Included in Exhibit 5.2.
 24.1     Powers of Attorney.                                         Previously filed.

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
                                                                            PAGE NUMBER OR
EXHIBIT                                                                    INCORPORATION BY
  NO.                            DESCRIPTION                                 REFERENCE TO
-------   ---------------------------------------------------------   ---------------------------
 25.1     Statement of Eligibility and Qualification on Form T-1 of   Previously filed.
          The Bank of New York, as trustee under the Indenture for
          the 9 3/4% Notes due 2020 and the 7 7/8% Notes due 2043.
 99.1     Form of Letter of Consent/Transmittal.                      Filed herewith.
 99.2     Form of Notice of Guaranteed Delivery.                      Filed herewith.
 99.3     Form of Client Letter.                                      Filed herewith.
 99.4     Form of Letter to Brokers, Dealers, Commercial Banks,       Filed herewith.
          Trust Companies and Other Nominees.
 99.5     Guidelines for Certification of Taxpayer Identification     Filed herewith.
          Number on Substitute Form W-9.
 99.6     Indenture, dated as of May 1, 1990, between Consolidated    Filed herewith.
          Rail Corporation and J.P. Morgan Trust Company, National
          Association, as successor to Bank One Trust Company,
          N.A., a national banking corporation, which was successor
          in interest to The First National Bank of Chicago, a
          national banking association.
 99.7     Conrail Supplemental Indenture, dated as of August 25,      Previously filed.
          1998, between Consolidated Rail Corporation and J.P.
          Morgan Trust Company, National Association, as successor
          to Bank One Trust Company, N.A., a national banking
          corporation, which was successor in interest to The First
          National Bank of Chicago, a national banking association.